As filed with the Securities and Exchange Commission on August 12, 1996
                                                          Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                              SILGAN HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

          Delaware                   3441; 3085                 06-1269834
(State or other jurisdiction      (Primary Standard          (I.R.S. Employer
      of incorporation         Industrial Classification  Identification Number)
      or organization)               Code Numbers)


                                4 Landmark Square
                           Stamford, Connecticut 06901
                                 (203) 975-7110
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)


                               Harley Rankin, Jr.
                              Silgan Holdings Inc.
                                4 Landmark Square
                           Stamford, Connecticut 06901
                                 (203) 975-7110
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                        Copies of all communications to:

                            Frank W. Hogan, III, Esq.
                       Winthrop, Stimson, Putnam & Roberts
                                Financial Centre
                              695 East Main Street
                                  P.O. Box 6760
                             Stamford, CT 06904-6760
                                 (203) 348-2300

                              --------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.[ ]

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                  Proposed Maximum      Proposed Maximum
          Title of Each Class of              Amount to be       Offering Price Per    Aggregate Offering    Amount of Registration
        Securities to be Registered          Registered<F1>           Share<F2>             Price<F2>                 Fee
- ------------------------------------------------------------------------------------------------------------------------------------
Exchangeable Preferred Stock                     90,000              $1,000.00            $90,000,000               $31,035
====================================================================================================================================

<F1> The amount of Exchangeable  Preferred  Stock,  par value $.01 per share, of the Registrant (the "New Preferred Stock"), to be registered is comprised of the sum of (x) the maximum number of shares of New Preferred Stock that may be issued pursuant to the offer of the Registrant to exchange its outstanding Exchangeable Preferred Stock for an equal amount of New Preferred Stock and (y) the maximum number of additional shares of New Preferred Stock that may be issued to the holders of New Preferred Stock in payment of dividends thereon pursuant to the Certificate of Designation therefor.

<F2> Determined  solely for the purposes of calculating the  registration fee in accordance with Rule 457(f)(2) promulgated under the Securities Act of 1933, as amended.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              SILGAN HOLDINGS INC.

     Cross Reference Sheet Pursuant to Rule 404(a) of the Securities Act of 1933 and Item 501(b) of Regulation S-K, showing the Location or Heading in the Prospectus of the Information Required by Part I of Form S-4.

S-4 Item Number and Caption               Location or Heading in Prospectus
- ---------------------------               ---------------------------------

A.  Information About the Transaction

  1.  Forepart of the Registration
      Statement and Outside Front
      Cover Page of Prospectus.........   Facing Page of Registration Statement;
                                          Cross Reference Sheet; Cover Page of
                                          Prospectus

  2.  Inside Front and Outside Back
      Cover Pages of Prospectus........   Available Information; Information
                                          Incorporated by Reference; Table of
                                          Contents

  3.  Risk Factors, Ratio of Earnings
      to Fixed Charges and Other
      Information......................   Summary; Risk Factors; Capitalization;
                                          Selected Historical and Pro Forma
                                          Financial Information

  4.  Terms of the Transaction.........   Summary; The Exchange Offer;
                                          Description of New Preferred Stock;
                                          Certain United States Federal Income
                                          Tax Considerations

  5.  Pro Forma Financial Information..   Summary; Capitalization; Selected
                                          Historical and Pro Forma Financial
                                          Information; Management's Discussion
                                          and Analysis of Financial Condition
                                          and Results of Operations;
                                          Consolidated Financial Statements

  6.  Material Contacts with the
      Company Being Acquired...........   Not Applicable

  7.  Additional Information Required
      for Reoffering by Persons and
      Parties Deemed to be
      Underwriters.....................   Not Applicable

  8.  Interests of Named Experts and
      Counsel..........................   Certain Transactions; Legal Matters;
                                          Experts

  9.  Disclosure of Commission
      Position on Indemnification for
      Securities Act Liabilities.......   Not Applicable


B.  Information About the Registrant

 10.  Information With Respect to S-3
      Registrants......................   Not Applicable

 11.  Incorporation of Certain
      Information by Reference.........   Not Applicable

 12.  Information With Respect to S-2
      or S-3 Registrants...............   Not Applicable

S-4 Item Number and Caption               Location or Heading in Prospectus
- ---------------------------               ---------------------------------

 13.  Incorporation of Certain
      Information by Reference.........   Not Applicable

 14.  Information With Respect to
      Registrants Other Than S-3
      or S-2 Registrants...............   Facing Page of Registration Statement;
                                          Cover Page of Prospectus; Available
                                          Information; Information Incorporated
                                          by Reference; Summary; Risk Factors;
                                          The Exchange Offer; Capitalization;
                                          Selected Historical and Pro Forma
                                          Financial Information; Management's
                                          Discussion and Analysis of Financial
                                          Condition and Results of Operations;
                                          Business; Management; Securities
                                          Ownership of Certain Beneficial Owners
                                          and Management; Certain Transactions;
                                          Description of New Preferred Stock;
                                          Description of Exchange Debentures;
                                          Description of Certain Holdings
                                          Indebtedness; Description of Certain
                                          Silgan Indebtedness; Certain United
                                          States Federal Income Tax
                                          Consideration; Plan of Distribution;
                                          Consolidated Financial Statements


C.  Information About the Company
    Being Acquired

 15.  Information With Respect to S-3
      Companies........................   Not Applicable

 16.  Information With Respect to S-2
      or S-3 Companies.................   Not Applicable

 17.  Information With Respect to
      Companies Other Than S-2 or
      S-3 Companies....................   Not Applicable


D.  Voting and Management Information

 18.  Information if Proxies, Consents
      or Authorizations are to be
      Solicited........................   Not Applicable

 19.  Information if Proxies, Consents
      or Authorizations are not to
      be Solicited, or in an Exchange
      Offer............................   Not Applicable

                              Silgan Holdings Inc.

                              --------------------

                                OFFER TO EXCHANGE

                                 ALL OUTSTANDING
                          EXCHANGEABLE PREFERRED STOCK
                           MANDATORILY REDEEMABLE 2006
                    (EXCHANGEABLE AT THE OPTION OF HOLDINGS)

                                       FOR

                        NEW EXCHANGEABLE PREFERRED STOCK
                           MANDATORILY REDEEMABLE 2006
                    (EXCHANGEABLE AT THE OPTION OF HOLDINGS)

                              --------------------

                               THE EXCHANGE OFFER
                  WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                      ON ____________, 1996 UNLESS EXTENDED

                              --------------------

         Silgan Holdings Inc., a Delaware corporation ("Holdings"), hereby offers upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its outstanding Exchangeable Preferred Stock (the "Old Preferred Stock") for an equal amount of newly issued New Exchangeable Preferred Stock (the "New Preferred Stock"). The form and terms of the New
Preferred Stock will be the same as the form and terms of the Old Preferred Stock except that the New Preferred Stock will be registered under the Securities Act of 1933, as amended (the "Securities Act"), and will not bear legends restricting the transfer thereof. The New Preferred Stock will be entitled to the benefits of the Silgan Holdings Inc. Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 13-1/4% Cumulative Exchangeable Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof, filed with the Secretary of State of the State of Delaware on July 22, 1996, governing the Preferred Stock (the "Certificate of Designation"). The New Preferred Stock and the Old Preferred Stock are sometimes referred to herein as the "Preferred Stock."

         Dividends on the New Preferred Stock will be cumulative from the date of issuance and are payable quarterly in cash or, on or prior to July 15, 2000, at the option of Holdings, in additional shares of New Preferred Stock, on each January 15, April 15, July 15 and October 15, commencing on October 15, 1996. If additional shares of New Preferred Stock are issued in lieu of cash dividends, such shares will be registered under the Securities Act. Holdings is required to redeem the New Preferred Stock at the liquidation preference of $1,000 per share, plus accrued and unpaid dividends on July 15, 2006. The New Preferred Stock will be redeemable, in whole or in part, at the option of Holdings, at any time on or after July 15, 2000. The New Preferred Stock will be exchangeable, in whole but not in part, at the option of Holdings, into Subordinated Debentures due July 15, 2006 (the "Exchange Debentures"). If issued, the Exchange Debentures will be redeemable, in whole or in part, at the option of Holdings, at any time on or after July 15, 2000.

                            (Continued on next page)

        SEE "RISK FACTORS" AT PAGE 23 FOR A DISCUSSION OF CERTAIN RISKS
                THAT SHOULD BE CONSIDERED BY ELIGIBLE HOLDERS IN
                         EVALUATING THE EXCHANGE OFFER.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROPSECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

         Holdings will accept for exchange any and all shares of Old Preferred Stock which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on _________________, 1996 (if and as extended, the "Expiration Date"). Tenders of shares of Old Preferred Stock may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum number of shares of Old Preferred Stock being tendered for exchange.

         Based on a previous interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters to third parties, Holdings believes that the shares of New Preferred Stock issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchases such shares of New Preferred Stock directly from Holdings to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of Holdings (within the meaning of Rule 405 under the Securities Act)) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder or any other such person is acquiring the shares of New Preferred Stock in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the shares of New Preferred Stock. Holders of shares of Old Preferred Stock wishing to accept the Exchange Offer must represent to Holdings that such conditions have been met.

         Each broker-dealer that receives shares of New Preferred Stock for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such shares of New Preferred Stock. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter," within the meaning of the Securities Act, in connection with resales of shares of New Preferred Stock received in exchange for shares of Old Preferred Stock where such shares of Old Preferred Stock were acquired by such broker-dealer as a result of market-making activities or other trading activities. Holdings has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

         Holdings believes that none of the registered holders of the shares of Old Preferred Stock is an affiliate (as such term is defined in Rule 405 under the Securities Act) of Holdings. Prior to this Exchange Offer, there has been no public market for the shares of Old Preferred Stock. Holdings does not intend to list the shares of New Preferred Stock on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the shares of New Preferred Stock will develop. To the extent that a market for the shares of New Preferred Stock does develop, the market value of the shares of New Preferred Stock will depend on market conditions (including yields on alternative investments), general economic conditions, Holdings' financial condition and other conditions. Such conditions may cause the New Preferred Stock, to the extent that it is actively traded, to trade at a significant discount from its liquidation value. Holdings has not entered into any arrangement or understanding with any person to distribute the shares of New Preferred Stock to be received in the Exchange Offer.

         Holdings will not receive any proceeds from the Exchange Offer. Holdings has agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

               The date of this Prospectus is ____________, 1996.

                            -------------------------

         THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST ADDRESSED TO SILGAN HOLDINGS INC., 4 LANDMARK SQUARE, STAMFORD, CT 06901, ATTENTION: CHIEF FINANCIAL OFFICER (TELEPHONE NUMBER (203) 975-7110). IN ORDER TO INSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY ______________, 1996.



                              -------------------

                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----

              Available Information..................................    4
              Information Incorporated by Reference..................    4
              Summary................................................    6
              Risk Factors...........................................   23
              The Exchange Offer.....................................   32
              Capitalization.........................................   40
              Selected Historical and Pro Forma
                 Financial Information...............................   42
              Management's Discussion and Analysis of
                 Financial Condition and Results of Operations.......   49
              Business...............................................   64
              Management.............................................   77
              Securities Ownership of Certain Beneficial
                 Owners and Management...............................   82
              Certain Transactions...................................   83
              Description of New Preferred Stock.....................   85
              Description of Exchange Debentures.....................  113
              Description of Certain Holdings Indebtedness...........  134
              Description of Certain Silgan Indebtedness.............  134
              Certain United States Federal Income Tax
                 Considerations......................................  143
              Plan of Distribution...................................  153
              Legal Matters..........................................  153
              Experts................................................  154
              Index to Consolidated Financial Statements.............  F-1


                              --------------------

         No person is authorized in connection with any offering made hereby to give any information or to make any representation other than as contained in this Prospectus or the accompanying Letter of Transmittal, and, if given or made, such information or representation must not be relied upon as having been authorized by Holdings. Neither this Prospectus nor the accompanying Letter of Transmittal or both together constitute an offer to sell or a solicitation of an offer to buy any security other than the shares of New Preferred Stock offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby to any person in any jurisdiction in which it is unlawful to make such offer or solicitation to such person. Neither the delivery of this Prospectus or the accompanying Letter of Transmittal or both together, nor any sale made hereunder, shall under any circumstances imply that the information contained herein is correct as of any date subsequent to the date hereof.


                              AVAILABLE INFORMATION

         Holdings has filed with the Commission a Registration Statement on Form S-4 under the Securities Act with respect to the shares of New Preferred Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to Holdings and the shares of New Preferred Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof. Holdings is and has been subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Summary financial information with respect to Holdings is contained in Holdings' Exchange Act reports. The Registration Statement (and the exhibits and schedules thereto), as well as the periodic reports and other information filed by Holdings with the Commission, may be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 75 Park Place, New York, New York 10007 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its public reference facilities in New York, New York and Chicago, Illinois at the prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, such as Holdings, that file electronically with the Commission. The address of such Web site is "http://www.sec.gov". Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                      INFORMATION INCORPORATED BY REFERENCE

         The following documents have been filed by Holdings with the Commission and are hereby incorporated by reference and made a part of this Prospectus:

1. Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 33-28409).

2. Annual Report on Form 10-K/A-1 for the fiscal year ended December 31, 1995 (File No. 33- 28409).

3. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995 (File No. 33- 28409).

4. Current Report on Form 8-K dated August 14, 1995, as amended by Amendment to Current Report on Form 8-K/A dated October 16, 1995 (File No. 33-28409).

5.   Current Report on Form 8-K dated May 31, 1996 (File No. 33-28409).

6.   Current Report on Form 8-K dated August 2, 1996 (File No. 33-28409).

         All documents subsequently filed by Holdings with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into the Registration Statement of which this Prospectus is a part and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Holdings hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, upon oral or written request of such person, a copy of any and all information that has been incorporated by reference into this Prospectus (not including exhibits to the information unless such exhibits are specifically incorporated by reference into such information). Requests for information should be addressed to: Silgan Holdings Inc., 4 Landmark Square, Stamford, CT 06901, Attention:
Chief Financial Officer (Telephone Number (203) 975-7110).


         Until ______________, 1996 (90 days after the date of the Exchange Offer), all dealers offering transactions in the shares of New Preferred Stock, whether or not participating in the Exchange Offer, may be required to deliver a Prospectus.

                                     SUMMARY

         The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus as well as the information appearing in the documents incorporated by reference herein. Unless the context otherwise requires, the term "Company" means the combined business operations of Holdings and its subsidiaries; and the term "Silgan" means Silgan Corporation, a Delaware corporation and a wholly owned subsidiary of Holdings. Certain of the information contained in this summary and elsewhere in this Prospectus, including information under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and information with respect to the Company's expected operations, cost savings, plans and strategy for its business and related financing, are forward-looking statements. For a discussion of important factors that could cause actual results to differ materially from the forward-looking statements, see "Risk Factors."


                                   The Company

         The Company is a major manufacturer of a broad range of (i) steel and aluminum containers for human and pet food and (ii) custom designed plastic containers for health, personal care, food, beverage, pharmaceutical and household chemical products in North America. Silgan has grown rapidly since its inception in 1987 primarily as a result of strategic acquisitions, but also through internally generated growth. In 1995, the Company had net sales of approximately $1.1 billion and, on a pro forma basis after giving effect to the acquisition of substantially all of the assets of the Food Metal and Specialty business ("AN Can") of American National Can Company ("ANC"), would have had net sales of approximately $1.4 billion. The Company operates through two operating companies, Silgan Containers Corporation ("Containers") and Silgan Plastics Corporation ("Plastics"). Management estimates that Containers is currently the sixth largest can producer and the largest manufacturer of metal food containers in North America. In 1995, Containers sold approximately 28% of all metal food containers used in the United States, and on a pro forma basis after giving effect to the acquisition of AN Can, would have sold approximately 36% of all metal food containers sold in the United States. Plastics is one of the leading manufacturers of custom designed, high density polyethylene ("HDPE") and polyethylene terephthalate ("PET") containers sold in North America for health and personal care products. The principal executive offices of Holdings are located at 4 Landmark Square, Stamford, Connecticut 06901, telephone number
(203) 975-7110.

         Metal Container Business. In 1995, Containers had net sales of approximately $882.3 million (representing 80% of the Company's total net sales) and, on a pro forma basis after giving effect to the acquisition of AN Can, would have had net sales of approximately $1.2 billion (representing 84% of the Company's total pro forma net sales). On a pro forma basis after giving effect to the acquisition of AN Can, Containers has realized compound annual unit sales growth in excess of 16% since 1987, despite the relative maturity of the U.S. food can industry. Types of metal containers manufactured by Containers include those for vegetables, fruit, meat, tomato based products, coffee, soup, seafood, evaporated milk, infant formula and pet food. Containers has agreements (the "Nestle Supply Agreements") with Nestle Food Company ("Nestle") pursuant to which Containers supplies a majority of Nestle's metal container requirements, and an agreement (the "DM Supply Agreement") with Del Monte Corporation ("Del Monte") pursuant to which Containers supplies substantially all of Del Monte's metal container requirements. In addition to Nestle and Del Monte, Containers has multi-year supply arrangements with other customers. The Company estimates that approximately 80% of Containers' sales in 1996 will be pursuant to such supply agreements and arrangements. See "Business--Sales and Marketing." Containers also manufacturers and sells certain specialty packaging items, including metal caps and closures, plastic bowls and paper containers primarily used by processors and packagers in the food industry. In 1995, on a pro forma basis after giving effect to the acquisition of AN Can, the Company would have had net sales of specialty items of approximately $83.6 million.

         Containers' strategy has been growth through acquisition followed by the integration and rationalization of the acquired businesses with Containers' operations, realization of cost synergies as a result of such acquisitions, and investment in the acquired assets, all aimed at achieving and maintaining a low cost position. Since the acquisition in 1987 of Nestle's metal container manufacturing division ("Nestle Can"), Containers has spent approximately $298 million for the acquisition of additional can manufacturing facilities and equipment and has invested approximately $131 million in its acquired manufacturing facilities. Containers acquired the U.S. metal container manufacturing business ("DM Can") of Del Monte in December 1993 and AN Can from ANC in August 1995, enabling the Company to diversify its customer base and geographic presence in North America. See "Business--Company History." Containers has achieved a low cost position, primarily through low production costs and capital investments that have generated manufacturing and production efficiencies and by exploiting the favorable geographic location of its plants. To further enhance its low cost position, Containers has realized cost reduction opportunities through plant rationalizations and cost synergies resulting from its acquisitions. Since 1991, Containers has closed eight smaller, higher cost metal container facilities, including five facilities that were closed in 1995 as a result of the integration of DM Can. The closure of the five facilities in 1995 resulted in a reduction in indirect costs of approximately $7.0 million. The Company believes that the acquisition of AN Can will enable it to realize further cost savings from plant rationalizations, from production and manufacturing synergies from the combined operations and from the integration of the selling and administrative operations of AN Can into Containers. As a result of Containers' ability to integrate its acquired businesses and realize cost savings and synergies from combining the acquired businesses with Containers' operations, Containers has been able to successfully make acquisitions that have allowed it to more than triple its overall share of the food can segment in terms of unit sales, from a share of approximately 10% in 1987 to a share of approximately 36% in 1995, on a pro forma basis after giving effect to the acquisition of AN Can.

         Plastic Container Business. In 1995, Plastics had net sales of approximately $219.6 million (representing 16% of the Company's pro forma net sales). HDPE containers manufactured by Plastics include personal care containers for shampoos, conditioners, hand creams, lotions, cosmetics and toiletries, household chemical containers for scouring cleaners, cleaning agents and lawn and garden chemicals and pharmaceutical containers for tablets, laxatives and eye cleaning solutions. Plastics manufactures PET custom containers for mouthwash, liquid soap, skin care lotions, gastrointestinal and respiratory products, salad dressings, condiments, instant coffees, premium water and liquor. Many of the containers manufactured by Plastics are recyclable. See "Business--Products."

         Plastics has grown primarily by strategic acquisition. From a sales base of $89 million in 1987, Plastics' sales have grown at a compound annual rate of 12%. See "Business--Company History." While many of Plastics' larger competitors that manufacture extrusion blow-molded plastic containers employ technology oriented to large bottles and long production runs, Plastics has focused on mid-sized, extrusion blow-molded plastic containers requiring special decoration and shorter production runs. Plastics emphasizes value-added design, fabrication and decoration of custom containers. Plastics is aggressively pursuing opportunities in custom designed PET and HDPE containers for which the market has been growing principally due to consumer preferences for plastic containers. Management believes that PET custom containers are replacing glass containers for products such as mouthwash, salad dressing, peanut butter and liquor, and that Plastics is well positioned because of its technologically advanced equipment to respond to opportunities for future growth in the rigid plastic container market.

         Since 1993, Plastics' earnings before depreciation, interest, taxes and amortization have increased 56% to $27.5 million in 1995. Plastics has achieved this increase through a consolidation and rationalization program for its facilities, significant capital investments to improve its manufacturing and production efficiencies, increased unit sales volume, and lower selling, general and administrative expenses. Management of Plastics intends to continue to focus on expanding its market share and on improving its operating margins by pursuing further cost reduction opportunities.

         Operating Strategy. The Company's overall strategy is to continue to improve its profitability by further lowering its operating costs and continuing to increase its share of the North American packaging market through selective, synergistic acquisitions and investments in internally generated opportunities. The Company will continue to focus on lowering operating costs and improving its margins, primarily by continuing to rationalize its operations, realize cost synergies and manufacturing and production efficiencies, maintain low production costs, reduce its general and administrative expenses as a percentage of sales, invest in technologically advanced manufacturing and production processes and exploit the favorable geographic locations of its plants. In pursuing its growth strategy, the Company intends to focus particular attention on those rigid metal and plastic container segments where it believes operating synergies are likely.

         Financing Strategy. In order to improve its operating and financing flexibility, the Company has been active in refinancing its higher cost indebtedness with lower cost indebtedness. In 1995, the Company entered into a new credit facility in connection with the AN Can acquisition. With borrowings of $200 million thereunder, Holdings repurchased and redeemed an aggregate of $204.1 million principal amount of Holdings' 13-1/4% Senior Discount Debentures due 2002 (the "Discount Debentures"), which will result in $9.9 million of annual cash interest savings and $18.3 million of current cash tax savings as a result of the deduction by the Company of the accreted interest amount on the retired Discount Debentures. In July 1996, Holdings completed a private offering (the "Private Offering") of the Old Preferred Stock, for aggregate gross proceeds of $50.0 million. A portion of the net proceeds from the Private Offering (approximately $35.8 million) was used by Holdings to purchase its Class B Common Stock, par value $.01 per share (the "Holdings Class B Stock"), held by Mellon Bank N.A. ("Mellon"), as trustee for First Plaza Group Trust ("First Plaza"), at a lower cost than the cost at which Holdings could have purchased such shares in the future. The remaining net proceeds from the Private Offering will be used to redeem $12.0 million principal amount of Discount Debentures on August 26, 1996. As a result of this redemption, the Company will realize additional annual cash interest expense savings of $1.6 million and current tax benefits of $1.2 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Capital Resources and Liquidity."

                               The Exchange Offer


The Exchange Offer................     Holdings  is  offering  to  exchange  one
                                       share  of New  Preferred  Stock  for each
                                       share  of Old  Preferred  Stock  that  is
                                       properly  tendered  and  accepted  in the
                                       Exchange  Offer.  Holdings will issue the
                                       New Preferred  Stock on or promptly after
                                       the  Expiration  Date.  There are  50,000
                                       shares    of    Old    Preferred    Stock
                                       outstanding. See "The Exchange Offer."

Resale of New Preferred Stock.....     Based on an  interpretation  by the staff
                                       of the  Commission set forth in no-action
                                       letters    issued   to   third   parties,
                                       including    "Exxon   Capital    Holdings
                                       Corporation"  (available  May 13,  1988),
                                       "Morgan   Stanley  &  Co.   Incorporated"
                                       (available  June  5,  1991),   "Mary  Kay
                                       Cosmetics,   Inc."   (available  June  5,
                                       1991), "Warnaco, Inc." (available October
                                       11,   1991)  and  "K-III   Communications
                                       Corp."  (available  May  14,  1993),  the
                                       Company   believes  that  shares  of  New
                                       Preferred  Stock  issued  pursuant to the
                                       Exchange  Offer in exchange for shares of
                                       Old  Preferred  Stock may be offered  for
                                       resale,  resold and otherwise transferred
                                       by any  holder  thereof  (other  than any
                                       such holder  which is an  "affiliate"  of
                                       the  Company  within the  meaning of Rule
                                       405 under  the  Securities  Act)  without
                                       compliance  with  the   registration  and
                                       prospectus  delivery  provisions  of  the
                                       Securities Act, provided that such shares
                                       of New  Preferred  Stock are  acquired in
                                       the ordinary  course of such  holder's or
                                       any other such person's business and that
                                       such  holder or any other such person has
                                       no arrangement or understanding  with any
                                       person to participate in the distribution
                                       of such  shares of New  Preferred  Stock.
                                       Under   no    circumstances    may   this
                                       Prospectus be used for an offer to resell
                                       or  other  retransfer  of  shares  of New
                                       Preferred  Stock.  In the event  that the
                                       Company's  belief is inaccurate,  holders
                                       of  shares  of New  Preferred  Stock  who
                                       transfer shares of New Preferred Stock in
                                       violation  of  the  prospectus   delivery
                                       provisions  of  the  Securities  Act  and
                                       without an  exemption  from  registration
                                       thereunder     may    incur     liability
                                       thereunder.  The Company  does not assume
                                       or   indemnify   holders   against   such
                                       liability.  The  Exchange  Offer  is  not
                                       being made to, nor will  Holdings  accept
                                       surrenders for exchange from,  holders of
                                       shares of Old Preferred  Stock (i) in any
                                       jurisdiction  in which the Exchange Offer
                                       or the
                                       acceptance   thereof   would  not  be  in
                                       compliance  with the  securities  or blue
                                       sky laws of such  jurisdiction or (ii) if
                                       any  holder  is  engaged  or  intends  to
                                       engage  in  a  distribution  of  the  New
                                       Preferred Stock. Each  broker-dealer that
                                       receives  shares of New  Preferred  Stock
                                       for  its  own  account  in  exchange  for
                                       shares of Old Preferred Stock, where such
                                       shares  of  Old   Preferred   Stock  were
                                       acquired  by  such   broker-dealer  as  a
                                       result  of  market-making  activities  or
                                       other    trading     activities,     must
                                       acknowledge   that  it  will   deliver  a
                                       prospectus in connection  with any resale
                                       of such  shares of New  Preferred  Stock.
                                       The  Company  has not  entered  into  any
                                       arrangement  or  understanding  with  any
                                       person to  distribute  the  shares of New
                                       Preferred  Stock  to be  received  in the
                                       Exchange    Offer.     See    "Plan    of
                                       Distribution."

Expiration  Date..................     The  Exchange  Offer will  expire at 5:00
                                       p.m.,    New   York   City    time,    on
                                       ______________,  1996 unless extended, in
                                       which  case  the term  "Expiration  Date"
                                       shall  mean the  latest  date and time to
                                       which  the  Exchange  Offer is  extended.
                                       Holdings will accept for exchange any and
                                       all  Old   Preferred   Stock   which  are
                                       properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The shares of New
                                       Preferred Stock issued pursuant to the Exchange Offer will be delivered on or promptly after the Expiration Date.

Conditions to the Exchange Offer..     The Company may  terminate  the  Exchange
                                       Offer if it  determines  that its ability
                                       to proceed with the Exchange  Offer could
                                       be  materially  impaired due to any legal
                                       or  governmental  action,  any  new  law,
                                       statute,   rule   or   regulation,    any
                                       interpretation   by  the   staff  of  the
                                       Commission of any existing law,  statute,
                                       rule  or  regulation  or the  failure  to
                                       obtain   any   necessary   approvals   of
                                       governmental   agencies   or  holders  of
                                       shares  of  Old  Preferred   Stock.   The
                                       Company   does  not  expect  any  of  the
                                       foregoing conditions to occur, although there can be no assurance that such conditions will not occur.

Procedures  for  Tendering
Old Preferred Stock...............     Each  holder  of  Old   Preferred   Stock
                                       wishing to  participate  in the  Exchange
                                       Offer  must  complete,  sign and date the
                                       Letter  of  Transmittal,  or a  facsimile
                                       thereof,    in   accordance    with   the
                                       instructions    contained    herein   and
                                       therein,  and mail or  otherwise  deliver
                                       such  Letter  of  Transmittal,   or  such
                                       facsimile,
                                       together  with such Old  Preferred  Stock
                                       and any other required  documentation  to
                                       Fleet National Bank as transfer agent for
                                       the   Preferred   Stock  (the   "Transfer
                                       Agent") at the address set forth  herein.
                                       By executing  the Letter of  Transmittal,
                                       each  holder will  represent  to Holdings
                                       that,   among  other   things,   the  New
                                       Preferred Stock acquired  pursuant to the
                                       Exchange  Offer is being  obtained in the
                                       ordinary course of business of the person
                                       receiving   such  New  Preferred   Stock,
                                       whether   or  not  such   person  has  an
                                       arrangement or understanding with any person to participate in the distribution of such New Preferred Stock, and that neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company.

Special Procedures for
Beneficial Owners.................     Any beneficial  owner whose Old Preferred
                                       Stock  is  registered  in the  name  of a
                                       broker,  dealer,  commercial  bank, trust
                                       company or other  nominee  and who wishes
                                       to tender such Old Preferred Stock in the
                                       Exchange   Offer   should   contact  such
                                       registered  holder  promptly and instruct
                                       such registered holder to tender such Old
                                       Preferred   Stock   on  such   beneficial
                                       owner's behalf.  If such beneficial owner
                                       wishes to tender such Old Preferred Stock
                                       on such  owner's own  behalf,  such owner
                                       must,  prior to completing  and executing
                                       the Letter of Transmittal  and delivering
                                       its  Old  Preferred  Stock,  either  make
                                       appropriate   arrangements   to  register
                                       ownership of the Old  Preferred  Stock in
                                       such  owner's  name or obtain a  properly
                                       completed  bond power from the registered
                                       holder.   The   transfer  of   registered
                                       ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

Guaranteed Delivery Procedures....     Holders of Old  Preferred  Stock who wish
                                       to tender their Old  Preferred  Stock and
                                       whose   Old   Preferred   Stock   is  not
                                       immediately   available   or  who  cannot
                                       deliver their Old Preferred  Stock or the
                                       Letter  of  Transmittal  to the  Transfer
                                       Agent prior to the Expiration  Date, must
                                       tender   their   Old   Preferred    Stock
                                       according  to  the  guaranteed   delivery
                                       procedures  set  forth  in "The  Exchange
                                       Offer-- Guaranteed Delivery Procedures."

Withdrawal Rights.................     Tenders  of Old  Preferred  Stock  may be
                                       withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration
                                       Date.

Certain Federal Income Tax
Considerations....................     For  a  discussion  of  certain   federal
                                       income tax considerations relating to the exchange of the New Preferred Stock for the Old Preferred Stock, as well as the ownership of the New Preferred Stock and, if applicable, the Exchange Debentures, see "Certain United States Federal Income
                                       Tax Considerations."

Transfer Agent....................     Fleet National Bank is the Transfer Agent
                                       for the Exchange Offer. Its telephone number is (401) 278- 3760. The address of the Transfer Agent is as set forth in "The Exchange Offer--Transfer Agent."

                             The New Preferred Stock

Securities Offered................     50,000   shares   of   New   Exchangeable
                                       Preferred Stock.

Dividends.........................     Dividends  are  cumulative at 13-1/4% per
                                       annum, and are payable  quarterly in cash
                                       or,  on or prior to July 15,  2000 at the
                                       sole option of  Holdings,  in  additional
                                       shares of New Preferred Stock, on January
                                       15,  April 15,  July 15 and  October  15,
                                       commencing October 15, 1996. Dividends on
                                       the New  Preferred  Stock will accrue and
                                       be  cumulative  from the date of issuance
                                       thereof.   See  "Certain   United  States
                                       Federal Income Tax Considerations." If by
                                       July 22, 1997 the New Preferred Stock has
                                       not   been    exchanged    for   Exchange
                                       Debentures,  the dividend rate on the New
                                       Preferred Stock will increase by 0.5% per
                                       annum  to   13-3/4%   per  annum  of  the
                                       liquidation  preference  per share of New
                                       Preferred   Stock  until  such   exchange
                                       occurs.

Liquidation Preference............     $1,000 per share, plus accrued and unpaid
                                       dividends.

Voting............................     Holders of the New  Preferred  Stock will
                                       have no voting  rights except as provided
                                       by  law  and  as  provided  in  Holdings'
                                       Restated   Certificate  of  Incorporation
                                       (the "Certificate of  Incorporation")  or
                                       in the Certificate of Designation. In the
                                       event  that  dividends  are not  paid for
                                       four consecutive quarters or upon certain
                                       other events (including failure to comply
                                       with  covenants  and  failure  to pay the
                                       mandatory  redemption  price  when  due),
                                       then the number of directors constituting
                                       Holdings'  Board  of  Directors  will  be
                                       adjusted  to permit  the  holders  of the
                                       majority   of   the   then    outstanding
                                       Preferred Stock,  voting  separately as a
                                       class, to elect the number of
                                       directors that is equal to the greater of
                                       (i)  one  and  (ii)  the   whole   number
                                       obtained  (rounding  down to the  nearest
                                       whole number) by (a)  multiplying  1/6 by
                                       the  number of  directors  then in office
                                       and (b) adding one.  The  Certificate  of
                                       Incorporation  provides  that  even  if a
                                       majority  of the  directors  of  Holdings
                                       vote in favor of an action, the directors
                                       elected by either of the Holdings Class A
                                       Stock   (as   defined   in    "Securities
                                       Ownership  of Certain  Beneficial  Owners
                                       and Management--Certain Beneficial Owners
                                       of  Holdings'   Capital  Stock")  or  the
                                       Holdings Class B Stock could block such action. See "Description of New Preferred
                                       Stock--Voting Rights."

Mandatory
Redemption........................     Holdings  is  required  to redeem the New
                                       Preferred Stock on July 15, 2006 (subject
                                       to  the  legal   availability   of  funds
                                       therefor) at a redemption price equal to the liquidation preference, plus accrued and unpaid dividends to the redemption date. See "Description of New Preferred
                                       Stock--Mandatory Redemption."

Optional Redemption...............     On  or  after  July  15,  2000,  the  New
                                       Preferred  Stock  is  redeemable,  at the
                                       option of Holdings,  in whole or in part,
                                       at  the   redemption   prices  set  forth
                                       herein, plus accrued and unpaid dividends
                                       to the redemption  date. In addition,  at
                                       any  time,  or from  time to time,  on or
                                       prior to July 15, 2000,  Holdings may, at
                                       its option, redeem all (but not less than
                                       all)  of  the   outstanding   shares   of
                                       Preferred  Stock  at a  redemption  price
                                       equal   to   110%   of  the   liquidation
                                       preference  thereof,   plus  accrued  and
                                       unpaid dividends to the redemption date, with the proceeds of one or more sales of common stock. See "Description of New
                                       Preferred Stock--Optional Redemption."

Ranking...........................     The Preferred  Stock will rank (i) senior
                                       to all common  stock of  Holdings  and to
                                       all  other   capital  stock  of  Holdings
                                       unless the terms of such stock  expressly
                                       provide  that it ranks  senior to or on a
                                       parity with the Preferred Stock;  (ii) on
                                       a  parity  with  any  capital   stock  of
                                       Holdings  the  terms of  which  expressly
                                       provide  that  it will  rank on a  parity
                                       with  the  Preferred   Stock;  and  (iii)
                                       junior to all  capital  stock of Holdings
                                       the terms of which expressly provide that
                                       such  stock  will  rank   senior  to  the
                                       Preferred  Stock.  As of the date of this
                                       Prospectus,
                                       all outstanding capital stock of Holdings
                                       ranks junior to the Preferred  Stock. See
                                       "Description     of     New     Preferred
                                       Stock--Ranking."

Optional Exchange
Feature...........................     The Preferred Stock is exchangeable  into
                                       Exchange  Debentures  at any  time at the
                                       option of  Holdings,  in whole but not in
                                       part,  subject to (i) such exchange being
                                       permitted  under  Holdings'  and Silgan's
                                       instruments   and  agreements   governing
                                       their indebtedness,  including the Silgan
                                       Credit  Agreement  (as  defined  in "Risk
                                       Factors--High  Leverage;   Deficiency  in
                                       Stockholders'  Equity")  and the Discount
                                       Debentures Indenture (as defined in "Risk
                                       Factors--Ability  of Holdings to Pay Cash
                                       Dividends and Cash  Interest"),  and (ii)
                                       the conditions  therefor described in the
                                       Certificate    of    Designation    being
                                       satisfied.   See   "Description   of  New
                                       Preferred     Stock--    Exchange"    and
                                       "Description of Exchange Debentures."

Certain
Covenants.........................     The  Certificate of Designation  contains
                                       certain  covenants  which,   among  other
                                       things,  will  restrict  the  ability  of
                                       Holdings and its Restricted  Subsidiaries
                                       (as  defined  under  "Description  of New
                                       Preferred Stock--Certain Definitions") to
                                       incur  additional  indebtedness and issue
                                       preferred  stock;  pay  dividends or make
                                       distributions in respect of their capital
                                       stock;  purchase,   redeem  or  otherwise
                                       acquire  for  value   shares  of  capital
                                       stock;  make any  voluntary  or  optional
                                       principal   payments  or   voluntary   or
                                       optional     redemption,      repurchase,
                                       defeasance   or  other   acquisition   or
                                       retirement  for  value of any  securities
                                       junior to the New Preferred  Stock;  make
                                       investments    in   any    affiliate   or
                                       Unrestricted Subsidiary (as defined under
                                       "Description     of     New     Preferred
                                       Stock--Certain Definitions") of Holdings;
                                       enter into transactions with shareholders
                                       or affiliates; create restrictions on the
                                       ability  of  Restricted  Subsidiaries  of
                                       Holdings to make certain payments;  issue
                                       or sell stock of Restricted Subsidiaries;
                                       engage in sales of assets;  and engage in
                                       mergers    or     consolidations.     See
                                       "Description     of     New     Preferred
                                       Stock--Certain Covenants."

Change of Control.................     Upon a Change of Control  (as  defined in
                                       "Description     of     New     Preferred
                                       Stock--Certain Definitions"), Holdings is
                                       required to make an offer to purchase the
                                       shares of Preferred Stock at a
                                       purchase  price  equal  to 101% of  their
                                       liquidation preference,  plus accrued and
                                       unpaid dividends to the date of purchase.
                                       See   "Description   of   New   Preferred
                                       Stock--Change of Control."

                            The Exchange Debentures

Exchange Debentures...............     Subordinated Debentures due July 15, 2006
                                       in an aggregate principal amount equal to
                                       the aggregate liquidation  preference of,
                                       and accrued but unpaid  dividends on, the
                                       Preferred   Stock   outstanding   on  the
                                       Exchange Date (as defined in "Description of New Preferred Stock--Exchange").

Interest;
Interest Payment Dates............     Each   Exchange   Debenture   will   bear
                                       interest at the dividend rate in effect with respect to the New Preferred Stock on the date the Exchange Debentures are issued from the Exchange Date or from the most recent interest payment date to which interest has been paid or provided for. Interest will be payable on January
                                       15 and July 15 of each year, commencing with the first of such dates to occur after the Exchange Date. On or prior to July 15, 2000, Holdings may pay interest on the Exchange Debentures by issuing additional Exchange Debentures.

Optional Redemption...............     On or after July 15,  2000,  the Exchange
                                       Debentures  will  be  redeemable,  at the
                                       option of Holdings,  in whole or in part,
                                       at  the   redemption   prices  set  forth
                                       herein,  plus accrued and unpaid interest
                                       to the redemption  date. In addition,  at
                                       any  time,  or from  time to time,  on or
                                       prior to July 15, 2000,  Holdings may, at
                                       its option, redeem all (but not less than
                                       all) outstanding Exchange Debentures at a
                                       redemption  price  equal  to  110% of the
                                       principal  amount  thereof,  plus accrued
                                       and  unpaid  interest  to the  redemption
                                       date,  with the  proceeds  of one or more
                                       sales of common stock.  See  "Description
                                       of     Exchange      Debentures--Optional
                                       Redemption."

Ranking...........................     The   Exchange    Debentures    will   be
                                       subordinated  indebtedness  of  Holdings,
                                       subordinated  to the prior  payment  when
                                       due of the principal of, and premium,  if
                                       any, and accrued and unpaid  interest on,
                                       all    existing    and   future    Senior
                                       Indebtedness  (as defined in "Description
                                       of Exchange Debentures--  Subordination")
                                       of Holdings (including indebtedness
                                       under the Silgan Credit Agreement and the
                                       Discount  Debentures).  In addition,  the
                                       Exchange  Debentures  will be effectively
                                       subordinated     to    all    liabilities
                                       (including  trade  payables) of Holdings'
                                       subsidiaries.  As of March 31, 1996, on a
                                       pro forma  basis after  giving  effect to
                                       the  Refinancing  (as defined in "Summary
                                       Historical   and  Pro   Forma   Financial
                                       Information"),  Holdings  would  have had
                                       $831.1  million  of  Senior  Indebtedness
                                       (which   includes   $646.2   million   of
                                       indebtedness  of  Holdings'  subsidiaries
                                       that  is   guaranteed   by  Holdings  and
                                       includes the 11-3/4% Notes (as defined in
                                       "Risk Factors--Ability of Holdings to Pay
                                       Cash Dividends and Cash Interest")  which
                                       would become Senior  Indebtedness  upon a
                                       Holdings    Merger    (as    defined   in
                                       "Description     of     New     Preferred
                                       Stock--Certain  Definitions")  or similar
                                       transaction)  and Holdings'  subsidiaries
                                       would  have  had   $1,056.0   million  of
                                       indebtedness and other liabilities.

Certain Covenants.................     The  Exchange  Debenture   Indenture  (as
                                       defined  in   "Description   of  Exchange
                                       Debentures")    will   contain    certain
                                       covenants which, among other things, will
                                       restrict  the ability of Holdings and its
                                       Restricted    Subsidiaries    to    incur
                                       additional indebtedness; pay dividends or
                                       make  distributions  in  respect of their
                                       capital  stock;   purchase,   redeem,  or
                                       otherwise  acquire  for  value  shares of
                                       their capital  stock;  make any voluntary
                                       or   optional   principal   payments   or
                                       voluntary    or   optional    redemption,
                                       repurchase,     defeasance    or    other
                                       acquisition  or  retirement  for value of
                                       any    Indebtedness    (as   defined   in
                                       "Description     of     New     Preferred
                                       Stock--Certain Definitions") subordinated
                                       to   the   Exchange   Debentures;    make
                                       investments    in   any    affiliate   or
                                       Unrestricted   Subsidiary   of  Holdings;
                                       enter into transactions with shareholders
                                       or affiliates; create restrictions on the
                                       ability  of  Restricted  Subsidiaries  of
                                       Holdings to make certain payments;  issue
                                       or sell stock of Restricted Subsidiaries;
                                       engage in sales of assets;  and engage in
                                       mergers    or     consolidations.     See
                                       "Description          of         Exchange
                                       Debentures--Covenants."

Registration
Requirements......................     The Exchange Debentures may not be issued
                                       unless such issuance is registered under the Securities Act or is exempt from registration.

Change of Control.................     Upon a Change of Control,  Holdings  will
                                       be  required to make an offer to purchase
                                       the  Exchange  Debentures  at a  purchase
                                       price  equal to 101% of  their  principal
                                       amount  on the  date  of  purchase,  plus
                                       accrued  and unpaid  interest to the date
                                       of purchase. See "Description of Exchange
                                       Debentures - - Covenants - - Change    of
                                       Control."


                                  Risk Factors

         For a discussion of certain factors that should be considered in evaluating an investment in the New Preferred Stock, see "Risk Factors."

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

           The following summary historical and pro forma consolidated financial information of Holdings were derived from, and should be read in conjunction with, the historical financial statements and pro forma financial information of Holdings, including the notes thereto, that appear elsewhere in this Prospectus.

         The summary unaudited pro forma operating data and other data for the three months ended March 31, 1996 give effect to (i) the Private Offering and the use of the proceeds therefrom and (ii) the incurrence of $125 million of additional B term loans in July 1996 and $17.4 million of working capital loans in June 1996 under the Silgan Credit Agreement, as recently amended in May 1996, and the use of such proceeds to redeem a portion of the Discount Debentures (collectively, the "Refinancing"), as if such events had occurred as of January 1, 1996. Additionally, the summary unaudited pro forma balance sheet data at March 31, 1996 give effect to the Refinancing as if it had occurred as of such date.

         The summary unaudited pro forma operating data and other data for the fiscal year ended December 31, 1995 give effect to (i) the acquisition of AN Can, (ii) proceeds received under the Silgan Credit Agreement (which was entered into on August 1, 1995 and provided Silgan with $225 million of A term loans and $225 million of B terms loans and provided Containers and Plastics with a commitment of $225 million for working capital loans) which were used to finance the acquisition of AN Can, repay in full amounts owing under the Company's previous credit agreement and Silgan's Senior Secured Floating Rate Notes due 1997 (the "Secured Notes"), and repurchase $61.7 million principal amount at maturity of Discount Debentures, (iii) the Private Offering and the use of the proceeds therefrom and (iv) the incurrence of $125 million of additional B term loans in July 1996 and $17.4 million of working capital loans in June 1996 under the Silgan Credit Agreement and the use of such proceeds to redeem a portion of the Discount Debentures, as if such events had occurred as of January 1, 1995.

         The summary unaudited pro forma consolidated financial information for the three months ended March 31, 1996 and for the fiscal year ended December 31, 1995 assume the Refinancing occurred at the beginning of the periods presented. The amount necessary to purchase the Holdings Class B Stock held by Mellon increased over time. Because the Refinancing did not occur at the beginning of the periods presented and because the Discount Debentures accreted in value, the aggregate principal amount of the Discount Debentures outstanding after the Refinancing will be greater than the aggregate principal amount used to calculate interest expense in the pro forma consolidated financial information. Upon the completion of the Refinancing, there will be approximately $59.0 million aggregate principal amount of Discount Debentures that remain outstanding. As a result, actual interest expense of the Company will be greater than the interest expense reflected in the pro forma consolidated financial information.

         The unaudited pro forma financial information does not purport to represent what the Company's financial position or results of operations would actually have been if such events had in fact occurred as of such dates or at the beginning of the periods presented, or to project the Company's financial position or results of operations for any future date or period. The unaudited pro forma adjustments are based upon available information and upon certain assumptions that Holdings believes are reasonable. The unaudited pro forma financial data and accompanying notes should be read in conjunction with the unaudited pro forma condensed statements of operations and the historical financial information of Holdings, including notes thereto, included elsewhere in this Prospectus.

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION



                                                                                 Three Months ended March 31,
                                                                                 ----------------------------
                                                                          Pro Forma
                                                                            1996(a)            1996              1995
                                                                            ----              ------            -----
                                                                                      (Dollars in thousands)
                                                                                           (Unaudited)
Operating Data:
Net sales............................................................      $279,860         $279,860          $203,264
Cost of goods sold...................................................       243,314          243,314           174,265
                                                                            -------          -------           -------
Gross profit.........................................................        36,546           36,546            28,999
Selling, general and administrative expenses.........................        12,830           12,830            10,168
                                                                           --------          -------           -------
Income from operations...............................................        23,716           23,716            18,831
Interest expense and other related financing costs...................        20,556           22,573            17,251
                                                                          ---------          -------           -------
Income before income taxes...........................................         3,160            1,143             1,580
Income tax provision.................................................           900            1,000             3,000
                                                                          ---------        ---------          --------
Net income (loss)(b).................................................         2,260              143            (1,420)
Preferred stock dividend requirement.................................         1,656             --                --
                                                                           --------      -----------          --------
Net income (loss) applicable to common
    stockholders.....................................................     $     604       $      143        $   (1,420)
                                                                          =========       ==========        ==========

Ratio of earnings to fixed charges and preferred
    stock dividends(c)...............................................          1.06             1.05              1.09

Balance Sheet Data (at end of period):
Fixed assets.........................................................      $491,177         $491,177          $251,832
Total assets.........................................................       942,332          942,754           534,489
Total long-term debt.................................................       723,303          757,501           518,280
Cumulative exchangeable redeemable preferred
    stock of Holdings ($50 million liquidation value)................        50,000             --                --
Deficiency in stockholders' equity...................................      (215,797)        (179,661)         (159,418)

Other Data:
EBDITA(d)............................................................      $ 40,102         $ 40,102         $  28,033
EBDITA as a percentage of net sales..................................         14.3%            14.3%             13.8%
Capital expenditures.................................................        18,558           18,558             8,359
Depreciation and amortization(e).....................................        15,439           15,439             8,779



                                                                                                    (footnotes follow)

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION


                                                                        Year Ended December 31,
                                                                        -----------------------
                                           Pro Forma
                                            1995(a)        1995(f)       1994(g)      1993(g)         1992         1991(h)
                                            -------        -------       -------      -------         ----         -------
                                                                        (Dollars in thousands)
Operating Data:
Net sales..............................    $1,404,382    $1,101,905      $861,374     $645,468       $630,039      $678,211
Cost of goods sold.....................     1,234,862       970,491       748,290      571,174        554,972       605,185
                                            ---------     ---------       -------      -------        -------       -------
Gross profit...........................       169,520       131,414       113,084       74,294         75,067        73,026
Selling, general and administrative
    expenses...........................        57,360        46,848        37,997       32,495         32,809        33,733
Reduction in carrying value of assets(i)       14,745        14,745        16,729        --             --            --
                                           ----------       -------      --------   ----------       --------        ------
Income from operations.................        97,415        69,821        58,358       41,799         42,258        39,293
Interest expense and other related
    financing costs....................        77,925        80,710        65,789       54,265         57,091        55,996
Minority interest expense..............         --            --            --           --             2,745         3,889
                                         ------------     ---------     ---------   ----------       --------      --------
Income (loss) before income taxes......        19,490       (10,889)       (7,431)     (12,466)       (17,578)      (20,592)
Income tax provision...................         9,973         5,100         5,600        1,900          2,200         --
                                           ----------     ---------      --------     --------        -------       -------
Income (loss) before extraordinary
    charges and cumulative effect of
    changes in accounting principles...         9,517       (15,989)      (13,031)     (14,366)       (19,778)      (20,592)
                                            ----------   ----------      --------     --------        -------      --------
Extraordinary charges relating to early
    extinguishment of debt(b)..........         --           (5,817)        --          (1,341)       (23,597)        --
Cumulative effect of changes in
    accounting principles(j)...........         --            --            --          (6,276)          --           --
                                           ----------    ----------     ---------     --------        -------       -------
Net income (loss)......................         9,517       (21,806)      (13,031)     (21,983)       (43,375)      (20,592)
Preferred stock dividend requirement...         6,962         --            --           --             --            --
                                            ---------    ----------     ---------   ----------         ------        ------
Net income (loss) applicable to common
    stockholders.......................    $    2,555    $  (21,806)     $(13,031)    $(21,983)      $(43,375)     $(20,592)
                                           ==========    ==========      ========     ========       ========      ========
Deficiency of earnings available to cover
    fixed charges and preferred
    stock dividends(c).................    $    --       $   10,889      $  7,431     $ 12,466       $ 17,578      $ 20,592
Ratio of earnings to fixed charges and
    preferred stock dividends(c).......          1.14         --            --           --             --            --

Balance Sheet Data (at end of period):
Fixed assets...........................         --       $  487,301      $251,810     $290,395       $223,879      $230,501
Total assets...........................         --          900,046       504,292      497,633        389,035       390,693
Total long-term debt...................         --          750,873       510,763      505,718        383,232       315,461
Redeemable preferred stock of Silgan
    (minority interest of Holdings)....         --            --            --           --             --           27,878
Deficiency in stockholders' equity.....         --         (179,804)     (157,998)    (144,967)      (137,984)      (94,609)

Other Data:
EBDITA(d)..............................    $  173,314    $  132,428      $114,489     $ 76,095       $ 74,012      $ 72,141
EBDITA as a percentage of net sales....         12.3%         12.0%         13.3%        11.8%          11.7%         10.6%
Capital expenditures...................    $   54,890    $   51,897      $ 29,184     $ 42,480       $ 23,447      $ 21,834
Depreciation and amortization(e).......    $   57,932    $   45,388      $ 37,187     $ 33,818       $ 31,754      $ 32,848
Number of employees (at end of
    period)(k).........................         5,110         5,110         4,000        3,330          3,340         3,560



                                                                                                         (footnotes follow)

         Notes to Summary Historical and Pro Forma Financial Information

(a) For a detailed presentation of the pro forma results of operations of the Company for the three months ended March 31, 1996 and the year ended December 31, 1995, see the unaudited pro forma condensed statements of operations, including the notes thereto, included elsewhere in this Prospectus. For purposes of the pro forma financial information for the year ended December 31, 1995, balance sheet data is not included.

(b) The pro forma consolidated operating data for the three months ended March 31, 1996 and the year ended December 31, 1995 do not include an extraordinary charge, net of tax, that the Company expects to incur in the third quarter of 1996 of $1.7 million for the write-off of unamortized deferred financing costs related to the early redemption of the Discount Debentures. See "Capitalization." In addition, the pro forma consolidated operating data for the year ended December 31, 1995 does not include the historical extraordinary charge, net of taxes, incurred as a result of the early extinguishment of amounts owing under the Company's debt facilities.

(c) For purposes of computing the ratio of earnings to fixed charges and preferred stock dividends and the deficiency of earnings available to cover fixed charges and preferred stock dividends, earnings consist of income (loss) before income taxes plus fixed charges, excluding capitalized interest, and fixed charges consist of interest, whether expensed or capitalized, minority interest expense, amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized, such portion of rental expense that is representative of the interest factor and preferred stock dividends.

(d) "EBDITA" means consolidated net income before extraordinary charges, cumulative effect of changes in accounting principles and preferred stock dividends plus, to the extent reflected in the income statement for the period for which consolidated net income is to be determined, without duplication, (i) consolidated interest expense (including minority interest expense), (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) expenses relating to postretirement health care costs which amounted to $0.7 million and $0.2 million for the three months ended March 31, 1996 and 1995, respectively, and $1.7 million, $0.7 million and $0.5 million for the years ended December 31, 1995, 1994 and 1993, respectively, (vi) charges relating to the vesting of benefits under stock appreciation rights ("SARs") of $0.2 million for each of the three months ended March 31, 1996 and 1995, and $0.8 million and $1.5 million in 1995 and 1994, respectively, and (vii) the reduction in carrying value of assets of $14.7 million and $16.7 million in 1995 and 1994, respectively.
         EBDITA is being presented by the Company as a supplement to the discussion of the Company's operating income and cash flow from operations analysis because the Company believes that certain persons may find it to be useful in measuring the Company's performance and ability to service its debt. EBDITA is not a substitute for generally accepted accounting principles ("GAAP") operating and cash flow data.

(e) Depreciation and amortization excludes amortization of debt financing costs.

(f) On August 1, 1995, the Company acquired from ANC substantially all of the assets of ANC's Food Metal and Specialty business for a purchase price of $362.0 million (including the purchase from ANC of its St. Louis facility in May 1996 for $13.2 million). The acquisition was accounted for as a purchase transaction and the results of operations have been included with the Company's historical results from the acquisition date. See Note 3 to the Consolidated Financial Statements for the year ended December 31, 1995 included elsewhere in this Prospectus.

(g) On December 21, 1993, the Company acquired from Del Monte substantially all of the fixed assets and certain working capital of its container manufacturing business. The acquisition was accounted for as a purchase transaction and the results of operations have been included with the Company's historical results from the acquisition date. See "Business--Company History." See Note 3 to the Consolidated Financial Statements for the year ended December 31, 1995 included elsewhere in this Prospectus.

(h) On November 15, 1991, the Company sold its nonstrategic PET carbonated beverage bottle business. For 1991, sales from the PET carbonated beverage business were $33.4 million. See "Business--Company History."

(i) Based upon a review of its depreciable assets, the Company determined that certain adjustments were necessary to properly reflect net realizable values. In 1995, the Company recorded a write-down of $14.7 million for the excess of carrying value over estimated realizable value of machinery and equipment at existing facilities which had become underutilized due to excess capacity. In 1994, charges of $16.7 million were recorded which included $2.6 million to write-down the excess carrying value over estimated realizable value of various plant facilities held for sale and $14.1 million for technologically obsolete and inoperable machinery and equipment.

(j) During 1993, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers Accounting for Postretirement Benefits Other than Pensions," SFAS No. 109, "Accounting for Income Taxes" and SFAS No. 112, "Employers Accounting for Postemployment Benefits." The Company did not elect to restate prior years' financial statements for any of these pronouncements.

(k) The number of employees at December 31, 1995 includes approximately 1,400 employees who joined the Company on August 1, 1995 as a result of the acquisition by Containers of AN Can. The number of employees at December 31, 1993 excludes 650 employees who joined the Company on December 21, 1993 as a result of the acquisition by Containers of DM Can.

                                  RISK FACTORS

         An investment in the New Preferred Stock offered hereby involves a high degree of risk. The following risk factors, together with the other information set forth in this Prospectus and appearing in the documents incorporated by reference herein, should be considered when evaluating an investment in the New Preferred Stock.

High Leverage; Deficiency in Stockholders' Equity

         The Company is highly leveraged primarily as a result of the financing of the acquisitions of its metal and plastic container businesses and as a result of the issuance by Holdings in 1992 of its Discount Debentures. See "Business--Company History." Holdings has also guaranteed the obligations and liabilities of Silgan and its subsidiaries under the credit agreement dated as of August 1, 1995 among Silgan and certain of its subsidiaries, the lenders named therein (the "Banks"), Bankers Trust Company ("Bankers Trust"), as Administrative Agent and Co-Arranger, and Bank of America Illinois ("Bank of America"), as Documentation Agent and Co-Arranger, as amended (the "Silgan Credit Agreement"). See "Description of Certain Silgan Indebtedness--Description of the Silgan Credit Agreement." At March 31, 1996, on a pro forma basis after giving effect to the Refinancing (assuming that the Refinancing occurred as of such date), Holdings would have had approximately $831.1 million of total consolidated indebtedness and $50 million liquidation value of Preferred Stock. See "Capitalization." Also, as of March 31, 1996, Holdings' deficiency in stockholders' equity was $179.7 million and, on a pro forma basis after giving effect to the Refinancing, would have been $215.8 million. See "Capitalization." Additionally, Holdings' pro forma ratio of earnings to fixed charges and preferred stock dividends for the three months ended March 31, 1996 and the year ended December 31, 1995 were 1.06 and 1.14, respectively. A significant amount of the Company's cash flow must be used to service the Company's debt and cannot be used in the Company's business. Holdings' high level of indebtedness and deficiency in stockholders' equity pose substantial risks to holders of the Preferred Stock.

Ability of Holdings to Pay Cash Dividends and Cash Interest

         Cash dividends on the Preferred Stock (and cash interest payments on the Exchange Debentures, if issued) are payable commencing on October 15, 2000. The Silgan Credit Agreement permits Silgan to pay cash dividends and to advance funds to Holdings in order to enable Holdings to pay cash dividends on the Preferred Stock or cash interest on the Exchange Debentures, if issued, on or after the earlier of (i) the third anniversary of the issuance of the Old
Preferred  Stock and (ii) the  second  anniversary  of the  issuance  of the Old
Preferred Stock if Holdings has theretofore consummated a registered public offering of its common stock, in each case so long as no default under the Silgan Credit Agreement then exists or would result therefrom and the Company meets an interest coverage ratio test under the Silgan Credit Agreement. See "Description of Certain Silgan Indebtedness--Description of the Silgan Credit Agreement."

         In addition, under the indenture in respect of the Discount Debentures (the "Discount Debentures Indenture"), Holdings is permitted to pay cash dividends on the Preferred Stock only if amounts determined in accordance with the Discount Debentures Indenture are available for such payments. On a pro forma basis after giving effect to the Refinancing, as of March 31, 1996, Holdings would not have had any amount available under the Discount Debentures Indenture to pay cash dividends on the Preferred Stock. So long as Holdings does not have any amount available to it under the Discount Debentures Indenture to pay cash dividends, Holdings will be prohibited under the Discount Debentures Indenture from paying cash dividends on the Preferred Stock. The ability of Holdings to pay cash dividends on the Preferred Stock when required may depend upon the ability of Holdings to refinance the remaining

Discount Debentures. On a pro forma basis after giving effect to the Refinancing, there will be approximately $59.0 million principal amount of Discount Debentures outstanding. There can be no assurance that Holdings will be able to refinance the remaining Discount Debentures or that Holdings will be permitted to pay cash dividends on the Preferred Stock when required. The Discount Debentures Indenture does not limit payments of cash interest on the Exchange Debentures.

         Under the indenture (the "11-3/4% Notes Indenture") in respect of Silgan's 11-3/4% Senior Subordinated Notes due 2002 (the "11-3/4% Notes"), Silgan may pay cash dividends to Holdings (which would enable Holdings to pay cash dividends on the Preferred Stock (subject to the matters described in the preceding paragraph) or cash interest on the Exchange Debentures) only if certain financial tests are met. On a pro forma basis after giving effect to the Refinancing, as of March 31, 1996, the 11-3/4% Notes Indenture would not have permitted Silgan to pay cash dividends to Holdings to fund Holdings' payment of cash dividends (or interest) on the Preferred Stock (or, if issued, the Exchange Debentures). Accordingly, so long as Silgan cannot pay cash dividends to Holdings under the terms of the 11-3/4% Notes Indenture, Holdings may not be able to pay cash dividends on the Preferred Stock or cash interest on the Exchange Debentures. The ability of Silgan to pay cash dividends to Holdings to enable Holdings to pay cash dividends on the Preferred Stock or cash interest on the Exchange Debentures when required will depend upon the future performance of Silgan and its subsidiaries and may depend upon the ability of Silgan to refinance the remaining 11-3/4% Notes. There can be no assurance that Silgan will be able to refinance the 11-3/4% Notes or that Silgan will be permitted to pay cash dividends to Holdings to enable Holdings to pay cash dividends on the Preferred Stock or cash interest on the Exchange Debentures when required. Management believes that the cash dividend or cash interest obligations of Holdings with respect to the Preferred Stock or Exchange Debentures will be met by Silgan through cash generated by operations or borrowings or by Holdings through refinancings of its existing indebtedness or additional debt or equity financings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Capital Resources and Liquidity" and "Description of Certain Silgan Indebtedness."

         Under Delaware law, dividends on capital stock may only be paid from "surplus" or if there is no "surplus," from the corporation's net profits for the then current or the preceding fiscal year. The ability of Holdings to pay cash dividends on the Preferred Stock will require the availability of adequate "surplus," which is defined as the excess, if any, of Holdings' net assets (total assets less total liabilities) over its capital (generally the par value of its issued capital stock). There can be no assurance that adequate surplus will be available to pay cash dividends on the Preferred Stock or that, even if such surplus is available, Holdings will have sufficient cash to pay dividends on the Preferred Stock.

Ability of Silgan to Provide Financial Support to Holdings

         Holdings is not required to pay cash dividends on the Preferred Stock, or cash interest on the Exchange Debentures, if issued, until October 15, 2000. Since Holdings' only asset is its investment in Silgan, its ability to pay cash dividends on the Preferred Stock and cash interest on the Exchange Debentures may depend upon its receipt of funds paid by dividend or otherwise loaned, advanced or transferred by Silgan to Holdings. While Silgan has no legal obligation to make such funds available, it is expected that Silgan will do so if it then has sufficient funds available for such purpose and if it is then permitted to make such funds available to Holdings under its instruments and agreements governing its indebtedness. See "--Ability of Holdings to Pay Cash Dividends and Cash Interest" above. If sufficient funds to pay such dividends or interest are not generated by the operations of Silgan and its subsidiaries, Holdings or Silgan may seek to borrow or otherwise finance the amount of such payments or refinance the Preferred Stock or the Exchange Debentures. There can be no assurance that Holdings or Silgan will be able to borrow or otherwise finance such payments or refinance the Preferred Stock or the Exchange Debentures.

Holding Company Structure; Subordination

         Holdings is a holding company with no significant assets other than its investment in Silgan. The operations of Holdings are conducted through Silgan's operating subsidiaries, Containers and Plastics, each of which is a wholly owned subsidiary of Silgan. Therefore, Holdings' ability to pay cash dividends on the Preferred Stock when cash dividends are required to be paid, to redeem the Preferred Stock as required and to pay interest on, and repay the principal amount at maturity of, the Exchange Debentures, if issued, is largely dependent upon the future performance and the cash flow of such operating subsidiaries, which will be subject to prevailing economic conditions and to financial, business and other factors (including the state of the economy and the financial markets, demand for the products of the Company, costs of raw materials, legislative and regulatory changes and other factors beyond the control of such operating subsidiaries) affecting the business and operations of such operating subsidiaries. Silgan and its subsidiaries are legally distinct from Holdings and have no obligation, contingent or otherwise, to pay amounts due with respect to the Preferred Stock or the Exchange Debentures or to make funds available for such payments. Because Silgan and its subsidiaries do not guarantee the obligations of Holdings under the Preferred Stock or the Exchange Debentures, claims of holders thereof effectively will be subordinated to the claims of creditors of Silgan and its subsidiaries, including claims of the Banks pursuant to the Silgan Credit Agreement, which is guaranteed directly by all of the operating subsidiaries of Silgan, claims of holders of the 11-3/4% Notes and claims of trade creditors, except to the extent that Holdings may be a creditor with recognized claims against Silgan or such subsidiaries. At March 31, 1996, on a pro forma basis after giving effect to the Refinancing (assuming that the Refinancing occurred as of such date), Silgan and its subsidiaries would have had $1,056.0 million of indebtedness and other liabilities.

         All existing and future liabilities of Holdings (including the Discount Debentures) will generally have priority as to the assets of Holdings over the claims of the holders of the Preferred Stock. The Exchange Debentures, if and when issued, will be subordinate in right of payment to the prior payment in full of the Discount Debentures and all other existing and future Senior Indebtedness (including Holdings' guaranty of the Silgan Credit Agreement). Consequently, in the event of Holdings' bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up, or upon acceleration of certain of Holdings' indebtedness, the holders of Holdings' indebtedness (or holders of Senior Indebtedness in the case of the Exchange Debentures, including the Banks and the holders of the Discount Debentures) must be paid in full before holders of the Preferred Stock or the Exchange Debentures may be paid. Although the Certificate of Designation and the Exchange Debenture Indenture impose certain limitations on Holdings' and its subsidiaries' ability to incur additional indebtedness, Holdings and its subsidiaries are not prohibited from incurring additional indebtedness (including Senior Indebtedness). See "Description of New Preferred Stock--Certain Covenants" and "Description of Exchange Debentures-- Covenants." At March 31, 1996, on a pro forma basis after giving effect to the Refinancing (assuming that the Refinancing occurred as of such date), Holdings would have had $1,108.1 million of total consolidated liabilities (excluding the Preferred Stock) and $831.1 million of Senior Indebtedness (including the 11-3/4% Notes which would become Senior Indebtedness upon a Holdings Merger or similar transaction).

         In the event Holdings and Silgan are combined pursuant to a Holdings Merger or any similar transaction between Holdings and Silgan, all existing and future indebtedness of the resulting entity, including indebtedness under the Silgan Credit Agreement, the 11-3/4% Notes and the Discount Debentures, will generally have priority as to the assets of the resulting entity over claims of the holders of the Preferred Stock and all Senior Indebtedness would have priority over the Exchange Debentures. As a result, in the event of the resulting entity's bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up, or upon acceleration of certain indebtedness of the resulting entity, holders of indebtedness (or Senior Indebtedness in the case of the Exchange Debentures) must be paid in full before holders of the Preferred Stock or Exchange Debentures may be paid. A Holdings Merger or any similar transaction between Holdings and Silgan is not permitted under the Silgan Credit Agreement so long as any of the Discount Debentures are outstanding.

Ability of the Company to Incur Additional Indebtedness

         Although the Silgan Credit Agreement limits the incurrence by the Company of additional indebtedness, the 11-3/4% Notes, the Discount Debentures, the Preferred Stock and, if issued, the Exchange Debentures permit, subject to certain limitations, the incurrence by Holdings and its subsidiaries of a substantial amount of additional indebtedness, including additional Senior Indebtedness and other indebtedness that would be effectively senior to the Preferred Stock and the Exchange Debentures. The Preferred Stock and the Exchange Debentures also permit Silgan and its subsidiaries to incur indebtedness the holders of which would have priority as to the assets of Silgan and its subsidiaries over claims of holders of the Preferred Stock and the Exchange Debentures, if, after giving effect to the incurrence of such indebtedness, Silgan's Interest Coverage Ratio (as defined under "Description of the New Preferred Stock--Certain Definitions") is at least 1.75 to 1. For the twelve month period ended March 31, 1996 on a pro forma basis after giving effect to the Refinancing, Silgan's Interest Coverage Ratio would have been 2.4 to 1. See "Description of New Preferred Stock" and "Description of the Exchange Debentures." The Company may make additional acquisitions in the future and may finance such acquisitions with additional indebtedness, including Senior Indebtedness, as permitted under its instruments and agreements governing its indebtedness.

Refinancing Risk

         Under the Silgan Credit Agreement, Containers and Plastics have available to them up to $225 million of revolving loans which may be borrowed, repaid and reborrowed from time to time until December 31, 2000, on which date all such revolving loans mature and are payable in full. As of March 31, 1996, on a pro forma basis after giving effect to the Refinancing (assuming that the Refinancing occurred as of such date), there were $219.5 million of A term loans outstanding under the Silgan Credit Agreement, which A term loans are payable in installments through December 31, 2000, and there were $347.3 million of B term loans outstanding under the Silgan Credit Agreement, which B term loans are payable in installments through March 15, 2002. See "Description of Certain Silgan Indebtedness-- Description of Silgan Credit Agreement." Additionally, the 11-3/4% Notes ($135 million) mature on June 15, 2002 and the Discount Debentures that remain outstanding after the Refinancing (approximately $59.0 million) mature on December 15, 2002.

         The Company will have to refinance a substantial amount of its indebtedness prior to December 31, 2000. The Company's ability to do so will depend on, among other things, its financial condition at the time, the restrictions in the instruments governing its indebtedness, including the Silgan Credit Agreement, the Discount Debentures Indenture, the 11-3/4% Notes Indenture, the Preferred Stock and, if applicable, the Exchange Debenture Indenture, and other factors, including market conditions, which are beyond the control of the Company. There can be no assurance that the Company will be able to refinance any of such indebtedness, and if the Company is unable to effect such refinancings, the Company's ability to make payments of cash dividends on, or payments in respect of the mandatory redemption of, the Preferred Stock or cash interest and principal payments on the Exchange Debentures, if issued, would be adversely affected. In addition, the Preferred Stock and, if issued, the Exchange

Debentures, permit the Company to incur a substantial amount of additional indebtedness, which may mature and need to be refinanced prior to the mandatory redemption date for the Preferred Stock or the maturity date of the Exchange Debentures, if issued.

Restrictive Covenants under Financing Agreements

         In connection with the incurrence of their indebtedness, Holdings and Silgan have entered into instruments and agreements governing such indebtedness (the "Financing Agreements"), which Financing Agreements contain numerous covenants, including financial and operating covenants, certain of which are quite restrictive. In particular, certain financial covenants under the Silgan Credit Agreement become more restrictive over time in anticipation of scheduled debt amortization and improved operating results. Such covenants also affect, and in many respects limit or prohibit, among other things, the ability of the Company to incur additional indebtedness, create liens, sell assets, engage in mergers and acquisitions, make certain capital expenditures and pay dividends. For a description of such covenants, see "Description of Certain Holdings Indebtedness" and "Description of Certain Silgan Indebtedness."

         The ability of the Company to satisfy such covenants and its other obligations (including scheduled reductions of its indebtedness under the Silgan Credit Agreement and its obligations under the 11-3/4% Notes, the Discount Debentures, the Preferred Stock and, if issued, the Exchange Debentures) depends upon, among other things, the future financial performance of Silgan and its subsidiaries, which will be subject to prevailing economic conditions and to financial, business and other factors (including the state of the economy and the financial markets, demand for the products of the Company, costs of raw materials, legislative and regulatory changes and other factors beyond the control of the Company) affecting the business and operations of Silgan and its subsidiaries.

         The factors described above could adversely affect the Company's ability to meet its financial obligations, including its obligations to holders of the Preferred Stock or the Exchange Debentures, if issued. These factors could also limit the ability of the Company to take advantage of business and investment opportunities and to effect financings and could otherwise restrict corporate activities.

         Management believes that the Company will be able to comply with the financial covenants and other restrictions in the Financing Agreements and that it will have sufficient cash flow available from operations to meet its obligations; however, there can be no assurance of such compliance or of the availability of sufficient cash flow. If the Company anticipates that it will be unable to comply with covenants in any Financing Agreement or that its cash flow will be insufficient to meet its debt service, dividend and other operating needs, the Company might be required to seek amendments or waivers to its Financing Agreements, refinance its debts or dispose of assets. There can be no assurance that any such action could be effected on satisfactory terms or would be permitted under the terms of the Financing Agreements. In the event of a default under the terms of any of the Financing Agreements, the obligees thereunder would be permitted to accelerate the maturity of such obligations and cause defaults under other obligations of the Company. Such defaults could be expected to delay or preclude payment of dividends on, or the redemption price of, the Preferred Stock and interest on, or the principal of, the Exchange Debentures, if issued.

Supply Agreements with Customers

         The Nestle Supply Agreements and the DM Supply Agreement provide Containers with a potential market for a substantial portion of its can output during the terms of these agreements. In 1995, approximately 21% of the Company's sales were to Nestle and approximately 15% of the Company's sales were to Del Monte. On a pro forma basis after giving effect to the acquisition of AN Can in 1995, approximately 17% and 11% of the Company's sales would have been to Nestle and Del Monte, respectively. See "Business--Sales and Marketing."

         Under the Nestle Supply Agreements that were extended through 2001 (representing approximately 70% of the Company's 1995 unit sales to Nestle), Nestle has the right to receive competitive bids under narrowly limited circumstances, and Containers has the right to match any such bids. If Containers matches a competitive bid, it may result in reduced sales prices to Nestle with respect to the cans that are the subject of such competitive bid. In the event that Containers chooses not to match a competitive bid, Nestle may purchase cans from the competitive bidder at the competitive bid price for the term of the bid. The Company cannot predict the effect, if any, of such bids upon its financial condition or results of operations. The Company is currently engaged in discussions with Nestle regarding the extension beyond 2001 of the term for a majority of the can requirements under these Nestle Supply Agreements in return for certain price concessions by the Company. On a pro forma basis after giving effect to the acquisition of AN Can, such can requirements would have represented approximately 6% of the Company's 1995 sales. See "Business--Sales and Marketing."

         The term of the other Nestle Supply Agreements expires in August 1997 (representing approximately 30% of the Company's 1995 unit sales to Nestle). The Company has commenced discussions with Nestle with respect to the continuation beyond 1997 of the other Nestle Supply Agreements, which would have represented approximately 6% of the Company's sales in 1995 on a pro forma basis after giving effect to the acquisition of AN Can. Although the Company intends to make every effort to extend these Nestle Supply Agreements on reasonable terms and conditions, there can be no assurance that these Nestle Supply Agreements will be extended or that they will be extended on terms favorable to the Company. See "Business--Sales and Marketing."

         Under the DM Supply Agreement, beginning in December 1998 Del Monte may, under certain circumstances, receive proposals with terms more favorable than those under the DM Supply Agreement from independent commercial can manufacturers for the supply of containers of a type and quality similar to the metal containers that Containers furnishes to Del Monte, which proposals shall be for the remainder of the term of the DM Supply Agreement and for 100% of the annual volume of containers at one or more of Del Monte's canneries. Containers has the right to retain the business subject to its meeting the terms and conditions of such competitive proposal, which could result in lower sales prices to Del Monte with respect to the containers that are the subject of such competitive proposal. See "Business--Sales and Marketing."

         Although the Nestle Supply Agreements require Nestle to purchase a majority of its can requirements from the Company and the DM Supply Agreement requires Del Monte to purchase substantially all of its can requirements from the Company, neither the Nestle Supply Agreements nor the DM Supply Agreement requires the purchase of minimum amounts, and should Nestle's or Del Monte's demand decrease, the Company's consolidated sales could decrease. In addition, should Nestle terminate any of the Nestle Supply Agreements or Del Monte terminate the DM Supply Agreement because of Containers' inability to meet quality or other requirements, it is highly unlikely that the Company or its subsidiaries could quickly replace the amount of sales represented thereby. Therefore, it is probable that any such termination would have a material adverse effect on the Company. See "Business--Sales and Marketing."

Potential Fraudulent Conveyance Liability

         Various laws enacted for the protection of creditors may apply to the purchase by Holdings of the Holdings Class B Stock held by Mellon, as trustee for First Plaza, and the incurrence by Holdings of indebtedness from the issuance of Exchange Debentures, if and when issued (together, the "Offering Transactions"). If a court in a lawsuit by an unpaid creditor or representative of creditors of Holdings, such as a trustee in bankruptcy or Holdings as debtor in possession, were to find that, at the time of the closing of the Private Offering or either Offering Transaction, Holdings (i) was insolvent or rendered insolvent by reason of either or both of the Offering Transactions, (ii) was engaged in a business or transaction for which the assets remaining with Holdings constituted or constitute unreasonably small capital, (iii) intended to, or believed that it would, incur debts beyond its ability to pay as such debts matured or (iv) intended to hinder, delay or defraud its creditors, such court could, under state or federal fraudulent conveyance law, avoid the purchase by Holdings of the shares of Holdings Class B Stock held by Mellon and void the Exchange Debentures and order all payments made by Holdings with respect thereto be returned to it or to a fund for the benefit of its creditors.

         The measure of insolvency for purposes of the foregoing would vary depending upon the law of the jurisdiction being applied. Generally, however, a company would be considered insolvent if the sum of such company's debts were greater than all of such company's property at a fair valuation or if the present saleable value of the company's assets were less than the amount that would be required to pay its probable liability on its existing debts (including contingent liabilities) as they become absolute and matured. Accordingly, Holdings does not believe that the fact that its liabilities exceed the book value of its assets, as reflected on its balance sheet (which is not based on fair saleable value or fair value), would be a significant factor in any fraudulent conveyance analysis.

         Holdings believes that, on the date of this Prospectus and at the time of each Offering Transaction, Holdings will not come within any of the clauses
(i) through (iv) above and that therefore each Offering Transaction will not constitute fraudulent transfers. These beliefs are based on management's analysis of, among other things, internal cash flow projections based on Holdings' historical financial information and historical valuations of certain assets and liabilities of Holdings. There can be no assurance, however, that a court passing on such questions would agree with Holdings' analysis.

Certain Federal Income Tax Consequences for Holders of New Preferred Stock and Exchange Debentures and the Company

         Distributions of cash or, to the extent of their issue price, distributions of additional shares of New Preferred Stock on the New Preferred Stock will be treated as dividends taxable as ordinary income to holders thereof to the extent of Holdings' current and accumulated earnings and profits as determined under U.S. federal income tax principles. If the amount of a distribution on the New Preferred Stock exceeds Holdings' current and accumulated earnings and profits, such distribution to the extent of the excess will be treated as a nontaxable return of capital and will be applied against and reduce the adjusted tax basis of the New Preferred Stock in the hands of each holder (but not below zero), thus increasing the amount of any gain (or reducing the amount of any loss) which would otherwise be realized by such holder upon the sale or other taxable disposition of such New Preferred Stock. There can be no assurance that for any particular taxable year Holdings will have current or accumulated earnings and profits.

         Upon a redemption of New Preferred Stock in exchange for Exchange Debentures, the holder will have capital gain or loss equal to the difference between the issue price of the Exchange Debentures received and the holder's adjusted basis in the New Preferred Stock redeemed, except to the extent all or a portion of the Exchange Debentures received is treated as a dividend payment. Because of Holdings' option through July 15, 2000 to pay interest on the Exchange Debentures by issuing additional Exchange Debentures, any Exchange Debentures issued prior to that date will be treated as issued with original issue discount ("OID") for U.S. federal income tax purposes, unless under special rules for interest holidays the amount of OID is treated as de minimis. Holders would have to accrue all such OID into income over the entire term of the Exchange Debentures, but would not treat the receipt of stated interest on the Exchange Debentures as interest income for U.S. federal income tax purposes.

         An Exchange Debenture may be subject to the rules for "applicable high yield discount obligations" ("AHYDOS"), in which case the Holdings' deduction for OID on such Exchange Debentures will be substantially deferred, and a portion of such deduction may be disallowed.

         For a discussion of these and other tax issues, see "Certain United States Federal Income Tax Considerations."

Competition

         The manufacture and sale of metal and plastic containers is highly competitive and many of the Company's competitors have substantially greater financial resources than the Company. See "Business-- Competition."

Dependence on Key Personnel

         The success of the Company depends to a large extent on a number of key employees, and the loss of the services provided by them could materially adversely affect the Company. In particular, the loss of the services provided by R. Philip Silver, the Chairman of the Board and Co-Chief Executive Officer of Holdings and Silgan, and D. Greg Horrigan, the President and Co-Chief Executive Officer of Holdings and Silgan, could materially adversely affect the Company. However, the Company's operations are conducted through Containers and Plastics, each of which has its own independent management. S&H, Inc. ("S&H"), a company wholly owned by Messrs. Silver and Horrigan, has agreed to provide certain general management and administrative services to each of Holdings, Silgan, Containers and Plastics pursuant to management services agreements which are effective through June 1999. See "Certain Transactions--Management Agreements."

Other Management Interests

         In the future, Messrs. Silver and Horrigan, possibly together with Morgan Stanley & Co. Incorporated ("Morgan Stanley") or its affiliates, may form additional corporations or partnerships or enter into other transactions for the purpose of making other acquisitions. In connection therewith, Messrs. Silver and Horrigan may provide certain general management and administrative services to such corporations and partnerships. Additionally, circumstances could arise in which the interests of Messrs. Silver and Horrigan, Morgan Stanley and its affiliates and such new corporations or partnerships could conflict with the interests of the Company.

Certain Interests of Affiliates

         The Morgan Stanley Leveraged Equity Fund II, L.P. ("MSLEF II") owns 50% of the outstanding voting common stock of Holdings. See "Securities Ownership of Certain Beneficial Owners and Management--Certain Beneficial Owners of Holdings' Capital Stock." The general partner of MSLEF II and Morgan Stanley are both wholly owned subsidiaries of Morgan Stanley Group Inc. ("MS Group"), and two of the directors of Holdings and Silgan are officers of Morgan Stanley. As a result of these relationships, MS Group and its affiliates will continue to have significant influence over the management policies and corporate affairs of the Company. Morgan Stanley also receives compensation for ongoing financial advice to the Company and its affiliates. See "Certain Transactions."

         Certain decisions concerning the operations or financial structure of the Company may present conflicts of interest between the owners of Holdings' common stock and the holders of the Preferred Stock or the Exchange Debentures. For example, if the Company encounters financial difficulties, or is unable to pay its debts as they mature, the interests of the holders of Holdings' common stock might conflict with those of the holders of the Preferred Stock or the Exchange Debentures. In addition, the holders of Holdings' common stock may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the holders of the Preferred Stock or the Exchange Debentures.

Absence of Public Market

         The New Preferred Stock is, and the Exchange Debentures, if issued, will be, a new issue of securities for which there is currently no active trading market. No assurance can be given as to the liquidity of, or trading market for, the New Preferred Stock. If the New Preferred Stock is traded after its initial issuance, it may trade at a discount from its liquidation value, depending upon the liquidity of such securities, the market for similar securities and other factors, including general economic conditions and the financial condition, performance of, and prospects for the Company.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

         The Old Preferred Stock was sold by Morgan Stanley & Co. Incorporated (the "Placement Agent") on July 22, 1996 to a limited number of institutional investors (the "Purchasers"). In connection with the sale of the Old Preferred Stock, the Company and the Placement Agent entered into the Registration Rights Agreement, dated July 22, 1996, between Holdings and the Placement Agent (the "Registration Rights Agreement"), which requires the Company, among other things, to file with the Commission a registration statement under the Securities Act covering the offer by Holdings to exchange all of the Old Preferred Stock for the New Preferred Stock and to use its best efforts to cause such registration statement to become effective under the Securities Act. The Company is further obligated, upon the effectiveness of that registration statement, to offer the holders of the Old Preferred Stock the opportunity to exchange their Old Preferred Stock for a like number of shares of New Preferred Stock, which will be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy the Company's obligations thereunder. The term "Holder" with respect to the Exchange Offer means any person in whose name Old Preferred Stock is registered on the Company's books or any other person who has obtained a properly completed assignment from the registered holder.

         In order to participate in the Exchange Offer, a Holder must represent to the Company, among other things, that (i) the New Preferred Stock acquired pursuant to the Exchange Offer is being obtained in the ordinary course of business of the person receiving such New Preferred Stock, whether or not such person is the Holder, (ii) neither the Holder nor any such other person is engaging in or intends to engage in a distribution of such New Preferred Stock,
(iii) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Preferred Stock, and (iv) neither the Holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company. In the event that any Holder of Old Preferred Stock cannot make the requisite representations to the Company in order to participate in the Exchange Offer, such Holder may be entitled to have such Holder's Old Preferred Stock registered in a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act.

         Based on a previous interpretation by the staff of the Commission set forth in no-action letters issued to third parties, including "Exxon Capital Holdings Corporation" (available May 13, 1988), "Morgan Stanley & Co. Incorporated" (available June 5, 1991), "Mary Kay Cosmetics, Inc." (available June 5, 1991), "Warnaco, Inc." (available October 11, 1991) and "K-III Communications Corp." (available May 14, 1993), the Company believes that the New Preferred Stock issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any Holder of such New Preferred Stock (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Preferred Stock is acquired in the ordinary course of such Holder's business and such Holder has no arrangement or understanding with any person to participate in the distribution of such New Preferred Stock. Any Holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Preferred Stock cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Under no circumstances may this Prospectus be used for an offer to resell, a resale or other retransfer of the New Preferred Stock. In the event that the Company's belief is inaccurate, Holders of the New Preferred

Stock who transfer New Preferred Stock in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration thereunder may incur liability thereunder. The Company does not assume or indemnify Holders against such liability. The Exchange Offer is not being made to, nor will the Company accept surrenders for exchange from, Holders of Old Preferred Stock in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Each broker-dealer that receives New Preferred Stock for its own account in exchange for Old Preferred Stock, where such Old Preferred Stock was acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Preferred Stock. The Company has not entered into any arrangement or understanding with any person to distribute the New Preferred Stock to be received in the Exchange Offer. See "Plan of Distribution."

Terms of the Exchange Offer

         Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Preferred Stock validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date.

         The form and terms of the New Preferred Stock will be the same as the form and terms of the Old Preferred Stock except that the New Preferred Stock will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof. The New Preferred Stock will evidence the same rights, privileges and obligations as the Old Preferred Stock. The New Preferred Stock will be issued under and entitled to the benefits of the Certificate of Designation which also authorized the issuance of the Old Preferred Stock, such that both series will be treated as a single class of equity securities under the Certificate of Designation.

         As of the date of this Prospectus, 50,000 shares of Old Preferred Stock are outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered Holders of the Old Preferred Stock.

         The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Act, and the rules and regulations of the Commission thereunder. Old Preferred Stock that is not tendered for exchange under the Exchange Offer will remain outstanding and will be entitled to the rights as set forth in the Certificate of Designation.

         The Company shall be deemed to have accepted validly tendered Old Preferred Stock when, as and if the Company shall have given oral or written notice thereof to the Transfer Agent. The Transfer Agent will act as agent for the tendering Holders for the purposes of receiving the New Preferred Stock from the Company.

         If any tendered Old Preferred Stock is not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Preferred Stock will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

         Holders who tender Old Preferred Stock in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses" below.

Expiration Date; Extensions; Amendments

         The term "Expiration Date," shall mean 5:00 p.m., New York City time on __________, 1996, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

         In order to extend the Exchange Offer, the Company will notify the Transfer Agent of any extension by oral or written notice and will mail to the registered Holders an announcement thereof, prior to 9:00 a.m., New York City time, on the next business day after the Expiration Date.

         The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Preferred Stock, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied by giving oral or written notice of such delay, extension or termination to the Transfer Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptances, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered Holders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

         Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

         Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Preferred Stock properly tendered and will issue the New Preferred Stock promptly after acceptance of the Old Preferred Stock. See "--Conditions" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Preferred Stock for exchange when, as and if the Company shall have given oral or written notice thereof to the Transfer Agent.

         In all cases, issuance of the New Preferred Stock for Old Preferred Stock that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Transfer Agent of a properly completed and duly executed Letter of Transmittal and all other required documents; provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Old Preferred Stock is not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Preferred Stock is submitted for a greater number of shares than the Holder desires to exchange, then such unaccepted or non-exchanged Old Preferred Stock evidencing the unaccepted portion, as appropriate, will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Conditions

         Notwithstanding any other term of the Exchange Offer, the Company will not be required to exchange any New Preferred Stock for any Old Preferred Stock and may terminate the Exchange Offer before the acceptance of any Old Preferred Stock for exchange, if:

         (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company's reasonable judgment, might materially impair the ability of the Company to proceed with the Exchange Offer; or

         (b) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Commission, which, in the Company's reasonable judgment, might materially impair the ability of the Company to proceed with the Exchange Offer; or

         (c) any governmental approval or approval by Holders of the Old Preferred Stock has not been obtained, which approval the Company shall, in its reasonable judgment, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

         If the Company determines in its sole discretion that any of these conditions are not satisfied, the Company may (i) refuse to accept any Old Preferred Stock and return all tendered Old Preferred Stock to the tendering Holders, (ii) extend the Exchange Offer and retain all Old Preferred Stock tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders who tendered such Old Preferred Stock to withdraw their tendered Old Preferred Stock or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Preferred Stock which has not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

Procedures for Tendering

         To tender in the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Transfer Agent prior to the Expiration Date. In addition, either (i) certificates for such Old Preferred Stock must be received by the Transfer Agent along with the Letter of Transmittal, or (ii) a timely confirmation of book-entry transfer (a "Book-Entry Confirmation") of such Old Preferred Stock, if such procedure is available, into the Transfer Agent's account at the Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below must be received by the Transfer Agent prior to the Expiration Date, or
(iii) the Holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Letter of Transmittal and other required documents must be received by the Transfer Agent at the address set forth below under "--Transfer Agent" prior to the Expiration Date.

         The tender by a Holder of Old Preferred Stock that is not withdrawn prior to the Expiration Date will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

         THE METHOD OF DELIVERY OF OLD PREFERRED STOCK AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE TRANSFER AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE TRANSFER AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD PREFERRED STOCK SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

         Any beneficial owner whose Old Preferred Stock is registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender its Old Preferred Stock should contact the registered Holder promptly and instruct such registered Holder to tender such Old Preferred Stock on such beneficial owner's behalf. If such beneficial owner wishes to tender its Old Preferred Stock on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Preferred Stock, either make appropriate arrangements to register ownership of the Old Preferred Stock in such owner's name or obtain a properly completed assignment from the registered Holder. The transfer of registered ownership of Old Preferred Stock may take considerable time.

         Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Preferred Stock tendered pursuant thereto is tendered (i) by a registered Holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member firm of a registered national securities exchange or of the National Association of Securities
Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule l7Ad-15 under the Exchange Act (an "Eligible Institution").

         If the Letter of Transmittal is signed by a person other than the registered Holder of any Old Preferred Stock listed therein, such Old Preferred Stock must be endorsed or accompanied by a properly completed bond or stock power, as the case may be, signed by such registered Holder as such registered Holder's name appears on such Old Preferred Stock.

         If the Letter of Transmittal or any Old Preferred Stock or bond or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

         All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Preferred Stock and withdrawal of tendered Old Preferred Stock will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Preferred Stock not properly tendered or any Old Preferred Stock the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Preferred Stock. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Preferred

Stock must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Old Preferred Stock, none of the Company, the Transfer Agent or any other person shall incur any liability for failure to give such notification. Tenders of Old Preferred Stock will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Preferred Stock received by the Transfer Agent that is not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Transfer Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

         In addition, the Company reserves the right in its sole discretion to purchase or make offers for any Old Preferred Stock that remain outstanding subsequent to the Expiration Date or, as set forth above under "--Conditions" above, to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Old Preferred Stock in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

         By tendering, each Holder will represent to the Company that, among other things, (i) the New Preferred Stock acquired pursuant to the Exchange Offer is being obtained in the ordinary course of business of the person receiving such New Preferred Stock, whether or not such person is the Holder,
(ii) neither the Holder nor any such other person is engaging in or intends to engage in a distribution of such New Preferred Stock, (iii) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Preferred Stock, and (iv) neither the Holder nor any such other person is an "affiliate," as defined in Rule 405 of the Securities Act, of the Company.

         In all cases, issuance of New Preferred Stock pursuant to the Exchange Offer will be made only after timely receipt by the Transfer Agent of certificates for such Old Preferred Stock or a timely Book- Entry Confirmation of such Old Preferred Stock into the Transfer Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Preferred Stock is not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Preferred Stock is submitted for a greater number of shares than the Holder desires to exchange, such unaccepted or non-exchanged Old Preferred Stock will be returned without expense to the tendering Holder thereof (or, in the case of Old Preferred Stock tendered by book-entry transfer into the Transfer Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Preferred Stock will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

Book-Entry Transfer

         The Transfer Agent will make a request to establish an account with respect to the Old Preferred Stock at the Book-Entry Transfer Facility for the purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Preferred Stock by causing the Book- Entry Transfer to transfer such Old
Preferred Stock into the Transfer Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Preferred Stock may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Transfer Agent at the address set forth below under "--Transfer Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

         Holders who wish to tender their Old Preferred Stock and (i) whose Old Preferred Stock is not immediately available or (ii) who cannot deliver their Old Preferred Stock, the Letter of Transmittal or any other required documents to the Transfer Agent prior to the Expiration Date, may effect a tender if:

         (a)  The tender is made through an Eligible Institution;

         (b) Prior to the Expiration Date, the Transfer Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Old Preferred Stock and the number of shares of Old Preferred Stock tendered and stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Preferred Stock and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Transfer Agent; and

         (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Preferred Stock in proper form for transfer and other documents required by the Letter of Transmittal are received by the Transfer Agent within five New York Stock Exchange trading days after the Expiration Date.

         Upon request to the Transfer Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Preferred Stock according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

         Except as otherwise provided herein, tenders of Old Preferred Stock may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

         To withdraw a tender of Old Preferred Stock in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Transfer Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Preferred Stock to be withdrawn (the "Depositor"), (ii) identify the Old Preferred Stock to be withdrawn (including the certificate number), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Preferred Stock was tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Transfer Agent register the transfer of such Old Preferred Stock in the name of the person withdrawing the tender and (iv) specify the name in which any such Old Preferred Stock is to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Preferred Stock so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Preferred Stock will be issued with respect thereto unless the Old Preferred Stock so withdrawn is validly retendered. Any Old Preferred Stock that has been tendered but that is not accepted for payment will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Preferred Stock may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

Transfer Agent

         Fleet National Bank has been appointed Transfer Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or the Letter of Transmittal and requests for a Notice of Guaranteed Delivery with respect to the Old Preferred Stock should be addressed to the Transfer Agent as follows:


By Registered Mail, Certified Mail or Overnight
Courier:

Fleet National Bank
Attention:
111 Westminster Street
Providence, RI   02903

By Telephone:  (401) 278-3760

By Facsimile:  (401) 751-9706


Fees and Expenses

         The expenses of soliciting tenders in connection with the Exchange Offer will be paid by the Company. The principal solicitation is being made by mail; however, additional principal solicitation may be made by telecopier, telephone or in person by officers and regular employees of the Company and its affiliates.

         The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers-dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Transfer Agent reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

         The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $ . Such expenses include registration fees, fees and expenses of the Transfer Agent, accounting and legal fees and printing costs, among others.

         The Company will pay all transfer taxes, if any, applicable to the exchange of the Old Preferred Stock pursuant to the Exchange Offer. If, however, certificates representing Old Preferred Stock for shares not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of Old Preferred Stock tendered, or, if tendered, the Old Preferred Stock is registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Old Preferred Stock pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such transfer taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

                                 CAPITALIZATION

         The following table sets forth the unaudited consolidated capitalization of Holdings as of March 31, 1996, and the unaudited pro forma consolidated capitalization of Holdings as of March 31, 1996 after giving effect to the Refinancing. This table should be read in conjunction with the historical and pro forma consolidated financial information of Holdings included elsewhere in this Prospectus.

                                                      March 31, 1996
                                                      --------------
                                                Actual           Pro Forma
                                                ------           ---------
                                                   (Dollars in thousands)

Short-term debt:
Current portion of term loans.................  $ 27,192         $ 28,455
Working capital loans(a)......................    60,150           79,354
                                                --------          -------
               Total short-term debt(b).......  $ 87,342         $107,809
                                                ========         ========

Long-term debt:
Term loans....................................  $414,610         $538,347
11-3/4% Senior Subordinated Notes due 2002....   135,000          135,000
13-1/4% Senior Discount Debentures due 2002...   207,891           49,956(c)(d)
                                                 -------          -------
               Total long-term debt(b)........   757,501          723,303
Preferred Stock offered hereby................     --              50,000
Deficiency in stockholders' equity:
         Common stock.........................        12                9
         Additional paid-in capital...........    33,606           16,410(e)
         Accumulated deficit..................  (213,279)        (232,216)(e)(f)
                                                 -------          -------
               Total deficiency in
                 stockholders' equity.........  (179,661)        (215,797)
                                                 -------          -------
Total capitalization..........................  $577,840         $557,506
                                                ========         ========


- --------------
(a) As is common in the packaging industry, the Company accesses its working capital facility to build inventory and finance accounts receivable to meet seasonal demands. As a result, the amount of working capital loans outstanding at June 30, 1996 was $148.6 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Capital Resources and Liquidity."

(b) See "Description of Certain Holdings Indebtedness" and "Description of Certain Silgan Indebtedness."

(c) For pro forma purposes, the redemption of the Discount Debentures in connection with the Refinancing is assumed to have occurred as of March 31, 1996. Since the Discount Debentures will be redeemed after accreting to their full face value on June 15, 1996, the amount of proceeds that would have been required to redeem the Discount Debentures at March 31, 1996 is $5.4 million less than the amount of proceeds that will be required to redeem the Discount Debentures as contemplated by the Refinancing. Additionally, the proceeds from the Private Offering available to redeem Discount Debentures were less than the amount described in footnote (d) below since the Private Offering occurred after March 31, 1996. As a result, the pro forma balance of Discount Debentures at March 31, 1996 is less than the amount of Discount

         Debentures that will be outstanding after the Refinancing is completed (approximately $59.0 million). See "Selected Historical and Pro Forma Financial Information."

(d) For pro forma purposes, it is assumed that (i) the proceeds of the Private Offering were used to purchase 250,000 shares of Holdings Class B Stock for $32.3 million on March 31, 1996 and (ii) the proceeds remaining from the Private Offering, after the purchase of such shares of Holdings Class B Stock, net of $2.2 million in transaction costs, of $15.5 million were used to redeem a portion of the Discount Debentures. The price at which such shares of Holdings Class B Stock could be purchased increased over time. Accordingly, the amount of proceeds that would have been required to purchase such shares of Holdings Class B Stock at March 31, 1996 is less than the amount of proceeds that were actually required to purchase such shares (approximately $35.8 million).

(e) The pro forma increase in the deficiency in stockholders' equity relates to the purchase of 250,000 shares of Holdings Class B Stock for $32.3 million, its purchase price on March 31, 1996 and related transaction costs. Additional paid in capital was reduced by the proceeds from the original issuance of such Holdings Class B Stock of $15.0 million less the par value of such shares and $2.2 million of transaction fees. The remainder of the payment for the stock purchase was applied to accumulated deficit.

(f) Includes an extraordinary charge, net of tax, of $1.7 million for the write-off of unamortized deferred financing costs related to the redemption of Discount Debentures. Such charge will be incurred in the third quarter of 1996.

             SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

         Set forth below are selected historical consolidated financial data of Holdings at March 31, 1996 and 1995 and for the three months then ended, and at December 31, 1995, 1994, 1993, 1992 and 1991 and for the years then ended. Also set forth below are unaudited pro forma consolidated financial data of Holdings at March 31, 1996 and for the three months then ended, and for the fiscal year ended December 31, 1995.

         The selected historical consolidated financial data of Holdings for the three months ended March 31, 1996 and 1995 is unaudited, but, in the opinion of management, such information reflects all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial data for the interim periods. The results for the interim periods presented are not necessarily indicative of the results for the corresponding full years. The selected historical consolidated financial data of Holdings at December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 (with the exception of employee data) were derived from the historical consolidated financial statements of Holdings for such periods that were audited by Ernst & Young LLP, independent auditors, whose report appears elsewhere in this Prospectus. The selected historical consolidated financial data of Holdings at December 31, 1993, 1992 and 1991 and for the years ended December 31, 1992 and 1991 were derived from the historical audited consolidated financial statements of Holdings for such periods.

         The selected unaudited pro forma operating data and other data for the three months ended March 31, 1996 give effect to the Refinancing as if it had occurred as of January 1, 1996. Additionally, the selected unaudited pro forma balance sheet data at March 31, 1996 give effect to the Refinancing as if it had occurred as of such date.

         The selected unaudited pro forma operating data and other data for the fiscal year ended December 31, 1995 give effect to (i) the acquisition of AN Can, (ii) proceeds received under the Silgan Credit Agreement (which was entered into on August 1, 1995 and provided Silgan with $225 million of A term loans and $225 million of B term loans and provided Containers and Plastics with a commitment of $225 million for working capital loans), which were used to finance the acquisition of AN Can, repay in full amounts owing under the Company's previous credit agreement and the Secured Notes and repurchase $61.7 million principal amount at maturity of Discount Debentures, (iii) the Private Offering and the use of the proceeds therefrom and (iv) the incurrence of $125 million of additional B term loans in July 1996 and $17.4 million of working capital loans in June 1996 under the Silgan Credit Agreement and the use of such proceeds to redeem a portion of the Discount Debentures, as if such events had occurred as of January 1, 1995.

         The selected unaudited pro forma consolidated financial information for the three months ended March 31, 1996 and for the fiscal year ended December 31, 1995 assume the Refinancing occurred at the beginning of the periods presented. The amount necessary to purchase the Holdings Class B Stock held by Mellon increased over time. Because the Refinancing did not occur at the beginning of the periods presented and because the Discount Debentures accreted in value, the aggregate principal amount of the Discount Debentures outstanding after the Refinancing will be greater than the aggregate principal amount used to calculate interest expense in the pro forma consolidated financial information. After the Refinancing is completed, there will be approximately $59.0 million aggregate principal amount of Discount Debentures that remain outstanding. As a result, actual interest expense of the Company will be greater than the interest expense reflected in the pro forma consolidated financial information.

         The unaudited pro forma financial information does not purport to represent what the Company's financial position or results of operations would actually have been if such events had in fact occurred as of such dates or at the beginning of the periods presented, or to project the Company's financial position or results of operations for any future date or period. The unaudited pro forma adjustments are based upon available information and upon certain assumptions that Holdings believes are reasonable.

         The selected historical and pro forma consolidated financial information of Holdings were derived from, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations," the unaudited pro forma condensed statements of operations and the historical financial statements and pro forma financial information of Holdings, including the notes thereto, that appear elsewhere in this Prospectus.

             SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION



                                                                                  Three Months ended March 31,
                                                                            ---------------------------------------
                                                                            Pro Forma
                                                                            1996(a)(b)       1996              1995
                                                                            ----            ------            ------
                                                                                    (Dollars in thousands)
                                                                                         (Unaudited)
Operating Data:
Net sales............................................................       $279,860        $279,860          $203,264
Cost of goods sold...................................................        243,314         243,314           174,265
                                                                             -------         -------           -------
Gross profit.........................................................         36,546          36,546            28,999
Selling, general and administrative expenses.........................         12,830          12,830            10,168
                                                                            --------         -------           -------
Income from operations...............................................         23,716          23,716            18,831
Interest expense and other related financing costs...................         20,556          22,573            17,251
                                                                            --------         -------           -------
Income before income taxes...........................................          3,160           1,143             1,580
Income tax provision.................................................            900           1,000             3,000
                                                                            --------         -------           -------
Net income (loss)(c).................................................          2,260             143            (1,420)
Preferred stock dividend requirement.................................          1,656           --                 --
                                                                            --------         -------           -------
Net income (loss) applicable to common
     stockholders....................................................       $    604        $    143          $ (1,420)
                                                                            ========        ========          ========

Ratio of earnings to fixed charges and preferred
     stock dividends(d)..............................................           1.06            1.05              1.09

Balance Sheet Data (at end of period):
Fixed assets.........................................................       $491,177        $491,177          $251,832
Total assets.........................................................        942,332         942,754           534,489
Total long-term debt.................................................        723,303         757,501           518,280
Cumulative exchangeable redeemable preferred
     stock of Holdings ($50 million liquidation value)...............         50,000           --                --
Deficiency in stockholders' equity...................................       (215,797)       (179,661)         (159,418)

Other Data:
EBDITA(e)............................................................       $ 40,102        $ 40,102          $ 28,033
EBDITA as a percentage of net sales..................................          14.3%           14.3%             13.8%
Capital expenditures.................................................         18,558          18,558             8,359
Depreciation and amortization(f).....................................         15,439          15,439             8,779


                                                                                                    (footnotes follow)

             SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION


                                                                        Year Ended December 31,
                                         ---------------------------------------------------------------------------------
                                           Pro Forma
                                         1995(a)(b)(g)     1995(h)       1994(i)      1993(i)         1992         1991(j)
                                         -------------     -------       -------      -------         ----         -------
                                                                        (Dollars in thousands)
Operating Data:
Net sales..............................    $1,404,382    $1,101,905      $861,374     $645,468       $630,039      $678,211
Cost of goods sold.....................     1,234,862       970,491       748,290      571,174        554,972       605,185
                                            ---------     ---------       -------      -------        -------       -------
Gross profit...........................       169,520       131,414       113,084       74,294         75,067        73,026
Selling, general and administrative
     expenses..........................        57,360        46,848        37,997       32,495         32,809        33,733
Reduction in carrying value of assets(k)       14,745        14,745        16,729        --             --            --
                                           ----------    ----------      --------     --------       --------        ------
Income from operations.................        97,415        69,821        58,358       41,799         42,258        39,293
Interest expense and other related
     financing costs...................        77,925        80,710        65,789       54,265         57,091        55,996
Minority interest expense..............         --             --           --           --             2,745         3,889
                                           ----------    ----------      --------     --------       --------       -------
Income (loss) before income taxes......        19,490       (10,889)       (7,431)     (12,466)       (17,578)      (20,592)
Income tax provision...................         9,973         5,100         5,600        1,900          2,200         --
                                           ----------    ----------      --------     --------       --------        ------
Loss before extraordinary charges and
     cumulative effect of changes in
     accounting principles.............         9,517       (15,989)      (13,031)     (14,366)       (19,778)      (20,592)
                                            ---------    ----------      --------     --------        -------       -------
Extraordinary charges relating to early
     extinguishment of debt(c).........         --           (5,817)        --          (1,341)       (23,597)        --
Cumulative effect of changes in
     accounting principles(l)..........         --            --            --          (6,276)          --           --
                                            ---------    ----------      --------     --------        -------        ------
Net income (loss)......................         9,517       (21,806)      (13,031)     (21,983)       (43,375)      (20,592)
Preferred stock dividend requirement...         6,962         --            --           --             --            --
                                            ---------    ----------      --------     --------        -------        ------
Net income (loss) applicable to common
     stockholders......................    $    2,555    $  (21,806)     $(13,031)    $(21,983)      $(43,375)     $(20,592)
                                           ==========    ==========      ========     ========       ========      ========
Deficiency of earnings available to cover
     fixed charges and preferred
     stock dividends(d)................    $    --       $   10,889      $  7,431     $ 12,466       $ 17,578      $ 20,592
Ratio of earnings to fixed charges and
     preferred stock dividends(d)......          1.14         --            --           --             --            --

Balance Sheet Data (at end of period):
Fixed assets...........................         --       $  487,301      $251,810     $290,395       $223,879      $230,501
Total assets...........................         --          900,046       504,292      497,633        389,035       390,693
Total long-term debt...................         --          750,873       510,763      505,718        383,232       315,461
Redeemable preferred stock of Silgan
     (minority interest of Holdings)...         --            --            --           --             --           27,878
Deficiency in stockholders' equity.....         --         (179,804)     (157,998)    (144,967)      (137,984)      (94,609)

Other Data:
EBDITA(e)..............................    $  173,314    $  132,428      $114,489     $ 76,095       $ 74,012      $ 72,141
EBDITA as a percentage of net sales....         12.3%         12.0%         13.3%        11.8%          11.7%         10.6%
Capital expenditures...................    $   54,890    $   51,897      $ 29,184     $ 42,480       $ 23,447      $ 21,834
Depreciation and amortization(f).......    $   57,932    $   45,388      $ 37,187     $ 33,818       $ 31,754      $ 32,848
Number of employees (at end of
     period)(m)........................         5,110         5,110         4,000        3,330          3,340         3,560



                                                                                                         (footnotes follow)

        Notes to Selected Historical and Pro Forma Financial Information

(a) For a detailed presentation of the pro forma results of operations of the Company for the three months ended March 31, 1996 and the year ended December 31, 1995, see the unaudited pro forma condensed statements of operations, including the notes thereto, included elsewhere in this Prospectus. For purposes of the pro forma financial information for the year ended December 31, 1995, balance sheet data is not included.

(b) Historical interest expense is reconciled to pro forma interest expense for the three months ended March 31, 1996 and for the year ended December 31, 1995 as follows:

                                                                           Three Months           Year
                                                                              Ended               Ended
                                                                          March 31, 1996    December 31, 1995
                                                                          --------------    -----------------
                                                                                (Dollars in thousands)

Historical interest expense............................................       $22,573            $80,710
Increase in interest expense to give effect to AN Can acquisition<F1>..          --                9,127
Increase in interest expense related to bank borrowings used to fund
    Discount Debenture repurchase/redemption<F1>.......................         3,108             17,147
Decrease in interest expense related to the repurchase/redemption of
    a portion of the Discount Debentures<F2>...........................        (5,114)           (28,089)
Net change in amortization of deferred financing costs.................           (11)              (970)
                                                                              -------            -------
Pro forma interest expense.............................................       $20,556            $77,925
                                                                              =======            =======


         ---------------

         <F1>     For purpose of the above  computations,  the assumed  interest rate for borrowings under the Silgan Credit Agreement is based upon the three month LIBOR of 5.688% per annum as of July 11, 1996 plus a fixed spread of 2-1/2% per annum for the A term loans and working capital loans and 3% per annum for the B term loans.

         <F2>     The  adjustment  in interest  expense  related to the Discount
                  Debentures has been calculated based upon the redemption of $212.0 million principal amount of Discount Debentures as if such redemption occurred at the beginning of the periods presented with proceeds as follows (in millions):

Proceeds from August 1, 1995 bank financing....................       $  75.0
Additional B term loans........................................         125.0
Excess proceeds from the Private Offering......................          12.0
                                                                       ------
      Total....................................................        $212.0
                                                                       ======


(c) The pro forma consolidated operating data for the three months ended March 31, 1996 and for the year ended December 31, 1995 do not include an extraordinary charge, net of tax, that the Company expects to incur in the third quarter of 1996 of $1.7 million for the write-off of unamortized deferred financing costs related to the early redemption of the Discount Debentures. See "Capitalization." In addition, the pro forma consolidated operating data for the year ended December 31, 1995 does not include the historical extraordinary charge, net of taxes, incurred as a result of the early extinguishment of amounts owing under the Company's debt facilities.

(d) For purposes of computing the ratio of earnings to fixed charges and preferred stock dividends and the deficiency of earnings available to cover fixed charges and preferred stock dividends, earnings consist of income (loss) before income taxes plus fixed charges, excluding capitalized interest, and fixed charges consist of interest, whether expensed or capitalized, minority interest expense, amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized, and such portion of rental expense that is representative of the interest factor and preferred stock dividends.

(e) "EBDITA" means consolidated net income before extraordinary charges, cumulative effect of changes in accounting principles and preferred stock dividends plus, to the extent reflected in the income statement for the period for which consolidated net income is to be determined, without duplication, (i) consolidated interest expense (including minority interest expense), (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) expenses relating to postretirement health care costs which amounted to $0.7 million and $0.2 million for the three months ended March 31, 1996 and 1995, respectively, and $1.7 million, $0.7 million and $0.5 million for the years ended December 31, 1995, 1994 and 1993, respectively, (vi) charges relating to the vesting of benefits under SARs of $0.2 million for each of the three months ended March 31, 1996 and 1995, and $0.8 million and $1.5 million in 1995 and 1994, respectively, and (vii) the reduction in carrying value of assets of $14.7 million and $16.7 million in 1995 and 1994, respectively. EBDITA is being presented by the Company as a supplement to the discussion of the Company's operating income and cash flow from operations analysis because the Company believes that certain persons may find it to be useful in measuring the Company's performance and ability to service its debt. EBDITA is not a substitute for GAAP operating and cash flow data.

(f) Depreciation and amortization excludes amortization of debt financing costs.

(g) The unaudited pro forma financial information for the year ended December 31, 1995 includes the historical results of the Company and AN Can and gives effect to certain pro forma adjustments including purchase accounting adjustments which are based on preliminary appraisals and valuations, the financing of the acquisition of AN Can by the Company and the refinancing of the Company's debt obligations as if these events had occurred as of the beginning of 1995. The purchase price allocation will be finalized within one year of the closing of the acquisition of AN Can and may differ from that used for the pro forma data. Differences between actual and preliminary valuations, actuarially computed employee benefit costs, and costs associated with plant rationalizations and other matters may cause adjustments to the AN Can purchase price allocation. Pro forma cost of goods sold includes adjustments for (i) increased depreciation charges of $2.3 million based upon the estimated fair values of property, plant and equipment and applying an estimated useful life of 25 years for buildings and 5 to 11 years for machinery and equipment, (ii) increased amortization of $0.4 million for the excess of fair value of net assets acquired over a 40-year period, (iii) increased employee benefits costs for pension and post-retirement medical of $0.2 million, and (iv) decreased manufacturing costs of $4.7 million resulting from the integration of AN Can with the Company's existing can manufacturing operations. Pro forma selling, general and administrative expenses include adjustments for (i) increased depreciation charges of $0.1 million and (ii) decreased administrative support costs of $7.6 million realized as a result of integration of the Company's and AN Can's sales, administrative and research functions.

(h) On August 1, 1995, the Company acquired from ANC substantially all of the assets of ANC's Food Metal and Specialty business for a purchase price of $362.0 million (including the purchase from ANC of its St. Louis facility in May 1996 for $13.2 million). The acquisition was accounted for as a purchase transaction and the results of operations have been included with the Company's historical results from the acquisition date. See Note 3 to the Consolidated Financial Statements for the year ended December 31, 1995 included elsewhere in this Prospectus.

(i) On December 21, 1993, the Company acquired from Del Monte substantially all of the fixed assets and certain working capital of its container manufacturing business. The acquisition was accounted for as a purchase transaction and the results of operations have been included with the Company's historical results from the acquisition date. See "Business--Company History." See Note 3 to the Consolidated Financial Statements for the year ended December 31, 1995 included elsewhere in this Prospectus.

(j) On November 15, 1991, the Company sold its nonstrategic PET carbonated beverage bottle business. For 1991, sales from the PET carbonated beverage business were $33.4 million. See "Business--Company History."

(k) Based upon a review of its depreciable assets, the Company determined that certain adjustments were necessary to properly reflect net realizable values. In 1995, the Company recorded a write-down of $14.7 million for the excess of carrying value over estimated realizable value of machinery and equipment at existing facilities which had become underutilized due to excess capacity. In 1994, charges of $16.7 million were recorded which included $2.6 million to write-down the excess carrying value over estimated realizable value of various plant facilities held for sale and $14.1 million for technologically obsolete and inoperable machinery and equipment.

(l) During 1993, the Company adopted SFAS No. 106, "Employers Accounting for Postretirement Benefits Other than Pensions," SFAS No. 109, "Accounting for Income Taxes" and SFAS No. 112, "Employers Accounting for Postemployment Benefits." The Company did not elect to restate prior years' financial statements for any of these pronouncements.

(m) The number of employees at December 31, 1995 includes approximately 1,400 employees who joined the Company on August 1, 1995 as a result of the acquisition by Containers of AN Can. The number of employees at December 31, 1993 excludes 650 employees who joined the Company on December 21, 1993 as a result of the acquisition by Containers of DM Can.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following discussion includes certain forward-looking statements. For a discussion of important factors that could cause actual results to differ materially from the forward-looking statements, see "Risk Factors."

         The Company has focused on growth through acquisitions followed by investment in the acquired assets to gain production efficiencies and provide internal growth. Since Silgan's inception in 1987, the metal food container business, which had sales of $882 million in 1995, has realized compound annual growth of 16% through both acquisitions of food can businesses and internal growth. Since 1993, the Company has made two significant acquisitions. On August 1, 1995 the Company acquired AN Can and in December 1993 the Company acquired DM Can. On a pro forma basis after giving effect to the acquisition of AN Can, sales for the Company's metal container business would have been $1.2 billion in 1995. Since 1987, the Company, on a pro forma basis after giving effect to the acquisition of AN Can, has realized compound annual sales growth in its metal food container business in excess of 21%.

         The Company believes that its investments have enabled it to achieve a low cost position in the food can segment. To further enhance its low cost position, the Company has realized cost reduction opportunities through plant rationalizations and equipment investment as well as from improved production scheduling and line reconfiguration. Since 1991, the Company has closed eight smaller, higher cost metal container facilities, including five facilities that were closed in 1995 as a result of the integration of the manufacturing operations of DM Can. Because most of the facilities that were closed in 1995 were closed late in the year, the Company expects to realize the benefits from the closings of such facilities in 1996. Management believes that the acquisition of AN Can, which has seventeen manufacturing facilities, provides the Company with further cost reduction opportunities not only through production and manufacturing synergies which it will realize from the combined operations but also through the integration of the selling, general and administrative operations of AN Can into the Company's existing metal container business. The Company anticipates it will fully realize the benefits of integrating these selling and administrative functions and certain of the manufacturing synergies by late 1996. On the other hand, benefits which may be realized by rationalization of plant operations will not occur before 1997. Because AN Can has higher labor costs than the Company's existing metal container business and any benefits realized from plant rationalizations will not occur until after 1996, the Company expects that the gross margin for its metal container business in 1996 will decline modestly from its historical rate.

         Although employee termination costs associated with plant rationalizations and administrative workforce reductions and other plant exit costs associated with the acquisition of AN Can have been accrued through purchase accounting adjustments, the Company has incurred in 1995 and will be incurring in 1996 other non-recurring costs which under current accounting pronouncements will be charged against operating income. These costs, which include redundant charges related to the integration of the administrative and general functions as well as costs associated with plant rearrangement and clean-up, were $3.2 million in 1995 and are expected to be approximately $4.0 million in 1996.

         To enhance its competitive position, the Company believes that it has maintained a stable customer base by entering into multi-year supply arrangements with a majority of its metal food can customers. Such arrangements generally provide for pricing changes in accordance with cost change formulas, thereby reducing the Company's exposure to the volatility of raw material prices but also limiting the Company's ability to increase prices. The arrangement to supply substantially all of Del Monte's metal container requirements in the United States under the DM Supply Agreement extends to

December 2003 and the arrangement to supply a majority of Nestle's domestic metal container requirements under the Nestle Supply Agreements extends through 2001. Revenues from these two customers represented approximately 45% of net sales by the Company's metal container business in 1995. The acquisition of AN Can has enabled the Company to diversify its customer base and expand its domestic geographic presence. Similar to the Company's existing metal container business, AN Can has multi-year supply arrangements with many of its metal food container customers. As a result, the Company estimates that approximately 80% of its 1996 metal container sales will be subject to long term contracts. Furthermore, on a pro forma basis after giving effect to the acquisition of AN Can, for 1995 the Company's sales to Nestle and Del Monte would have declined to 33% of the Company's total metal container sales. The Company is negotiating the extension of supply arrangements with many customers, including the supply arrangements with Nestle that expire in 1997 representing approximately 6% of the Company's sales in 1995 on a pro forma basis after giving effect to the acquisition of AN Can. There can be no assurance that the Company will be successful in its efforts to maintain this volume on the same terms and conditions that currently exist. See "Risk Factors--Supply Agreements with Customers."

         A portion of Containers' sales is dependent upon the annual vegetable and fruit pack, which may vary from year to year depending upon weather conditions. The vegetable pack in 1994 was better than the below normal vegetable pack in 1995, resulting in greater sales to vegetable pack customers in 1994 as compared to 1995.

         The plastic container business has grown from a sales base of $89 million in 1987 to $220 million in 1995. In 1989, the Company acquired four plastic container manufacturers to improve its competitive position in the plastic container segment. As a result of these acquisitions, the Company implemented a consolidation and rationalization program during the period from 1991 through 1993, closing three manufacturing facilities and consolidating the technical and administrative functions of its plastic container business. An additional facility was closed in 1995. To gain further production efficiencies, the Company has made significant capital investments in its plastic container business over the past few years. In 1994, the Company began to realize the benefits of the consolidation and rationalization program as well as the capital investment program. Currently, the Company is aggressively pursuing opportunities in custom- designed PET and HDPE containers for which the market has been growing principally due to consumer preferences for plastic containers. Management believes that PET custom containers are replacing glass containers for products such as mouthwash, salad dressing, peanut butter and liquor, and that Plastics is well positioned because of its technologically advanced equipment to respond to opportunities for future growth in the rigid plastic container market.

         In order to improve its operating and financing flexibility, the Company has been active in refinancing its higher cost indebtedness with lower cost indebtedness. In conjunction with the acquisition of AN Can in 1995, Silgan, Containers and Plastics entered into the Silgan Credit Agreement with various banks to finance the acquisition of AN Can and the resulting increased seasonal working capital needs of the Company's metal container business, to refinance in full amounts owing under the Company's previous credit facility, and to repay the Secured Notes. See "Description of Certain Silgan Indebtedness--Description of Silgan Credit Agreement." Although the Company lowered its interest rate spread under the Silgan Credit Agreement by 1/2%, the Company's total interest expense will increase significantly from historical amounts because the acquisition of AN Can was financed entirely through bank borrowings. With borrowings of $200 million under the Silgan Credit Agreement, as recently amended in May 1996 to include an additional $125 million of B term loans, Holdings repurchased and redeemed an aggregate of $204.1 million principal amount of Discount Debentures, which will result in $9.9 million of annual cash interest savings and $18.3 million of current cash tax savings as a result of the deduction by the Company of the accreted interest amount on the retired Discount Debentures. See "--Capital Resources and Liquidity" below. In addition, the Private Offering (i) enabled Holdings to purchase the Holdings Class B Stock held by Mellon, as trustee for First Plaza, at a lower cost than Holdings could have purchased such Holdings Class B Stock in the future and (ii) provided further additional annual cash interest expense savings of $1.6 million and current tax benefits of $1.2 million to the Company through the redemption of additional Discount Debentures.

Results of Operations--Three Months

         Summary historical results for the Company's two business segments, metal and plastic containers, for the three months ended March 31, 1996 and 1995 and summary pro forma results for the Company and AN Can for the three months ended March 31, 1995 (after giving effect to the acquisition of AN Can as of the beginning of 1995) are provided below.

         The pro forma data includes the historical results of the Company and AN Can and reflects the effect of purchase accounting adjustments based on preliminary appraisals and valuations, the financing of the acquisition of AN Can, the refinancing of certain of the Company's debt obligations, and certain other adjustments as if these events occurred as of the beginning of the period presented. The pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable. The purchase price allocation will be finalized within one year of the closing of the acquisition of AN Can and may differ from that used for the pro forma data. Differences between actual and preliminary valuations, actuarially computed employee benefit costs, and expenses associated with plant rationalizations may cause adjustments to the AN Can purchase price allocation. The unaudited pro forma combined financial data do not purport to represent what the Company's financial position or results of operations would actually have been had these transactions in fact occurred on the date or at the beginning of the period indicated, or to project the Company's financial position or results of operations for any future date or period. The pro forma information presented should be read in conjunction with the historical results of operations of the Company for the quarters ended March 31, 1996 and 1995.


                                                                     Three Months Ended March 31,
                                                  -------------------------------------------------------------------
                                                                  Historical                         Pro Forma
                                                  -----------------------------------------  ------------------------
                                                           1996               1995                     1995
                                                          ------             ------                   -----
                                                                      (Dollars in millions)
Net sales:
   Metal containers and other................             $226.4             $144.7                   $253.3
   Plastic containers........................               53.5               58.6                     58.6
                                                          ------              -----                    -----
      Consolidated...........................             $279.9             $203.3                   $311.9
                                                           =====              =====                    =====

Operating profit:
   Metal containers and other................             $ 19.8             $ 15.9                   $ 24.4
   Plastic containers........................                4.2                4.3                      4.3
   Corporate expense.........................               (0.3)              (1.4)                    (1.4)
                                                           -----              -----                    -----
      Consolidated...........................             $ 23.7             $ 18.8                   $ 27.3
                                                           =====              =====                    =====


         The discussion below should be read in conjunction with the selected financial data, the historical statements of operations and the notes thereto included elsewhere in this Prospectus.

         Historical Three Months Ended March 31, 1996 Compared with Historical Three Months Ended March 31, 1995

         Consolidated net sales increased $76.6 million, or 37.7%, to $279.9 million for the three months ended March 31, 1996, as compared to net sales of $203.3 million for the same three months in the prior year. This increase resulted primarily from net sales generated by the AN Can operations offset, in part, by lower net sales of metal containers to the Company's existing customer base and lower net sales of plastic containers.

         Net sales for the metal container business (including net sales for its specialty business of $22.6 million) were $226.4 million for the three months ended March 31, 1996, an increase of $81.7 million from net sales of $144.7 million for the same period in 1995. Net sales of metal cans of $203.8 million for the three months ended March 31, 1996 were $61.2 million greater than net sales of metal cans of $142.6 million for the same period in 1995. This increase resulted principally from net sales of metal cans generated by the AN Can operations of $85.6 million during the first three months of 1996. The decline in sales of metal containers to the Company's existing customers of $24.4 million during the first quarter of 1996 as compared to the first quarter of 1995 was primarily attributable to lower unit volume. Approximately half of the decline reflects the expected production and shipment of vegetable pack cans in the second and third quarters of 1996 as compared to the first quarter of 1995, and the remainder of the decline relates to lower unit sales of containers other than vegetable containers.

         Sales of specialty items included in the metal container segment increased $20.5 million to $22.6 million during the three months ended March 31, 1996 as compared to the same period in 1995, due to additional sales generated in 1996 by the operations acquired from AN Can.

         Net sales for the plastic container business of $53.5 million during the three months ended March 31, 1996 decreased $5.1 million from net sales of $58.6 million for the same period in 1995. This decline in net sales resulted principally from the pass through of lower resin costs.

         Cost of goods sold as a percentage of consolidated net sales was 86.9% ($243.3 million) for the three months ended March 31, 1996, an increase of 1.2 percentage points as compared to 85.7% ($174.3 million) for the same period in 1995. The increase in cost of goods sold as a percentage of net sales was primarily attributable to the higher cost base of the AN Can operations and increased per unit manufacturing costs resulting from lower can production volumes, offset, in part, by improved operating efficiencies due to plant consolidations and synergies realized from the AN Can acquisition.

         Selling, general and administrative expenses as a percentage of consolidated net sales declined 0.4 percentage points to 4.6% ($12.8 million) for the three months ended March 31, 1996, as compared to 5.0% ($10.2 million) for the three months ended March 31, 1995. The decrease in selling, general and administrative expenses as a percentage of net sales reflects the expected lower administrative expense realized from the integration of AN Can and the Company, despite the incurrence of redundant costs during the integration, and lower corporate legal and administrative costs. The Company expects that its selling, general and administration costs as a percentage of sales will continue to decline in 1996 as it completes the integration of the administrative functions of its metal container business.

         Income from operations as a percentage of consolidated net sales was 8.5% ($23.7 million) for the three months ended March 31, 1996, as compared with 9.2% ($18.8 million) for the same period in 1995. The decline in income from operations as a percentage of consolidated net sales was primarily attributable to the aforementioned decline in gross margin.

         Income from operations as a percentage of net sales for the metal container business was 8.8% ($19.8 million) for the three months ended March 31, 1996, as compared to 11.0% ($15.9 million) for the same period in the prior year. The decrease in income from operations as a percentage of net sales for the metal container business principally resulted from higher per unit manufacturing costs incurred as a result of lower production volume and lower margins realized on sales made from AN Can facilities due to their higher cost base.

         Income from operations as a percentage of net sales for the plastic container business was 7.9% ($4.2 million) for the three months ended March 31, 1996, as compared to 7.3% ($4.3 million) for the same period in 1995. The operating performance of the plastic container business improved as a result of production planning and scheduling efficiencies and benefits realized from capital investment.

         Interest expense increased $5.3 million to $22.6 million for the three months ended March 31, 1996, principally as a result of increased borrowings to finance the acquisition of AN Can, offset, in part, by the benefit realized from the purchase of a portion of the Discount Debentures with proceeds from the Company's lower cost credit facility and slightly lower average bank borrowing rates.

         The provisions for income taxes for the three months ended March 31, 1996 and 1995 are comprised of federal, state and foreign income taxes currently payable.

         As a result of the items discussed above, net income for the three months ended March 31, 1996 was $0.1 million, $1.5 million greater than the loss of $1.4 million for the three months ended March 31, 1995.

         Historical Three Months Ended March 31, 1996 Compared with Pro Forma Three Months Ended March 31, 1995

         Consolidated net sales for the three months ended March 31, 1996 declined $32.0 million as compared to pro forma consolidated net sales for the same period in the prior year. The decrease in net sales was attributable to a decline in net sales to the Company's existing customers of $24.4 million due to the expected production and shipment of vegetable pack cans in the second and third quarters of 1996 as compared to the first quarter of 1995 and lower unit sales of containers other than vegetable containers, lower sales from the AN Can facilities of $4.9 million principally due to a customer shifting to self manufacturing, and lower sales of plastic containers due to the pass through of lower resin costs, offset, in part, by higher sales of specialty packaging products.

         Income from operations as a percentage of consolidated net sales for the three months ended March 31, 1996 was 8.5% ($23.7 million) as compared to pro forma income from operations as a percentage of consolidated net sales of 8.8% ($27.3 million) for the three months ended March 31, 1995. Management believes that the decrease in income from operations for the three months ended March 31, 1996 as compared to pro forma income from operations for the same period in the prior year was attributable to increased per unit costs realized on lower production and sales volumes offset by the realization of greater than anticipated manufacturing synergies and slightly lower selling, general and administrative expenses.

Results of Operations--Year End

         Summary historical results for the Company's two business segments, metal and plastic containers, for the calendar years ended December 31, 1995, 1994 and 1993 and summary pro forma results for the Company and AN Can for the calendar years ended December 31, 1995 and 1994 are provided below.

         The pro forma data includes the historical results of the Company and AN Can and reflects the effect of purchase accounting adjustments based on preliminary appraisals and valuations, the financing of the acquisition of AN Can, the refinancing of certain of the Company's debt obligations, and certain other adjustments as if these events occurred as of the beginning of the period presented. The pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable. The purchase price allocation will be finalized within one year of the closing of the acquisition of AN Can and may differ from that used for the pro forma data. Differences between actual and preliminary valuations, actuarially computed employee benefit costs, and expenses associated with plant rationalizations may cause adjustments to the AN Can purchase price allocation. The unaudited pro forma combined financial data do not purport to represent what the Company's financial position or results of operations would actually have been had these transactions in fact occurred on the date or at the beginning of the period indicated, or to project the Company's financial position or results of operations for any future date or period. The pro forma information presented should be read in conjunction with the historical results of operations of the Company for the years ended December 31, 1995 and 1994.


                                                                           Year Ended December 31,
                                                                 Historical                               Pro Forma
                                              ------------------------------------------------ ---------------------------------
                                                   1995             1994            1993            1995             1994
                                                  ------           ------          ------          ------           -----
                                                                            (Dollars in millions)
Net Sales:
    Metal containers and other                   $  882.3          $657.1          $459.2          $1,184.8        $1,253.7
    Plastic containers                              219.6           204.3           186.3             219.6           204.3
                                                  -------           -----           -----           -------         -------
       Consolidated                              $1,101.9          $861.4          $645.5          $1,404.4        $1,458.0
                                                  =======           =====           =====           =======         =======

Operating Profit:
    Metal containers and other                   $   72.9          $ 67.0          $ 42.3          $  100.4        $  115.6
    Plastic containers                               13.2             9.4             0.6              13.2             9.4
    Reduction in asset value <F1>                   (14.7)          (16.7)            -               (14.7)          (23.8)
    Write-down of goodwill <F2>                       -               -               -                 -             (26.7)
    Restructuring expense <F3>                        -               -               -                 -             (10.1)
    Corporate expense                                (1.6)           (1.3)           (1.1)             (1.5)           (1.4)
                                                  -------          ------          ------           -------        --------
       Consolidated                              $   69.8          $ 58.4          $ 41.8          $   97.4        $   63.0
                                                 =========         ======          ======           ========       =========


- ---------------

<F1>     Included in the historical and pro forma income from  operations of the
         Company are charges incurred for the reduction of the carrying value of certain underutilized equipment to net realizable value of $14.7 million in 1995 allocable to the metal container business, and of $16.7 million in 1994, of which $7.2 million was allocable to the metal container business and $9.5 million to the plastic container business. Additionally, pro forma income from operations for 1994 includes a charge of $7.1 million for the write-down of certain technologically obsolete equipment by AN Can.

<F2>     Included  in  the  historical  financial  information  of AN  Can as of
         December 31, 1994 is a charge of $26.7 million for the write-down of goodwill.


                                      -54-




<F3>     Included in the pro forma income from  operations  for 1994 is a charge incurred by AN Can of $10.1 million for shut down costs necessary to realign the assets of the business more closely with the existing customer base.


         The discussion below should be read in conjunction with the selected financial data, the historical statements of operations and the Notes thereto included elsewhere in this Prospectus.

         Historical Year Ended December 31, 1995 Compared with Historical Year Ended December 31, 1994

         Consolidated net sales increased $240.5 million, or 27.9%, to $1.1 billion for the year ended December 31, 1995, as compared to net sales of $861.4 million for the same period in 1994. This increase resulted from net sales of $264.3 million generated by AN Can since its acquisition and a $15.3 million increase in sales of plastic containers offset, in part, by a decline in sales of metal containers to Silgan's existing customer base of $39.1 million.

         Net sales for the metal container business (including its specialty business) were $882.3 million for the year ended December 31, 1995, an increase of $225.2 million from net sales of $657.1 million for the same period in 1994. Excluding net sales of metal cans of $236.0 million generated by AN Can since its acquisition, net sales of metal cans to the Company's customers were $609.5 million during the year ended December 31, 1995, as compared to $647.5 million for the same period in 1994. Net sales to the Company's customers in 1995 decreased principally due to lower unit volume resulting from the below normal 1995 vegetable pack offset, in part, by slightly higher sales prices due to the pass through of raw material cost increases.

         Sales of specialty items included in the metal container segment increased $27.2 million to $36.8 million during the year ended December 31, 1995 as compared to the same period in 1994, due to the acquisition of AN Can which generated sales of $28.3 million of specialty items since its acquisition.

         Net sales for the plastic container business of $219.6 million during the year ended December 31, 1995 increased $15.3 million over net sales of $204.3 million for the same period in 1994. This increase was attributable to increased unit sales for new customer products and to higher average sales prices due to the pass through of higher average resin costs.

         Cost of goods sold as a percentage of consolidated net sales was 88.1% ($970.5 million) for the year ended December 31, 1995, an increase of 1.2 percentage points as compared to 86.9% ($748.3 million) for the same period in 1994. The increase in cost of goods sold as a percentage of net sales principally resulted from increased per unit manufacturing costs resulting from reduced can production volumes, lower margins realized on certain products due to competitive market conditions and lower margins on sales made by AN Can, offset, in part, by improved manufacturing operating efficiencies due to plant consolidations and lower depreciation expense due to a change in the estimated useful life of certain equipment.

         Selling, general and administrative expenses as a percentage of consolidated net sales declined 0.2 percentage points to 4.2% ($46.8 million) for the year ended December 31, 1995 as compared to 4.4% ($38.0 million) for the year ended December 31, 1994. The decrease in selling, general and administrative expenses as a percentage of net sales resulted from the Company's continued control of these expenses in respect of the Company's existing business, offset partially by a temporarily higher level of expenses incurred during the integration of AN Can. The Company expects that its selling, general and administration costs as a percentage of sales will continue to decline in 1996 as it completes the integration of the administrative functions of its metal container business.

         Income from operations as a percentage of consolidated net sales was 6.3% ($69.8 million) for the year ended December 31, 1995, as compared with 6.8% ($58.4 million) for the same period in 1994. Included in income from operations were charges for the write-off of certain underutilized assets of $14.7 million and $16.7 million in 1995 and 1994, respectively. Without giving effect to these charges, income from operations as a percentage of consolidated net sales would have declined 1.0% in 1995, primarily as a result of the aforementioned decline in gross margin.

         Income from operations as a percentage of net sales for the metal container business (without giving effect to charges of $14.7 million and $7.2 million in 1995 and 1994, respectively, to adjust the carrying value of certain assets) was 8.3% ($72.9 million) for the year ended December 31, 1995, as compared to 10.2% ($67.0 million) for the same period in the prior year. The decrease in income from operations as a percentage of net sales principally resulted from higher per unit manufacturing costs realized on lower production volume, lower margins realized on certain products due to competitive market conditions, inefficiencies caused by work stoppages at two of the Company's California facilities, and lower margins realized on sales made by AN Can.

         Income from operations as a percentage of net sales attributable to the plastic container business (without giving effect to the charge of $9.5 million in 1994 to adjust the carrying value of certain assets) was 6.0% ($13.2 million) for the year ended December 31, 1995, as compared to 4.6% ($9.4 million) for the same period in 1994. The operating performance of the plastic container business improved as a result of production planning and scheduling efficiencies and benefits realized from capital investment, offset, in part, by increased unit production costs incurred as a result of an inventory reduction program.

         Interest expense, including amortization of debt financing costs, increased by approximately $14.9 million to $80.7 million for the year ended December 31, 1995, principally as a result of increased borrowings to finance the acquisition of AN Can and to fund higher working capital needs as a result of the increased seasonality of the Company's metal container business, and higher average interest rates. Accretion of interest on the Discount Debentures in 1995 approximated the prior year's accretion due to the repurchase of $61.7 million face amount of Discount Debentures in the third quarter of 1995.

         The provisions for income taxes for the years ended December 31, 1995 and 1994 were comprised of federal, state and foreign income taxes currently payable. The decrease in the provision for income taxes in 1995 reflects a decrease in federal income taxes currently payable due to the deductibility of accrued interest on the Discount Debentures that were repurchased in 1995.

         As a result of the items discussed above, net loss before the extraordinary charge for the year ended December 31, 1995 was $16.0 million, as compared to a net loss of $13.0 million for the year ended December 31, 1994.

         As a result of the early extinguishment of amounts owed under its secured debt facilities, the Company incurred an extraordinary charge of $5.8 million (net of tax of $2.6 million) in 1995.

         Historical Year Ended December 31, 1994 Compared with Historical Year Ended December 31, 1993

         Consolidated net sales increased $215.9 million, or 33.4%, to $861.4 million for the year ended December 31, 1994, as compared to $645.5 million for the same period in 1993. Approximately 81% of this increase related to sales to Del Monte pursuant to the DM Supply Agreement entered into by the Company on December 21, 1993 to supply substantially all of Del Monte's metal container requirements for a period of ten years. The remainder of this increase resulted principally from greater unit sales in both the metal container and plastic container businesses.

         Net sales for the metal container business (including paper containers) were $657.1 million for the year ended December 31, 1994, an increase of $197.9 million (43.1%) over net sales for the metal container business of $459.2 million for the same period in 1993. Sales of metal containers increased $201.6 million primarily as a result of the DM Supply Agreement, which represented $174.7 million of this increase, and an increase of $26.9 million in sales to all other customers. Sales of metal containers increased principally from higher unit volume and reflected continued growth in sales of pet food containers, as well as greater sales to vegetable pack customers due to a larger than normal pack in 1994. Sales of specialty items included in the metal container segment declined $3.7 million to $9.6 million during 1994.

         Net sales for the plastic container business of $204.3 million during the year ended December 31, 1994 increased $18.0 million, or 9.7%, over net sales of plastic containers of $186.3 million for the same period in 1993. The increase in net sales of plastic containers was attributable to increased unit sales to new and existing customers, particularly PET customers, and to a lesser extent, higher average sales prices due to the pass through of increased resin costs.

         Cost of goods sold as a percentage of consolidated net sales was 86.9% ($748.3 million) for the year ended December 31, 1994, a decrease of 1.6 percentage points as compared to 88.5% of consolidated net sales ($571.2 million) for the same period in 1993. The decrease in cost of goods sold as a percentage of consolidated net sales principally resulted from synergistic benefits resulting from the acquisition of DM Can, lower per unit manufacturing costs realized on higher sales and production volumes and improved manufacturing efficiencies in the plastic container business resulting from larger cost reduction and productivity investments in 1993.

         Selling, general and administrative expenses as a percentage of consolidated net sales declined 0.6 percentage points to 4.4% of consolidated net sales ($38.0 million) for the year ended December 31, 1994, as compared to 5.0% ($32.5 million) for the same period in 1993. The decrease as a percentage of consolidated net sales resulted principally from a modest increase in selling, general and administrative functions relative to the increased sales associated with the acquisition of DM Can, offset in part by an increase of $1.3 million in benefits accrued under SARs.

         Income from operations as a percentage of consolidated net sales increased 0.3 percentage points to 6.8% ($58.4 million) for the year ended December 31, 1994, compared with 6.5% ($41.8 million) for the same period in 1993. During 1994 the Company incurred a charge of $16.7 million to write-down certain properties held for sale to their net realizable value and to reduce the carrying value of certain technologically obsolete and inoperable equipment. Without giving effect to this nonrecurring charge, income from operations in 1994 would have been 8.7% ($75.1 million), an increase of 2.2 percentage points as compared to 1993, and was principally attributable to the aforementioned improvement in gross margin.

         Income from operations as a percentage of net sales for the metal container business (without giving effect to the $7.2 million charge to write-down the carrying value of certain assets) increased 1.0% to 10.2% ($67.0 million) during 1994 as compared to 1993, principally due to operating synergies realized from the acquisition of DM Can and lower per unit manufacturing costs incurred as a result of higher production volumes in 1994. Income from operations as a percentage of net sales attributable to the plastic container business (without giving effect to the $9.5 million charge to write-down the carrying value of certain assets) in 1994 was 4.6% ($9.4 million), as compared to 0.3% ($0.6 million) in 1993. The improved operating performance of the plastic container business resulted from production efficiencies realized as a result of rationalizations and capital investment made in prior periods, and lower unit manufacturing costs.

         Interest expense, including amortization of debt financing costs, increased by approximately $11.5 million to $65.8 million for the year ended December 31, 1994. This increase resulted from the incurrence of additional bank borrowings to finance the acquisition of DM Can, higher average bank borrowing rates, higher accretion of interest on the Discount Debentures and increased charges for the amortization of debt financing costs.

         The provisions for income taxes for the years ended December 31, 1994 and 1993 were comprised of federal, state and foreign income taxes currently payable. The increase in the provision for income taxes in 1994 reflects an increase in federal income taxes currently payable. During 1994, the Company fully utilized its alternative minimum tax net operating loss carryovers and, therefore, was subject to tax at the rate of 20% on its alternative minimum taxable income.

         As a result of the items discussed above, the net loss for the year ended December 31, 1994 was $13.0 million, $1.4 million less than the loss before extraordinary charges and cumulative effect of changes in accounting principles for the year ended December 31, 1993 of $14.4 million.

         In conjunction with the acquisition of DM Can in 1993, the Company incurred an extraordinary charge of $1.3 million for the early extinguishment of debt. Also, during 1993 the Company adopted SFAS No. 106, SFAS No. 109 and SFAS No. 112. The cumulative effect of these accounting changes, for years prior to 1993, was to decrease net income by $6.3 million. As a result of these charges, the net loss for 1993 was $22.0 million.

         Pro Forma Year Ended December 31, 1995 Compared with Pro Forma Year Ended December 31, 1994

         Consolidated net sales for the year ended December 31, 1995 declined $53.6 million as compared to pro forma consolidated net sales for the prior year. The decrease in net sales was primarily attributable to lower unit volume resulting from the below normal 1995 vegetable pack.

         Income from operations as a percentage of consolidated net sales (before unusual charges) for the year ended December 31, 1995 was 8.0% ($112.1 million) as compared to pro forma income from operations as a percentage of consolidated net sales (before unusual charges) for the year ended December 31, 1994 of 8.5% ($123.6 million). Management believes that the decrease in income from operations was primarily attributable to lower demand in 1995 for vegetable pack containers.

Capital Resources and Liquidity

         The Company's liquidity requirements arise primarily from its obligations under the indebtedness incurred in connection with its acquisitions and the refinancing of such indebtedness, capital investment in new and existing equipment and the funding of the Company's seasonal working capital needs. Historically, the Company has met these liquidity requirements through cash flow generated from operating activities and working capital borrowings.

         On July 22, 1996, the Company completed the Private Offering. With net proceeds of $47.8 million from the Private Offering, the Company purchased the Holdings Class B Stock held by Mellon for $35.8 million and, on August 26, 1996, will redeem $12.0 million principal amount of Discount Debentures.

         On August 1, 1995, Silgan, Containers and Plastics entered into the Silgan Credit Agreement (which originally provided Silgan with $225 million of A term loans and $225 million of B term loans and provided Containers and Plastics with a commitment of $225 million for working capital loans) to finance the acquisition by Containers of AN Can, to refinance and repay in full all amounts owing under the credit agreement, dated as of December 21, 1993 among Silgan and certain of its subsidiaries, the lenders from time to time party thereto, Bank of America National Trust and Savings Association ("Bank of America National Trust"), as Co-Agent, and Bankers Trust, as Agent (the "Silgan 1993 Credit Agreement"), and under the Secured Notes. With the proceeds received from the Silgan Credit Agreement, the Company (i) repaid $117.1 million of term loans under the Silgan 1993 Credit Agreement, (ii) repaid in full $50.0 million of its Secured Notes, (iii) acquired from ANC substantially all of the fixed assets and working capital of AN Can for $362.0 million (including the purchase from ANC of its St. Louis facility in May 1996 for $13.2 million), and (iv) incurred debt issuance costs of $19.3 million. With borrowings of $200 million under the Silgan Credit Agreement (as amended in May 1996 to include an additional $125 million of B term loans), Holdings has repurchased and redeemed an aggregate of $204.1 million principal amount of Discount Debentures since 1995.

         The Silgan Credit Agreement provides the Company with improved financial flexibility by (i) enabling Silgan to transfer funds to Holdings for payment by Holdings of cash interest on the Discount Debentures and, as provided in the Silgan Credit Agreement, cash dividends (or cash interest) on the Preferred Stock (or, if issued, the Exchange Debentures), (ii) extending the maturity of the Company's secured debt facilities until December 31, 2000, (iii) lowering the interest rate spread on its floating rate borrowings by 1/2%, as well as providing for further interest rate reductions in the event the Company attains certain financial targets, and (iv) lowering the Company's average cost of indebtedness by permitting Holdings to repurchase or redeem Discount Debentures with $200 million of borrowings under the Silgan Credit Agreement.

         Upon completion of the Refinancing, the Company will have outstanding approximately $59.0 million principal amount of Discount Debentures and will have redeemed or repurchased an aggregate of approximately $216.0 million principal amount at maturity of Discount Debentures since 1995. By refinancing a portion of the Discount Debentures with borrowings under the Silgan Credit Agreement and proceeds from the Private Offering, the Company will lower its average cost of indebtedness, realize $11.5 million of annual cash interest savings, and realize $19.5 million of current cash tax savings as a result of the deduction by the Company of the accreted interest on the retired Discount Debentures. The Company may consider refinancing all or a portion of the remaining Discount Debentures through debt and/or equity financings. Any such financings will depend upon the market conditions existing at the time and will have to be effected in compliance with the Company's agreements governing its indebtedness.

         For the first three months of 1996, net borrowings of working capital loans of $53.1 million and proceeds of $1.5 million from the sale of assets were used to fund $31.2 million of the Company's operating activities, capital expenditures of $18.6 million, the repayment of $0.9 million of term loans, and increase cash balances by $3.9 million. The Company's EBDITA for the three months ended March 31, 1996 increased by $12.1 million to $40.1 million in comparison to the same period in 1995. The increase in EBDITA principally reflected the generation of additional cash earnings from the AN Can operations.

         For the three months ended March 31, 1996, the operating cash flow of the Company declined from the same period in the prior year primarily as a result of the increased working capital needed, mainly for inventory, to support the AN Can operations. Inventories increased due to the normal seasonal build while accounts receivable declined from year-end as a result of lower sales volume in 1996 and the payment by certain customers of amounts due at year-end in early 1996. The decline in trade accounts payable is attributable to the adoption by the Company of vendor payment terms similar to AN Can.

         Management believes that the average working capital needs of the combined operations of the Company and AN Can for 1996 as compared to the pro forma combined operations in the prior year will decline predominately as a result of carrying a lower amount of finished goods inventory due to scheduling production closer to the summer seasonal peak and the change in vendor payment terms referred to above.

         During 1995, cash generated from operations of $209.6 million (including cash of $112.0 million generated by AN Can since August 1, 1995), proceeds of $3.5 million realized from the sale of assets and a decrease of $0.6 million in cash balances were used to repay $142.8 million of working capital borrowings used to fund the acquisition of AN Can, fund capital expenditures of $51.9 million, repay $9.7 million of term loans and $5.5 million of working capital loans, and make payments to former shareholders of $3.8 million in full settlement of outstanding litigation. The Company's EBDITA for the year ended December 31, 1995 increased by $17.9 million to $132.4 million as compared to 1994. The increase in EBDITA reflected the generation of additional cash earnings from AN Can since its acquisition on August 1, 1995, offset by a decline in the cash earnings of the Company's existing business principally as a result of lower unit volume due to the below normal 1995 vegetable pack.

         For the year ended December 31, 1995, the operating cash flow of the Company increased significantly from the prior year due to the generation of cash by AN Can since its acquisition on August 1, 1995 and the adoption by Silgan of similar year-end vendor payment terms to those of AN Can. At December 31, 1995, the trade receivable balance of AN Can was $44.2 million ($90.2 million on August 1, 1995), the inventory balance was $98.9 million ($137.9 million on August 1, 1995), and the trade payables balance was $58.2 million ($64.2 million on August 1, 1995).

         During 1994, cash generated from operations of $47.3 million along with working capital borrowings of $10.4 million were used to fund capital expenditures of $27.9 million (net of proceeds of $1.3 million), make mandatory debt repayments of $20.5 million, pay $6.9 million to former shareholders of Silgan in partial settlement of outstanding litigation and increase cash balances by $2.4 million.

         For 1993, the Company used cash generated from operations of $48.1 million and available cash balances of $2.7 million to fund capital expenditures of $42.5 million, repay working capital loans of $7.2 million (in addition to working capital loans which were repaid with proceeds from the Silgan 1993 Credit Agreement), and pay $1.1 million of term loans. During the year, the Company increased its annual amount of capital spending in order to reduce costs and to add incremental production capacity. The increase in inventory at December 31, 1993 as compared to the prior year principally resulted from the inventory acquired as part of the acquisition of DM Can.

         Because the Company sells metal containers used in vegetable and fruit processing, its sales are seasonal. As a result, a significant portion of the Company's revenues are generated in the first nine months of the year. As is common in the packaging industry, the Company must access working capital to build inventory and then carry accounts receivable for some customers beyond the end of the summer and fall packing season. Seasonal accounts are generally settled by year end. The acquisition of AN Can increased Silgan's seasonal metal containers business, and as a result the Company increased the amount of working capital loans available to it under its credit facility to $225.0 million. Due to the Company's seasonal requirements, the Company expects to incur short term indebtedness to finance its working capital requirements, and it is estimated that approximately $180 million of the working capital revolver under the Silgan Credit Agreement, including letters of credit, will be utilized at its peak in July 1996.

         As of March 31, 1996, the outstanding principal amount of working capital loans was $60.2 million and, subject to a borrowing base limitation and taking into account outstanding letters of credit, the unused portion of working capital commitments at such date was $140.7 million. As of June 30, 1996, the outstanding principal amount of working capital loans was $148.6 million and, subject to a borrowing base limitation and taking into account outstanding letters of credit, the unused portion of working capital commitments at such date was $69.1 million.

         In addition to its operating cash needs, the Company's cash requirements over the next several years consist primarily of (i) annual capital expenditures of $45.0 to $55.0 million, (ii) scheduled principal amortization payments of term loans under the Silgan Credit Agreement of $28.5 million, $38.5 million, $53.4 million, $53.4 million and $126.1 million over the next five years, respectively, (iii) expenditures of approximately $30.0 million over the next three years associated with plant rationalizations and administrative workforce reductions, other plant exit costs and employee relocation costs of AN Can, (iv) the Company's interest requirements, including interest on working capital loans, the principal amount of which will vary depending upon seasonal requirements, and the bank term loans, most of which bear fluctuating rates of interest, the 11-3/4% Notes and semi-annual cash interest payments of approximately $4.0 million (based on $59.0 million principal amount of Discount Debentures outstanding) on the Discount Debentures commencing in December 1996,
(v) payments of approximately $3.0 million for state tax liabilities in 1996 and approximately $16.0 million for federal and state tax liabilities in 1997, increasing annually thereafter (assuming the redemption of the remainder of the Discount Debentures at maturity in 2002), and (vi) quarterly payments of cash dividends (or cash interest) of up to approximately $2.8 million on the Preferred Stock (or the Exchange Debentures) commencing on October 15, 2000 (assuming that the Company has not paid cash dividends (or cash interest) on the Preferred Stock (or the Exchange Debentures) prior to such date). See "Risk Factors--Refinancing Risk."

         Since Holdings' only asset is its investment in Silgan, its ability to pay interest on the Discount Debentures and dividends on the Preferred Stock (and cash interest on the Exchange Debentures, if issued) may depend upon its receipt of funds paid by dividend or otherwise loaned, advanced or transferred by Silgan to Holdings. While Silgan has no legal obligation to make such funds available, it is expected that Silgan will do so if it then has sufficient funds available for such purpose. If sufficient funds to pay such interest and dividends are not generated by the operations of Silgan's subsidiaries, Silgan or Holdings may seek to borrow or otherwise finance the amount of such payments or refinance the Discount Debentures or the Preferred Stock. The Silgan Credit Agreement, the Discount Debentures and the 11-3/4% Notes Indenture limit Holdings' ability to pay cash dividends on the Preferred Stock (and cash interest on the Exchange Debentures) and Silgan's ability to provide funds to Holdings for such purpose. See "Risk Factors--Ability of Holdings to Pay Cash Dividends and Cash Interest" and "--Ability of Silgan to Provide Financial Support to Holdings."

         The Discount Debentures represent AHYDOS within the meaning of Section 163(i) of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the tax deduction that would otherwise be available to Holdings for accreted interest on the Discount Debentures during their noncash interest period has been and will continue to be deferred until the retirement of the Discount Debentures. During 1995, Holdings repurchased $61.7 million principal amount of Discount Debentures, providing Holdings with an allowable deduction of approximately $18.0 million for the amount of interest accreted on such Discount Debentures. In 1996, after giving effect to the Refinancing, Holdings will have redeemed $154.4 million principal amount of the Discount Debentures, providing Holdings with an allowable deduction of approximately $58.0 million for the amount of interest accreted on such amount of indebtedness. After the Refinancing is completed, Holdings will have approximately $59.0 million principal amount of Discount Debentures outstanding. Subject to alternative minimum tax ("AMT"), Holdings will realize further tax benefits in the event that it redeems any of the remaining Discount Debentures.

         In 1993, Holdings became subject to AMT and, due to the utilization of its AMT net operating loss carryforwards, incurred an AMT liability at a rate of 2%. In 1994, Holdings fully utilized its AMT loss carryforwards. Accordingly, in 1995 Holdings incurred, and thereafter Holdings will incur, an AMT liability at a rate of 20% (or the applicable rate then in effect). As a result of the allowable deduction of accreted interest on the Discount Debentures redeemed in 1996, the Company expects that it will incur no AMT liability in 1996. To the extent that AMT is paid, it is allowed (subject to certain limitations) as an indefinite credit carryover against Holdings' regular tax liability in the future when and if Holdings' regular tax liability exceeds the AMT liability.

         Management believes that cash generated by operations and funds from working capital borrowings under the Silgan Credit Agreement will be sufficient to meet the Company's expected operating needs, planned capital expenditures, debt service and preferred stock dividend requirements for the foreseeable future.

         The Silgan Credit Agreement and the 11-3/4% Notes Indenture, the Discount Debentures, the Preferred Stock and the Exchange Debentures, if issued, each contain restrictive covenants that, among other things, limit the Company's ability to incur debt, sell assets and engage in certain transactions. Management does not expect these limitations to have a material effect on the Company's business or results of operations. The Company is in compliance with all financial and operating covenants contained in such financing agreements and believes that it will continue to be in compliance during 1996 with all such covenants.

Effect of Interest Rate Fluctuations and Inflation

         Historically, inflation has not had a material effect on the Company, other than to increase its cost of borrowing. In general, the Company has been able to increase the sales prices of its products to reflect any increases in the prices of raw materials.

         Because the Company has indebtedness which bears interest at floating rates, the Company's financial results will be sensitive to changes in prevailing market rates of interest. As of March 31, 1996, the Company had
$844.8  million of  indebtedness  outstanding,  of which  $402.0  million  bears interest at floating rates. To mitigate the effect of interest rate fluctuations, the Company entered into interest rate swap agreements during the first quarter of 1996 whereby floating rate interest was exchanged for fixed rates of interest ranging from 8.1% to 8.6%. The notional principal amounts of these agreements totaled $100 million and mature in the year 1999. Depending upon market conditions, the Company may enter into additional interest rate swap agreements or other interest rate hedge agreements (with counterparties that, in the Company's judgment, have sufficient creditworthiness) during 1996 to hedge its exposure against interest rate volatility.

New Accounting Pronouncements

         Long-Lived Asset Impairment. The Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," in the first quarter of 1996. Under SFAS No. 121, impairment losses will be recognized when events or changes in circumstances indicate that the undiscounted cash flows generated by assets are less than the carrying value of such assets. Impairment losses are then measured by comparing the fair value of assets to their carrying amount. There were no impairment losses recognized during the first quarter of 1996 as a result of the adoption of SFAS No. 121. See Note 5 to the Consolidated Financial Statements of the Company included elsewhere in this Prospectus.

         Stock-Based Compensation. In October 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123, "Accounting for Stock-Based Compensation", effective for the 1996 fiscal year. Under SFAS No. 123, compensation expense for all stock-based compensation plans would be recognized based on the fair value of the options at the date of grant using an option pricing model.

As permitted under SFAS No. 123, the Company may either adopt the new pronouncement or follow the current accounting methods as prescribed under Accounting Principles Board ("APB") No. 25. The Company has not elected to adopt SFAS No. 123 and continues to recognize compensation expense in accordance with APB No. 25. In addition, the Company will be required to include in its 1996 year end financial statements pro forma information regarding compensation expense recognizable under SFAS No. 123. See Note 15 to the Consolidated Financial Statements of the Company included elsewhere in this Prospectus.

                                    BUSINESS

General

         The Company is a major manufacturer of a broad range of (i) steel and aluminum containers for human and pet food and (ii) custom designed plastic containers for health, personal care, food, beverage, pharmaceutical and household chemical products in North America. Silgan has grown rapidly since its inception in 1987 primarily as a result of strategic acquisitions, but also through internally generated growth. In 1995, the Company had net sales of approximately $1.1 billion and, on a pro forma basis after giving effect to the acquisition of substantially all of the assets of AN Can, would have had net sales of approximately $1.4 billion. The Company operates through two operating companies, Containers and Plastics. Management estimates that Containers is currently the sixth largest can producer and the largest manufacturer of metal food containers in North America. In 1995, Containers sold approximately 28% of all metal food containers used in the United States, and on a pro forma basis after giving effect to the acquisition of AN Can, would have sold approximately 36% of all metal food containers sold in the United States. Plastics is one of the leading manufacturers of custom designed HDPE and PET containers sold in North America for health and personal care products.

         Holdings is a Delaware corporation organized in April 1989, that, in June 1989, through certain mergers acquired all of the outstanding common stock of Silgan. Holdings' principal asset is all of the outstanding capital stock of Silgan. Prior to June 30, 1989, Holdings did not engage in any business. Silgan is a Delaware corporation formed in August 1987 as a holding company to acquire interests in various packaging manufacturers. See "--Company History" below. The principal executive offices of Holdings are located at 4 Landmark Square, Stamford, Connecticut 06901, telephone number (203) 975- 7110.

         Metal Container Business

         In 1995, Containers had net sales of approximately $882.3 million (representing 80% of the Company's total net sales) and, on a pro forma basis after giving effect to the acquisition of AN Can, would have had net sales of approximately $1.2 billion (representing 84% of the Company's total pro forma net sales). On a pro forma basis, after giving effect to the acquisition of AN Can, Containers has realized compound annual unit sales growth in excess of 16% since 1987, despite the relative maturity of the U.S. food can industry. Types of metal containers manufactured by Containers include those for vegetables, fruit, meat, tomato based products, coffee, soup, seafood, evaporated milk, infant formula and pet food. Containers has the Nestle Supply Agreements with Nestle pursuant to which Containers supplies a majority of Nestle's metal container requirements, and the DM Supply Agreement with Del Monte pursuant to which Containers supplies substantially all of Del Monte's metal container requirements. In addition to Nestle and Del Monte, Containers has multi-year supply arrangements with other customers. The Company estimates that approximately 80% of Containers' sales in 1996 will be pursuant to such supply agreements and arrangements. See "--Sales and Marketing" below. Containers also manufacturers and sells certain specialty packaging items, including metal caps and closures, plastic bowls and paper containers primarily used by processors and packagers in the food industry. In 1995, on a pro forma basis after giving effect to the acquisition of AN Can, the Company would have had net sales of specialty items of approximately $83.6 million.

         Containers' strategy has been growth through acquisition followed by the integration and rationalization of the acquired businesses with Containers' operations, realization of cost synergies as a result of such acquisitions, and investment in the acquired assets, all aimed at achieving and maintaining a low cost position. Since the acquisition in 1987 of Nestle Can, Containers has spent approximately $298 million for the acquisition of additional can manufacturing facilities and equipment and has invested approximately $131 million in its acquired manufacturing facilities. Containers acquired DM Can from Del Monte in December 1993 and AN Can from ANC in August 1995, enabling the Company to diversify its customer base and geographic presence in North America. See "--Company History" below. Containers has achieved a low cost position, primarily through low production costs and capital investments that have generated manufacturing and production efficiencies, and by exploiting the favorable geographic location of its plants. To further enhance its low cost position, Containers has realized cost reduction opportunities through plant rationalizations and cost synergies resulting from its acquisitions. Since 1991, Containers has closed eight smaller, higher cost metal container facilities, including five facilities that were closed in 1995 as a result of the integration of DM Can. The closure of the five facilities in 1995 resulted in a reduction in indirect costs of approximately $7.0 million. The Company believes that the acquisition of AN Can will enable it to realize further cost savings from plant rationalizations, from production and manufacturing synergies from the combined operations and from the integration of the selling and administrative operations of AN Can into
Containers. As a result of Containers' ability to integrate its acquired businesses and realize cost savings and synergies from combining the acquired businesses with Containers' operations, Containers has been able to successfully make acquisitions that have allowed it to more than triple its overall share of the food can segment in terms of unit sales, from a share of approximately 10% in 1987 to a share of approximately 36% in 1995, on a pro forma basis after giving effect to the acquisition of AN Can.

         Plastic Container Business

         In 1995, Plastics had net sales of approximately $219.6 million (representing 16% of the Company's pro forma net sales). HDPE containers manufactured by Plastics include personal care containers for shampoos, conditioners, hand creams, lotions, cosmetics and toiletries, household chemical containers for scouring cleaners, cleaning agents and lawn and garden chemicals and pharmaceutical containers for tablets, laxatives and eye cleaning solutions. Plastics manufactures PET custom containers for mouthwash, liquid soap, skin care lotions, gastrointestinal and respiratory products, salad dressings, condiments, instant coffees, premium water and liquor. Many of the containers manufactured by Plastics are recyclable. See "--Products" below.

         Plastics has grown primarily by strategic acquisition. From a sales base of $89 million in 1987, Plastics' sales have grown at a compound annual rate of 12%. See "--Company History" below. While many of Plastics' larger competitors that manufacture extrusion blow-molded plastic containers employ technology oriented to large bottles and long production runs, Plastics has focused on mid-sized, extrusion blow-molded plastic containers requiring special decoration and shorter production runs. Plastics emphasizes value-added design, fabrication and decoration of custom containers. Plastics is aggressively pursuing opportunities in custom designed PET and HDPE containers for which the market has been growing principally due to consumer preferences for plastic containers. Management believes that PET custom containers are replacing glass containers for products such as mouthwash, salad dressing, peanut butter and liquor, and that Plastics is well positioned because of its technologically advanced equipment to respond to opportunities for future growth in the rigid plastic container market.

         Since 1993, Plastics' earnings before depreciation, interest, taxes and amortization have increased 56% to $27.5 million in 1995. Plastics has achieved this increase through a consolidation and rationalization program for its facilities, significant capital investments to improve its manufacturing and production efficiencies, increased unit sales volume, and lower selling, general and administrative expenses. Management of Plastics intends to continue to focus on expanding its market share and on improving its operating margins by pursuing further cost reduction opportunities.

Products

         Metal Container Business

         The Company is engaged in the manufacture and sale of steel and aluminum containers that are used primarily by processors and packagers for human and pet food. Types of containers manufactured include those for vegetables, fruit, pet food, meat, tomato based products, coffee, soup, seafood, evaporated milk and infant formula. The Company does not produce cans for use in the beer or soft drink industries.

         Plastic Container Business

         The Company is also engaged in the manufacture and sale of plastic containers primarily used for health, personal care, food, beverage (other than carbonated soft drinks), pharmaceutical and household chemical products. Plastic containers are produced by converting thermoplastic materials into containers ranging in size from 1/2 to 96 ounces. Emphasis is on value-added design, fabrication and decoration of the containers. The Company designs and manufactures a wide range of containers for health and personal care products such as shampoos, conditioners, hand creams, lotions, cosmetics and toiletries, liquid soap, gastrointestinal and respiratory products, and mouthwash. Because these products are characterized by short product life and a demand for creative packaging, the containers manufactured for these products generally have more sophisticated designs and decorations. Food and beverage containers are designed and manufactured (generally to unique specifications for a specific customer) to contain products such as salad dressing, condiments, instant coffee, premium water and liquor. Household chemical containers are designed and manufactured to contain polishes, specialty cleaning agents, lawn and garden chemicals and liquid household products. Pharmaceutical containers are designed and manufactured (either in a generic or in a custom-made form) to contain tablets, solutions and similar products for the ethical and over-the-counter markets.

Manufacturing and Production

         As is the practice in the industry, most of the Company's can and plastic container customers provide it with annual estimates of products and quantities pursuant to which periodic commitments are given. Such estimates enable the Company to effectively manage production and control working capital requirements. At December 31, 1995, Containers had approximately 80% of its projected 1996 sales under multi-year contracts. Plastics has purchase orders or contracts for containers with the majority of its customers. In general, these purchase orders and contracts are for containers made from proprietary molds and are for a duration of 2 to 5 years. Both Containers and Plastics schedule their production to meet their customers' requirements. Because the production time for the Company's products is short, the backlog of customer orders in relation to sales is not significant.

         Metal Container Business

         The Company uses three basic processes to produce cans. The traditional three-piece method requires three pieces of flat metal to form a cylindrical body with a welded side seam, a bottom and a top. The Company uses a welding process for the side seam of three-piece cans to achieve a superior seal. High integrity of the side seam is further assured by the use of sophisticated electronic weld monitors and organic coatings that are thermally cured by induction and convection processes. The other two methods of producing cans start by forming a shallow cup that is then formed into the desired height using either the draw and iron process or the draw and redraw process. Using the draw and redraw process, the Company manufactures steel and aluminum two-piece cans, the height of which does not exceed the diameter. For cans the height of which is greater than the diameter, the Company manufactures steel two- piece cans by using a drawing and ironing process.
Quality and stackability of such cans are comparable to that of the shallow two-piece cans described above. Can bodies and ends are manufactured from thin, high-strength aluminum alloys and steels by utilizing proprietary tool and die designs and selected can making equipment. The Company's manufacturing operations include cutting, coating, lithographing, fabricating, assembling and packaging finished cans.

         Plastic Container Business

         The Company utilizes two basic processes to produce plastic bottles. In the blow extrusion molding process, pellets of plastic resin are heated and extruded into a tube of plastic. A two-piece metal mold is then closed around the plastic tube and high pressure air is blown into it causing a bottle to form in the mold's shape. In the injection blow molding process, pellets of plastic resin are heated and injected into a mold, forming a plastic preform. The plastic preform is then blown into a bottle-shaped metal mold, creating a plastic bottle.

         The Company believes that its proprietary equipment for the production of HDPE containers is particularly well-suited for the use of post-consumer recycled ("PCR") resins because of the relatively low capital costs required to convert its equipment to utilize multi-layer container construction.

         The Company's decorating methods for its plastic products include (1) in-mold labeling which applies a paper or plastic film label to the bottle during the blowing process and (2) post-mold decoration. Post-mold decoration includes (i) silk screen decoration which enables the applications of images in multiple colors to the bottle, (ii) pressure sensitive decoration which uses a plastic film or paper label applied by pressure, (iii) heat transfer decoration which uses a plastic film or plastic coated paper label applied by heat, and
(iv) hot stamping decoration which transfers images from a die using metallic foils. The Company has state-of-the-art decorating equipment, including, management believes, one of the largest sophisticated decorating facilities in the Midwest, which allows the Company to custom-design new products with short lead times.

Raw Materials

         The Company does not believe that it is materially dependent upon any single supplier for any of its raw materials and, based upon the existing arrangements with suppliers, its current and anticipated requirements and market conditions, the Company believes that it has made adequate provisions for acquiring raw materials. Although increases in the prices of raw materials have generally been passed along to the Company's customers, the inability to do so in the future could have a significant impact on the Company's operating margins.

         Metal Container Business

         The Company uses tin plated and chromium plated steel, aluminum, copper wire, organic coatings, lining compound and inks in the manufacture and decoration of its metal can products. The Company's material requirements are supplied through purchase orders with suppliers with whom the Company, through its predecessors, has long-term relationships. If its suppliers fail to deliver under their arrangements, the Company would be forced to purchase raw materials on the open market, and no assurances can be given that it would be able to make such purchases at comparable prices or terms. The Company believes that it will be able to purchase sufficient quantities of steel and aluminum can sheet for the foreseeable future.

         Plastic Container Business

         The raw materials used by the Company for the manufacture of plastic containers are primarily resins in pellet form such as HDPE-PCR and virgin HDPE and PET and, to a lesser extent, low density polyethylene, extrudable polyethylene terephthalate, polyethylene terephthalate glycol, polypropylene, polyvinyl chloride and medium density polyethylene. The Company's resin requirements are acquired through multi-year arrangements for specific quantities of resins with several major suppliers of resins. The price the Company pays for resin raw materials is not fixed and is subject to market pricing. The Company believes that it will be able to purchase sufficient quantities of resins for the foreseeable future.

Sales and Marketing

         The Company markets its products in most areas of North America primarily by a direct sales force and through a large network of distributors. Because of the high cost of transporting empty containers, the Company generally sells to customers within a 300 mile radius of its manufacturing plants.
See also "--Competition" below.

         In 1995, 1994 and 1993, the Company's metal container business accounted for approximately 80%, 76% and 71%, respectively, of the Company's total sales, and the Company's plastic container business accounted for approximately 20%, 24% and 29%, respectively, of the Company's total sales. On a pro forma basis after giving effect to the acquisition of AN Can, metal and plastic containers in 1995 would have accounted for approximately 84% and 16% of the Company's total sales, respectively. In 1995, 1994 and 1993, approximately 21%, 26% and 34%, respectively, of the Company's sales were to Nestle and in 1995 and 1994 approximately 15% and 21%, respectively, of the Company's sales were to Del Monte. On a pro forma basis after giving effect to the acquisition of AN Can, in 1995 approximately 17% and 11% of the Company's sales would have been to Nestle and Del Monte, respectively. No other customer accounted for more than 10% of the Company's total sales during such years.

         Metal Container Business

         Management believes that the Company is currently the sixth largest can producer and the largest food can producer in North America. In 1995, Containers sold approximately 28% of all metal food containers in the United States. Containers has entered into multi-year supply arrangements with many of its customers, including Nestle and Del Monte. The Company estimates that approximately 80% of its metal container sales in 1996 will be pursuant to such arrangements.

         In 1987, the Company, through Containers, and Nestle entered into the Nestle Supply Agreements pursuant to which Containers has agreed to supply Nestle with, and Nestle has agreed to purchase from Containers, substantially all of the can requirements of the former Carnation operations of Nestle for a period of ten years, subject to certain conditions. In 1995, sales of metal cans by the Company to Nestle were $236.0 million.

         The Nestle Supply Agreements provide for certain prices and specify that such prices will be increased or decreased based upon cost change formulas set forth therein. The Nestle Supply Agreements contain provisions that require Containers to maintain certain levels of product quality, service and delivery in order to retain the Nestle business. In the event of a breach of a particular Nestle Supply Agreement, Nestle may terminate such Nestle Supply Agreement but the other Nestle Supply Agreements would remain in effect.

         In 1993, the term of certain of the Nestle Supply Agreements (representing approximately 70% of the Company's 1995 unit sales to Nestle) was extended through 2001. Under these Nestle Supply Agreements, Nestle has the right to receive competitive bids under narrowly limited circumstances, and Containers has the right to match any such bids. In the event that Containers chooses not to match a competitive bid, Nestle may purchase cans from the competitive bidder at the competitive bid price for the term of the bid. The Company cannot predict the effect, if any, of such bids upon its financial condition or results of operations. The Company is currently engaged in discussions with Nestle regarding the extension beyond 2001 of the term for a majority of the can requirements under these Nestle Supply Agreements in return for certain price concessions by the Company. On a pro forma basis after giving effect to the acquisition of AN Can, such can requirements would have represented approximately 6% of the Company's 1995 sales.

         The term of the other Nestle Supply Agreements expires in August 1997. The Company has also commenced discussions with Nestle with respect to the continuation beyond 1997 of the other Nestle Supply Agreements, which would have represented approximately 6% of the Company's sales in 1995 on a pro forma basis after giving effect to the acquisition of AN Can. Although the Company intends to make every effort to extend these Nestle Supply Agreements on reasonable terms and conditions, there can be no assurance that these Nestle Supply Agreements will be extended or that they will be extended on terms favorable to the Company.

         On December 21, 1993, Containers and Del Monte entered into the DM Supply Agreement. Under the DM Supply Agreement, Del Monte has agreed to purchase from Containers, and Containers has agreed to sell to Del Monte, 100% of Del Monte's annual requirements for metal containers to be used for the packaging of food and beverages in the United States and not less than 65% of Del Monte's annual requirements of metal containers for the packaging of food and beverages at Del Monte's Irapuato, Mexico facility, subject to certain limited exceptions. In 1995, sales of metal containers by the Company to Del Monte were $159.4 million.

         The DM Supply Agreement provides for certain prices for all metal containers supplied by Containers to Del Monte thereunder and specifies that such prices will be increased or decreased based upon specified cost change formulas.

         Under the DM Supply Agreement, beginning in December 1998, Del Monte may, under certain circumstances, receive proposals with terms more favorable than those under the DM Supply Agreement from independent commercial can manufacturers for the supply of containers of a type and quality similar to the metal containers that Containers furnishes to Del Monte, which proposals shall be for the remainder of the term of the DM Supply Agreement and for 100% of the annual volume of containers at one or more of Del Monte's canneries. Containers has the right to retain the business subject to the terms and conditions of such competitive proposal.

         The sale of metal containers to vegetable and fruit processors is seasonal and monthly revenues increase during the months of June through October. As is common in the packaging industry, the Company must build inventory and then carry accounts receivable for some seasonal customers beyond the end of the season. The acquisition of AN Can increased the Company's seasonal metal container business. Consistent with industry practice, such customers may return unused containers. Historically, such returns have been minimal.

         Plastic Container Business

         The Company is one of the leading manufacturers of custom designed HDPE and PET containers sold in North America. The Company markets its plastic containers in most areas of North America through a direct sales force and through a large network of distributors. More than 70% of the Company's plastic containers are sold for health and personal care products, such as hair care, oral care, pharmaceutical and other health care applications. The Company's customers in these product segments include Helene Curtis Inc., Procter & Gamble Co., Avon Products, Inc., Andrew Jergens Inc., Chesebrough-Ponds USA Co., Dial Corp., Warner-Lambert Company and Pfizer Inc. The Company also manufactures plastic containers for food and beverage products, such as salad dressings, condiments, instant coffee and premium water and liquor. Customers in these product segments include Procter & Gamble Co., Kraft General Foods Inc. and General Mills, Inc.

         As part of its marketing strategy, the Company has arrangements to sell some of its plastic products to distributors, which in turn sell such products primarily to small-size regional customers. Plastic containers sold to distributors are manufactured by using generic molds with decoration, color and neck finishes added to meet the distributors' individual requirements. The distributors' warehouses and their sales personnel enable the Company to market and inventory a wide range of such products to a variety of customers.

         Plastics has written purchase orders or contracts for containers with the majority of its customers. In general, these purchase orders and contracts are for containers made from proprietary molds and are for a duration of 2 to 5 years.

Competition

         The packaging industry is highly competitive. The Company competes in this industry with other packaging manufacturers as well as fillers, food processors and packers who manufacture containers for their own use and for sale to others. The Company attempts to compete effectively through the quality of its products, pricing and its ability to meet customer requirements for delivery, performance and technical assistance. The Company also pursues market niches such as the manufacture of easy-open ends and special feature cans, which may differentiate the Company's products from its competitors' products.

         Because of the high cost of transporting empty containers, the Company generally sells to customers within a 300 mile radius of its manufacturing plants. Strategically located existing plants give the Company an advantage over competitors from other areas, and the Company would be disadvantaged by the loss or relocation of a major customer. As of May 31, 1996, the Company operated 46 manufacturing facilities, geographically dispersed throughout the United States and Canada, that serve the distribution needs of its customers.

         Metal Container Business

         Management believes that the metal food containers segment is mature. Some self-manufacturers have sold or closed can manufacturing operations and entered into long-term supply agreements with the new owners or with commercial can manufacturers. Of the commercial metal can manufacturers, Crown Cork and Seal Company, Inc. and Ball Corporation are the Company's most significant national competitors. As an alternative to purchasing cans from commercial can manufacturers, customers have the ability to invest in equipment to self-manufacture their cans.

         Although metal containers face continued competition from plastic, paper and composite containers, management believes that metal containers are superior to plastic and paper containers in applications where the contents are processed at high temperatures, where the contents are packaged in large or institutional quantities (14 to 64 oz.) or where long-term storage of the product is desirable. Such applications include canned vegetables, fruits, meats and pet foods. These sectors are the principal areas for which the Company manufactures its products.

         Plastic Container Business

         Plastics competes with a number of large national producers of health, personal care, food, beverage, pharmaceutical and household chemical plastic container products, including Owens-Brockway Plastics Products, a division of Owens-Illinois, Inc., Constar Plastics Inc., a subsidiary of Crown Cork and Seal Company, Inc., Johnson Controls Inc., Continental Plastics Inc. and Plastipak Packaging Inc. In order to compete effectively in the constantly changing market for plastic bottles, the Company must remain current with, and to some extent anticipate innovations in, resin composition and applications and changes in the manufacturing of plastic bottles.

Employees

         As of  December  31,  1995,  the  Company  employed  approximately  940
salaried  and  4,170  hourly   employees   on  a  full-time   basis,   including
approximately 1,400 employees who joined the Company on August 1, 1995 as a result of the acquisition of AN Can. Approximately 63% of the Company's hourly plant employees are represented by a variety of unions.

         The Company's labor contracts expire at various times between 1996 and 2008. Contracts covering approximately 7% of the Company's hourly employees presently expire during 1996. The Company expects no significant changes in its relations with these unions. Management believes that its relationship with its employees is good.

Regulation

         The Company is subject to federal, state and local environmental laws and regulations. In general, these laws and regulations limit the discharge of pollutants into the air and water and establish standards for the treatment, storage, and disposal of solid and hazardous waste. The Company believes that all of its facilities are either in compliance in all material respects with all presently applicable environmental laws and regulations or are operating in accordance with appropriate variances, delayed compliance orders or similar arrangements.

         In addition to costs associated with regulatory compliance, the Company may be held liable for alleged environmental damage associated with the past disposal of hazardous substances. Generators of hazardous substances disposed of at sites at which environmental problems are alleged to exist, as well as the owners of those sites and certain other classes of persons, are subject to claims under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA") regardless of fault or the legality of the original disposal. Liability under CERCLA and under many similar state statutes is joint and several, and, therefore, any responsible party may be held liable for the entire cleanup cost at a particular site. Other state statutes may impose proportionate rather than joint and several liability. The federal Environmental Protection Agency or a state agency may also issue orders requiring responsible parties to undertake removal or remedial actions at certain sites. Pursuant to the agreement relating to the acquisition in 1987 of Nestle Can, the Company has assumed liability for the past waste disposal practices of Nestle Can. In 1989, the Company received notice that it is one of many potentially responsible parties (or similarly designated parties) for cleanup of hazardous waste at a site to which it (or its predecessor Nestle Can) is alleged to have shipped such waste and at which the Company's share of cleanup costs could exceed $100,000. See "--Legal Proceedings" below.

         Pursuant to the agreement relating to the acquisition in 1987 from Monsanto Company ("Monsanto") of substantially all of the business and related fixed assets and inventory of Monsanto's plastic containers business ("Monsanto Plastic Containers"), Monsanto has agreed to indemnify the Company for substantially all of the costs attributable to the past waste disposal practices of Monsanto Plastic Containers. In connection with the acquisition of DM Can, Del Monte has agreed to indemnify the Company for a period of three years for substantially all of the costs attributable to any noncompliance by DM Can with any environmental law prior to the closing, including all of the costs attributable to the past waste disposal practices of DM Can. In connection with the acquisition of AN Can, subject to certain limitations, ANC has agreed to indemnify the Company for a period of three years for the costs attributable to any noncompliance by AN Can with any environmental law prior to the closing, including costs attributable to the past waste disposal practices of AN Can.

         The Company is subject to the Occupational Safety and Health Act and other laws regulating noise exposure levels and other safety and health concerns in the production areas of its plants.

         Management does not believe that any of the matters described above individually or in the aggregate will have a material effect on the Company's capital expenditures, earnings, financial position or competitive position.

Research and Technology

         Metal Container Business

         The Company's research, product development and product engineering efforts relating to its metal containers are currently conducted at its research centers at Oconomowoc, Wisconsin; Neenah, Wisconsin and at other plant locations. The Company is building a state-of-the-art research facility in Oconomowoc, Wisconsin in order to consolidate its two main research centers into one facility.

         Plastic Container Business

         The Company's research, product development and product engineering efforts with respect to its plastic containers are currently performed by its manufacturing and engineering personnel located at its Norcross, Georgia facility. In addition to its own research and development staff, the Company participates in arrangements with three non-U.S. plastic container manufacturers that call for an exchange of technology among these manufacturers. Pursuant to these arrangements, the Company licenses its blow molding technology to such manufacturers.

Company History

         Silgan was organized in August 1987 as a holding company to acquire interests in various packaging manufacturers. On August 31, 1987, Silgan, through Containers, purchased from Nestle the business and related assets and working capital of Nestle Can for approximately $151 million in cash and the assumption of substantially all of the liabilities of Nestle Can. Also on August 31, 1987, Silgan, through Plastics, purchased from Monsanto substantially all the business and related fixed assets and inventory of Monsanto Plastic Containers for approximately $43 million in cash and the assumption of certain liabilities of Monsanto Plastic Containers. To finance these acquisitions and to pay related fees and expenses, Silgan issued common stock, preferred stock and senior subordinated notes and borrowed amounts under its credit agreement.

         During 1988, Containers acquired from The Dial Corporation its metal container manufacturing division known as the Fort Madison Can Company, and from Nestle its carton manufacturing division known as the Seaboard Carton Division.

         During 1989, Plastics acquired Aim Packaging, Inc. ("Aim") and Fortune Plastics, Inc. ("Fortune") in the United States, and Express Plastic Containers Limited ("Express") in Canada, to improve its competitive position in the HDPE container segment.

         Holdings was organized in April 1989 as a holding company to acquire all of the outstanding common stock of Silgan. On June 30, 1989, Silgan Acquisition, Inc. ("Acquisition"), a wholly owned subsidiary of Holdings, merged with and into Silgan, and Silgan became a wholly owned subsidiary of Holdings (the "1989 Mergers").

         In 1989, the Company acquired the business and related assets of Amoco Container Company. In November 1991, Plastics sold its nonstrategic PET carbonated beverage bottle business, exiting that commodity business.

         In 1992, Holdings and Silgan completed a refinancing pursuant to a plan to improve their financial flexibility. Such refinancing included the public offering in June 1992 by Silgan of $135 million principal amount of 11-3/4% Notes and the public offering in June 1992 by Holdings of the Discount Debentures for an aggregate amount of proceeds of $165.4 million. Additionally, in June 1992 Aim, Fortune and certain other subsidiaries of Plastics were merged into Plastics.

         On December 21, 1993, Containers acquired from Del Monte substantially all of the fixed assets and certain working capital of DM Can for a purchase price of approximately $73 million and the assumption of certain limited liabilities. To finance the acquisition, (i) Silgan, Containers and Plastics (collectively, the "Borrowers") entered into the Silgan 1993 Credit Agreement with the lenders from time to time party thereto, Bank of America National Trust, as Co-Agent, and Bankers Trust, as Agent, and (ii) Holdings issued and sold to Mellon, as trustee for First Plaza, 250,000 shares of Holdings Class B Stock, for a purchase price of $60.00 per share and an aggregate purchase price of $15 million. Additionally, Silgan, Containers and Plastics borrowed term and working capital loans under the Silgan 1993 Credit Agreement to refinance and repay in full all amounts owing under their previous credit agreement.

         On August 1, 1995, Containers acquired from ANC substantially all of the assets of AN Can for a purchase price of approximately $362.0 million and the assumption of specific limited liabilities (including the purchase from ANC of its St. Louis facility in May 1996 for $13.2 million). To finance the acquisition, the Borrowers entered into the Silgan Credit Agreement with the Banks, Bankers Trust, as Administrative Agent and Co-Arranger, and Bank of America, as Documentation Agent and Co-Arranger. The Company used funds borrowed under the Silgan Credit Agreement to finance in full the purchase price for its acquisition of AN Can and to refinance and repay in full all amounts owing under the Silgan 1993 Credit Agreement and the Secured Notes. Additionally, in 1995 Holdings used borrowings under the Silgan Credit Agreement to purchase $61.7 million principal amount of the Discount Debentures, which Discount Debentures have been canceled, and in 1996 Holdings used borrowings under the Silgan Credit Agreement, as amended in May 1996, to redeem an additional $142.4 million principal amount of the Discount Debentures.

         On July 22, 1996, the Company completed the Private Offering. With net proceeds of $47.8 million from the Private Offering, the Company purchased the Holdings Class B Stock held by Mellon for $35.8 million and, on August 26, 1996, will redeem $12.0 million principal amount of Discount Debentures.

Properties

         Holdings' and Silgan's principal executive offices are located at 4 Landmark Square, Stamford, Connecticut 06901. The administrative headquarters and principal places of business for Containers and Plastics are located at 21800 Oxnard Street, Woodland Hills, California 91367 and 14515 N. Outer Forty, Chesterfield, Missouri 63017, respectively. All of these offices are leased by the Company.

         The Company owns and leases properties for use in the ordinary course of business. Such properties consist primarily of 31 metal container manufacturing facilities, 11 plastic container manufacturing facilities and 4 specialty packaging manufacturing facilities. Nineteen of these facilities are owned and 27 are leased by the Company. The leases expire at various times through 2020. Some of these leases provide renewal options.

         Below is a list of the Company's operating facilities, including attached warehouses, as of June 30, 1996 for its metal container business:

                                                          Approximate
                                                          Building Area
     Location                                             (square feet)
     --------                                             -------------

     City of Industry, CA.............................     50,000 (leased)
     Kingsburgh, CA...................................     37,783 (leased)
     Modesto, CA......................................     35,585 (leased)
     Modesto, CA......................................    128,000 (leased)
     Modesto, CA......................................    150,000 (leased)
     Riverbank, CA....................................    167,000
     San Leandro, CA..................................    200,000 (leased)
     Stockton, CA.....................................    243,500
     Norwalk, CT......................................     14,359 (leased)
     Broadview, IL....................................     85,000
     Hoopeston, IL....................................    323,000
     Rochelle, IL.....................................    175,000
     Waukegan, IL.....................................     40,000 (leased)
     Woodstock, IL....................................    160,000 (leased)
     Evansville, IN...................................    188,000
     Hammond, IN......................................    160,000 (leased)
     Laporte, IN......................................    144,000 (leased)
     Fort Madison, IA.................................     66,000
     Ft. Dodge, IA....................................     49,500 (leased)
     Savage, MN.......................................    160,000
     St. Paul, MN.....................................    470,000
     West Point, MS...................................     25,000 (leased)
     Mt. Vernon, MO...................................    100,000
     Northtown, MO....................................    112,000 (leased)
     St. Joseph, MO...................................    173,725
     St. Louis, MO....................................    174,000 (leased)
     Edison, NJ.......................................    280,000
     Crystal City, TX.................................     26,045 (leased)
     Toppenish, WA ...................................     98,000
     Vancouver, WA....................................    127,000 (leased)
     Menomonee Falls, WI..............................    116,000
     Menomonie, WI....................................     60,000 (leased)
     Oconomowoc, WI...................................    105,200
     Plover, WI.......................................     58,000 (leased)
     Waupun, WI.......................................    212,000

         Below is a list of the Company's operating facilities, including attached warehouses, as of June 30, 1996 for its plastic container business:

                                                   Approximate
                                                   Building Area
     Location                                      (square feet)
     --------                                      -------------

     Anaheim, CA................................   127,000 (leased)
     Deep River, CT.............................   140,000
     Monroe, GA.................................   117,000
     Norcross, GA...............................    59,000 (leased)
     Ligonier, IN...............................   477,000 (284,000) (leased)
     Seymour, IN................................   406,000
     Franklin, KY...............................   122,000 (leased)
     Port Clinton, OH...........................   336,000 (leased)
     Langhorne, PA..............................   156,000 (leased)
     Mississauga, Ontario.......................    80,000 (leased)
     Mississauga, Ontario.......................    60,000 (leased)


         The Company owns and leases certain other warehouse facilities that are detached from its manufacturing facilities. All of the Company's facilities are subject to liens in favor of the Banks.

         The Company believes that its plants, warehouses and other facilities are in good operating condition, adequately maintained, and suitable to meet its present needs and future plans. The Company believes that it has sufficient capacity to satisfy the demand for its products in the foreseeable future. To the extent that the Company needs additional capacity, management believes that the Company can convert certain facilities to continuous operation or make the appropriate capital expenditures to increase capacity.

Legal Proceedings

         On October 17, 1989, the State of California, on behalf of the California Department of Health Services ("DHS"), filed a suit in the United States District Court for the Northern District of California against the owners and operators of a recycling facility operated by Summer del Caribe, Inc., Dale Summer and Lynn Rodich. The complaint also named 16 can manufacturing companies, including Containers, that had sent amounts of solder dross to the facility for recycling as "Potentially Responsible Parties" ("PRPs") under the Federal Superfund statute. Containers is one of the 15 defendant can companies which agreed to participate as a group in response to the DHS suit (the "PRP Group"). In the PRP Group agreement, Containers agreed with the other can company defendants that its apportioned share of cleanup costs would be 6.72% of the total cost of cleanup. The PRP Group has undertaken a feasibility study for the purpose of developing, designing and implementing a final remedy for the site. The feasibility study was approved by the California Department of Toxic Substances Control ("DTSC") in June 1994. On March 14, 1995, the court approved a settlement agreement and consent decree which ordered the PRP Group to submit a draft Remedial Action Plan to the DTSC for approval, which the PRP Group submitted to the DTSC on September 5, 1995. On September 13, 1995, the DTSC notified the PRP Group by letter that the Remedial Action Plan had been adopted for the Summer del Caribe site. According to the Remedial Action Plan, the overall cost of site cleanup is estimated to be in a range of $2,000,000 to $3,000,000. Since cleanup is ongoing, a more precise estimate is unavailable at this time. However, based on the estimate, the Company believes that Containers' apportioned share of liability will range from approximately $135,000 to $200,000.

         Other than the action mentioned above, there are no other material pending legal proceedings to which the Company is a party or to which any of its properties are subject.

                                   MANAGEMENT


Directors and Executive Officers of Holdings and Silgan

The current directors and executive officers of Holdings and Silgan, and their respective ages, positions and principal occupations, five-year employment history and other directorships held are furnished below:

                                  Age at
                                  June 30,         Five-Year Employment
       Name and Position           1996     History and Other Directorships Held
       -----------------          ------    ------------------------------------

 R. Philip Silver. . . . . . . . .  53      Prior to forming S&H in 1987,
            Chairman of the                 President of Continental Can
            Board and Co-Chief              Company from June 1983 to
            Executive Officer of            August 1986; consultant to
            Holdings and Silgan             packaging industry from
            since March 1994;               August 1986 to August 1987;
            formerly President of           Vice Chairman of the Board
            Holdings and Silgan;            and Director of Sweetheart
            Director of Holdings            Holdings Inc. and Sweetheart
            since April 1989 and            Cup Company, Inc. from
            of Silgan since                 September 1989 to January
            August 1987;                    1991; Chairman of the Board
            Chairman of the                 and Director of Sweetheart
            Board of Plastics               Holdings Inc. and Sweetheart
            since March 1994;               Cup Company, Inc. from
            Vice President of               January 1991 through August
            Containers since May            1993; Director, Johnstown
            1995; Director of               America Corporation.
            Containers and
            Plastics since August
            1987.

 D. Greg Horrigan. . . . . . . . .  53      Prior to forming S&H in 1987,
            President and Co-               Executive Vice President and
            Chief Executive                 Operating Officer of
            Officer of Holdings             Continental Can Company
            and Silgan since                from 1984 to 1987; Chairman
            March 1994;                     of the Board and Director of
            formerly Chairman of            Sweetheart Holdings Inc. and
            the Board of Holdings           Sweetheart Cup Company,
            and Silgan; Director            Inc. from September 1989 to
            of Holdings since               January 1991; Vice Chairman
            April 1989 and of               of the Board and Director of
            Silgan since August             Sweetheart Holdings Inc. and
            1987; Chairman of               Sweetheart Cup Company,
            the Board of                    Inc. from January 1991
            Containers since                through August 1993.
            August 1987;
            Director of
            Containers and
            Plastics since August
            1987.

                                  Age at
                                  June 30,         Five-Year Employment
       Name and Position           1996     History and Other Directorships Held
       -----------------          ------    ------------------------------------


 James S. Hoch . . . . . . . . . .  36      Executive Director of Morgan
            Director of Holdings            Stanley & Co., Ltd. since
            since January 1991;             1994; Principal of Morgan
            Director of Silgan              Stanley since 1993; Vice
            since January 1991;             President of Morgan Stanley
            Director of                     from 1991 to 1993, Vice
            Containers and                  President of the general
            Plastics since January          partner of MSLEF II since
            1991.                           1991 and Vice President of the
                                            managing general partner of
                                            the general partner of Morgan
                                            Stanley Capital Partners III,
                                            L.P. since 1994.  Director of
                                            Sullivan Communications, Inc.
                                            and Sullivan Graphics, Inc.
                                            from 1994 to 1996.  Director
                                            of Nokia Aluminium Oy,
                                            Kabelmedia GmbH and SITA
                                            Telecommunications Holdings
                                            N.V.

 Robert H. Niehaus . . . . . . . .  40      Managing Director of Morgan
            Director of Holdings            Stanley since 1990; joined
            since April 1989;               Morgan Stanley in 1982.  Vice
            Director of Silgan              Chairman and director of the
            since August 1987;              general partner of MSLEF II,
            Director of                     Inc. since January 1990; Vice
            Containers and                  Chairman and Director of the
            Plastics since August           managing general partner of
            1987.                           the general partner of Morgan
                                            Stanley Capital Partners III,
                                            L.P. since January 1994.
                                            Director of American Italian
                                            Pasta Company, Fort Howard
                                            Corporation, Randall's Food
                                            Markets, Inc. and Waterford
                                            Crystal Ltd., and Chairman of
                                            Waterford Wedgewood UK
                                            plc.

 Harley Rankin, Jr.. . . . . . . .  56      Prior to joining the Company,
            Executive Vice                  Senior Vice President and
            President and Chief             Chief Financial Officer of
            Financial Officer of            Armtek Corporation; prior to
            Holdings since April            Armtek Corporation, Vice
            1989; Treasurer of              President and Chief Financial
            Holdings since                  Officer of Continental Can
            January 1992;                   Company from November
            Executive Vice                  1984 to August 1986.  Vice
            President and Chief             President, Chief Financial
            Financial Officer of            Officer and Treasurer of
            Silgan since January            Sweetheart Holdings Inc. and
            1989; Treasurer of              Vice President of Sweetheart
            Silgan since January            Cup Company, Inc. from
            1992; Vice President            September 1989 to August
            of Containers and               1993.
            Plastics since January
            1989; Treasurer of
            Plastics from January
            1994 to December
            1994.

                                  Age at
                                  June 30,         Five-Year Employment
       Name and Position           1996     History and Other Directorships Held
       -----------------          ------    ------------------------------------

 Harold J. Rodriguez, Jr.. . . . .  41      Employed by Ernst & Young
            Vice President of               from 1978 to 1987, last
            Holdings and Silgan             serving as Senior Manager
            since March 1994;               specializing in taxation.
            Vice President of               Controller, Assistant Secretary
            Containers and                  and Assistant Treasurer of
            Plastics since March            Sweetheart Holdings Inc. and
            1994; Controller and            Assistant Secretary and
            Assistant Treasurer of          Assistant Treasurer of
            Holdings and Silgan             Sweetheart Cup Company,
            since March 1990;               Inc. from September 1989 to
            Assistant Controller            August 1993.
            and Assistant
            Treasurer of Holdings
            from April 1989 to
            March 1990;
            Assistant Controller
            and Assistant
            Treasurer of Silgan
            from October 1987 to


 Glenn A. Paulson. . . . . . . . .  52      Employed by ANC from
            Vice President of               January 1990 to July 1995,
            Holdings and Silgan             last serving as Senior Vice
            since January 1996;             President and General
            employed by                     Manager, Food Metal and
            Containers to manage            Specialty, North America;
            the ANC transition              prior to ANC, President of the
            from August 1995 to             beverage packaging operations
            December 1995.                  of Continental Can Company.

Management of Metal Container Business

In addition to the persons listed under "--Directors and Executive Officers of Holdings and Silgan" above, the following are the principal executive officers of Containers:


                                  Age at
                                  June 30,         Five-Year Employment
       Name and Position           1996       History and Other Directorships
       -----------------          ------      -------------------------------
                                                          Held
                                                          ----

 James D. Beam . . . . . . . . . .  53        Vice President - Marketing &
            President and a                   Sales of Containers from
            non-voting Director               September 1987 to July 1990;
            of Containers since               Vice President and General
            July 1990.                        Manager of Continental Can
                                              Company, Western Food Can
                                              Division, from March 1986 to
                                              September 1987.

Gerald T. Wojdon. . . . . . . . .   60       General Manager of
           Vice President -                  Manufacturing of the Can
           Operations and                    Division of The Carnation
           Assistant Secretary of            Company from August 1982 to
           Containers since                  August 1987.
           September 1987.


Gary M. Hughes. . . . . . . . . .   54       Vice President, Sales and
           Vice President - Sales            Marketing of the Beverage
           & Marketing of                    Division of Continental Can
           Containers since July             Company from February 1988 to
           1990.                             July 1990; prior to February
                                             1988, was employed by
                                             Continental Can in various
                                             regional sales positions.

 Dennis Nerstad. . . . . . . . . .   58       Vice President of Containers from
            Vice President -                  December 1993 to June 1994.
            Production Services               Vice President - Distribution and
            of Containers since               Container Manufacturing of Del
            July 1994.                        Monte from August 1989 to
                                              December 1993; Director of
                                              Container Manufacturing of Del
                                              Monte from November 1983 to
                                              July 1989; prior to 1983,
                                              employed by Del Monte in
                                              various regional and plant
                                              positions.

 Joseph A. Heaney. . . . . . . . .   43       Controller, Food Metal and
            Vice President -                  Specialty Division of ANC from
            Finance of Containers             September 1990 to October 1995.
            since October 1995.               From August 1977 to August
                                              1990, employed by ANC and
                                              American Can Company in
                                              various divisional, regional and
                                              plant finance/accounting
                                              positions.

Management of Plastic Container Business

In addition to the persons listed under "--Directors and Executive Officers of Holdings and Silgan" above, the following are the principal executive officers of Plastics:

                                   Age at
                                   June 30,       Five-Year Employment
       Name and Position            1996          History and Positions
       -----------------           ------         ---------------------

 Russell F. Gervais. . . . . . . .   52       President and Chief Executive
            President and non-                Officer of Aim Packaging, Inc.
            voting Director of                from March 1984 to September
            Plastics since                    1989.
            December 1992; Vice
            President - Sales &
            Marketing of Plastics
            from September 1989
            until December 1992.

 Howard H. Cole. . . . . . . . . .   50       Manager of Personnel of Monsanto
            Vice President and                Engineered Products Division of
            Assistant Secretary of            the Monsanto Company from April
            Plastics since                    1986 to September 1987.
            September 1987.

 Charles Minarik . . . . . . . . .   58       President of Wheaton Industries
            Vice President -                  Plastics Group from February
            Operations and                    1991 to August 1992; Vice
            Commercial                        President - Marketing of Constar
            Development of                    International, Inc. from March
            Plastics since May                1983 to February 1991.
            1993.

 Alan H. Koblin. . . . . . . . . .     44     Vice President of Churchill
            Vice President - Sales            Industries from 1990 to 1992.
            & Marketing of
            Plastics since 1994,
            Director of Sales &
            Marketing of Plastics
            from 1992 to 1994.

 Colleen J. Jones. . . . . . . . .   36       Audit Manager, Arthur Young &
            Vice President -                  Company from July 1982 to July
            Finance and Chief                 1989.
            Financial Officer of
            Plastics since
            December 1994,
            Assistant Secretary of
            Plastics since
            November 1993,
            Corporate Controller
            of Plastics from
            October 1993 to
            December 1994,
            Manager - Finance of
            Plastics from July
            1989 to October
            1993.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners of Holdings' Capital Stock

         The  following  table  sets  forth,  as  of  July  31,  1996,   certain
information with respect to the beneficial ownership by certain persons and entities of outstanding shares of common stock of Holdings:


                                          Number of Shares of Each
                                             Class of Holdings                        Percentage Ownership of
                                             Common Stock Owned                        Holdings Common Stock
                                             ------------------         ----------------------------------------------------


                                         Class A  Class B    Class C    Class A   Class B     Class C      Consolidated <F1>
                                         -------  -------    -------    -------   -------     -------      -----------------




R. Philip Silver <F2>................    208,750    --         --           50%      --          --              25%

D. Greg Horrigan <F2>................    208,750    --         --           50%      --          --              25%

James S. Hoch <F3>...................      --       --         --           --       --          --              --

Robert H. Niehaus <F3>...............      --       --         --           --       --          --              --

Harley Rankin, Jr. <F4>..............      --       --        12,400<F5>    --       --         18.08%           --

James D. Beam <F6>...................      --       --         --           --       --          --              --

Russell F. Gervais <F7>..............      --       --         --           --       --          --              --

The Morgan Stanley Leveraged
    Equity Fund II, L.P. <F8>........      --     417,500      --           --      100%         --              50%

All officers and directors as a

    group............................    417,500    --         18,600<F5>  100%      --         27.11%<F9>       50%

- ---------------

<F1>     This column  reflects the  percentage  ownership of voting common stock that would exist if Holdings Class A Common Stock, par value $.01 per share (the "Holdings Class A Stock"), and Holdings Class B Stock were treated as a single class. Holdings Class C Common Stock, par value $.01 per share (the "Holdings Class C Stock"), generally does not have voting rights and is not included in the percentage ownership reflected in this column.

<F2>     Director  of Holdings  and  Silgan.  Messrs.  Silver and  Horrigan  are
         parties to a voting agreement pursuant to which they have agreed to use their best efforts to vote their shares as a block. The address for such person is 4 Landmark Square, Stamford, CT 06901.

<F3>     Director  of Holdings  and  Silgan.  The address for such person is c/o
         Morgan Stanley & Co. Incorporated, 1221 Avenue of the Americas, New York, NY 10020.

<F4>     The address for such person is 4 Landmark Square, Stamford, CT 06901.

<F5>     Reflects  shares  that may be acquired  through the  exercise of vested stock options granted pursuant to the Holdings Plan.

<F6>     Options to purchase  shares of common  stock of  Containers  and tandem
         SARs have been granted to such person pursuant to the Containers Plan. Pursuant to the Containers Plan, such options may be converted into stock options of Holdings (and the Containers' common stock issuable upon exercise of such options may be converted into common stock of Holdings) in the event of a public offering of any of Holdings' common stock or a change of control of Holdings. The address for such person is 21800 Oxnard Street, Woodland Hills, CA 91367.

<F7>     Options to purchase  shares of common stock of Plastics and tandem SARs have been granted to such person pursuant to the Plastics Plan. Pursuant to the Plastics Plan, such options may be converted into stock options of Holdings in the event of a public offering of any of Holdings' common stock or a change of control of Holdings. The address for such person is 14515 N. Outer Forty, Chesterfield, MO 63017.

<F8>     The address for The Morgan Stanley  Leveraged  Equity Fund II, L.P., is
         1221 Avenue of the Americas, New York, NY 10020.

<F9>     Bankers Trust New York Corporation  ("BTNY")  beneficially  owns 50,000 shares of Holdings Class C Stock.

                              CERTAIN TRANSACTIONS

Management Agreements

         Holdings, Silgan, Containers and Plastics each entered into an amended and restated management services agreement dated as of December 21, 1993 (collectively, the "Management Agreements") with S&H to replace in its entirety its existing management services agreement, as amended, with S&H. Pursuant to the Management Agreements, S&H provides Holdings, Silgan, Containers and
Plastics and their respective subsidiaries with general management and administrative services (the "Services"). The Management Agreements provide for payments to S&H (i) on a monthly basis, of $5,000 plus an amount equal to 2.475% of consolidated earnings before depreciation, interest and taxes of Holdings and its subsidiaries ("Holdings EBDIT"), for such calendar month until Holdings EBDIT for the calendar year shall have reached an amount set forth in the Management Agreements for such calendar year (the "Scheduled Amount") and 1.65% of Holdings EBDIT for such calendar month to the extent that Holdings EBDIT for the calendar year shall have exceeded the Scheduled Amount but shall not have been greater than an amount (the "Maximum Amount") set forth in the Management Agreements and (ii) on a quarterly basis, of an amount equal to 2.475% of Holdings EBDIT for such calendar quarter until Holdings EBDIT for the calendar year shall have reached the Scheduled Amount and 1.65% of Holdings EBDIT for such calendar quarter to the extent that Holdings EBDIT for the calendar year shall have exceeded the Scheduled Amount but shall not have been greater than the Maximum Amount (the "Quarterly Management Fee"). The Scheduled Amount was $77.5 million for the calendar year 1995 and increases by $6.0 million for each year thereafter. The Maximum Amount is $95.758 million for the calendar year 1995, $98.101 million for the calendar year 1996, $100.504 million for the calendar year 1997, $102.964 million for the calendar year 1998 and $105.488 million for the calendar year 1999. The Management Agreements provide that upon receipt by Silgan of a notice from Bankers Trust that certain events of default under the Silgan Credit Agreement have occurred, the Quarterly Management Fee shall continue to accrue, but shall not be paid to S&H until the fulfillment of certain conditions, as set forth in the Management Agreements.

         The Management Agreements continue in effect until the earliest of: (i) the completion of a public offering of Holdings' common stock; (ii) June 30, 1999; (iii) at the option of each of the respective companies, the failure or refusal of S&H to perform its obligations under the Management Agreements, if such failure continues unremedied for more than 60 days after written notice of its existence shall have been given; (iv) at the option of MSLEF II (a) if S&H or Holdings is declared insolvent or bankrupt or a voluntary bankruptcy petition is filed by either of them, (b) upon the occurrence of any of the following events with respect to S&H or Holdings if not cured, dismissed or stayed within 45 days: the filing of an involuntary petition in bankruptcy, the appointment of a trustee or receiver or the institution of a proceeding seeking a reorganization, arrangement, liquidation or dissolution, (c) if S&H or Holdings voluntarily seeks a reorganization or arrangement or makes an assignment for the benefit of creditors or (d) upon the death or permanent disability of both of Messrs. Silver and Horrigan; and (v) the occurrence of a Change of Control (as defined in the Restated Certificate of Incorporation of Holdings).

         In addition to the management fees described above, the Management Agreements provide for the payment to S&H on the closing date of the IPO of an amount, if any, equal to the sum of the present values, calculated for each year or portion thereof, of (i) the amount of the annual management fee for such year or portion thereof that otherwise would have been payable to S&H for each such year or portion thereof for the period beginning as of the time of the IPO and ending on June 30, 1999 (the "Remaining Term") pursuant to the provisions described in the preceding paragraph but for the occurrence of the IPO, minus
(ii) the amount payable to S&H for the Remaining Term at the rate of $2.0 million per year. The Management Agreements further provide that the amounts described in clause (i) of the first sentence of this paragraph will be calculated based upon S&H's good faith projections of Holdings EBDIT for each such year (or portion thereof) during the Remaining Term (the "Estimated Fees"), which projections shall be made on a basis consistent with S&H's past projections. The difference between the amount of Estimated Fees for any particular year and $2.0 million shall be discounted to present value at the time of the IPO using a discount rate of eight percent (8%) per annum, compounded annually.

         Additionally, the Management Agreements provide that Holdings, Silgan, Containers, Plastics and their respective subsidiaries shall reimburse S&H, on a monthly basis, for all out-of-pocket expenses paid by S&H in providing the Services, including fees and expenses to consultants, subcontractors and other third parties, in connection with such Services. All fees and expenses paid to S&H under each of the Management Agreements are credited against amounts paid to S&H under the other Management Agreements. Under the terms of the Management Agreements, Holdings, Silgan, Containers and Plastics have agreed, subject to certain exceptions, to indemnify S&H and its affiliates, officers, directors, employees, subcontractors, consultants or controlling persons against any losses, damages, costs and expenses they may sustain arising in connection with the Management Agreements.

         The Management Agreements also provide that S&H may select a consultant, subcontractor or agent to provide the Services. S&H has retained Morgan Stanley to render financial advisory services to S&H. In connection with such retention, S&H has agreed to pay Morgan Stanley a fee equal to 9.1% of the fees paid to S&H under the Management Agreements.

         The Silgan Credit Agreement does not permit the payment of fees under the Management Agreements above amounts provided for therein.

         For the years ended December 31, 1995, 1994 and 1993, pursuant to the arrangements described above, S&H earned aggregate fees, including reimbursable expenses and fees payable to Morgan Stanley, of $5.4 million, $5.0 million and $4.4 million, respectively, from Holdings, Silgan, Containers and Plastics, and during 1995, 1994 and 1993 Morgan Stanley earned fees of $409,000, $383,000 and $337,000, respectively.

Other

         In connection with the 1989 Mergers, subject to the provisions of Delaware law, Silgan agreed to indemnify each director, officer, employee, fiduciary and agent of Silgan, Containers, Plastics and its subsidiaries and their respective affiliates against costs, expenses, judgments, fines, losses, claims, damages and settlements (except for any settlement effected without Silgan's written consent) in connection with any claims, actions, suits, proceedings or investigations arising out of or related to the 1989 Mergers or their financing, including certain liabilities arising under the federal securities laws.

         Simultaneously with the consummation of the 1989 Mergers, a tax allocation agreement was entered into by Holdings, Silgan, Plastics and Containers that permits Silgan and its subsidiaries to use the tax benefits provided by the debt of Holdings and permits funds to be provided to Holdings from Silgan and its subsidiaries in an amount equal to the federal and state tax liabilities of Holdings, as the parent of the consolidated group consisting of Holdings, Silgan and its subsidiaries. Such tax allocation agreement has been amended and restated from time to time to include new members of the consolidated group.

         In connection with the refinancings of the Company's bank credit agreement in 1995 and 1993, the banks thereunder (including Bankers Trust) received certain fees amounting to $17.2 million and $8.1 million in 1995 and 1993, respectively. In connection with a recent amendment to the Silgan Credit Agreement in May 1996, the banks thereunder (including Bankers Trust) received certain fees amounting to $1.6 million. In connection with the Private Offering, the Placement Agent received certain fees amounting to $1.8 million. See "Securities Ownership of Certain Beneficial Owners and Management" for a description of the ownership by MSLEF II, an affiliate of the Placement Agent, of certain securities of Holdings.

         G. William Sisley, Secretary of Holdings and Silgan, is a partner in the law firm of Winthrop, Stimson, Putnam & Roberts. Winthrop, Stimson, Putnam & Roberts provides legal services to Holdings, Silgan and their subsidiaries.

                       DESCRIPTION OF NEW PREFERRED STOCK

         The New Preferred Stock will be issued pursuant to the Certificate of Designation. The summary contained herein of certain provisions of the New Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the Certificate of Designation, the form of which is available from Holdings upon request. The definitions of certain terms used in the Certificate of Designation and in the following summary are set forth under "--Certain Definitions" below.

General

         Holdings is authorized to issue 1,000,000 shares of preferred stock, $.01 par value per share. The Certificate of Incorporation of Holdings authorizes the Board of Directors to issue classes of preferred stock from time to time in one or more series, with such designations, voting powers, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions as may be determined by the Board of Directors. Pursuant to the Certificate of Designation, up to 90,000 shares of Preferred Stock with a liquidation preference of $1,000 are authorized for issuance, which consist of the 50,000 shares of Old Preferred Stock issued in the Private Offering plus additional shares of Preferred Stock which may be used to pay dividends on the Preferred Stock if Holdings elects to pay dividends in additional shares of Preferred Stock. The New Preferred Stock will be exchangeable, at the option of Holdings, into the Exchange Debentures, at any time. See "--Exchange" below. The New Preferred Stock, when issued by Holdings pursuant to the Exchange Offer or to pay dividends on the Preferred Stock, will be fully paid and nonassessable, and the holders thereof will not have any subscription or preemptive rights related thereto. Fleet National Bank will be transfer agent and registrar for the New Preferred Stock (the "Transfer Agent" and "Registrar").

Ranking

         The Preferred Stock will, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of Holdings, rank
(i) senior to all classes of common stock of Holdings and to each other class of capital stock or series of preferred stock established after the date of this Prospectus by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of Holdings (collectively referred to, together with all classes of common stock of Holdings, as the "Junior Securities"); (ii) subject to certain conditions, on a parity with any class of capital stock or series of preferred stock issued by Holdings established after the date of this Prospectus by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of Holdings (collectively referred to as "Parity Securities"); and (iii) subject to certain conditions, junior to each class of capital stock or series of preferred stock issued by Holdings established after the date of this Prospectus by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of Holdings (collectively referred to as "Senior Securities"). The Preferred Stock will be subject to the issuance of series of Junior Securities, Parity Securities and Senior Securities, provided that Holdings may not issue any new class of Parity Securities or Senior Securities without the approval of the holders of at least a majority of the shares of Preferred Stock then outstanding, voting or consenting, as the case may be, separately as one class, except that, without the approval of holders of the Preferred Stock, Holdings may issue shares of Parity Securities in exchange for, or the proceeds of which are used to redeem or repurchase, any or all shares of Preferred Stock then outstanding or indebtedness of Holdings, provided that, in the case of Parity Securities issued in exchange for, or the proceeds of which are used to redeem or repurchase, less than all shares of Preferred Stock then outstanding, (a) the aggregate liquidation preference of such Parity Securities shall not exceed the aggregate liquidation preference of, premium and accrued and unpaid dividends on, and expenses in connection with the refinancing of, the Preferred Stock so exchanged, redeemed or repurchased, (b) such Parity Securities shall not be Redeemable Stock and (c) such Parity Securities shall not be entitled to the payment of cash dividends prior to July 15, 2000.

Dividends

         Holders of New Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on the New Preferred Stock at a rate per annum equal to 13-1/4% of the liquidation preference per share of New Preferred Stock, payable quarterly. However, if by one year after the Closing Date the New Preferred Stock has not been exchanged for Exchange Debentures, the dividend rate on the New Preferred Stock will increase by 0.5% per annum to 13-3/4% per annum of the liquidation preference per share of New Preferred Stock until such exchange occurs. All dividends will be cumulative, whether or not earned or declared, on a daily basis from the date of issuance of the New Preferred Stock and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year commencing on October 15, 1996. On and before July 15, 2000, Holdings may pay dividends, at its option, in cash or in additional fully paid and nonassessable shares of New Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. After July 15, 2000, dividends may be paid only in cash. However, the Discount Debentures Indenture restricts the payment of cash dividends by Holdings, and future agreements may provide the same. In addition, Silgan is limited in its ability to provide cash to Holdings. See "Risk Factors--Ability of Holdings to Pay Cash Dividends and Cash Interest" and "Description of Certain Holdings Indebtedness." If any dividend (or portion thereof) payable on any dividend payment date after July 15, 2000 is not declared or paid in full in cash on such dividend payment date, the amount of such dividend that is payable and that is not paid in cash on such date will increase at the rate of 0.5% per annum (1.0% per annum if the conditions described in the second sentence of this paragraph are not satisfied) from such dividend payment date until declared and paid in full.

         No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously shall be declared and paid in full or declared and, if payable in cash, a sum in cash shall be set apart for such payment on the New Preferred Stock. If full dividends are not so paid, the New Preferred Stock shall share dividends pro rata with the Parity Securities. No dividends may be paid or set apart for such payment on Junior Securities (except dividends on Junior Securities in additional shares of Junior Securities) and no Junior Securities or Parity Securities may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto (except under certain limited circumstances to permit the redemption of Junior Securities owned by certain employees of Holdings or its subsidiaries) if full cumulative dividends shall not have been paid on the New Preferred Stock.

Optional Redemption

         The New Preferred Stock may be redeemed (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at any time on or after July 15, 2000, at Holdings' option, in whole or in part, upon not less than 30 nor more than 60 days' prior written notice mailed by first-class mail to each holder's last address as it appears in the Security Register, at the redemption prices (expressed as a percentage of the liquidation preference thereof) set forth below, plus an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date), if redeemed during the 12-month period beginning July 15 of each of the years set forth below.

     Year                                                      Percentage
     ----                                                      ----------

     2000...................................................     109.938%
     2001...................................................     106.625%
     2002...................................................     103.313%
     2003 and thereafter ...................................     100.000%



         In addition, on or prior to July 15, 2000, Holdings or a Successor Corporation may redeem all (but not less than all) outstanding shares of Preferred Stock, at a redemption price equal to 110% of the liquidation preference, plus an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date (subject to the right of holders of Preferred Stock on relevant record dates to receive dividends due on relevant dividend payment dates), with the proceeds of any sale of its common stock, provided that such redemption occurs within 180 days after consummation of such sale.

         No optional redemption may be authorized or made unless prior thereto full unpaid cumulative dividends shall have been paid or a sum set apart for such payment on the Preferred Stock.

         In the event of partial redemptions of Preferred Stock, the shares to be redeemed will be determined pro rata or by lot, as determined by Holdings, except that Holdings may redeem such shares held by any holder of fewer than 100 shares without regard to such pro rata redemption requirement. If any New Preferred Stock is to be redeemed in part, the notice of redemption that related to such New Preferred Stock shall state the portion of the liquidation preference to be redeemed. New shares of New Preferred Stock having an aggregate liquidation preference equal to the unredeemed portion will be issued in the name of the holder thereof upon cancellation of the original share of New
Preferred Stock and, unless Holdings fails to pay the redemption price on the redemption date, after the redemption date, dividends will cease to accrue on the New Preferred Stock called for redemption. The Silgan Credit Agreement and the Discount Debenture Indenture limit the optional redemption of the New Preferred Stock. See "Description of Certain Holdings Indebtedness" and "Description of Certain Silgan Indebtedness."

Mandatory Redemption

         The New Preferred Stock will be subject to mandatory redemption (subject to the legal availability of funds therefor) in whole on July 15, 2006 at a price equal to the liquidation preference thereof plus all accumulated and unpaid dividends to the date of redemption.

Change of Control

         Upon the occurrence of a Change of Control, Holdings will be required (subject to the legal availability of funds therefor), to make an offer (the "Change of Control Offer") to each holder of New Preferred Stock to repurchase all or any part of such holder's New Preferred Stock at a cash purchase price equal to 101% of the liquidation preference thereof, plus accrued and unpaid dividends (if any) to the date of purchase (the "Change of Control Payment"). The Change of Control Offer must be made within 30 days following a Change of Control, must remain open for at least 30 and not more than 40 days and must comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations. Notwithstanding the foregoing, Holdings shall not make (or be required to make) a Change of Control Offer if any Indebtedness outstanding upon the occurrence of a Change of Control is (or may be) required to be repaid, redeemed or repurchased in full pursuant to the terms thereof (or if any such Change of Control constitutes a default under such Indebtedness) until such Indebtedness is repaid, redeemed or repurchased in full, in which case the date on which all Indebtedness is so repaid, redeemed or repurchased will, under the Certificate of Designation, be deemed to be the date on which such Change of Control shall have occurred. In no event will Holdings be required to commence a Change of Control Offer until all Indebtedness under the Silgan Credit Agreement is paid in full or Holdings obtains the requisite consent of the lenders thereunder.

         None of the provisions in the Certificate of Designation relating to a purchase upon a Change of Control are waivable by the Board of Directors. Holdings could, in the future, enter into certain transactions, including certain recapitalizations of Holdings, that would not constitute a Change of Control, but would increase the amount of indebtedness outstanding at such time. If a Change of Control were to occur, Holdings would be obligated to offer to repurchase all Indebtedness prior to making an offer to repurchase shares of New Preferred Stock, and there can be no assurance that Holdings would have sufficient funds to pay the purchase price for all shares of New Preferred Stock that Holdings would be required to purchase. In the event that Holdings were required to purchase outstanding shares of New Preferred Stock pursuant to a Change of Control Offer, Holdings expects that it would need to seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that Holdings would be able to obtain such financing. In addition, Holdings' ability to purchase the New Preferred Stock may be limited by other then-existing agreements and by restrictions imposed by Delaware law.

Liquidation Preference

         Upon any voluntary or involuntary liquidation, dissolution or winding-up of Holdings, holders of New Preferred Stock will be entitled to be paid, out of the assets of Holdings available for distribution, $1,000 per share, plus an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last dividend payment date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Securities, including, without limitation, common stock of Holdings. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of Holdings, the amounts payable with respect to the Preferred Stock and all other Parity Securities are not paid in full, the holders of the Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of Holdings in proportion to the full liquidation preference and accumulated and unpaid dividends to which each is entitled. After payment of the full amount of the liquidation preferences and accumulated and unpaid dividends to which they are entitled, the holders of shares of New Preferred Stock will not be entitled to any further participation in any distribution of assets of Holdings. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of Holdings nor the consolidation or merger of Holdings with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up of Holdings.

         The Certificate of Designation does not contain any provision requiring funds to be set aside to protect the liquidation preference of the New Preferred Stock, although such liquidation preference will be substantially in excess of the par value of such shares of New Preferred Stock. In addition, Holdings is not aware of any provision of Delaware law or any controlling decision of the courts of the State of Delaware (the state of incorporation of Holdings) that requires a restriction upon the surplus of Holdings solely because the liquidation preference of the New Preferred Stock will exceed its par value. Consequently, there will be no restriction upon the surplus of Holdings solely because the liquidation preference of the New Preferred Stock will exceed the par value and there will be no remedies available to holders of the New Preferred Stock before or after the payment of any dividend, other than in connection with the liquidation of Holdings, solely by reason of the fact that such dividend would reduce the surplus of Holdings to an amount less than the difference between the liquidation preference of the New Preferred Stock and its par value.

Voting Rights

         The holders of New Preferred Stock will have no voting rights with respect to general corporate matters except as provided by law or as set forth in the Certificate of Designation. The Certificate of Designation provides that if (a) dividends on the Preferred Stock are in arrears and unpaid (and if, after July 15, 2000 such dividends are not paid in cash) for four consecutive quarterly periods, (b) Holdings fails to discharge any redemption obligation with respect to the Preferred Stock, (c) Holdings fails to make an offer to purchase (and complete such purchase) all of the outstanding shares of Preferred Stock following a Change of Control, if such offer to purchase is required by the provisions set forth above under the caption "--Change of Control," (d) a breach or violation of the provisions described under the caption "--Certain
Covenants" occurs and such breach or violation continues for a period of 30 consecutive days or more after notice thereof to Holdings by holders of 25% or more of the liquidation preference of the Preferred Stock then outstanding or
(e) there occurs with respect to any issue or issues of Indebtedness of Holdings and/or any Significant Subsidiary having an outstanding principal amount of $20 million or more in the aggregate for all such issues of Holdings and/or any Significant Subsidiary, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default, then the number of directors constituting the Board of Directors will be adjusted to permit the holders of the majority of the then outstanding Preferred Stock, voting separately as a class, to elect the number of directors described in the immediately succeeding paragraph. Such voting rights will continue until such time as all dividends in arrears on the Preferred Stock are paid in full (and, in the case of dividends payable after July 15, 2000, paid in cash) and any failure, breach or default referred to in clause (b), (c), (d) or (e) is remedied, at which time the term of any directors elected pursuant to the provisions of this paragraph shall terminate. Each such event described in clauses (a) through (e) above is referred to herein as a "Voting Rights Triggering Event." Within 15 days of the time Holdings becomes aware of the occurrence of any default referred to in clause (d) or (e) above, Holdings shall give written notice thereof to holders of the Preferred Stock.

         The Certificate of Designation provides that, upon the occurrence of a Voting Rights Triggering Event, the number of directors constituting the Board of Directors will be increased by the number of directors that the holders of Preferred Stock are entitled to elect. The number of directors that the holders of Preferred Stock are entitled to elect shall be equal to the greater of (i) one and (ii) the whole number obtained (rounding down to the nearest whole number) by (a) multiplying 1/6 by the number of directors in office immediately prior to the occurrence of a Voting Rights Triggering Event and (b) adding one. Whenever the right of the holders of Preferred Stock to elect directors shall cease, the number of directors constituting the Board of Directors will be restored to the number of directors constituting the Board of Directors prior to the time or event that entitled the holders of Preferred Stock to elect directors.


         Any vacancy occurring in the office of a director elected by the holders of Preferred Stock may be filled by the remaining directors elected by such holders unless and until such vacancy shall be filled by such holders.

         Holdings' Certificate of Incorporation provides that, prior to a Change of Control (as defined in the Certificate of Incorporation) or prior to Holdings effecting a Public Offering (as defined in the Certificate of Incorporation), in order for the Board of Directors of Holdings to take any action, such action must be approved by (i) a majority of the Board of Directors and (ii) at least one director elected by the holders of Holdings Class A Stock and at least one director elected by the holders of Holdings Class B Stock. There are currently two directors that have been elected by the holders of the Holdings Class A Stock and two directors that have been elected by the holders of the Holdings Class B Stock. As described above, upon the occurrence of a Voting Rights Triggering Event the holders of the Preferred Stock will have the right to elect at least one director. However, because of the provisions of Holdings' Certificate of Incorporation described in this paragraph, even if a majority of the directors voted in favor of any action, the directors elected by either of the Holdings Class A Stock or the Holdings Class B Stock could block such action.

         The Certificate of Designation also provides that, except as stated above under "--Ranking," Holdings will not authorize any class of Senior Securities or Parity Securities without the affirmative vote or consent of the holders of at least a majority of the shares of Preferred Stock then outstanding, voting or consenting, as the case may be, separately as one class. The Certificate of Designation also provides that Holdings may not amend the Certificate of Designation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of the Preferred Stock, or authorize the issuance of any additional shares of Preferred Stock, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Preferred Stock, voting or consenting, as the case may be, separately as one class. The holders of at least a majority of the outstanding shares of Preferred Stock, voting or consenting, as the case may be, separately as one class, may also waive compliance with any provision of the Certificate of Designation. The Certificate of Designation also provides that, except as set forth above, (a) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities or (b) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the holders of Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of the holders of shares of Preferred Stock.

         Under Delaware law, holders of preferred stock will be entitled to vote as a class upon a proposed amendment to the certificate of incorporation, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

Certain Definitions

         Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Certificate of Designation and Exchange Debenture Indenture. Reference is made to the Certificate of Designation and the Exchange Debenture Indenture for the full definitions of all such terms as well as any other capitalized terms used herein for which no definition is provided.

         "Adjusted Consolidated Net Income" is defined to mean, for any period, the aggregate net income (or loss) of any Person and its consolidated Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of such Person (other than a Subsidiary of such Person) in which any other Person (other than such Person or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Subsidiaries by such other Person during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant (and, in such case, except to the extent includible pursuant to clause (i) above), the net income (or loss) of such Person accrued prior to the date it becomes a Subsidiary of any other Person or is merged into or consolidated with such other Person or any of its Subsidiaries or all or substantially all of the property and assets of such Person are acquired by such other Person or any of its Subsidiaries; (iii) the net income (or loss) of any Subsidiary of any Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) any amounts paid or accrued as dividends on preferred stock of such Person or preferred stock of any Subsidiary of such Person; and (vi) all extraordinary gains and extraordinary losses; provided that, solely for the purposes of calculating the Interest Coverage Ratio (and in such case, except to the extent includible pursuant to clause (i) above), "Adjusted Consolidated Net Income" of Holdings shall include the amount of all cash dividends received by Holdings or any Subsidiary of Holdings from an Unrestricted Subsidiary.

         "Affiliate" is defined to mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, neither the Bank Agent nor any Bank nor any affiliate of any of them shall be deemed to be an Affiliate of Holdings or any Subsidiary of Holdings.

         "Asset Acquisition" is defined to mean (i) an investment by Holdings or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of Holdings or any of its Subsidiaries or shall be merged into or consolidated with Holdings or any of its Subsidiaries or (ii) an acquisition by Holdings or any of its Subsidiaries of the property and assets of any Person other than Holdings or any of its Subsidiaries that constitute substantially all of an operating unit or business of such Person.

         "Asset Disposition" is defined to mean the sale or other disposition by Holdings or any of its Subsidiaries (other than to Holdings or another Subsidiary of Holdings) of (i) all or substantially all of the Capital Stock of any Subsidiary of Holdings or (ii) all or substantially all of the property and assets that constitute an operating unit or business of Holdings or any of its Subsidiaries.

         "Asset Sale" is defined to mean, with respect to any Person, any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by such Person or any of its Subsidiaries to any Person other than Holdings or any of its Subsidiaries of (i) all or any of the Capital Stock of any Subsidiary of such Person, (ii) all or substantially all of the property and assets of an operating unit or business of such Person or any of its Subsidiaries or (iii) any other property and assets of such Person or any of its Subsidiaries outside the ordinary course of business of such Person or such Subsidiary and, in each case, that is not governed by the "Consolidation, Merger and Sale of Assets" covenant described below; provided that sales or other dispositions of inventory, receivables and other current assets shall not be included within the meaning of such term.

         "Average Life" is defined to mean, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the product of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and
(b) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Bank Agent" is defined to mean Bankers Trust Company, as co-arranger and administrative agent for the Banks pursuant to the Silgan Credit Agreement, and any successor or successors thereto.

         "Banks" is defined to mean the lenders which are from time to time parties to the Silgan Credit Agreement.

         "Board of Directors" is defined to mean the Board of Directors of Holdings (or any successor to Holdings) or any committee of such Board of Directors.

         "Business Day" is defined to mean any day except a Saturday or Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

         "Capital Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) of capital stock of such Person, including, without limitation, all Common Stock and New Preferred Stock.

         "Capitalized Lease" is defined to mean, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligation" is defined to mean the rental obligations, as aforesaid, under such lease.

         "Change of Control" is defined to mean such time as (i) (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange
Act), other than MSLEF II, Mr. Horrigan, Mr. Silver and their respective Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 40% of the total voting power of the then outstanding Voting Stock of Holdings and (b) MSLEF II, Mr. Horrigan, Mr. Silver and their respective Affiliates beneficially own, directly or indirectly, less than 25% of the total voting power of the then outstanding Voting Stock of Holdings; (ii) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors (together with any new directors whose election by the Board of

Directors or whose nomination for election by Holdings' shareholders was approved by a vote of at least two-thirds of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or (iii) Holdings shall not beneficially own, directly or indirectly, at least a majority of the issued and outstanding Voting Stock of Silgan other than as a result of a Holdings Merger.

         "Closing Date" is defined to mean the date on which the Old Preferred Stock was originally issued under the Amended and Restated Certificate of Incorporation of Holdings.

         "Common Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or nonvoting) of common stock of such Person including, without limitation, all series and classes of such common stock.

         "Consolidated EBITDA" is defined to mean, with respect to any Person for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and nonrecurring gains or losses or sales of assets), (iv) depreciation expense, (v) amortization expense and (vi) all other noncash items reducing Adjusted Consolidated Net Income, less all noncash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP; provided that, if a Person has any Subsidiary that is not a Wholly Owned Subsidiary of such Person, Consolidated EBITDA of such Person shall be reduced by an amount equal to (a) the Adjusted Consolidated Net Income of such Subsidiary multiplied by (b) the quotient of (1) the number of shares of outstanding Common Stock of such Subsidiary not owned on the last day of such period by such Person or any Subsidiary of such Person divided by (2) the total number of shares of outstanding Common Stock of such Subsidiary on the last day of such period.

         "Consolidated Interest Expense" is defined to mean, with respect to any Person for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and the net costs associated with Interest Rate Agreements) and all but the principal component of rentals in respect of Capitalized Lease obligations paid, accrued or scheduled to be paid or accrued by such Person during such period; excluding, however, (i) any amount of such interest of any Subsidiary of such Person if the net income (or loss) of such Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income for such Person pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income (or loss) of such Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income for such Person pursuant to clause (iii) of the definition thereof), (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the Refinancing and (iii) amortization of any other deferred financing costs, all as determined on a consolidated basis in conformity with GAAP. For purposes of the Certificate of Designation, Consolidated Interest Expense shall include all amounts paid or accrued as dividends on Preferred Stock of any Person or any Subsidiary of such Person.

         "Consolidated Net Tangible Assets" is defined to mean the total amount of assets of Holdings and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of Holdings and its consolidated Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recently available consolidated balance sheet of Holdings and its consolidated Subsidiaries prepared in conformity with GAAP.

         "Consolidated Net Worth" is defined to mean, at any date of determination, stockholders' equity as set forth on the most recently available consolidated balance sheet of Holdings and its consolidated Subsidiaries (which shall be as of a date not more than 60 days prior to the date of such computation), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of Holdings or any of its Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

         "Currency Agreement" is defined to mean any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Holdings or any of its Subsidiaries against fluctuations in currency values to or under which Holdings or any of its Subsidiaries is a party or a beneficiary on the date of the Exchange Debenture Indenture or becomes a party or a beneficiary thereafter.

         "GAAP" is defined to mean generally accepted accounting principles in the United States of America as in effect as of the Closing Date applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of Holdings' audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Certificate of Designation or Exchange Debenture Indenture shall be computed in conformity with GAAP, except that calculations made for purposes of determining compliance with the terms of the covenants described below and other provisions of the Certificate of Designation or Exchange Debenture Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the Refinancing, and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

         "Guarantee" is defined to mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay or advance or supply funds for the purchase or payment of such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Holdings Merger" is defined to mean the merger or consolidation of Holdings and Silgan or either of their successors.

         "Incur" is defined to mean, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that neither the accrual of interest (whether such interest is payable in cash or kind) nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

         "Indebtedness" is defined to mean, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (viii) all obligations of such Person in respect of borrowed money under the Silgan Credit Agreement, the 11-3/4% Notes, the Discount Debentures and any Guarantees thereof and (ix) to the extent not otherwise included in this definition, all obligations of such Person under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and, in clarification of this definition, any unused commitment under the Silgan Credit Agreement or any other agreement relating to Indebtedness shall not be treated as outstanding.

         "Interest Coverage Ratio" is defined to mean, with respect to any Person on any Transaction Date, the ratio of (i) the aggregate amount of Consolidated EBITDA of such Person for the four fiscal quarters for which financial information in respect thereof is available immediately prior to such Transaction Date to (ii) the aggregate Consolidated Interest Expense of such Person during such four fiscal quarters. In making the foregoing calculation,
(a) pro forma effect shall be given to (1) any Indebtedness Incurred subsequent to the end of the four-fiscal-quarter period referred to in clause (i) and prior to the Transaction Date (other than Indebtedness incurred under a revolving credit or similar arrangement) to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement on the last day of such period), (2) any Indebtedness Incurred during such period to the extent such Indebtedness is outstanding at the Transaction Date and (3) any Indebtedness to be Incurred on the Transaction Date, in each case as if such Indebtedness had been incurred on the first day of such four-fiscal-quarter period and after giving effect to the application of the proceeds thereof; (b) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period; (c) there shall be excluded from Consolidated Interest Expense any Consolidated Interest Expense related to any amount of Indebtedness that was outstanding during such four-fiscal-quarter period or thereafter but which is not outstanding or which is to be repaid on the Transaction Date, except for Consolidated Interest Expense accrued (as adjusted pursuant to clause (b)) during such four-fiscal-quarter period under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any successor revolving credit or similar arrangement) on the

Transaction Date; (d) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions that occur during such four-fiscal-quarter period or thereafter and prior to the Transaction Date (including any Asset Acquisition to be made with the Indebtedness Incurred pursuant to clause (i) above) as if they had occurred on the first day of such four-fiscal-quarter period; (e) with respect to any such four-fiscal-quarter period commencing prior to the Refinancing, the Refinancing shall be deemed to have taken place on the first day of such period; and (f) pro forma effect shall be given to asset dispositions and asset acquisitions that have been made by any Person that has become a Subsidiary of Holdings or has been merged with or into Holdings or any Subsidiary of Holdings during the four-fiscal-quarter period referred to above or subsequent to such period and prior to the Transaction Date and that would have been Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Subsidiary of Holdings as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such period.

         "Interest Rate Agreement" is defined to mean any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect Holdings or any of its Subsidiaries against fluctuations in interest rates to or under which Holdings or any of its Subsidiaries is a party or a beneficiary or becomes a Party or a beneficiary thereafter.

         "Investment" is defined to mean any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of any Person or its Subsidiaries) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, any other Person. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below, (i) "Investment" shall include the fair market value of the net assets of any Subsidiary of Holdings at the time that such Subsidiary of Holdings is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Subsidiary of Holdings and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

         "Lien" is defined to mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

         "Net Cash Proceeds" is defined to mean, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to Holdings or any Subsidiary of Holdings) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale computed without regard to the consolidated results of operations of Holdings and its Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (a) is secured by a Lien on the property or assets sold or (b) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by Holdings or any Subsidiary of Holdings as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP.

         "Person" is defined to mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "preferred stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of preferred or preference stock of such Person, including, without limitation, the New Preferred Stock.

         "Redeemable Stock" is defined to mean any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Exchange Debentures or the mandatory redemption date of the Preferred Stock, as the case may be, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Exchange Debentures or the mandatory redemption date of the Preferred Stock, as the case may be, or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or
(ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Exchange Debentures or the mandatory redemption date of the Preferred Stock, as the case may be; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require Holdings to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or a "change of control" occurring prior to the Stated Maturity of the Exchange Debentures or the mandatory redemption date of the Preferred Stock, as the case may be, shall not constitute Redeemable Stock if the "asset sale" or "change of control" provision applicable to such Capital Stock is no more favorable to the holders of such Capital Stock than the provisions contained in the applicable "Limitation on Asset Sales" and "Change of Control" covenants and such Capital Stock specifically provides that Holdings will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to Holdings' repurchase of Exchange Debentures or Preferred Stock required to be repurchased by Holdings under the "Limitation on Asset Sales" and "Change of Control" covenants.

         "Restricted Subsidiary" is defined to mean any Subsidiary of Holdings other than an Unrestricted Subsidiary.

         "Shareholder Subordinated Notes" shall have the same meaning given such term in the Silgan Credit Agreement (including the exhibits thereto) as in effect on the Closing Date.

         "Significant Subsidiary" is defined to mean, at any date of determination, any Subsidiary of Holdings that, together with its Subsidiaries,
(i) for the most recent fiscal year of Holdings, accounted for more than 10% of the consolidated revenues of Holdings or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of Holdings, all as set forth on the most recently available consolidated financial statements of Holdings and its consolidated Subsidiaries for such fiscal year prepared in conformity with GAAP.

         "Silgan Credit Agreement" is defined to mean the Credit Agreement, dated as of August 1, 1995, as amended, among Silgan, Containers, Plastics, the Banks party thereto and the Bank Agent and Bank of America Illinois, as co-arranger and as documentation agent, together with the related documents thereof (including without limitation any Guarantees and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented, replaced or otherwise modified from time to time, including any agreement extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of Silgan whose obligations are Guaranteed by Silgan thereunder and who are included as additional borrowers thereunder) all or any portion of the Indebtedness under such agreement or any successor agreement; provided that, with respect to any agreement providing for the refinancing of Indebtedness under the Silgan Credit Agreement, such agreement shall only be the Silgan Credit Agreement under the Exchange Debenture Indenture if a notice to that effect is delivered by Holdings or Silgan to the Trustee and there shall be at any time only one debt instrument that is the Silgan Credit Agreement under the Exchange Debenture Indenture.

         "Silgan Indebtedness" is defined to mean any of the following Indebtedness of Silgan and/or any of its Subsidiaries: (i) Indebtedness outstanding at any time in an aggregate principal amount not to exceed the sum of (a) the aggregate outstanding Indebtedness and unutilized commitments on the Closing Date under the Silgan Credit Agreement plus (b) an aggregate amount not to exceed $200 million outstanding at any time; (ii) Indebtedness issued in exchange for or the net proceeds of which are used directly or indirectly to refinance, redeem or repurchase all (but not less than all) of the outstanding Preferred Stock or Exchange Debentures; (iii) $150 million outstanding at any time of Capitalized Lease Obligations; (iv) Indebtedness in respect of letters of credit (other than letters of credit issued pursuant to the Silgan Credit Agreement) in an aggregate amount not to exceed $30 million outstanding at any time; (v) Indebtedness in an aggregate amount not to exceed $50 million outstanding at any time; provided that such Indebtedness (a) by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made subordinate in right of payment to the Exchange Debentures at least to the extent that the Exchange Debentures are subordinated to Senior Indebtedness (as defined under "Description of Exchange Debentures--Subordination"), (b) does permit or require payments of interest in cash prior to July 15, 2000, (c) does not mature prior to July 15, 2006, (d) the Average Life of such Indebtedness (determined as of the date of Incurrence of such Indebtedness) is greater than the remaining Average Life of the Preferred Stock or Exchange Debentures, as the case may be, and (e) by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, provides that no payments of principal of such Indebtedness by way of sinking fund, mandatory redemption or otherwise (including defeasance) may be made by Silgan (including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to an "asset sale" or "change of control" provision that is no more favorable to the holders of such Indebtedness than the provisions contained in the "Limitation on Asset Sales" and "Change of Control" covenants and such Indebtedness specifically provides that Silgan will not repurchase or redeem such Indebtedness pursuant to such provisions prior to Silgan's repurchase of the Preferred Stock or Exchange Debentures required to be repurchased by Silgan under the "Limitation on Asset Sales" and "Change of Control" covenants) at any time prior to July 15, 2006; and (vi) any Indebtedness of Silgan or any of its Subsidiaries that is permitted to be Incurred under the 11-3/4% Notes Indenture as in effect on the date hereof (other than under clauses (i), (ix) and (x) of the second paragraph of part (a) of Section 4.03 of the 11-3/4% Notes Indenture (which clauses are similar to clauses (i), (iv) and (v) above other than the dollar amounts)).

         "Stated Maturity" is defined to mean, with respect to any debt security or any installment of interest thereon, the date specified in such debt security as the fixed date on which any principal of such debt security or any such installment of interest is due and payable.

         "Stock Based Plan" is defined to mean any stock option plan, stock appreciation rights plan or other similar plan or agreement of Holdings or any Subsidiary of Holdings relating to Capital Stock of Holdings or any Subsidiary of Holdings established and in effect from time to time, including, without limitation, the Amended and Restated Organization Agreement, dated as of December 21, 1993 by and among Holdings, MSLEF II, BTNY, First Plaza and Messrs. R. Philip Silver and D. Greg Horrigan, or any stock option plan, stock appreciation rights plan or other similar plan or agreement for the benefit of employees of Holdings and its Subsidiaries.

         "Subordinated Obligations" is defined to mean any principal of, premium, if any, or interest on the Exchange Debentures payable pursuant to the terms of the Exchange Debentures or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Exchange Debentures or amounts corresponding to such principal, premium, if any, or interest on the Exchange Debentures.

         "Subsidiary" is defined to mean, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by Holdings or by one or more other Subsidiaries of Holdings, or by such Person and one or more other Subsidiaries of such Person; provided that, except as the term "Subsidiary" is used in the definition of "Unrestricted Subsidiary" described below, an Unrestricted Subsidiary shall not be deemed to be a Subsidiary of Holdings.

         "Trade Payables" is defined to mean, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

         "Transaction Date" is defined to mean, with respect to the Incurrence of any Indebtedness or the issuance of Redeemable Stock by Holdings or any of its Subsidiaries, the date such Indebtedness is to be Incurred or such Redeemable Stock is to be issued and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

         "Unrestricted Subsidiary" is defined to mean (i) any Subsidiary of Holdings that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of Holdings (including any newly acquired or newly formed Subsidiary of Holdings) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Holdings or any other Subsidiary of Holdings that is not a Subsidiary of the Subsidiary to be so designated; provided that either (a) the Subsidiary to be so designated has total assets of $1,000 or less or (b) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant below. The Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary of Holdings; provided that immediately after giving effect to such designation (1) Holdings could Incur $1.00 of additional Indebtedness under the first paragraph in part (a) of the "Limitation on Indebtedness" covenant and (2) no Event of Default, or event or condition that through the giving of notice or the lapse of time or both would become an Event of Default, shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing promptly with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

         "Voting Stock" is defined to mean, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors of such Person.

         "Wholly Owned Subsidiary" is defined to mean (i) with respect to Silgan and Holdings, Plastics and Containers, and (ii) with respect to any Person, any Subsidiary of such Person if all of the Common Stock or other similar equity ownership interests (but not including Preferred Stock) in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned directly or indirectly by such Person.

Certain Covenants

         Limitation on Indebtedness

         (a) Under the terms of the Certificate of Designation, Holdings shall not, and shall not permit any Subsidiary (other than Silgan and its Subsidiaries) to, Incur any Indebtedness (other than the Discount Debentures, the Exchange Debentures and Indebtedness existing on the Closing Date) or issue any Redeemable Stock unless, after giving effect to the Incurrence of such Indebtedness or issuance of Redeemable Stock and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of Holdings would be greater than 1.75:1.

         Notwithstanding the foregoing, Holdings and its Subsidiaries (other than Silgan and its Subsidiaries) may Incur each and all of the following: (i) Indebtedness in an aggregate principal amount not to exceed $100 million outstanding at any time; (ii) Indebtedness to Holdings or any Restricted
Subsidiary; (iii) Indebtedness or Redeemable Stock issued in exchange for, or the net proceeds of which are used to exchange, refinance or refund, outstanding Indebtedness or Redeemable Stock, other than Indebtedness Incurred under clauses
(i) and (viii) and any refinancings thereof, in an amount (or, if such new Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price) not to exceed the amount exchanged, refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness or Redeemable Stock the proceeds of which are used to exchange, refinance or refund Redeemable Stock, determined as of the date of Incurrence of such new Indebtedness or issuance of such Redeemable Stock, does not mature prior to the Stated Maturity or have a mandatory redemption date prior to the Redeemable Stock to be exchanged, refinanced or refunded, and the Average Life of such Indebtedness or Redeemable Stock is at least equal to the remaining Average Life of the Redeemable Stock to be exchanged, refinanced or refunded; (iv) Indebtedness issued in exchange for, or the net proceeds of which are used to exchange, refinance or refund, Silgan Indebtedness; provided that (A) the principal amount (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, the original issue price) of such new Indebtedness shall not exceed the principal amount of Silgan Indebtedness exchanged, refinanced or refunded (plus premiums, if any, accrued interest, fees and expenses) and (B) the Average Life of such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, is at least equal to the remaining Average Life of the Silgan Indebtedness being exchanged, refinanced or refunded; (v) Indebtedness Incurred in connection with the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of Holdings, Silgan or any other Restricted Subsidiary, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) and which were issued pursuant to any Stock Based Plan, upon death, disability, retirement or termination of employment or pursuant to the terms of such Stock Based Plan or any other agreement under which such shares of Capital Stock, options, related rights or similar securities were issued; provided that (A) such Indebtedness (other than any Shareholder Subordinated Notes, which must be pari passu with, or subordinated in right of payment to, the Exchange Debentures), by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made subordinate in right of payment to the Exchange Debentures at least to the extent that the Exchange Debentures would be subordinated in right of payment to Senior Indebtedness, (B) such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, provides that no payments of principal of such Indebtedness by way of sinking fund, mandatory redemption or otherwise (including defeasance) may be made by Holdings (including, without limitation, at the option of the holder thereof, other than an option given to a holder pursuant to an "asset sale" or a "change of control" provision that is no more favorable to the holders of such Indebtedness than the provisions contained in the "Limitation on Asset Sales" covenant and as stated above under "--Change of Control," and such Indebtedness specifically provides that Holdings will not repurchase or redeem such Indebtedness pursuant to such provisions prior to Holdings' repurchase of the Preferred Stock required to be repurchased by Holdings under the "Limitation on Asset Sales" and as stated above under "--Change of Control") at any time prior to the mandatory redemption date of the Preferred Stock and (C) the scheduled maturity of all principal of such Indebtedness is beyond the mandatory redemption date of the Preferred Stock;
(vi) Guarantees of Indebtedness of Silgan and other Restricted Subsidiaries under the Silgan Credit Agreement; (vii) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided in the ordinary course of business, (B) under (or in respect of) Currency Agreements and Interest Rate Agreements; provided that, in the case of Currency Agreements that relate to other Indebtedness, such Currency Agreements do not increase the Indebtedness of Holdings and its Subsidiaries outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar options, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Holdings or any of its Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Subsidiary of Holdings, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary of Holdings for the purpose of financing such acquisition; and (viii) unsecured Indebtedness of Holdings; provided that such Indebtedness (A) determined as of the date of Incurrence of such Indebtedness, does not mature prior to the mandatory redemption date of the Preferred Stock, and the Average Life of such Indebtedness is greater than the remaining Average Life of the Preferred Stock, (B) by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, provides that no payments of principal of such Indebtedness by way of sinking fund, mandatory redemption or otherwise (including defeasance) may be made by Holdings (including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to an "asset sale" or a "change of control" provision that is no more favorable to the holders of such Indebtedness than the provisions contained in the "Limitation on Asset Sales" covenant and as stated above under "--Change of Control" and such Indebtedness specifically provides that Holdings will not repurchase or redeem such Indebtedness pursuant to such provisions prior to Holdings' repurchase of the Preferred Stock required to be repurchased by Holdings under the "Limitation on Asset Sales" covenant and as stated above under "--Change of Control") at any time prior to the mandatory redemption date of the Preferred Stock and (C) by its terms or the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is not scheduled to pay interest in cash prior to the first date on which dividends on the Preferred Stock are required to be paid in cash.

         (b) Holdings shall not permit Silgan or any Subsidiary of Silgan to Incur any Indebtedness or issue any Redeemable Stock unless (i) after giving effect to the Incurrence of such Indebtedness or issuance of Redeemable Stock and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of Silgan would be greater than 1.75:l or (ii) such Indebtedness so Incurred by Silgan or such Subsidiary of Silgan constitutes Silgan Indebtedness; provided, however, that any Indebtedness or Redeemable Stock so Incurred or issued pursuant to clause (i) or (ii) above may not prohibit the payment of dividends to Holdings (but any such Indebtedness may condition such payments on the absence of any defaults or events of defaults thereunder and on compliance with financial tests) in amounts sufficient to make mandatory interest and principal payments due on the Exchange Debentures at the times and in the amount due and payable; and provided further, however, that, in the event the Preferred Stock is changed or exchanged into securities of a Successor Corporation, nothing in this part (b) shall prohibit the Successor Corporation from assuming or otherwise becoming liable for existing Indebtedness of Holdings or its Subsidiaries.

         (c) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, (i) the maximum amount of Indebtedness that Holdings, Silgan or any of their respective Subsidiaries may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies and
(ii) for purposes of calculating the amount of Indebtedness outstanding at any time under clause (i) of the second paragraph in part (a) of this "Limitation on Indebtedness" covenant, no amount of Indebtedness of Holdings, Silgan or any of their respective Subsidiaries outstanding on the Closing Date shall be considered to be outstanding.

         (d) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, Guarantees of, or obligations with respect to letters of credit supporting, Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, Holdings, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses and (ii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

         (e) Notwithstanding any of the foregoing, nothing in this "Limitation on Indebtedness" covenant shall prohibit the occurrence of (i) a Holdings Merger, (ii) the sale of all or substantially all of the property and assets of Silgan or its successors to Holdings and the assumption by Holdings of all or substantially all of the liabilities of Silgan or its successors, or (iii) the change or exchange of the New Preferred Stock into preferred stock of Silgan having the same rights and privileges as the New Preferred Stock. Immediately upon the occurrence of an event specified in clause (i), (ii) or (iii) in this part (e), (1) parts (a) and (e) (other than clause (i)) of this "Limitation on Indebtedness" covenant shall be of no further force and effect and (2) all references to Silgan in part (b) of this "Limitation on Indebtedness" covenant shall refer to the Successor Corporation.

         The Second Amended and Restated Guaranty, dated as of June 30, 1989, as amended and restated as of June 18, 1992, as further amended and restated as of December 21, 1993, as further amended and restated as of August 1, 1995, and as further amended as of May 31, 1996, made by Holdings in favor of the Banks, Bankers Trust, as Administrative Agent and as a Co-Arranger, and Bank of America, as Documentation Agent and as a Co-Arranger (as subsequently further amended, the "Holdings Guaranty"), prohibits Holdings from Incurring Indebtedness other than a Guarantee under the Silgan Credit Agreement, the Discount Debentures, the Shareholder Subordinated Notes, the Exchange Debentures or refinancings of the Exchange Debentures or Discount Debentures.

         Limitation on Restricted Payments

         Under the terms of the Certificate of Designation, Holdings shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on its Junior Securities (other than dividends or distributions payable solely in shares of its Junior Securities or such Restricted Subsidiary's Capital Stock (other than Redeemable Stock) of the same class held by such holders or in options, warrants or other rights to acquire such shares of Junior Securities or Capital Stock) held by Persons other than Holdings or another Restricted
Subsidiary (other than in respect of the repurchase or redemption of the Holdings Class B Stock with the proceeds of the Old Preferred Stock), (ii) purchase, redeem, retire or otherwise acquire for value any Junior Securities (other than in respect of the repurchase or redemption of the Holdings Class B Stock with the proceeds of the Old Preferred Stock) or any shares of Capital Stock of any Restricted Subsidiary or any Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Junior Securities or Capital Stock) held by Persons other than Holdings or another Restricted Subsidiary or (iii) make any investment in any Affiliate (other than Holdings or a Restricted Subsidiary) or Unrestricted Subsidiary (such payments or any other actions described in clauses (i) through (iii) being, collectively, "Restricted Payments") if at the time of and after giving effect to the proposed Restricted
Payment: (A) a Voting Rights Triggering Event shall have occurred and be continuing, (B) Holdings (in the case Holdings or its Restricted Subsidiaries will make the Restricted Payment) could not Incur at least $1.00 of Indebtedness under the first paragraph in part (a) of the "Limitation on Indebtedness" covenant or Silgan (in the case Silgan or its Restricted Subsidiaries will make the Restricted Payment) could not Incur at least $1.00 of Indebtedness under clause (i) of part (b) of the "Limitation on Indebtedness" covenant, (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the Closing Date (other than any Restricted Payments described in clauses
(ii) or (iv) of the second paragraph of this "Limitation on Restricted Payments" covenant) shall exceed the sum of (1) 50% of the aggregate amount of Adjusted Consolidated Net Income (or, if Adjusted Consolidated Net Income is a loss, minus 100% of such amount) of Holdings (determined by excluding income resulting from the transfers of assets received by Holdings or a Restricted Subsidiary from an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the month immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date plus (2) the aggregate net cash proceeds received by Holdings from the issuance and sale of Junior Securities of Holdings (other than Redeemable Stock) to any Person other than a Subsidiary of Holdings, including an issuance or sale permitted by the Certificate of Designation for cash or other property upon the conversion of any Indebtedness of Holdings subsequent to the Closing Date, or from the issuance of any options, warrants or other rights to acquire Junior Securities of Holdings (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the mandatory redemption date of the Preferred Stock) plus (3) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to Holdings or any Restricted Subsidiary from Unrestricted Subsidiaries, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Unrestricted Subsidiary the amount of Investments previously made by Holdings or any Restricted Subsidiary in such Unrestricted Subsidiary plus (4) $25 million, or (D) all dividends in respect of the Preferred Stock shall not have been declared and paid in full as provided in the Certificate of Designation.

         The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with the foregoing provision; (ii) the making of Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed $75 million outstanding at any time; (iii) the declaration and payment of dividends on the Common Stock of Holdings or Silgan, following an initial public offering of the common stock of Holdings or Silgan, as the case may be, of up to 6% per annum of the net proceeds received by Holdings or Silgan, as the case may be, in such initial public offering; (iv) the repurchase, redemption, refinancing or other payment or prepayment of Junior Securities with the proceeds of Indebtedness incurred under clause (i), (iii) or
(viii) of the second paragraph of part (a) of the "Limitation on

Indebtedness" covenant; (v) the purchase, redemption, acquisition, cancellation or other retirement for value of Junior Securities of Holdings, Silgan or any other Restricted Subsidiary, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) and which were issued pursuant to any Stock Based Plan, upon death, disability, retirement or termination of employment or pursuant to the terms of such Stock Based Plan or any other agreement under which such Junior Securities, options, related rights or similar securities were issued; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement for value of such shares of Junior Securities, options, related rights or similar securities after the Closing Date does not exceed $25 million and that any additional consideration in excess of such $25 million is in the form of Indebtedness that would be permitted to be Incurred under clause (v) of the second paragraph in part (a) of the Limitation on Indebtedness covenant; (vi) the repurchase of Junior Securities of Holdings or Capital Stock of Silgan followed immediately by the reissuance thereof for consideration in an amount at least equal to the consideration paid to acquire such stock, or the redemption, repurchase or other acquisition for value of Common Stock of Holdings or Capital Stock of any Subsidiary of Holdings in exchange for, or with the proceeds of a substantially concurrent offering of, other Common Stock or shares of the Capital Stock, as the case may be, of such entity (other than Redeemable Stock); and (vii) payments or distributions pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Exchange Debenture Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of Holdings; provided that, in the case of clauses (ii),
(iii), (iv), (v) and (vii), no Voting Rights Triggering Event shall have occurred and be continuing or shall occur as a consequence thereof.

         Limitation  on  Dividend  and  Other  Payment  Restrictions   Affecting
         Restricted Subsidiaries

         Holdings shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by Holdings or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to Holdings or any other Restricted Subsidiary, (iii) make loans or advances to Holdings or any other Restricted Subsidiary or (iv) transfer, subject to certain exceptions, any of its property or assets to Holdings or any other Restricted Subsidiary.

         This covenant shall not restrict or prohibit any encumbrances or restrictions existing: (i) in the Silgan Credit Agreement, the Silgan Notes, the Discount Debentures (including any agreement pursuant to which the Silgan Notes or the Discount Debentures were issued), or any other agreements in effect on the Closing Date, including extensions, refinancings, renewals or replacements thereof, provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) under or by reason of applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances); (iii) with respect to any Person or the property or assets of such Person acquired by Holdings or any Restricted Subsidiary and existing at the time of such acquisition, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Holdings or any Restricted

Subsidiary not otherwise prohibited by the Certificate of Designation or (C) arising or agreed to in the ordinary course of business and that do not, individually or in the aggregate, detract from the value of the property or assets of Holdings or any Restricted Subsidiary in any manner material to Holdings or such Restricted Subsidiary; or (v) with respect to any Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary. Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent Holdings or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of Holdings or any of its Subsidiaries that secure Indebtedness of Holdings or any of its Subsidiaries.

         Limitation on Transactions with Shareholders and Affiliates

         Holdings shall not, and shall not permit any Subsidiary of Holdings to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of Holdings (other than the Bank Agent or any of its Affiliates) or any Subsidiary of Holdings or with any Affiliate of Holdings or any Subsidiary of Holdings, except upon fair and reasonable terms no less favorable to Holdings or such Subsidiary of Holdings than could be obtained in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

         The foregoing limitation does not limit, and shall not apply to: (i) any transaction between Holdings and any Subsidiary of Holdings or between Subsidiaries of Holdings; (ii) transactions (A) for which Holdings or any Subsidiary of Holdings delivers to the Transfer Agent a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to Holdings or such Subsidiary of Holdings from a financial point of view or (B) approved by a majority of the disinterested members of the Board of Directors; (iii) the payment of fees pursuant to the Management Agreements or pursuant to any similar management contracts entered into by Holdings or any Subsidiary of Holdings; (iv) the payment of reasonable and customary regular fees to directors of Holdings or any Subsidiary of Holdings who are not employees of Holdings or such Subsidiary of Holdings; (v) any payments or other transactions pursuant to any tax-sharing agreement between Holdings and Silgan or any other Person with which Holdings is required or permitted to file a consolidated tax return or with which Holdings is or could be part of a consolidated group for tax purposes; (vi) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant; (vii) the payment of fees to Morgan Stanley, S&H or their respective Affiliates for financial, advisory, consulting or investment banking services that the Board of Directors deems to be advisable or appropriate for Holdings or any Subsidiary of Holdings to obtain (including the payment to Morgan Stanley of any underwriting discounts or commissions or placement agency fees) in connection with the issuance and sale of any securities by Holdings or any Subsidiary of Holdings; or (viii) any transaction contemplated by any of the Stock Based Plans.

         Notwithstanding any of the foregoing, nothing in this "Limitation on Transactions with Shareholders and Affiliates" covenant shall prohibit the occurrence of (i) a Holdings Merger, (ii) the sale of all or substantially all of the property and assets of Silgan or its successors to Holdings and the assumption by Holdings of all or substantially all of the liabilities of Silgan or its successors, or (iii) the issuance by Silgan or its successors of preferred stock in exchange for or in replacement of the New Preferred Stock having the same rights and privileges as the New Preferred Stock. Immediately upon the occurrence of an event specified in clause (i), (ii) or (iii) of the preceding sentence, all references to Holdings in this "Limitation on Transactions with Shareholders and Affiliates" covenant shall refer to the Successor Corporation.

         Limitation on the Issuance of Capital Stock of Restricted Subsidiaries

         Holdings shall not permit any Restricted Subsidiary to, directly or indirectly, issue or sell any shares of its Capital Stock (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to Holdings or another Restricted Subsidiary that is a Wholly Owned Subsidiary of Holdings, (ii) pursuant to options on such Capital Stock granted to officers and directors of such Restricted Subsidiary, (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary or (iv) in connection with an initial public offering of the Common Stock of such Restricted Subsidiary; provided that, within 12 months after the date the Net Cash Proceeds of an initial public offering are received by such Restricted Subsidiary, such Restricted Subsidiary shall (A) apply an amount equal to such Net Cash Proceeds to repay Indebtedness or Senior Securities of Holdings or Indebtedness of a Restricted Subsidiary, in each case owing to a Person other than Holdings or any of its Subsidiaries, (B) apply an amount equal to such Net Cash Proceeds to the repurchase of Indebtedness or Senior Securities pursuant to mandatory repurchase or repayment provisions applicable to such Indebtedness or Senior Securities or (C) invest an equal amount, or the amount not so applied pursuant to subclause (A) or (B) (or enter into a definitive agreement committing to so invest within 12 months of the date of such agreement), in property or assets that (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) are of a nature or type or are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, any Restricted Subsidiary and its Subsidiaries existing on the date thereof.

         Notwithstanding any of the foregoing, nothing in this "Limitation on the Issuance of Capital Stock of Restricted Subsidiaries" covenant shall prohibit the occurrence of (i) a Holdings Merger, (ii) the sale of all or substantially all of the property and assets of Silgan or its successors to Holdings, and the assumption by Holdings of all or substantially all of the liabilities of Silgan or its successors, or (iii) the issuance by Silgan or its successors of preferred stock having the same rights and privileges as the New Preferred Stock in exchange or replacement for the New Preferred Stock. Immediately upon the occurrence of an event specified in clause (i), (ii) or
(iii) of the preceding sentence, all references to Holdings in this "Limitation on the Issuance of Capital Stock of Restricted Subsidiaries" covenant shall refer to the Successor Corporation.

         Limitation on Asset Sales

         (a) In the event and to the extent that the Net Cash Proceeds received by Holdings or any Restricted Subsidiary from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months (other than Asset Sales by Holdings or any Restricted Subsidiary to Holdings or another Restricted Subsidiary) exceed 15% of Consolidated Net Tangible Assets in any one fiscal year (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of Holdings and its Subsidiaries has been prepared), then Holdings shall, or shall cause such Restricted Subsidiary to, (i) within 12 months after the date the Net Cash Proceeds so received exceed 15% of Consolidated Net Tangible Assets in any one fiscal year (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of Holdings and its Subsidiaries has been prepared), (A) apply an amount equal to such excess Net Cash Proceeds to repay Indebtedness or Senior Securities of Holdings or Indebtedness of a Restricted Subsidiary, in each case owing to a Person other than Holdings or any of its Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to subclause (A) (or enter into a definitive agreement committing to so invest within 12 months of the date of such agreement), in property or assets that (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board

Resolution) are of a nature or type or are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, Holdings and its Subsidiaries existing on the date thereof and (ii) apply such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraphs of this "Limitation on Asset Sales" covenant. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in subclause (A) or (B) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

         (b) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $10 million, Holdings must, not later than the fifteenth Business Day of such month, make an offer (an "Excess Proceeds Offer") to purchase from the holders on a pro rata basis an aggregate liquidation value of shares of Preferred Stock equal to the Excess Proceeds on such date, at a redemption price equal to 101% of the liquidation preference thereof, plus accrued and unpaid dividends to the date of redemption (the "Excess Proceeds Payment"); provided, however, that no Excess Proceeds Offer shall be required to be commenced with respect to the Preferred Stock until the Business Day following the dates that payments are made pursuant to similar offers that are made to holders of Indebtedness and need not be commenced if the Excess Proceeds remaining after application to Indebtedness purchased in the offers made to the holders of Indebtedness are less than $10 million; provided further, however, that no Preferred Stock may be purchased under this "Limitation on Asset Sales" covenant unless Holdings shall have purchased all Indebtedness tendered pursuant to the offers applicable thereto and shall have obtained the consent required under the Silgan Credit Agreement to make such an Excess Proceeds Offer.

         (c) Holdings shall commence an Excess Proceeds Offer by mailing a notice to the Transfer Agent and each holder stating: (i) that the Excess
Proceeds Offer is being made pursuant to this "Limitation on Asset Sales" covenant and that all New Preferred Stock validly tendered will be accepted for payment on a pro rata basis; (ii) the redemption price and the date of redemption or purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Excess Proceeds Payment Date"); (iii) that any share of New Preferred Stock not tendered will continue to accumulate and pay dividends pursuant to its terms;
(iv) that, unless Holdings defaults in the payment of the Excess Proceeds Payment, any share of New Preferred Stock accepted for payment pursuant to the Excess Proceeds Offer shall cease to accumulate dividends or accrue interest after the Excess Proceeds Payment Date; (v) that holders electing to have any share of New Preferred Stock purchased pursuant to the Excess Proceeds Offer will be required to surrender such New Preferred Stock, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the share of New Preferred Stock completed, to the Transfer Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date; (vi) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter, setting forth the name of such holder, the liquidation preference of the shares of New Preferred Stock delivered for redemption and a statement that such holder is withdrawing his election to have such New Preferred Stock redeemed; and (vii) that holders whose New Preferred Stock is being redeemed or being purchased only in part will be issued new shares of New Preferred Stock equal in liquidation preference to the unredeemed New Preferred Stock surrendered.

         (d) On the Excess Proceeds Payment Date, Holdings shall: (i) accept for payment on a pro rata basis Preferred Stock or portions thereof tendered pursuant to the Excess Proceeds Offer; (ii) deposit with the Transfer Agent money sufficient to pay the redemption price of all Preferred Stock or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Transfer Agent all Preferred Stock or portions thereof so accepted, together with an Officer's Certificate specifying the shares of Preferred Stock or portions thereof accepted for payment by Holdings. The Transfer Agent shall promptly mail to the holders of Preferred Stock so accepted payment in an amount equal to the redemption price, and the Trustee shall promptly authenticate and mail to such holders new shares of Preferred Stock equal in liquidation preference to any unredeemed portion of the Preferred Stock surrendered. Holdings will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of this "Limitation on Asset Sales" covenant, the Transfer Agent shall act as the Paying Agent.

         (e) Holdings will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that such Excess Proceeds are received by Holdings under this "Limitation on Asset Sales" covenant and Holdings is required to redeem New Preferred Stock as described above.

         (f) Notwithstanding the foregoing, nothing in this "Limitation on Asset Sales" covenant shall prohibit the occurrence of (i) a Holdings Merger or (ii) the sale of all or substantially all of the property and assets of Silgan or its successors to Holdings and the assumption by Holdings of all or substantially all of the liabilities of Silgan or its successors. Immediately upon the occurrence of an event specified in clause (i) or (ii) of the preceding sentence, all references to Holdings in this "Limitation on Asset Sales" covenant shall refer to the Successor Corporation.

         Consolidation, Merger and Sale of Assets

         Holdings shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than a Restricted Subsidiary that is a Wholly Owned Subsidiary of Holdings; provided that, in connection with any merger of Holdings with any Restricted Subsidiary that is a Wholly Owned Subsidiary of Holdings, no consideration (other than common stock in the surviving Person or Holdings) shall be issued or distributed to the stockholders of Holdings) or permit any Person to merge with or into Holdings, unless: (i) Holdings shall be the continuing Person, or the Person (if other than Holdings) formed by such consolidation or into which Holdings is merged or that acquired or leased such property and assets of Holdings shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and the New Preferred Stock shall be converted or exchanged for and shall become shares of such successor company having in respect of the successor company the same rights and privileges that the New Preferred Stock had immediately prior to such transaction; (ii) immediately after giving effect to such transaction, no Voting Rights Triggering Event, and no event that after the giving of notice or lapse of time or both would become a Voting Rights Triggering Event, shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Interest Coverage Ratio of Holdings (or any Person becoming the successor issuer of the New Preferred Stock) is at least 1:1; provided that, if the Interest Coverage Ratio of Holdings before giving effect to such transaction is within the range set forth in column (A) below, then the Interest Coverage Ratio of Holdings (or any Person becoming the successor issuer of the New
Preferred Stock) shall be at least equal to the lesser of (1) the ratio determined by multiplying the percentage set forth in column (B) below by the Interest Coverage Ratio of Holdings prior to such transaction and (2) the ratio set forth in column (C) below:

           (A)                                           (B)           (C)
           ---                                           ---           ---

     1.11:1 to 1.99:1................................    90%          1.5:1
     2.00:1 to 2.99:1................................    80%          2.1:1
     3.00:1 to 3.99:1................................    70%          2.4:1
     4.00:1 or more..................................    60%          2.5:1


and provided further that, if the Interest Coverage Ratio of Holdings (or any Person becoming the successor issuer of the New Preferred Stock) is 3:1 or more, the calculation in the preceding proviso shall be inapplicable and such transaction shall be deemed to have complied with the requirements of this clause (iii); (iv) immediately after giving effect to such transaction on a pro forma basis, Holdings (or any Person that becomes the successor issuer of the New Preferred Stock) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Holdings immediately prior to such transaction; and (v) Holdings delivers to the Registrar an Officer's Certificate (attaching the arithmetic computations to demonstrate compliance with clauses
(iii) and (iv)) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clause (iv) of this "Consolidation, Merger and Sale of Assets" covenant does not apply to, and the Interest Coverage Ratio required by clause (iii) of this "Consolidation, Merger and Sale of Assets" covenant (A) shall be 1.75:1 with respect to, (1) a Holdings Merger, (2) the sale of all or substantially all of the property and assets of Silgan or its successors to Holdings, and the assumption by Holdings of all or substantially all of the liabilities of Silgan or its successors or
(3) the issuance by Silgan or its successors of preferred stock complying with clause (i) above and (B) does not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of Holdings; and provided further, however, that any such transaction shall not have as one of its purposes the evasion of the limitations of this covenant.

         Reports

         So long as any shares of New Preferred Stock are outstanding, Holdings shall file with the Commission and send to the holders of the New Preferred Stock the annual reports, quarterly reports and the information, documents and other reports required to be filed by Holdings with the Commission pursuant to
Section 13 or 15 of the Exchange Act, whether or not Holdings has or is required to have a class of securities registered under the Exchange Act, at the time it is or would be required to file the same with the Commission and, within 15 days after Holdings is or would be required to file such reports, information or documents with the Commission.

Exchange

         Holdings may exchange all, but not less than all, of the outstanding shares of Preferred Stock, including any shares of Preferred Stock issued as payment for dividends, into Exchange Debentures at any time. In order to effect such exchange, Holdings shall (a) if necessary to satisfy the condition set forth in clause (B) in the following paragraph based upon the written advice of counsel to Holdings, file a registration statement with the Commission relating to the exchange, and (b) if a registration statement is filed with the Commission pursuant to clause (a), use its best efforts to cause such registration statement to be declared effective as soon as practicable by the Commission unless the opinion referred to in clause (B) in the following paragraph shall have been subsequently delivered.

         In order to effectuate such exchange, Holdings shall send a written notice of exchange by mail to each holder of record of shares of Preferred Stock, which notice shall state (i) that Holdings is exchanging the Preferred Stock into Exchange Debentures pursuant to the Certificate of Designation and
(ii) the date fixed for exchange (the "Exchange Date"), which date shall not be less than 15 days nor more than 60 days following the date on which such notice is mailed (except as provided in the last sentence of this paragraph). On the Exchange Date, if the conditions set forth in clauses (A) through (E) below are satisfied Holdings shall issue Exchange Debentures in exchange for the Preferred Stock as provided in the next paragraph, provided that on the Exchange Date: (A) there shall be legally available funds sufficient therefor (including, without limitation, legally available funds sufficient therefor under Delaware law); (B) a registration statement relating to the Exchange Debentures shall have been declared effective under the Securities Act prior to such exchange and shall continue to be effective on the Exchange Date or Holdings shall have obtained a written opinion of counsel that an exemption from the registration requirements of the Securities Act is available for such exchange and that upon receipt of such Exchange Debentures pursuant to such exchange made in accordance with such exemption, each holder of an Exchange Debenture that is not an Affiliate of Holdings will not be subject to any restrictions imposed by the Securities Act upon the resale of such Exchange Debenture, and such exemption is relied upon by Holdings for such exchange; (C) the Exchange Debenture Indenture and the trustee thereunder shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); (D) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Debenture Indenture) would exist under the Exchange Debenture Indenture; and (E) Holdings shall have delivered to the Trustee under the Exchange Debenture Indenture a written opinion of counsel, dated the date of exchange, regarding the satisfaction of the conditions set forth in clauses (A), (B) and (C). In the event that (i) the issuance of the Exchange Debentures is not permitted on the Exchange Date or (ii) any of the conditions set forth in clauses (A) through (E) of the preceding sentence are not satisfied on the Exchange Date, Holdings shall use its best efforts to satisfy such conditions and effect such exchange as soon as practicable.

         Upon any exchange pursuant to the preceding paragraph, the holders of outstanding shares of New Preferred Stock will be entitled to receive a principal amount of Exchange Debentures for shares of New Preferred Stock, the liquidation preference of which, plus the amount of accumulated and unpaid dividends (including a prorated dividend for the period from the immediately preceding dividend payment date to the date of exchange) with respect to which, equals such principal amount; provided that the Company at its option may pay cash for any or all accrued and unpaid dividends in lieu of issuing Exchange Debentures in respect of such dividends. The Exchange Debentures will be issued in registered form, without coupons. Exchange Debentures issued in exchange for New Preferred Stock will be in principal amounts of $1,000 and integral multiples thereof to the extent practicable, and will also be issued in principal amounts less than $1,000 so that each holder of New Preferred Stock will receive certificates representing the entire principal amount of Exchange Debentures to which its shares of New Preferred Stock entitle it, provided that Holdings may, subject to the restrictions in the Discount Debentures, Holdings' guarantee under the Silgan Credit Agreement and any of its other then-existing Indebtedness, pay cash in lieu of issuing an Exchange Debenture in a principal amount less than $1,000. On and after the date of exchange, dividends will cease to accrue on the outstanding shares of New Preferred Stock, and all rights of the holders of New Preferred Stock (except the right to receive the Exchange Debentures, an amount in cash, to the extent applicable, equal to the accrued and unpaid dividends to the Exchange Date, and, if Holdings so elects, cash in lieu of any Exchange Debenture which is in an amount that is not an integral multiple of $1,000) will terminate. The person entitled to receive the Exchange Debentures issuable upon such exchange will be treated for all purposes as the registered holder of such Exchange Debentures.

         Holdings will comply with the provisions of Rule 13e-4 promulgated pursuant to the Exchange Act in connection with any exchange, to the extent applicable.

New Preferred Stock Book Entry; Delivery and Form

         So long as DTC or its nominee is the registered owner or holder of a Global New Preferred Stock Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Preferred Stock represented by such Global New Preferred Stock Certificate for all purposes under the Certificate of Designation and the New Preferred Stock. No beneficial owner of an interest in the Global New Preferred Stock Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Certificate of Designation.

         Payments made with respect to the Global New Preferred Stock Certificate will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither Holdings nor the Placement Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global New Preferred Stock Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Holdings expects that DTC or its nominee, upon receipt of any payments made with respect to the Global New Preferred Stock Certificate, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the amount of such Global New Preferred Stock Certificate as shown on the records of DTC or its nominee. Holdings also expects that payments by participants to owners of beneficial interest in such Global New Preferred Stock Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

         Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

         The Company understands that DTC will take any action permitted to be taken by a holder of New Preferred Stock (including the presentation of New Preferred Stock for exchange, see "--Exchange" above) only at the direction of one or more participants to whose account the DTC interests in the Global New Preferred Stock is credited and only in respect of such portion of the aggregate liquidation preference of New Preferred Stock as to which such participant or participants has or have given such direction.

         Holdings understands: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

         Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interest in the Global New Preferred Stock Certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Holdings nor the Placement Agent will have any responsibility for the performance by DTC or its respective participants or indirect participants of its respective obligations under the rules and procedures governing their operations.

Certificated New Preferred Stock

         If DTC is at any time unwilling or unable to continue as a depositary for the Global New Preferred Stock and a successor depositary is not appointed by Holdings within 90 days, Holdings will issue Certificated New Preferred Stock in exchange for the Global New Preferred Stock Certificate.

                       DESCRIPTION OF EXCHANGE DEBENTURES

         The summary contained herein of certain provisions of the Exchange Debentures does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture in respect of the Exchange Debentures (the "Exchange Debenture Indenture"), the form of which is available from Holdings upon request. The definitions of certain terms used in the Exchange Debentures and the Exchange Debenture Indenture and in the following summary are set forth above under "Description of New Preferred Stock--Certain Definitions."

The Exchange Debentures

         The Exchange Debentures, if issued, will be issued under the Exchange Debenture Indenture between Holdings and Fleet National Bank, as trustee (the "Trustee"). The terms of the Exchange Debentures include those stated in the Exchange Debenture Indenture and those made part of the Exchange Debenture Indenture by reference to the Trust Indenture Act. The Exchange Debentures will be subject to all such terms, and prospective holders of the Exchange Debentures are referred to the Exchange Debenture Indenture and the Trust Indenture Act for a statement of such terms. The following summary of certain provisions of the Exchange Debenture Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act and to all of the provisions of the Exchange Debenture Indenture, including the definitions of certain terms therein and those terms made a part of the Exchange Debenture Indenture by reference to the Trust Indenture Act.

General

         The Exchange Debentures will be subordinated, unsecured obligations of Holdings, will be limited in aggregate principal amount to the aggregate liquidation preference of the Preferred Stock (including any Preferred Stock issued in payment of dividends), plus accrued and unpaid dividends, on the date of exchange of the Preferred Stock into Exchange Debentures (plus any additional Exchange Debentures issued in lieu of cash interest as described herein). The Exchange Debentures will be issued in fully registered form only in denominations of $1,000 and integral multiples thereof.

         Principal of, premium, if any, and interest on the Exchange Debentures will be payable, and the Exchange Debentures may be presented for registration of transfer or exchange, at the office of the Paying Agent and Registrar. At Holdings' option, interest, to the extent paid in cash, may be paid by check mailed to the registered address of holders of the Exchange Debentures as shown on the register for the Exchange Debentures. The Trustee will initially act as Paying Agent and Registrar. Holdings may change any Paying Agent and Registrar without prior notice to Holders or the Exchange Debentures. Holders of the Exchange Debentures must surrender Exchange Debentures to the Paying Agent to collect principal payments.

         The Exchange Debentures will mature on July 15, 2006. Each Exchange Debenture will bear interest at the same rate in effect with respect to the Preferred Stock on the date the Exchange Debentures are issued from the Exchange Debenture Issue Date or from the most recent interest payment date to which interest has been paid or provided for. Interest will be payable semi-annually in cash (or, on or prior to July 15, 2000, in additional Exchange Debentures, at the option of Holdings) in arrears on each of January 15 and July 15 commencing with the first such date after the Exchange Debenture Issue Date. Interest on the Exchange Debentures will be computed on the basis of a 360-day year of 12 30-day months and the actual number of days elapsed.

         Because of Holdings' option through July 15, 2000 to pay interest on the Exchange Debentures by issuing additional Exchange Debentures, any Exchange Debentures issued prior to that date will be treated as issued with OID, unless under special rules for interest holidays the amount of OID is treated as de minimis. See "Certain United States Federal Income Tax Considerations."

Subordination

         The Exchange Debentures will be subordinated indebtedness of Holdings, subordinated in right of payment to all Senior Indebtedness, including pursuant to the Silgan Credit Agreement and the Discount Debentures. In addition, since all of the operations of Holdings are conducted through its subsidiaries, the liabilities of its subsidiaries will be effectively senior to the Exchange Debentures. After giving pro forma effect to the Refinancing as of March 31, 1996, Silgan and its subsidiaries would have had approximately $1,056.0 million of indebtedness and other liabilities effectively senior to the Exchange Debentures. See "Capitalization."

         In the event that the Exchange Debentures become obligations of any Successor Corporation, whether as a result of (i) a Holdings Merger, (ii) the sale of all or substantially all of the property and assets of Silgan or its successors to Holdings and the assumption by Holdings of all or substantially all of the liabilities of Silgan or its successors, or (iii) the assumption by Silgan or its successors of indebtedness represented by the Exchange Debentures, the Exchange Debentures will be subordinated in right of payment to all Senior Indebtedness of such Successor Corporation existing on the date of such transaction or assumed or incurred thereafter. After giving pro forma effect to the Refinancing as of March 31, 1996, if an event as described in clause (i),
(ii) or (iii) of the preceding sentence had occurred on such date or if Silgan had assumed the Debentures at such date, there would have been approximately $831.1 million of Indebtedness that would have constituted Senior Indebtedness and approximately $1,106.0 million of Indebtedness and other liabilities effectively senior to the Exchange Debentures. See "Risk Factors--Holding Company Structure; Subordination."

         To the extent any payment of Senior Indebtedness (whether by or on behalf of Holdings, a Successor Corporation, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligations so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligations not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes of the Exchange Debenture Indenture as if such declaration, invalidity or setting aside had not occurred. Upon any payment or distribution of assets or securities of Holdings or a Successor Corporation of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or total or partial liquidation or reorganization of Holdings or a Successor Corporation, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to an event of bankruptcy, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, in cash or cash equivalents, before the holders or the Trustee on behalf of the holders shall be entitled to receive any payment by or on behalf of Holdings or a Successor Corporation on account of Subordinated

Obligations, or any payment to acquire any of the Exchange Debentures for cash, property or securities, or any distribution with respect to the Exchange Debentures of any cash, property or securities. Before any payment may be made by or on behalf of Holdings or a Successor Corporation of any Subordinated Obligations upon any such dissolution, winding-up, liquidation or reorganization, any payment or distribution of assets or securities of Holdings or a Successor Corporation of any kind or character, whether in cash, property or securities, to which the holders or the Trustee on behalf of the holders would be entitled, but for the subordination provisions of the Exchange Debenture Indenture, shall be made by Holdings or a Successor Corporation or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the holders or the Trustee if received by them or it, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives, or to the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents, after giving effect to any concurrent payment distribution or provision therefor, to or for the holders of such Senior Indebtedness.

         No direct or indirect payment by or on behalf of Holdings or a Successor Corporation of Subordinated Obligations, whether pursuant to the terms of the Exchange Debentures or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any other event of default with respect to (i) the Silgan Credit Agreement pursuant to which the maturity thereof may be accelerated and (a) upon receipt by the Trustee of written notice from the Bank Agent or (b) if such event of default under the Silgan Credit Agreement results from the acceleration of the Exchange Debentures, from and after the date of such acceleration, no payment of Subordinated Obligations may be made by or on behalf of Holdings or a Successor Corporation upon or in respect of the Exchange Debentures for a period (a "Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 159 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from the Bank Agent or such event of default has been cured or waived) or (ii) any other Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such other Designated Senior Indebtedness (or the holders of at least majority in principal amount of such other Designated Senior Indebtedness then outstanding), no payment of Subordinated Obligations may be made by or on behalf of Holdings or a Successor Corporation upon or in respect of the Exchange Debentures for a Payment Blockage Period commencing on the date of receipt of such notice and ending 119 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the Trustee from such trustee or other representatives for such holders). Not more than one Payment Blockage Period may be commenced with respect to the Exchange Debentures during any period of 360 consecutive days; provided that, subject to the limitation contained in the next sentence, the commencement of a Payment Blockage Period by the representatives for, or the holders of, Designated Senior Indebtedness other than under the Silgan Credit Agreement or under clause (i)(b) of this paragraph shall not bar the commencement of another Payment Blockage Period by the Bank Agent within such period of 360 consecutive days. Notwithstanding anything in the Exchange Debenture Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. No event of default (other than an event of default pursuant to the financial maintenance covenants under the Silgan Credit Agreement) that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the representatives for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

         By reason of the subordination provisions described above, in the event of liquidation or insolvency, creditors of Holdings or a Successor Corporation who are not holders of Senior Indebtedness or of the Exchange Debentures may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of the Exchange Debentures.

         "Successor Corporation" is defined to mean (i) the surviving entity of any Holdings Merger, (ii) Silgan, upon the assumption by Silgan of the liabilities of Holdings represented by the Exchange Debentures or (iii) any successor corporation to Silgan that becomes the successor obligor on the Exchange Debentures, whether by merger, consolidation, sale of assets, assumption of liabilities or otherwise.

         "Senior Indebtedness" is defined to mean the following obligations of Holdings or a Successor Corporation: (i) all Indebtedness and other monetary obligations of Holdings or a Successor Corporation under (or in respect of) the Silgan Credit Agreement, the Discount Debentures and, in the event of a Holdings Merger or similar transaction, the Silgan Notes (including any agreement pursuant to which the Silgan Notes or the Discount Debentures were issued), any Interest Rate Agreement or any Currency Agreement, (ii) all other Indebtedness of Holdings or a Successor Corporation (other than Indebtedness evidenced by the Exchange Debentures), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the Exchange Debentures and (iii) all fees, expenses and indemnities payable in connection with the Silgan Credit Agreement, the 11-3/4% Notes (including any agreement pursuant to which the Silgan Notes are issued) and, if applicable, Currency Agreements and Interest Rate Agreements; provided that the term "Senior Indebtedness" shall not include (a) any Indebtedness of Holdings or a Successor Corporation that, when Incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to Holdings or a Successor Corporation,
(b) any Indebtedness of Holdings or a Successor Corporation to a Subsidiary of Holdings or a Successor Corporation or to a joint venture in which Holdings or a Successor Corporation has an interest, (c) any Indebtedness of Holdings or a Successor Corporation (other than such Indebtedness already described in clause
(i) above) of the type described in clause (ii) above and not permitted by the "Limitation on Indebtedness" covenant below, (d) any repurchase, redemption or other obligation in respect of Redeemable Stock, (e) any Indebtedness to any employee or officer of Holdings or a Successor Corporation or any of its Subsidiaries, (f) any liability for federal, state, local or other taxes owed or owing by Holdings or a Successor Corporation or (g) any Trade Payables. "Senior Indebtedness" will also include interest accruing subsequent to events of bankruptcy of Holdings or a Successor Corporation and its Subsidiaries at the rate provided for in the document governing such Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under federal bankruptcy law.

         "Designated Senior Indebtedness" is defined to mean (i) Indebtedness under the Silgan Credit Agreement, including refinancings thereof and (ii) any other Indebtedness constituting Senior Indebtedness that, at any date of determination, has an aggregate principal amount of at least $50 million and is specifically designated by Holdings or the Successor Corporation in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

Optional Redemption

         The Exchange Debentures will be redeemable at any time on or after July 15, 2000, at Holdings' option, in whole or in part, upon not less than 30 nor more than 60 days' prior written notice mailed by first-class mail to each holder's last address as it appears in the Security Register, at the redemption prices (expressed as a percentage of the principal amount thereof) set forth below, plus an amount in cash equal to all accumulated and unpaid interest thereon to the redemption date), subject to the right of holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date, if redeemed during the 12-month period beginning July 15 of each of the years set forth below.

     Year                                                        Percentage
     ----                                                        ----------

     2000..................................................       109.938%
     2001..................................................       106.625%
     2002..................................................       103.313%
     2003 and thereafter ..................................       100.000%




         In addition, on or prior to July 15, 2000, Holdings or a Successor Corporation may redeem all (but not less than all) outstanding Exchange Debentures, at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, out of the net proceeds of any sale of its common stock, provided that such redemption occurs within 180 days after consummation of such sale.

         The Silgan Credit Agreement and the Discount Debentures Indenture limit the optional redemption or prepayment of the Exchange Debentures.

         Selection

         In the case of any partial redemption, selection of the Debentures for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Debentures are listed or, if the Exchange Debentures are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Exchange Debenture of $1,000 in original principal amount or less shall be redeemed in part. If any Exchange Debenture is to be redeemed in part only, the notice of redemption relating to such Exchange Debenture shall state the portion of the principal amount thereof to be redeemed in part only, the notice of redemption relating to such Exchange Debenture shall state the portion of the principal amount thereof to be redeemed. A new Exchange Debenture in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Exchange Debenture.

Covenants

         Limitation on Indebtedness

         (a) So long as any of the Exchange Debentures are outstanding, Holdings shall not, and shall not permit any Subsidiary (other than Silgan and its Subsidiaries) to, Incur any Indebtedness (other than the Exchange Debentures (including any Exchange Debentures issued in payment of interest) and

Indebtedness existing on the date the Exchange Debentures are issued) unless after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of Holdings would be greater than 1.75:1.

         Notwithstanding the foregoing, Holdings and its Subsidiaries (other than Silgan and its Subsidiaries) may Incur each and all of the following: (i) Indebtedness in an aggregate principal amount not to exceed $100 million outstanding at any time; (ii) Indebtedness to Holdings or any Restricted
Subsidiary; (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to exchange, refinance or refund, outstanding Indebtedness, other than Indebtedness Incurred under clauses (i) and (viii) and any refinancings thereof, in an amount (or, if such new Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price) not to exceed the amount exchanged, refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to exchange, refinance or refund the Exchange Debentures or other Indebtedness that is subordinated in right of payment to the Exchange Debentures shall only be permitted under this clause (iii) if: (A) in case the Exchange Debentures are exchanged, refinanced or refunded in part, such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made pari passu with, or subordinate in right of payment to, the remaining Exchange Debentures, (B) in case the Indebtedness to be exchanged, refinanced or refunded is subordinated in right of payment to the Exchange Debentures, such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made subordinate in right of payment to the Exchange Debentures at least to the extent that the Indebtedness to be exchanged, refinanced or refunded is subordinated in right of payment to the Exchange Debentures and (C) in case the Exchange Debentures are exchanged, refinanced or refunded in part or the Indebtedness to be exchanged, refinanced or refunded is subordinated in right of payment to the Exchange Debentures, such Indebtedness determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness being refinanced, and the Average Life of such Indebtedness is at least equal to the remaining Average Life of the
Indebtedness being refinanced; and provided further that in no event may Indebtedness of Holdings that is pari passu with, or subordinated in right of payment to, the Exchange Debentures be exchanged, refinanced or refunded by means of Indebtedness of any Subsidiary of Holdings pursuant to this clause
(iii); (iv) Indebtedness issued in exchange for, or the net proceeds of which are used to exchange, refinance or refund, Silgan Indebtedness; provided that
(A) the principal amount (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, the original issue price) of such new Indebtedness shall not exceed the principal amount of Silgan Indebtedness exchanged, refinanced or refunded (plus premiums, if any, accrued interest, fees and expenses) and (B) the Average Life of such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, is at least equal to the remaining Average Life of the indebtedness being refinanced; (v) Indebtedness Incurred in connection with the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of Holdings, Silgan or any other Restricted Subsidiary, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) and which were issued pursuant to any Stock Based Plan, upon death, disability, retirement, termination of employment or pursuant to the terms of such Stock Based Plan or any other agreement under which such shares of Capital Stock, options, related rights or similar securities were issued; provided that (A) such Indebtedness (other than any Shareholder Subordinated Notes, which must be pari passu with, or subordinated in right of payment to, the Exchange Debentures), by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made subordinate in right of payment to the Exchange Debentures at least to the extent that the Exchange Debentures are subordinated in right of payment to Senior Indebtedness in the event of a Holdings Merger, (B) such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, provides that no payments of principal of such Indebtedness by way of sinking fund, mandatory redemption or otherwise (including defeasance) may be made by Holdings (including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to an "asset sale" or a "change of control" provision that is no more favorable to the holders of such Indebtedness than the provisions contained in the "Limitation on Asset Sales" and "Change of Control" covenants and such Indebtedness specifically provides that Holdings will not repurchase or redeem such Indebtedness pursuant to such provisions prior to Holdings' repurchase of the Exchange Debentures required to be repurchased by Holdings under the "Limitation on Asset Sales" and "Change of Control" covenants) at any time prior to the Stated Maturity of the Exchange Debentures and (C) the scheduled maturity of all principal of such Indebtedness is beyond the Stated Maturity of the Exchange Debentures; (vi) Guarantees of Indebtedness of Silgan and other Restricted Subsidiaries under the Silgan Credit Agreement; (vii) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided in the ordinary course of business, (B) under (or in respect of) Currency Agreements and Interest Rate Agreements; provided that in the case of Currency Agreements that relate to other Indebtedness, such Currency Agreements do not increase the Indebtedness of Holdings and its Subsidiaries outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar options, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Holdings or any of its Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Subsidiary of Holdings, other than Guarantees of
Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary of Holdings for the purpose of financing such acquisition; and (viii) unsecured Indebtedness of Holdings; provided that such Indebtedness, (A) by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made subordinate in right of payment to the Exchange Debentures at least to the extent that the Exchange Debentures are subordinated in right of payment to Senior Indebtedness in the event of a Holdings Merger, (B) determined as of the date of Incurrence of such Indebtedness, does not mature prior to the Stated Maturity of the Exchange Debentures, and the Average Life of such Indebtedness is greater than the remaining Average Life of the Exchange Debentures, (C) by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, provides that no payments of principal of such Indebtedness by way of sinking fund, mandatory redemption or otherwise (including defeasance) may be made by Holdings (including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to an "asset sale" or a "change of control" provision that is no more favorable to the holders of such Indebtedness than the provisions contained in the "Limitation on Asset Sales" and "Change of Control" covenants and such Indebtedness specifically provides that Holdings will not repurchase or redeem such Indebtedness pursuant to such provisions prior to Holdings' repurchase of the Exchange Debentures required to be repurchased by Holdings under the "Limitation on Asset Sales" and "Change of Control" covenants) at any time prior to the Stated Maturity of the Exchange Debentures and (D) by its terms or the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is not scheduled to pay interest in cash prior to the first date on which interest on the Exchange Debentures is required to be paid in cash.

         (b) So long as any of the Exchange Debentures are outstanding, Holdings shall not permit Silgan or any Subsidiary of Silgan to Incur any Indebtedness unless (i) after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of Silgan would be greater than 1.75:l or (ii) such Indebtedness so Incurred by Silgan or such Subsidiary of Silgan constitutes Silgan Indebtedness; provided, however, that any Indebtedness so Incurred pursuant to clause (i) or (ii) above may not prohibit the payment of dividends to Holdings (but any such Indebtedness may condition such payments on the absence of any defaults or events of default thereunder and on compliance with financial tests) in amounts sufficient to make mandatory interest and principal payments due on the Exchange Debentures at the times and in the amount due and payable; and provided further, however, that in the event the Exchange Debentures become obligations of a Successor Corporation, nothing in this part (b) shall prohibit the Successor Corporation from assuming or otherwise becoming liable for existing Indebtedness of Holdings or its Subsidiaries.

         (c) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, (i) the maximum amount of Indebtedness that Holdings, Silgan or any of their respective Subsidiaries may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies, (ii) solely for purposes of calculating the amount of Indebtedness outstanding at any time under this "Limitation on Indebtedness" covenant, all Indebtedness of Holdings, Silgan or any of their respective Subsidiaries outstanding on the date the Exchange Debentures are issued shall be considered to be outstanding and
(iii) Holdings shall not Incur any Indebtedness that is expressly subordinated to any other Indebtedness of Holdings unless such Indebtedness, by its terms or the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is also expressly made subordinate to the Exchange Debentures at least to the extent that it is subordinated to such other Indebtedness.

         (d) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, Guarantees of, or obligations with respect to letters of credit supporting, Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, Holdings, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses and (ii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

         (e) Notwithstanding any of the foregoing, nothing in this "Limitation on Indebtedness" covenant shall prohibit the occurrence of (i) a Holdings Merger, (ii) the sale of all or substantially all of the property and assets of Silgan or its successors to Holdings, and the assumption by Holdings of all or substantially all of the liabilities of Silgan or its successors or (iii) the assumption by Silgan or its successors of Indebtedness represented by the Exchange Debentures. Immediately upon the occurrence of an event specified in clause (i), (ii) or (iii) in this part (e), parts (a) and (e) (other than clause
(i)) of this "Limitation on Indebtedness" covenant shall be of no further force and effect, and all references to Silgan in part (b) of this "Limitation on Indebtedness" covenant shall refer to the Successor Corporation.

         The Holdings Guaranty will prohibit Holdings from Incurring Indebtedness other than a Guarantee under the Silgan Credit Agreement, the Discount Debentures or the Shareholder Subordinated Notes, the Exchange Debentures or refinancings of the Exchange Debentures or Discount Debentures.

         Limitation on Restricted Payments

         So long as any of the Exchange Debentures are outstanding, Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on its Capital Stock (other than dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than Redeemable Stock) of the same class held by such holders or in options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than Holdings or another Restricted Subsidiary, (ii) purchase, redeem, retire or otherwise acquire for value, any shares of Capital Stock of Holdings, any Restricted Subsidiary or any Unrestricted

Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than Holdings or another Restricted Subsidiary, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance or other acquisition or retirement for value, of Indebtedness of Holdings that is subordinated in right of payment to the Exchange Debentures or (iv) make any investment in any Affiliate (other than Holdings or a Restricted Subsidiary) or Unrestricted Subsidiary (such payments or any other actions described in clauses (i) through
(iv) being collectively "Restricted Payments") if at the time of and after giving effect to the proposed Restricted Payment: (A) an Event of Default or event that, after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing, (B) Holdings (in the case Holdings or its Restricted Subsidiaries will make the Restricted Payment) could not Incur at least $1.00 of Indebtedness under the first paragraph in part
(a) of the "Limitation on Indebtedness" covenant or Silgan (in the case Silgan or its Restricted Subsidiaries will make the Restricted Payment) could not Incur at least $1.00 of Indebtedness under clause (i) of part (b) of the "Limitation on Indebtedness" covenant or (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the Closing Date (other than any Restricted Payments described in clauses (ii) and (iii) of the second paragraph of this "Limitation on Restricted Payments" covenant) shall exceed the sum of (1) 50% of the aggregate amount of Adjusted Consolidated Net Income (or, if Adjusted Consolidated Net Income is a loss, minus 100% of such amount) of Holdings (determined by excluding income resulting from the transfers of assets received by Holdings or a Restricted Subsidiary from an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the month immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date plus (2) the aggregate net proceeds received by Holdings from the issuance and sale of Capital Stock of Holdings (other than Redeemable Stock) to any Person other than a Subsidiary of Holdings, including an issuance or sale permitted by the Exchange Debenture Indenture for cash or other property upon the conversion of any Indebtedness of Holdings subsequent to the Closing Date, or from the issuance of any options, warrants or other rights to acquire Capital Stock of Holdings (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Exchange Debentures) plus (3) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to Holdings or any Restricted Subsidiary from Unrestricted Subsidiaries, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Unrestricted Subsidiary the amount of Investments previously made by Holdings or any Restricted Subsidiary in such Unrestricted Subsidiary plus (4) $25 million.

         The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with the foregoing provision; (ii) the making of Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed $75 million outstanding at any time; (iii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Exchange Debentures, including premium, if any, and accrued and unpaid interest, with the proceeds of Indebtedness Incurred under clauses (iii) or (viii) of the second paragraph in part (a) of the "Limitation on Indebtedness" covenant; (iv) the declaration and payment of dividends on the Common Stock of Holdings or Silgan, following an initial public offering of the Common Stock of Holdings or Silgan, as the case may be, of up to 6% per annum of the net proceeds received by Holdings or Silgan, as the case may be, in such initial public offering; (v) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of Holdings, Silgan or any other Restricted Subsidiary, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) and which were issued pursuant to any Stock Based Plan, upon death, disability, retirement or termination of employment or pursuant to the terms of such Stock Based Plan or any other agreement under which such Capital Stock, options, related rights or similar securities were issued; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement for value of such shares of Capital Stock, options, related rights or similar securities after the Closing Date does not exceed $25 million and that any additional consideration in excess of such $25 million is in the form of Indebtedness that would be permitted to be Incurred under clause (v) of the second paragraph in part (a) of the "Limitation on Indebtedness" covenant; (vi) the repurchase of Capital Stock of Holdings or any Subsidiary of Holdings followed immediately by the reissuance thereof for consideration in an amount at least equal to the consideration paid to acquire such stock, or the redemption, repurchase or other acquisition for value of Capital Stock of Holdings or any Subsidiary of Holdings in exchange for, or with the proceeds of a substantially concurrent offering of, Capital Stock, as the case may be, of such entity (other than Redeemable Stock); and
(vii) payments or distributions pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Exchange Debenture Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of Holdings; provided that, in the case of clauses (ii), (iv), (v) and (vii), no Event of Default shall have occurred and be continuing or shall occur as a consequence thereof.

         Limitation  on  Dividend  and  Other  Payment  Restrictions   Affecting
         Restricted Subsidiaries

         So long as any of the Exchange Debentures are outstanding, Holdings will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by Holdings or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to Holdings or any other
Restricted Subsidiary, (iii) make loans or advances to Holdings or any other Restricted Subsidiary or (iv) transfer, subject to certain exceptions, any of its property or assets to Holdings or any other Restricted Subsidiary.

         This covenant shall not restrict or prohibit any encumbrances or restrictions existing: (i) in the Silgan Credit Agreement, the Silgan Notes, the Discount Debentures (including any agreement pursuant to which the Silgan Notes or the Discount Debentures were issued) or any other agreements in effect on the Closing Date, including extensions, refinancings, renewals or replacements thereof, provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) under or by reason of applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances); (iii) with respect to any Person or the property or assets of such Person acquired by Holdings or any Restricted Subsidiary and existing at the time of such acquisition, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Holdings or any Restricted Subsidiary not otherwise prohibited by the Exchange Debenture Indenture or (C) arising or agreed to in the ordinary course of business and that do not, individually or in the aggregate, detract from the value of the property or assets of Holdings or any Restricted Subsidiary in any manner material to Holdings or such Restricted Subsidiary; or (v) with respect to any Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary. Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent Holdings or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of Holdings or any of its Subsidiaries that secure Indebtedness of Holdings or any of its Subsidiaries.

         Limitation on Transactions with Shareholders and Affiliates

         So long as any of the Exchange Debentures are outstanding, Holdings will not, and will not permit any Subsidiary of Holdings to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of Holdings (other than the Bank Agent or any of its Affiliates) or any Subsidiary of Holdings or with any Affiliate of Holdings or any Subsidiary of Holdings, except upon fair and reasonable terms no less favorable to Holdings or such Subsidiary of Holdings than could be obtained in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

         The foregoing limitation does not limit, and shall not apply to: (i) any transaction between Holdings and any Subsidiary of Holdings or between Subsidiaries of Holdings; (ii) transactions (A) for which Holdings or any Subsidiary of Holdings delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to Holdings or such Subsidiary of Holdings from a financial point of view or (B) approved by a majority of the disinterested members of the Board of Directors;
(iii) the payment of fees pursuant to the Management Agreements or pursuant to any similar management contracts entered into by Holdings or any Subsidiary of Holdings; (iv) the payment of reasonable and customary regular fees to directors of Holdings or any Subsidiary of Holdings who are not employees of Holdings or such Subsidiary of Holdings; (v) any payments or other transactions pursuant to any tax-sharing agreement between Holdings and Silgan or any other Person with which Holdings is required or permitted to file a consolidated tax return or with which Holdings is or could be part of a consolidated group for tax purposes; (vi) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant; (vii) the payment of fees to Morgan Stanley, S&H or their respective Affiliates for financial, advisory, consulting or investment banking services that the Board of Directors deems to be advisable or appropriate for Holdings or any Subsidiary of Holdings to obtain (including the payment to Morgan Stanley of any underwriting discounts or commissions or placement agency fees) in connection with the issuance and sale of any securities by Holdings or any Subsidiary of Holdings; or (viii) any transaction contemplated by any of the Stock Based Plans.

         Notwithstanding any of the foregoing, nothing in this "Limitation on Transactions with Shareholders and Affiliates" covenant shall prohibit the occurrence of (i) a Holdings Merger, (ii) the sale of all or substantially all of the property and assets of Silgan or its successors to Holdings and the assumption by Holdings of all or substantially all of the liabilities of Silgan or its successors or (iii) the issuance by Silgan or its successors of securities in exchange for or in replacement of the New Preferred Stock. Immediately upon the occurrence of an event specified in clause (i), (ii) or
(iii) of the preceding sentence, all references to Holdings in this "Limitation on Transactions with Shareholders and Affiliates" covenant shall refer to the Successor Corporation.

         Limitation on the Issuance of Capital Stock of Restricted Subsidiaries

So long as any of the Exchange Debentures are outstanding, Holdings will not permit any Restricted Subsidiary to, directly or indirectly, issue or sell any shares of its Capital Stock (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to Holdings or another Restricted Subsidiary that is a Wholly Owned Subsidiary of Holdings, (ii) pursuant to options on such Capital Stock granted to officers and directors of such Restricted Subsidiary, (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary or (iv) in connection with an initial public offering of the Common Stock of such Restricted Subsidiary; provided that, within 12 months after the date the Net Cash Proceeds of such initial public offering are received by such Restricted Subsidiary, such Restricted Subsidiary shall (A) apply an amount equal to such Net Cash Proceeds to repay Senior Indebtedness of Holdings or Indebtedness of a Restricted Subsidiary, in each case owing to a Person other than Holdings or any of its Subsidiaries, (B) apply an amount equal to such Net Cash Proceeds to the repurchase of Senior Indebtedness pursuant to mandatory repurchase or repayment provisions applicable to such Senior Indebtedness or (C) invest an equal amount, or the amount not so applied pursuant to subclause (A) or (B) (or enter into a definitive agreement committing to so invest within 12 months of the date of such agreement), in property or assets that (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) are of a nature or type or are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, any Restricted Subsidiary and its Subsidiaries existing on the date thereof.

         Notwithstanding any of the foregoing, nothing in this "Limitation on the Issuance of Capital Stock of Restricted Subsidiaries" covenant shall prohibit the occurrence of (i) a Holdings Merger, (ii) the sale of all or substantially all of the property and assets of Silgan or its successors to Holdings and the assumption by Holdings of all or substantially all of the liabilities of Silgan or its successors or (iii) the assumption by Silgan or its successors of Indebtedness represented by the Exchange Debentures. Immediately upon the occurrence of an event specified in clause (i), (ii) or (iii) of the preceding sentence, all references to Holdings in this "Limitation on the Issuance of Capital Stock of Restricted Subsidiaries" covenant shall refer to the Successor Corporation.

         Change of Control

         (a) In the event of a Change in Control, each holder shall have the right to require the repurchase of its Exchange Debentures by Holdings in cash pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount, plus accrued interest (if any) to the date of purchase (the "Change of Control Payment"). Prior to the mailing of the notice to holders provided for in the succeeding paragraph, but in any event within 30 days following any Change of Control, Holdings covenants to, or to cause Silgan to, (i) repay in full all Indebtedness under the Silgan Credit Agreement and all other Senior Indebtedness required to be redeemed or repurchased pursuant to the terms thereof, or to offer to repay in full all Indebtedness under the Silgan Credit Agreement and all such other Senior Indebtedness and to repay the indebtedness of each holder of Senior Indebtedness who has accepted such offer or (ii) obtain the requisite consents under the Silgan Credit Agreement and such other Senior Indebtedness to permit the repurchase of the Exchange Debentures as provided for in the succeeding paragraph. Holdings shall first comply with the covenant in the preceding sentence before it shall be required to repurchase the Exchange Debentures pursuant to this "Change of Control" covenant.

         (b) Within 30 days of the Change of Control, Holdings shall mail a notice to the Trustee and each holder stating: (i) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this "Change of Control" covenant and that all Exchange Debentures validly tendered will be accepted for payment; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date");
(iii) that any Exchange Debenture not tendered will continue to accrue interest


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



pursuant to its terms; (iv) that, unless Holdings defaults in the payment of the Change of Control Payment, any Exchange Debenture accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (v) that holders electing to have any Exchange Debenture purchased pursuant to the Change of Control Offer will be required to surrender such Exchange Debenture, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Exchange Debenture completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date; (vi) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such holder, the principal amount of Exchange Debentures delivered for purchase and a statement that such holder is withdrawing his election to have such Exchange Debentures purchased; and (vii) that holders of Exchange Debentures being purchased only in part will be issued new Exchange Debentures equal in principal amount to the unpurchased portion of the Exchange Debentures surrendered; provided that each Exchange Debenture purchased and each new Exchange Debenture issued shall be in an original principal amount of $1,000 or integral multiples thereof.

         (c) On the Change of Control Payment Date, Holdings shall: (i) accept for payment Exchange Debentures or portions thereof tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of the Exchange Debentures or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee, all Exchange Debentures or portions thereof so accepted together with an Officers' Certificate specifying the Exchange Debentures or portions thereof accepted for payment by Holdings. The Paying Agent shall promptly mail, to the holders of the Exchange Debentures so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such holders new Exchange Debentures equal in principal amount to any unpurchased portion of the Exchange Debentures surrendered; provided that each Exchange Debenture purchased and each new Exchange Debenture issued shall be in an original principal amount of $1,000 or integral multiples thereof. Holdings will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this "Change of Control" covenant, the Trustee shall act as Paying Agent.

         (d) Holdings will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control occurs under this "Change of Control" covenant and Holdings is required to repurchase Exchange Debentures as described above.

         (e) Notwithstanding any of the foregoing, nothing in this "Change of Control" covenant shall prohibit the occurrence of (i) a Holdings Merger, (ii) the sale of all or substantially all of the property and assets of Silgan or its successors to Holdings, and the assumption by Holdings of all or substantially all of the liabilities of Silgan or its successors or (iii) the assumption by Silgan or its successors of Indebtedness represented by the Exchange Debentures. Immediately upon the occurrence of an event specified in clause (i), (ii) or
(iii) of the preceding sentence, all references to Holdings in this "Change of Control" covenant shall refer to the Successor Corporation.

         Limitation on Asset Sales

         (a) In the event and to the extent that the Net Cash Proceeds received by Holdings or any Restricted Subsidiary from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months (other than Asset Sales by Holdings or any Restricted Subsidiary to Holdings or another Restricted Subsidiary) exceed 15% of Consolidated Net Tangible Assets in any one fiscal year

(determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of Holdings and its Subsidiaries has been prepared), then Holdings shall, or shall cause such Restricted Subsidiary to,
(i) within 12 months after the date the Net Cash Proceeds so received exceed 15% of Consolidated Net Tangible Assets in any one fiscal year (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of Holdings and its Subsidiaries has been prepared),
(A) apply an amount equal to such excess Net Cash Proceeds to repay Senior Indebtedness of Holdings or Indebtedness of a Restricted Subsidiary, in each case owing to a Person other than Holdings or any of its Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to subclause (A) (or enter into a definitive agreement committing to so invest within 12 months of the date of such agreement), in property or assets that (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) are of a nature or type or are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, Holdings and its Subsidiaries existing on the date thereof and (ii) apply such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraphs of this "Limitation on Asset Sales" covenant. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in subclause (A) or (B) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

         (b) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $10 million, Holdings must, not later than the fifteenth Business Day of such month, make an offer (an "Excess Proceeds Offer") to purchase from the holders on a pro rata basis an aggregate principal amount of Exchange Debentures equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment"); provided, however, that no Excess Proceeds Offer shall be required to be commenced with respect to the Exchange Debentures until the Business Day following the dates that payments are made pursuant to similar offers that are made to holders of Senior Indebtedness, and need not be commenced if the Excess Proceeds remaining after application to the Senior Indebtedness purchased in the offers made to the holders of the Senior Indebtedness are less than $10 million; provided further, however, that no Exchange Debentures may be purchased under this "Limitation on Asset Sales" covenant unless Holdings shall have purchased all Senior Indebtedness tendered pursuant to the offers applicable thereto.

         (c) Holdings shall commence an Excess Proceeds Offer by mailing a notice to the Transfer Agent and each holder stating: (i) that the Excess
Proceeds Offer is being made pursuant to this "Limitation on Asset Sales" covenant and that all Exchange Debentures validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Excess Proceeds Payment Date"); (iii) that any Exchange Debenture not tendered will continue to accumulate interest pursuant to its terms; (iv) that, unless Holdings defaults in the payment of the Excess Proceeds Payment, any Exchange Debenture accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Payment Date; (v) that holders electing to have any Exchange Debentures purchased pursuant to the Excess Proceeds Offer will be required to surrender such Exchange Debentures, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Exchange Debenture completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date; (vi) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter, setting forth the name of such holder, the principal amount of Exchange Debentures delivered for purchase and a statement that such holder is withdrawing his election to have such Exchange Debentures purchased; and (vii) that holders of Exchange Debentures being purchased only in part will be issued new Exchange Debentures equal in principal amount to the unpurchased portion of the Exchange Debentures surrendered; provided that each Exchange Debenture purchased and each new Exchange Debenture issued shall be in an original principal amount of $1,000 or integral multiples thereof.

         (d) On the Excess Proceeds Payment Date, Holdings shall: (i) accept for payment on a pro rata basis Exchange Debentures or portions thereof tendered pursuant to the Excess Proceeds Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Exchange Debentures or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee, all Exchange Debentures or portions thereof so accepted, together with an Officer's Certificate specifying the Exchange Debentures or portions thereof accepted for payment by Holdings. The Paying Agent shall promptly mail to the holders of Exchange Debentures so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such holders new Exchange Debentures equal in principal amount to any unpurchased portion of the Exchange Debentures surrendered; provided that each Exchange Debenture purchased and each new Exchange Debenture issued shall be in an original principal amount of $1,000 or integral multiples thereof. Holdings will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of this "Limitation on Asset Sales" covenant, the Trustee shall act as the Paying Agent.

         (e) Holdings will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that such Excess Proceeds are received by Holdings under this "Limitation on Asset Sales" covenant and Holdings is required to repurchase Exchange Debentures as described above.

         (f) Notwithstanding the foregoing, nothing in this "Limitation on Asset Sales" covenant shall prohibit the occurrence of (i) a Holdings Merger, (ii) the sale of all or substantially all of the property and assets of Silgan or its successors to Holdings, and the assumption by Holdings of all or substantially all of the liabilities of Silgan or its successors or (iii) the assumption by Silgan or its successors of Indebtedness represented by the Exchange Debentures. Immediately upon the occurrence of an event specified in clause (i), (ii) or
(iii) of the preceding sentence, all references to Holdings in this "Limitation on Asset Sales" covenant shall refer to the Successor Corporation.

Events of Default

         An "Event of Default" occurs with respect to the Exchange Debentures if: (i) Holdings defaults in payment of principal of (or premium, if any, on) any Exchange Debenture when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by the subordination provisions of the Exchange Debenture Indenture, if such provisions are then applicable; (ii) Holdings defaults in the payment of interest on any Exchange Debenture when the same becomes due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of the Exchange Debenture Indenture, if such provisions are then applicable; (iii) Holdings defaults in the performance of or breaches any other covenant or agreement of Holdings in the Exchange Debenture Indenture or under the Exchange Debentures, and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the holders of 25% or more in aggregate principal amount of the Exchange Debentures; (iv) there occurs with respect to any issue or issues of Indebtedness of Holdings and/or any Significant Subsidiary having an outstanding principal amount of $20 million or more in the aggregate for all such issues of Holdings and/or any Significant Subsidiary, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (v) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million individually or $20 million or more in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against Holdings or any Significant Subsidiary and shall not be discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order in excess of $10 million individually or that causes the aggregate amount for all such final judgments or orders outstanding against all such Persons to exceed $20 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (vi) a court having jurisdiction in the premises enters a decree or order for (a) relief in respect of Holdings or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (b) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Holdings or any Significant Subsidiary or for all or substantially all of the property and assets of Holdings or any Significant Subsidiary or (c) the winding up or liquidation of the affairs of Holdings or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; and (vii) Holdings or any Significant Subsidiary (a) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (b) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Holdings or any Significant Subsidiary or for all or substantially all of the property and assets of Holdings or any Significant Subsidiary or (c) effects any general assignment for the benefit of creditors.

         If an Event of Default (other than an Event of Default specified in clause (vi) or (vii) above that occurs with respect to Holdings or Silgan) occurs and is continuing under the Exchange Debenture Indenture, the Trustee thereunder or the holders of at least 25% of the aggregate principal amount of the Exchange Debentures then outstanding, by written notice to Holdings (and to the Trustee if such notice is given by the holders (the "Acceleration Notice")), may, and the Trustee at the request of the holders of at least 25% in aggregate principal amount of the Exchange Debentures then outstanding shall, declare the principal of and all accrued and unpaid interest on the Exchange Debentures to be immediately due and payable. Any such declaration of acceleration shall not become effective until the earlier of (A) five Business Days after receipt of the Acceleration Notice by the Bank Agent, Holdings and the agent for the holders of the Silgan Notes and the Discount Debentures or (B) acceleration of the Indebtedness under the Silgan Credit Agreement, the Silgan Notes or the Discount Debentures; provided that such acceleration shall automatically be rescinded and annulled without any further action required on the part of the holders in the event that any and all Events of Default specified in the Acceleration Notice under the Exchange Debenture Indenture shall have been cured, waived or otherwise remedied as provided in the Exchange Debenture Indenture prior to the expiration of the period referred to in the preceding clauses (A) and (B). In the event of a declaration of acceleration because an Event of Default set forth in clause (iv) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (iv) shall be remedied, cured by Holdings and/or such Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (vi) or (vii) above occurs with respect to Holdings or Silgan, the principal of and all accrued and unpaid interest on the Exchange Debentures shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder. The holders of at least a majority in aggregate principal amount of the outstanding Exchange Debentures, by written notice to Holdings and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (1) all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Exchange Debentures that have become due solely by such declaration of acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "--Modification and Waiver" below.

         The holders of at least a majority in aggregate principal amount of the outstanding Exchange Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that the Trustee is advised by counsel conflicts with law or the Exchange Debenture Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders not joining in the giving of such direction. A holder may not pursue any remedy with respect to the Exchange Debenture Indenture or the Exchange Debentures unless: (i) the holder gives to the Trustee written notice of a continuing Event of Default; (ii) the holders of at least 25% in aggregate principal amount of outstanding Exchange Debentures make a written request to the Trustee to pursue the remedy; (iii) such holder or holders offer to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding Exchange Debentures do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any holder to receive payment of the principal of, premium, if any, or interest on its Exchange Debentures, or to bring suit for the enforcement of any such payment, on or after the respective due dates expressed in its Exchange Debentures, which rights shall not be impaired or affected without the consent of the holder.

         The Exchange Debenture Indenture will require certain officers of Holdings to certify, on or before a date not more than 120 days after the end of each fiscal year, that a review has been conducted of the activities of Holdings and its Subsidiaries and Holdings' and its Subsidiaries' performance under the Exchange Debenture Indenture and that Holdings has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. Holdings will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Exchange Debenture Indenture.

Consolidation, Merger and Sale of Assets

         Holdings shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than a Restricted Subsidiary that is a Wholly Owned Subsidiary of Holdings; provided that, in connection with any merger of Holdings with any Restricted Subsidiary that is a Wholly Owned Subsidiary of Holdings, no consideration (other than common stock in the surviving Person or Holdings) shall be issued or distributed to the stockholders of Holdings) or permit any Person to merge with or into Holdings, unless: (i) Holdings shall be the continuing Person, or the Person (if other than Holdings) formed by such consolidation or into which Holdings is merged or that acquired or leased such property and assets of Holdings shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of Holdings on all of the Exchange Debentures and under the Exchange Debenture Indenture; (ii) immediately after giving effect to such transaction, no Event of Default, and no event that after the giving of notice or lapse of time or both will become an Event of Default, shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Interest Coverage Ratio of Holdings (or any Person becoming the successor obligor on the Exchange Debentures) is at least 1:1; provided that if the Interest Coverage Ratio of Holdings before giving effect to such transaction is within the range set forth in column (A) below, then the Interest Coverage Ratio of Holdings (or any Person becoming the successor obligor on the Exchange Debentures) shall be at least equal to the lesser of (1) the ratio determined by multiplying the percentage set forth in column (B) below by the Interest Coverage Ratio of Holdings prior to such transaction and (2) the ratio set forth in column (C) below:

           (A)                                            (B)          (C)
           ---                                            ---          ---

     1.11:1 to 1.99:1..................................   90%         1.5:1
     2.00:1 to 2.99:1..................................   80%         2.1:1
     3.00:1 to 3.99:1..................................   70%         2.4:1
     4.00:1 or more....................................   60%         2.5:1


and provided further that, if the Interest Coverage Ratio of Holdings (or any Person becoming the successor obligor on the Exchange Debentures) is 3:1 or more, the calculation in the preceding proviso shall be inapplicable and such transaction shall be deemed to have complied with the requirements of this clause (iii); (iv) immediately after giving effect to such transaction on a pro forma basis, Holdings (or any Person that becomes the successor obligor on the Exchange Debentures) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Holdings immediately prior to such transaction; and (v) Holdings delivers to the Trustee an Officer's Certificate (attaching the arithmetic computations to demonstrate compliance with clauses
(iii) and (iv)) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clause (iv) of this covenant does not apply to, and the Interest Coverage Ratio required by clause (iii) of this "Consolidation, Merger and Sale of Assets" covenant (A) shall be 1.75:1 with respect to, (1) a Holdings Merger, (2) the sale of all or substantially all of the property and assets of Silgan or its successors to Holdings, and the assumption by Holdings of all or substantially all of the liabilities of Silgan or its successors or (3) the assumption by Silgan or its successors of Indebtedness represented by the Exchange Debentures and (B) does not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of Holdings; and provided further, however, that any such transaction shall not have as one of its purposes the evasion of the limitations of this covenant.

Defeasance

         Defeasance and Discharge

         The Exchange Debenture Indenture will provide that Holdings will be deemed to have paid and will be discharged from any and all obligations in respect of the Exchange Debentures and the provisions of the Exchange Debenture Indenture will no longer be in effect with respect to the Exchange Debentures on the 123rd day after the deposit described below (except for, among other matters, certain obligations to register the transfer or exchange of the Exchange Debentures, to replace stolen, lost or mutilated Exchange Debentures, to maintain paying agencies and to hold monies for payment in trust) if, among other things, (A) Holdings has deposited with the Indenture Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Exchange Debentures on the Stated Maturity of such payments in accordance with the terms of the Exchange Debenture Indenture and the Exchange Debentures, (B) Holdings has delivered to the Indenture Trustee (i) either (x) an Opinion of Counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of Holdings' exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be accompanied by a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law after the date of the Exchange Debenture Indenture or, a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which Holdings is a party or by which Holdings is bound, (D) the Successor Corporation is not prohibited from making payments in respect of the Exchange Debentures by the provisions described under "Subordination," above and (E) if at such time the Exchange Debentures are listed on a national securities exchange, Holdings has delivered to the Trustee an Opinion of Counsel to the effect that the Exchange Debentures will not be delisted as a result of such deposit, defeasance and discharge.

         Defeasance of Certain Covenants and Certain Events of Default

         The Exchange Debenture Indenture will provide that the provisions of the Exchange Debenture Indenture will no longer be in effect with respect to clauses (iii) and (iv) under "--Consolidation, Merger and Sales of Assets" and all the covenants described herein under "--Covenants," clause (iii) under "--Events of Default" with respect to such covenants and clauses (iii) and (iv) under "--Consolidation, Merger and Sales of Assets" and clauses (iv) and (v) under "--Events of Default" shall be deemed not to be Events of Default, and, if the defeasance is permitted by the Silgan Credit Agreement, the provisions described herein under "--Subordination" shall not apply, upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Exchange Debentures on the Stated Maturity of such payments in accordance with the terms of the Exchange Debenture Indenture and the Exchange Debentures, the satisfaction of the provisions described in clauses (B)(ii), (C), (D) and (E) of the preceding paragraph and the delivery by Holdings to the Trustee of an Opinion of Counsel to the effect that, among other things, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

         Defeasance and Certain Other Events of Default

         In the event Holdings exercises its option to omit compliance with certain covenants and provisions of the Exchange Debenture Indenture with respect to the Exchange Debentures as described in the immediately preceding paragraph and the Exchange Debentures are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Exchange Debentures at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Exchange Debentures at the time of the acceleration resulting from such Event of Default. However, Holdings shall remain liable for such payments.

Modification and Waiver

         Modifications and amendments of the Exchange Debenture Indenture may be made by Holdings and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Exchange Debentures; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Exchange Debenture, (ii) reduce the principal amount of, premium, if any, or interest on, any Exchange Debenture, (iii) change the place or currency of payment of principal of, premium, if any, or interest on, any Exchange Debenture, (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Exchange Debenture, (v) modify the subordination provisions in a manner adverse to the holders in any material respect, (vi) reduce the above-stated percentage of outstanding Exchange Debentures the consent of whose holders is necessary to modify or amend the Exchange Debenture Indenture, (vii) waive a default in the payment of principal of, premium, if any, or interest on the Exchange Debentures or (viii) reduce the percentage of aggregate principal amount of outstanding Exchange Debentures the consent of whose holders is necessary for waiver of compliance with certain provisions of the Exchange Debenture Indenture or for waiver of certain defaults.

         The holders of a majority in aggregate principal amount of the outstanding Exchange Debentures may waive compliance by Holdings with certain restrictive provisions of the Exchange Debenture Indenture.

         The Silgan Credit Agreement contains a covenant prohibiting Holdings from consenting to any modification of the Exchange Debenture Indenture or waiver of any provision thereof without the consent of a specified percentage of the lenders under the Silgan Credit Agreement. See "Description of Certain Indebtedness--Description of the Silgan Credit Agreement."

No Personal Liability of Incorporators, Shareholders, Officers, Directors or Employees

         The Exchange Debenture Indenture will provide that no recourse for the payment of the principal of, premium, if any, or interest on any of the Exchange Debentures, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Holdings contained in the Exchange Debenture Indenture or in any of the Exchange Debentures, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or past, present or future shareholder, officer, director, employee or controlling person of Holdings or of any Successor Corporation. Each holder, by accepting such Exchange Debenture, waives and releases all such liability.

Concerning the Trustee

         Fleet National Bank will act as Trustee under the Exchange Debenture Indenture.

         The Exchange Debenture Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Exchange Debenture Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise those rights and powers vested in it under such Exchange Debenture Indenture and use the same degree of care and skill in its exercise of such rights and powers as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

         The Exchange Debenture Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference in the Exchange Debenture Indenture contain limitations on the rights of the Trustee thereunder, should it become a creditor of Holdings, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engaged in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

                  DESCRIPTION OF CERTAIN HOLDINGS INDEBTEDNESS

         Holdings sold 13-1/4% Senior Discount Debentures due 2002 in a public offering on June 29, 1992. The Discount Debentures were offered at a substantial discount from their principal amount and there was no payment of interest on the Discount Debentures prior to December 15, 1996. From and after June 15, 1996, the Discount Debentures bear interest, payable in cash, at a rate of 13-1/4% per annum. The gross proceeds to Holdings from the offering of the Discount Debentures were $165.4 million. The Discount Debentures are redeemable at any time, at the option of Holdings, in whole or in part, at 100% of their principal amount plus accrued interest (if any) to the redemption date. After giving effect to the Refinancing, Holdings will have repurchased and redeemed approximately $216 million principal amount of Discount Debentures, and there will be approximately $59 million principal amount of Discount Debentures outstanding. In the event of a Change of Control (as defined in the Discount Debenture Indenture), each holder of Discount Debentures may require Holdings to repurchase such Discount Debentures at 101% of the Accreted Value (as defined in the Discount Debenture Indenture) plus accrued interest (if any).

         The Discount Debenture Indenture contains certain covenants that, among other things, direct the application of proceeds from certain asset sales, limit the ability of Holdings and its subsidiaries to incur indebtedness, make certain payments with respect to their capital stock, make prepayments of certain indebtedness, make loans or investments in entities other than Restricted
Subsidiaries (as defined in the Discount Debenture Indenture), enter into transactions with affiliates, engage in mergers or consolidations, and the ability of the Restricted Subsidiaries to issue stock.


                   DESCRIPTION OF CERTAIN SILGAN INDEBTEDNESS

Description of the Silgan Credit Agreement

         The following is a summary of the terms of the Silgan Credit Agreement.

         The Available Credit Facility. Pursuant to the Silgan Credit Agreement, the Banks loaned to Silgan (i) $225 million of term loans designated as "A Term Loans" and (ii) $350 million of term loans designated as "B Term Loans" (together with the A Term Loans, the "Term Loans"), and agreed to lend to Containers or Plastics up to an aggregate of $225 million of revolving loans (the "Revolving Loans"). As part of the Revolving Loans, Bankers Trust agreed to lend to Containers or Plastics up to an aggregate of $10 million of revolving loans (the "Swingline Loans") and to issue to Containers or Plastics for the account of Containers or Plastics up to an aggregate of $20 million of letters of credit, such Swingline Loans and letters of credit outstanding being deducted from the amount of Revolving Loans available to be borrowed by Containers or Plastics.

         To secure the  obligations  of the  Borrowers  under the Silgan  Credit
Agreement: (i) Silgan pledged to the Banks all of the capital stock of Containers and Plastics held by Silgan; (ii) Plastics pledged to the Banks 65% of the capital stock of 827599 Ontario Inc. ("Canadian Holdco") held by Plastics; (iii) Containers pledged to the Banks all of the capital stock of SCCW Can Corporation ("SCCW Can"), a California corporation and a wholly owned subsidiary of Containers, held by Containers; (iv) Containers pledged to the Banks all of the capital stock of California-Washington Can Corporation ("C-W Can"), a California corporation and a wholly owned subsidiary of Containers, held by Containers; (iv) Silgan, Containers, Plastics, C-W Can and SCCW Can each granted to the Banks security interests in substantially all of their respective real and personal property; and (v) Holdings pledged to the Banks all of the capital stock of Silgan held by Holdings.

         The aggregate amount of Revolving Loans which may be outstanding at any time is subject to a borrowing base limitation of the sum of (i) 85% of eligible accounts receivable of Containers and its subsidiaries and Plastics and (ii) 50% of eligible inventory of Containers and its subsidiaries and Plastics.

         Each of the Term Loans and each of the Revolving Loans, at the respective Borrower's election, consists of loans designated as Eurodollar rate loans or as Base Rate (as defined in the Silgan Credit Agreement) loans. Subject to certain conditions, each of the Term Loans and each of the Revolving Loans can be converted from a Base Rate loan into a Eurodollar rate loan and vice versa.

         As of March 31, 1996, the outstanding principal amounts of A Term Loans, B Term Loans and the Revolving Loans under the Silgan Credit Agreement were $219.5 million, $222.3 million and $60.2 million, respectively. As of June 30, 1996, the outstanding principal amounts of A Term Loans, B Term Loans and Revolving Loans under the Silgan Credit Agreement were $219.5 million, $222.3 million (increasing to $347.3 million after the Refinancing) and $148.6 million, respectively.

         Payment of Loans. Generally, the Revolving Loans can be borrowed, repaid and reborrowed from time to time until December 31, 2000, on which date all Revolving Loans mature and are payable in full. Amounts repaid under the Term Loans cannot be reborrowed.

         The A Term Loans mature on December 31, 2000 and are payable in installments as follows:

                                                             A Term Loan
     Installment Repayment Date                           Principal Amount
     --------------------------                           ----------------

     December 31, 1996..................................    $24,946,471
     December 31, 1997..................................     34,925,059
     December 31, 1998..................................     49,892,942
     December 31, 1999..................................     49,892,942
     December 31, 2000..................................     59,871,530


         The B Term Loans mature on March 15, 2002 and are payable in installments as follows (after giving effect to the recent amendment to the Silgan Credit Agreement to include an additional $125 million of B Term Loans):

                                                             B Term Loan
     Installment Repayment Date                           Principal Amount
     --------------------------                           ----------------

     December 31, 1996..................................     $3,507,813
     December 31, 1997..................................      3,507,813
     December 31, 1998..................................      3,507,813
     December 31, 1999..................................      3,507,813
     December 31, 2000..................................     66,258,608
     December 31, 2001..................................    155,902,607
     March 15, 2002.....................................    111,080,589


         Under the Silgan Credit Agreement, Silgan is required to repay the Terms Loans (pro rata for each tranche of Term Loans) in an amount equal to 50% of Silgan's Excess Cash Flow (as defined in the Silgan Credit Agreement) in any fiscal year during the Silgan Credit Agreement (beginning with the 1996 fiscal year). Additionally, Silgan is required to repay the Term Loans (pro rata for each tranche of Term

Loans) in an amount equal to 80% of the net sale proceeds received from certain asset sales (increasing to 100% of such net sale proceeds under certain circumstances as described in the Silgan Credit Agreement) and 100% of the net equity proceeds received from certain sales of equity (subject to certain exceptions permitting Silgan and/or Holdings to use net equity proceeds to repay certain of their other indebtedness or to repurchase certain outstanding capital stock of Holdings), decreasing to 50% of net equity proceeds received after the occurrence of certain events as described in the Silgan Credit Agreement, all as provided in the Silgan Credit Agreement.

         Interest and Fees. Interest on the Term Loans and the Revolving Loans is payable at certain margins over certain rates as summarized below.

         Interest on Term Loans maintained as Base Rate loans accrues at floating rates of 1.5% less the then applicable Interest Reduction Discount (as defined below) (in the case of A Term Loans) and 2% (in the case of B Term Loans) over the Base Rate. Interest on Term Loans maintained as Eurodollar rate loans accrues at floating rates of 2.5% less the then applicable Interest Reduction Discount (in the case of A Term Loans) and 3% (in the case of B Term Loans) over a formula rate (the "Eurodollar Rate") determined with reference to the rate offered by Bankers Trust for dollar deposits in the New York interbank Eurodollar market. Interest on Revolving Loans maintained as (i) Base Rate loans accrues at floating rates of 1.5%, less the then applicable Interest Reduction Discount, plus the Base Rate or (ii) Eurodollar Rate loans accrues at floating rates of 2.5%, less the then applicable Interest Reduction Discount, plus the Eurodollar Rate.

         Under the Silgan Credit Agreement, Silgan agreed to pay to the Banks, on a quarterly basis, a commitment commission calculated as 1/2 of 1% per annum on the daily average term loan commitment of the Banks until such commitment is terminated. Each of Containers and Plastics has agreed to jointly and severally pay to the Banks, on a quarterly basis, a commitment commission calculated as 1/2 of 1% (decreasing to 3/8 of 1% under certain circumstances, as set forth in the Silgan Credit Agreement) per annum on the daily average unused portion of the Banks' revolving commitment in respect of the Revolving Loans until such revolving commitment is terminated. Additionally, Containers and Plastics are required to pay to the Banks, on a quarterly basis in arrears, a letter of credit fee at a rate per annum of 2.5% less the then applicable Interest Reduction Amount, and to pay to Bankers Trust a facing fee of 1/4 of 1% per annum, each on the average daily stated amount of each letter of credit issued for the account of Containers or Plastics, respectively.

         Certain Covenants. The Silgan Credit Agreement contains numerous financial and operating covenants, under which Silgan and its subsidiaries must operate. Failure to comply with any of such covenants permits the Banks to accelerate, subject to the terms of the Silgan Credit Agreement, the maturity of all amounts outstanding under the Silgan Credit Agreement.

         The Silgan Credit Agreement restricts or limits each of the Borrowers' and their respective subsidiaries' abilities: (i) to create certain liens; (ii) to consolidate, merge or sell its assets and to purchase assets, except that Holdings and Silgan may merge under certain limited circumstances and Silgan and its subsidiaries may make certain purchases of assets and/or stock, all as provided in the Silgan Credit Agreement; (iii) to pay dividends on, or repurchase shares of, its capital stock, except that, among other things: (a) Silgan may pay dividends to Holdings under certain circumstances, including (1) dividends in amounts to allow Holdings to pay cash dividends on the Preferred Stock (or interest on the Exchange Debentures) on and after the earlier of the third anniversary of the issuance of the Old Preferred Stock or the second anniversary of the issuance of the Old Preferred Stock if Holdings has theretofore consummated a registered public offering of its common stock, so long as the Company meets an interest coverage ratio test under the Silgan Credit Agreement (which treats such dividends to be then paid as interest expense), (2) dividends in amounts to allow Holdings to pay interest due on the Discount Debentures, (3) dividends with the proceeds from Retained Excess Cash Flow (as defined in the Silgan Credit Agreement) provided that such dividends are used by Holdings to pay cash dividends on the Preferred Stock (or interest on the Exchange Debentures), (4) dividends with the proceeds of Retained Excess Cash Flow, Refinancing Indebtedness (as defined herein) issued by Silgan, or any registered public equity offering by Silgan, provided that such dividends are used by Holdings to repurchase, redeem or repay the Discount Debentures or any Refinancing Indebtedness issued by Holdings, (5) dividends under certain circumstances as provided in the Silgan Credit Agreement to enable Holdings to repurchase certain of its outstanding capital stock, and (6) dividends in amounts and at the times as provided in the Silgan Credit Agreement after the consummation of a registered public equity offering by Holdings; (b) Containers and Plastics may pay dividends to Silgan as long as they remain wholly owned subsidiaries of Silgan, Canadian Holdco may pay dividends to Plastics, and Express may pay dividends to Canadian Holdco; (c) Containers and Plastics may repurchase or redeem its respective stock options (or common stock issuable upon exercise thereof) or SARs issued to its management under certain circumstances; and (d) Silgan may pay dividends to the holders of its common stock in amounts and at the times as provided in the Silgan Credit Agreement after the consummation of a registered public equity offering by Silgan; (iv) to lease real and personal property; (v) to create additional indebtedness, except for, among other things: (a) certain indebtedness existing on the date of the Silgan Credit Agreement (including Silgan's indebtedness represented by the 11-3/4% Notes and by intercompany notes); (b) indebtedness of Containers to Plastics or Plastics to Containers; (c) unsecured subordinated indebtedness of Silgan, the proceeds of which are used to refinance, repay or redeem 11-3/4% Notes; and (d) under certain limited circumstances, unsecured subordinated indebtedness of Silgan, the proceeds of which are used by Silgan to pay a dividend to Holdings, which dividend is then used by Holdings to refinance, redeem or repay the Discount Debentures or any Refinancing Indebtedness of Holdings; (vi) to make certain advances, investments and loans, except for, among other things: (a) loans from Silgan to each of Containers and Plastics represented by intercompany notes; (b) loans from Containers to Plastics or from Plastics to Containers; (c) loans from Containers and/or Plastics to Silgan not exceeding $25 million in aggregate principal amount outstanding at any time, (d) advances from Silgan to Holdings to the same extent that Silgan is permitted to pay dividends to Holdings for the purpose of enabling Holdings to pay cash dividends on the Preferred Stock (or interest on the Exchange Debentures); and
(e) certain limited acquisitions and investments as provided in the Silgan Credit Agreement; (vii) to enter into transactions with affiliates; (viii) to make certain capital expenditures, except for, among other things, capital expenditures which do not exceed in the aggregate for the Borrowers $65 million for each calendar year during the term of the Silgan Credit Agreement; provided, however, that to the extent capital expenditures made during any period are less than the amounts that are permitted to be made during such period, such amount may be carried forward and utilized to make capital expenditures in the immediately succeeding calendar year (except that no more than $10 million of capital expenditures can be carried forward from 1995 to 1996), with any such amount being deemed utilized first in such succeeding calendar year; (ix) except as otherwise permitted under the Silgan Credit Agreement, to make any voluntary payments, prepayments, acquire for value, redeem or exchange, among other things, any 11-3/4% Notes, any of the Discount Debentures, any Refinancing Indebtedness, any of the Preferred Stock (or Exchange Debentures) or to make certain amendments to the 11-3/4% Notes, the Borrowers' or their respective subsidiaries' respective certificates of incorporation and by-laws, or to certain other agreements; (x) with certain exceptions, to have any subsidiaries other than Containers and Plastics with respect to Silgan, C-W Can and SCCW Can with respect to Containers, and Canadian Holdco and Express with respect to Plastics; (xi) with certain exceptions, to permit its respective subsidiaries to issue capital stock; (xii) to permit its respective subsidiaries to create limitations on the ability of any such subsidiary to (a) pay dividends or make other distributions, (b) make loans or advances, or (c) transfer assets; (xiii) to engage in any business other than the packaging business; and (xiv) to designate indebtedness as "Designated

Senior Indebtedness" for purposes of the 11-3/4% Notes or any Refinancing Indebtedness issued by Silgan.

         The Silgan Credit Agreement requires that Silgan own not less than 90% of the outstanding common stock of Containers and Plastics and 100% of all other outstanding capital stock of Containers and Plastics.

         The Silgan Credit Agreement requires that the ratio of Consolidated Current Assets (as defined below) to Consolidated Current Liabilities (as defined below) may not, at any time, be less than 1.75:1, and that the ratio of EBITDA (as defined below) to Interest Expense (as defined below) may not be, for any period of four consecutive fiscal quarters (in each case, taken as one accounting period) ended during a period set forth below, less than the ratio set forth opposite such period below:

                    Period                                          Ratio
                    ------                                          -----

     Fiscal quarter ending September 30, 1996...................    1.75:1
     Fiscal quarter ending December 31, 1996....................    1.80:1
     Fiscal quarter ending March 31, 1997.......................    1.80:1
     Fiscal quarter ending June 30, 1997........................    1.80:1
     Fiscal quarter ending September 30, 1997...................    1.80:1
     Fiscal quarter ending December 31, 1997....................    1.90:1
     Fiscal quarter ending March 31, 1998.......................    1.90:1
     Fiscal quarter ending June 30, 1998........................    1.90:1
     Fiscal quarter ending September 30, 1998...................    1.90:1
     Fiscal quarter ending December 31, 1998....................    2.00:1
     Fiscal quarter ending March 31, 1999.......................    2.00:1
     Fiscal quarter ending June 30, 1999........................    2.00:1
     Fiscal quarter ending September 30, 1999...................    2.00:1
     Fiscal quarter ending December 31, 1999....................    2.20:1
     Fiscal quarter ending March 31, 2000.......................    2.20:1
     Fiscal quarter ending June 30, 2000........................    2.20:1
     Fiscal quarter ending September 30, 2000...................    2.20:1
     Fiscal quarter ending December 31, 2000....................    2.40:1
     Fiscal quarter ending March 31, 2001.......................    2.40:1
     Fiscal quarter ending June 30, 2001........................    2.40:1
     Fiscal quarter ending September 30, 2001...................    2.40:1
     Fiscal quarter ending December 31, 2001 and each
       fiscal quarter thereafter................................    2.50:1

         In addition, the Silgan Credit Agreement requires that the Leverage Ratio (as defined below) for any Test Period (as defined below) ended on the last day of a fiscal quarter set forth below is not permitted to exceed the ratio set forth opposite such fiscal quarter below:

                  Date                                              Ratio

     Fiscal quarter ending September 30, 1996...................    5.10:1
     Fiscal quarter ending December 31, 1996....................    4.60:1
     Fiscal quarter ending March 31, 1997.......................    4.60:1
     Fiscal quarter ending June 30, 1997........................    4.60:1
     Fiscal quarter ending September 30, 1997...................    4.60:1
     Fiscal quarter ending December 31, 1997....................    4.30:1
     Fiscal quarter ending March 31, 1998.......................    4.30:1
     Fiscal quarter ending June 30, 1998........................    4.30:1
     Fiscal quarter ending September 30, 1998...................    4.30:1
     Fiscal quarter ending December 31, 1998....................    4.00:1
     Fiscal quarter ending March 31, 1999.......................    4.00:1
     Fiscal quarter ending June 30, 1999........................    4.00:1
     Fiscal quarter ending September 30, 1999...................    4.00:1
     Fiscal quarter ending December 31, 1999....................    3.75:1
     Fiscal quarter ending March 31, 2000.......................    3.75:1
     Fiscal quarter ending June 30, 2000........................    3.75:1
     Fiscal quarter ending September 30, 2000...................    3.75:1
     Fiscal quarter ending December 31, 2000....................    3.50:1
     Fiscal quarter ending March 31, 2001.......................    3.50:1
     Fiscal quarter ending June 30, 2001........................    3.50:1
     Fiscal quarter ending September 30, 2001...................    3.50:1
     Fiscal quarter ending December 31, 2001 and each
       fiscal quarter thereafter................................    3.00:1


         "Consolidated Current Assets" means the current assets of Holdings and its subsidiaries determined on a consolidated basis, provided that the unused amounts of commitments for Revolving Loans are included as current assets of Holdings in making such determination.

         "Consolidated Current Liabilities" means the current liabilities of Holdings and its subsidiaries determined on a consolidated basis, provided that the current portion of loans under the Silgan Credit Agreement, the current portion of any loans made by Silgan to Containers or Plastics, and accrued interest on the current portion of loans under the Silgan Credit Agreement, the 11-3/4% Notes, the Discount Debentures or any Refinancing Indebtedness from the last regularly scheduled interest payment date shall not be considered current liabilities for the purposes of making such determination.

         "EBIT" means for any period the consolidated net income of Holdings and its subsidiaries, before interest expense and provision for taxes and without giving effect to any extraordinary noncash gains or extraordinary noncash losses and gains or losses from sales of assets (other than sales of inventory in the ordinary course of business), or any noncash adjustments resulting from changes in value of employee stock options.

         "EBITDA" means for any period, EBIT, adjusted by adding thereto the amount of all depreciation and all amortization of intangibles (including covenants not to compete), goodwill and loan fees that were deducted in arriving at EBIT for such period.

         "Indebtedness" means, as to any person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such person for borrowed money or for the deferred purchase price of property or services, (ii) the face amount of all letters of credit issued for the account of such person and all drafts drawn thereunder, (iii) all liabilities secured by any lien on any property owned by such person, whether or not such liabilities have been assumed by such person, (iv) the aggregate amount required to be capitalized under leases under which such person is the lessee and (v) all contingent obligations of such person.

         "Interest Expense" means, for any period, the total consolidated interest expense of Holdings and its subsidiaries for such period (without giving effect to any amortization of up-front fees and expenses in connection with any debt issuance).

         "Interest Reduction Discount" means initially zero, and, from and after September 30, 1996, the percentage set forth in clause (A), (B), (C), (D), (E) or (F) below to the extent applicable:

                  (A) 1/4 of 1% if, but only if, the Modified Leverage Ratio for the current Test Period is less than or equal to 3.75:1.00 and none of the conditions set forth in clauses (B) through (F) below are satisfied;

                  (B) 1/2 of 1% if, but only if, the Modified Leverage Ratio for the current Test Period is less than or equal to 3.375:1.00 and none of the conditions set forth in clauses (C) through (F) below are satisfied;

                  (C) 3/4 of 1% if, but only if, the Modified Leverage Ratio for the current Test Period is less than or equal to 3.00:1.00 and none of the conditions set forth in clauses (D) through (F) below are satisfied;

                  (D) 1% if, but only if, the Modified Leverage Ratio for the current Test Period is less than or equal to 2.625:1.00 and neither of the conditions set forth in clause (E) or (F) below is satisfied;

                  (E) 1-1/4% if, but only if, the Modified Leverage Ratio for the current Test Period is less than or equal to 2.25:1.00 and the condition set forth in clause (F) below is not satisfied; or

                  (F) 1-1/2% if, but only if, the Modified Leverage Ratio for the current Test Period is less than or equal to 1.875:1.00.

         Notwithstanding anything to the contrary above in this definition, (i) if Silgan's long-term Indebtedness receives a stated "senior implied" rating of at least BBB- from Standard & Poor's Ratings Group or at least Baa3 from Moody's Investors Service, Inc., then from the date that is the first business day of the fiscal quarter of Silgan following the fiscal quarter containing the first date that either such rating is announced and for so long as such rating remains in effect, the Interest Reduction Discount will be 1-1/2% and (ii) the Interest Reduction Discount will be reduced to zero at all times when a default or an event of default under the Silgan Credit Agreement exists.

         "Letter of Credit Outstandings" means, at any time, the sum of (i) the aggregate stated amount of all outstanding letters of credit issued under the Silgan Credit Agreement and (ii) the amount of all unpaid drawings for letters of credit issued under the Silgan Credit Agreement.

         "Leverage Ratio" means, for any period, the ratio of (x) the sum of (I) Total Indebtedness (excluding Revolving Outstandings) as of the last day of such period plus (II) the Revolving Outstandings on the December 31st immediately preceding the last day of such period (or, in the case of a Test Period ended on December 31 in any fiscal year, the Revolving Outstandings on such December 31) to (y) EBITDA for the then most recently ended Test Period.

         "Modified Leverage Ratio" means, at any time, the ratio of (x) the sum of (I) Total Consolidated Term Debt at such time plus (II) the Revolving Outstandings on the December 31st immediately preceding the last day of the applicable period (or, in the case of a Test Period ended on December 31 in any fiscal year, the Revolving Outstandings on such December 31) to (y) EBITDA for the then most recently ended Test Period.

         "Refinancing Indebtedness" means (i) any Indebtedness incurred as permitted by the Silgan Credit Agreement the proceeds of which are used to refinance, redeem or repay outstanding 11-3/4% Notes, Discount Debentures and/or any Refinancing Indebtedness previously issued by Holdings or (ii) any Indebtedness of Holdings incurred pursuant to the Holdings Guaranty the proceeds of which are used to refinance, redeem or repay outstanding Discount Debentures.

         "Revolving Outstandings" means, at any time, the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the aggregate amount of all Letter of Credit Outstandings at such time.

         "Test Period" shall mean each period of four consecutive fiscal quarters of Holdings (in each case taken as one accounting period), provided that the first Test Period shall end on December 31, 1995.

         "Total Consolidated Term Debt" means, at any time, the sum of (1) the aggregate principal amount of Term Loans then outstanding, (2) the aggregate accreted principal amount of Discount Debentures then outstanding, (3) the aggregate principal amount of 11-3/4% Notes then outstanding, (4) the aggregate principal amount (or accreted amount if issued at a discount) of all Refinancing Indebtedness then outstanding, (5) the aggregate principal amount of all Indebtedness then outstanding that was assumed in connection with an acquisition permitted under the Silgan Credit Agreement, (6) the aggregate principal amount of certain promissory notes then outstanding that were issued by Holdings pursuant to the Holdings Guaranty (as defined herein) which notes provide for the current payment of interest in cash, and (7) the aggregate principal amount of Exchange Debentures then outstanding.

         "Total Indebtedness" means the aggregate Indebtedness of Holdings and its subsidiaries determined on a consolidated basis, provided that, in making such determination, Indebtedness consisting of capitalized lease obligations existing as of the effective date of the Silgan Credit Agreement or permitted to be incurred pursuant to the Silgan Credit Agreement are excluded.

         For purposes of the various computations under the Silgan Credit Agreement, including the ratio of EBITDA to Interest Expense and the Leverage Ratio, (i) all computations utilize accounting principles in conformity with those used to prepare the statements of consolidated and consolidating financial condition of Holdings and its subsidiaries and Silgan and its subsidiaries at December 31, 1994 and the related consolidated and consolidating statements of income and cash flow of Holdings and its subsidiaries and Silgan and its subsidiaries for the fiscal year ended December 31, 1994, as audited by Ernst & Young LLP, and (ii) no effect is given to certain other matters as provided in the Silgan Credit Agreement.

         The ability of Holdings to take certain actions is restricted or limited pursuant to the terms of the Holdings Guaranty. The Holdings Guaranty restricts or limits Holdings' ability to, among other things: (i) create certain liens, (ii) incur additional indebtedness, except that, among other things, Holdings may incur unsecured subordinated Indebtedness the proceeds of which are used to refinance, redeem or repay the Discount Debentures or any Refinancing Indebtedness of Holdings and Holdings may exchange the

Preferred Stock for the Exchange Debentures on or after the earlier of the third anniversary of the issuance of the Old Preferred Stock or the consummation by Holdings of a registered public offering of its common stock in an amount equal to or greater than the principal amount of the Exchange Debentures, (iii) consolidate, merge or sell its assets and purchase or lease assets, except that Holdings may merge with Silgan to the extent that such merger is permitted under the Silgan Credit Agreement, (iv) pay cash dividends, except that, among other things, Holdings may pay cash dividends on the Preferred Stock to the extent that Silgan is permitted to pay cash dividends or make advances to Holdings under the Silgan Credit Agreement for such purpose and dividends to the holders of its common stock in amounts and at the times as provided in the Silgan Credit Agreement after the consummation of a registered public equity offering by Holdings, (v) repurchase any of its capital stock, except that Holdings is permitted to purchase the Holdings Class B Stock held by Mellon, as trustee for First Plaza, with proceeds from the Private Offering, (vi) make loans or advances, except that, among other things, Holdings may make advances to Silgan as permitted under the Silgan Credit Agreement, and (vii) engage in any business other than holding Silgan's common stock and certain other limited matters permitted by the Holding Guaranty.


         Events of Default. Events of default under the Silgan Credit Agreement include, with respect to each of the Borrowers, as the case may be, among others: (i) the failure to pay any principal on the Term Loans or the Revolving Loans, the failure to reimburse drawings under any letters of credit when due or the failure to pay within two business days after the date such payment is due interest on the Term Loans, the Revolving Loans or any unpaid drawings under any letter of credit or any fees or other amounts owing under the Silgan Credit
Agreement; (ii) subject to certain limited exceptions, any failure to pay amounts due under certain other agreements or any defaults that result in or permit the acceleration of certain other indebtedness; (iii) subject to certain limited exceptions, the breach of any covenants, representations or warranties contained in the Silgan Credit Agreement or any related document; (iv) certain events of bankruptcy, insolvency or dissolution; (v) the occurrence of certain judgments, writs of attachment or similar process against any of the Borrowers or any of their respective subsidiaries; (vi) the occurrence of certain ERISA related liabilities; (vii) a default under or invalidity of the guarantees (including an event of default under the Holdings Guaranty) or of the security interests granted to the Banks pursuant to the Silgan Credit Agreement; (viii) the failure of Holdings to own 100% of the capital stock of Silgan; (ix) a Change of Control (as defined in the Silgan Credit Agreement) shall occur; and
(x) the requirement that Silgan repurchase any 11-3/4% Note or that Holdings repurchase any Discount Debenture, in any case as a result of a Change of Control (as defined in the agreements and indentures relating thereto).

         Upon the occurrence of any event of default under the Silgan Credit Agreement, the Banks are permitted, among other things, to accelerate the maturity of the Term Loans and the Revolving Loans and all other outstanding indebtedness under the Silgan Credit Agreement and terminate their commitment to make any further Revolving Loans or to issue any letters of credit.

Description of the 11-3/4% Notes

         Silgan sold the 11-3/4% Notes in a public offering on June 29, 1992. The 11-3/4% Notes bear interest at a rate of 11-3/4% per annum. The 11-3/4% Notes are redeemable at any time on and after June 15, 1997 at the option of Silgan, in whole or in part, at 105.875% of their principal amount plus accrued interest, declining to 100% of their principal amount plus accrued interest on or after June 15, 1999. In the event of a Change of Control, each holder of the 11-3/4% Notes may require Silgan to repurchase its 11-3/4% Notes at 101% of the principal amount plus accrued interest. The 11-3/4% Notes Indenture contains certain covenants that, among other things, direct the application of the proceeds from certain asset sales, limit the ability of Silgan and its subsidiaries to incur indebtedness, make certain payments  with  respect to their  capital  stock,  make  prepayments  of certain indebtedness,  make loans or  investments  to  entities  other  than  Restricted
Subsidiaries (as defined in the 11-3/4% Notes Indenture), enter into transactions with affiliates, engage in mergers or consolidations, and, with respect to Silgan's subsidiaries, issue stock.


             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of the New Preferred Stock and the Exchange Debentures, but does not purport to be a complete analysis of all of the potential tax effects of such purchase, ownership or disposition. This summary deals only with New Preferred Stock and Exchange Debentures held as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended by U.S. Holders (as defined below). It does not address all aspects of the U.S. federal income tax consequences of holding the New Preferred Stock or the Exchange Debentures that may be relevant to a particular investor in the context of such investor's individual investment circumstance or to investors in special tax situations, such as life insurance companies, financial institutions, tax-exempt organizations, dealers in securities and currencies, persons holding New Preferred Stock or Exchange Debentures as a part of a hedging or conversion transaction or a straddle, U.S. Holders whose "functional currency" is not the U.S. dollar or Non-U.S. Holders (as defined below). This summary also does not discuss tax consequences under state, local, or foreign tax laws. Holders of the New Preferred Stock should consult their own tax advisors concerning the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdiction, to their particular situation. Furthermore, the discussion below is based upon the provisions of the Code and existing and proposed Treasury regulations, administrative rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below.

         As used herein, a "U.S. Holder" means a beneficial owner that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source. An individual may, subject to certain exceptions, be deemed to be a resident (as opposed to a non-resident alien) of the United States for certain purposes by virtue of being present in the United States on at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). A "Non-U.S. Holder" is a holder that is not a U.S. Holder.

         ALL PROSPECTIVE PURCHASERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE NEW PREFERRED STOCK OR THE EXCHANGE DEBENTURES.

Exchange of Old Preferred Stock for New Preferred Stock

         An exchange of the Old Preferred Stock for the New Preferred Stock should not constitute a taxable event for federal income tax purposes because the New Preferred Stock should not be considered to differ materially in kind or extent from the Old Preferred Stock. Rather, the New Preferred Stock received by a U.S. Holder should be treated as a continuation of the Old Preferred Stock in the hands of such U.S. Holder. As a result, U.S. Holders who exchange their Old Preferred Stock for New Preferred Stock should not recognize any income, gain or loss for federal income tax purposes with respect to such exchange. The following discussion assumes that an exchange of Old Preferred Stock for New Preferred Stock will not be treated as an exchange for federal income tax purposes.

Distributions on the New Preferred Stock

         Distributions of cash or, under Section 305(b)(4) of the Code, of additional shares of New Preferred Stock on the New Preferred Stock will be treated as dividends taxable as ordinary income to U.S. Holders to the extent of Holdings' current and accumulated earnings and profits as determined under U.S. federal income tax principles. The amount of a distribution of additional shares of New Preferred Stock will equal the fair market value of the shares of New Preferred Stock distributed as of the date of such distribution. To the extent that the amount of a distribution on the New Preferred Stock exceeds Holdings' current and accumulated earnings and profits, such distribution will be treated as a nontaxable return of capital and will be applied against and reduce the adjusted tax basis of the New Preferred Stock in the hands of each U.S. Holder (but not below zero), thus increasing the amount of any gain (or reducing the amount of any loss) which would otherwise be realized by such U.S. Holder upon the sale or other taxable disposition of such New Preferred Stock. The amount of any such distribution which exceeds the adjusted tax basis of the New Preferred Stock in the hands of the U.S. Holder will be treated as capital gain and will be either long-term or short-term capital gain depending on the U.S. Holder's holding period for the New Preferred Stock. There can be no assurance that for any particular taxable year Holdings will have current or accumulated earnings and profits.

         Under Section 243 of the Code, corporate U.S. Holders generally will be able to deduct 70% of the amount of any distribution qualifying as a dividend. There are, however, many exceptions and restrictions relating to the availability of such dividends-received deduction. Section 246A of the Code reduces the dividends-received deduction allowed to a corporate U.S. Holder that has incurred indebtedness "directly attributable" to its investment in portfolio stock. Section 246(c) of the Code requires that, in order to be eligible for the dividends-received deduction, a corporate U.S. Holder must generally hold the shares of New Preferred Stock for a 46-day minimum holding period or a 91-day period in certain circumstances. A taxpayer's holding period for these purposes is suspended during any period in which a U.S. Holder has certain options or contractual obligations with respect to substantially identical stock or holds one or more other positions with respect to substantially identical stock that diminishes the risk of loss from holding the New Preferred Stock. A recent legislative proposal would (i) reduce the dividends-received deduction from 70% to 50% and (ii) modify the manner in which the 46- or 91-day minimum holding period is determined. It is unclear whether and in what form such proposal will be enacted.

         Under Section 1059 of the Code, a corporate U.S. Holder is required to reduce its tax basis (but not below zero) in the New Preferred Stock by the non-taxed portion of any "extraordinary dividend" if such stock has not been held for more than two years before the earliest of the date such dividend is declared, announced or agreed to. Generally, the non-taxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction provisions of Section 243 of the Code. An extraordinary dividend on the Preferred Stock generally would be a dividend that
(i) equals or exceeds 5% of the corporate U.S. Holder's adjusted tax basis in the Preferred Stock, treating all dividends received and all dividends having ex-dividend dates within an 85-day period as one dividend, or (ii) exceeds 20% of the corporate U.S. Holder's adjusted tax basis in such Preferred Stock, treating all dividends received and all dividends having ex-dividend dates within a 365-day period as one dividend. In determining whether a dividend paid on the New Preferred Stock is an extraordinary dividend, a corporate U.S. Holder may elect to substitute the fair market value of the New Preferred


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



Stock for such U.S. Holder's tax basis for purposes of applying these tests, provided such fair market value is established to the satisfaction of the Secretary of Treasury (the "Secretary") as of the day before the ex-dividend date. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of a company, regardless of the stockholder's holding period and regardless of the size of the dividend, including a redemption pursuant to Holding's right to redeem the New Preferred Stock for cash or exchange the New Preferred Stock for Exchange Debentures. If any part of the non-taxed portion of an extraordinary dividend is not applied to reduce the corporate U.S. Holder's tax basis as a result of the limitation on reducing such basis below zero, such part will be treated as gain upon the sale or exchange of the New Preferred Stock. However, recently introduced legislation would require gain on the non-taxed portion of an extraordinary dividend to be recognized in the taxable year in which the extraordinary dividend is received rather than at the time of the sale or exchange of the New Preferred Stock. It is unclear whether and in what form such legislation will be enacted. Corporate U.S. Holders are urged to consult their tax advisors with respect to the possible application of Section 1059 to their ownership and disposition of the New Preferred Stock.

         A corporate U.S. Holder's liability for alternative minimum tax may be affected by the portion of the dividends received which such corporate U.S. Holder deducts in computing taxable income. This results from the fact that corporate stockholders are required to increase alternative minimum taxable income by 75% of the excess of the current earnings and profits (with certain adjustments) over alternative minimum taxable income (determined without regard to earnings and profit adjustments or the alternative tax net operating loss deduction).

Redemption Premium

         Under Section 305(c) of the Code and the applicable Treasury regulations thereunder, if the redemption price of New Preferred Stock exceeds its issue price, the difference ("redemption premium") may be taxable as a constructive distribution of additional New Preferred Stock to the U.S. Holder (treated as a dividend to the extent of Holdings' current and accumulated earnings and profits and otherwise subject to the treatment described above for distributions) over a certain period.

         Because the New Preferred Stock provides for optional rights of redemption by Holdings at prices in excess of the issue price, U.S. Holders could be required to recognize such redemption premium under a constant yield method similar to that described below for accruing OID (see "--Interest and OID on the Exchange Debentures--Original Issue Discount" below) if, based on all of the facts and circumstances, the optional redemption is more likely than not to occur. If stock may be redeemed at more than one time, the time and price at which such redemption is most likely to occur must be determined based on all of the facts and circumstances. Applicable Treasury regulations provide a "safe harbor" under which a right to redeem will not be treated as more likely than not to occur if (i) the issuer and the holder are not related within the meaning of the Treasury regulations; (ii) there are no plans, arrangements or agreements that effectively require or are intended to compel the issuer to redeem the stock (disregarding, for this purpose, a separate mandatory redemption); and
(iii) exercise of the right to redeem would not reduce the yield of the stock, as determined under the Treasury regulations. Further, the Treasury regulations provide that such redemption premium is not taxable as a constructive distribution if it is solely in the nature of a penalty for premature redemption. A redemption premium is solely in the nature of a penalty for premature redemption if it is paid as a result of changes in economic or market conditions over which neither the issuer nor the holder has control. Regardless of whether the optional redemption is more likely than not to occur, or whether the redemption premium is solely in the nature of a penalty for premature redemption, constructive dividend treatment will not result if the redemption premium does not exceed a de minimis amount. Based on the Treasury regulations, Holdings intends to take the position that the existence of Holdings' optional redemption rights do not result in a constructive distribution to the U.S. Holders.

         Further, because the New Preferred Stock provides for an optional right of the U.S. Holders to require Holdings to acquire the New Preferred Stock at a price equal to 101% of the liquidation value upon a Change in Control, U.S. Holders could be required to recognize such redemption premium under the constant yield method discussed above unless, very generally, the likelihood of redemption is remote. Here, too, regardless of whether the likelihood of redemption is remote, constructive dividend treatment will not result if the redemption premium does not exceed a de minimis amount of 1/4 of 1% of the stated redemption price at maturity multiplied by the number of complete years to maturity. Since the premium is 1% and the New Preferred Stock has a term of ten years, Holdings intends to take the position that the existence of U.S.
Holders' optional redemption right does not result in a constructive distribution to the Holders.

         Moreover, the New Preferred Stock provides for a mandatory redemption at a redemption price equal to the liquidation value of the New Preferred Stock, plus accrued and unpaid dividends. If at the time of issuance of preferred stock, there is no intention for dividends to be paid currently, the IRS may treat the payment of such dividends on redemption as disguised redemption premium subject to the constant yield rules discussed above. Dividends on the New Preferred Stock are payable in cash or, on or prior to July 15, 2000, in additional shares of New Preferred Stock. Holdings intends to pay all such dividends currently. Thus, while the appropriate treatment of unpaid cumulative dividends has not yet been addressed in Treasury regulations and no assurance can be given as to the outcome of such guidance, Holdings intends to take the position that the terms of the mandatory redemption should not result in a constructive distribution to the U.S. Holders.

         Finally, in the event that additional New Preferred Stock is distributed on the New Preferred Stock as dividends and such additional New Preferred Stock has an issue price at the time of distribution that is less than its redemption price, such additional New Preferred Stock would have a redemption premium that may be taxable as a constructive distribution of additional stock to a U.S. Holder (treated as a dividend to the extent of Holdings current and accumulated earnings and profits) under the constant yield method (discussed above) over the term of such additional New Preferred Stock.

Redemption, Sale or Exchange of New Preferred Stock

         Exchange or Distribution Characterization

         The sale of the New Preferred Stock by a U.S. Holder will be a taxable transaction. Likewise, a redemption of shares of the New Preferred Stock for cash or an exchange of the New Preferred Stock for Exchange Debentures will be a taxable transaction. For U.S. federal income tax purposes, the exchange of the New Preferred Stock for Exchange Debentures will be treated as if Holdings made a distribution of the Exchange Debentures in redemption of the New Preferred Stock. Under Section 302(b) of the Code, such a redemption for cash or the Exchange Debentures will be treated as a sale or exchange transaction on which a U.S. Holder will generally recognize capital gain or loss (except to the extent of amounts received on the exchange that are attributable to declared dividends, which will be treated in the same manner as distributions described above) provided that the redemption (i) results in complete termination of the holder's stock interest in Holdings under Section 302(b)(3) of the Code; (ii) is "substantially disproportionate" with respect to the stockholder under Section 302(b)(2) of the Code or (iii) is not "essentially equivalent to a dividend" under Section 302(b)(1) of the Code because it results in a "meaningful reduction" in a U.S. Holder's stock interest in Holdings. Whether a redemption will result in a meaningful reduction depends on the particular holder's facts and circumstances. In


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



determining whether any of these tests have been met, the holder is deemed, under the constructive ownership rules of Section 302(c) of the Code, to own any shares of Holdings stock that are owned, or deemed owned, by certain related persons and entities and any shares that such holder, or related person or entity, has the right to acquire by exercise of an option.

         Distribution Treatment

         If the  redemption  of the New  Preferred  Stock  does not  result in a complete termination or meaningful reduction and is not substantially disproportionate, the transaction will be treated as a distribution of cash or Exchange Debentures, as the case may be. The amount of such distribution will be measured by the amount of cash received by the U.S. Holder or the "issue price," as defined below, of the Exchange Debentures received by the U.S. Holder, and such distribution will be treated in the same manner as distributions described above. However, corporate U.S. Holders should be aware that to the extent such distribution is treated as a dividend it may be treated as an extraordinary dividend under Section 1059 of the Code. A U.S. Holder's aggregate tax basis in the Exchange Debentures will be equal to the issue price of the Exchange Debentures received by the U.S. Holder.

         Sale or Exchange Treatment

         If a U.S. Holder sells the New Preferred Stock, or the redemption of the New Preferred Stock results in a complete termination or meaningful reduction or is substantially disproportionate, the gain or loss recognized on such sale or exchange will generally be equal to the difference between the amount realized by the U.S. Holder and such U.S. Holder's adjusted tax basis in the New Preferred Stock surrendered. In the case of a sale or redemption for cash, the amount realized will be the cash received on such sale or redemption. In the case of an exchange of New Preferred Stock for Exchange Debentures, the amount realized on receipt of the Exchange Debenture will be equal to the "issue price" of the Exchange Debenture. Thus, the amount realized on the exchange will be equal to the issue price of the Exchange Debentures plus any cash received on the exchange (other than amounts received with respect to declared dividends). If, as of the exchange date, the Exchange Debentures or the New Preferred Stock are traded on an established securities market on or at any time during the 60-day period ending 30 days after the exchange date, the issue price of an Exchange Debenture would be equal to the fair market value of the traded instrument. If neither the New Preferred Stock nor the Exchange Debentures are so traded, the issue price of the Exchange Debentures would be the stated principal amount of the Exchange Debentures provided that the yield on the Exchange Debentures is equal to or greater than the "applicable federal rate" in effect at the time the Exchange Debenture is issued. If the yield on the Exchange Debentures is less than such applicable Federal rate, its issue price under Section 1274 of the Code would be equal to the present value, as of the issue date, of all payments to be made on the Exchange Debentures, discounted at the applicable federal rate. It cannot be determined at the present time whether the New Preferred Stock or the Exchange Debentures will be, at the relevant time, traded on an established securities market within the meaning of the OID Regulations or whether the yield on the Exchange Debentures will equal or exceed the applicable federal rate, as discussed above. However, Holdings does not expect a public market for the New Preferred Stock (or the Exchange Debentures) to develop in the foreseeable future. A U.S. Holder's adjusted tax basis in the New Preferred Stock surrendered in the redemption will equal the amount paid for such stock plus any amount included in gross income pursuant to an actual distribution of additional New Preferred Stock or a constructive distribution of redemption premium, in each case under Section 305 of the Code, as described in "-- Distributions on the New Preferred Stock" and "--Redemption Premium," and reduced by the amount of any distribution treated as a nontaxable return of capital that reduced the adjusted tax basis of the New Preferred Stock, as described in "--Distributions on the New Preferred Stock." Such gain or loss will be either long-term or short-term capital gain depending on the U.S. Holder's holding period for the New Preferred Stock at the time of redemption, sale, exchange or retirement of the New Preferred Stock.

         Depending  upon a  U.S.  Holder's  particular  circumstances,  the  tax consequences of holding Exchange  Debentures may be less  advantageous  than the tax consequences of holding New Preferred Stock because,  for example,  payments of interest on the Exchange Debentures will not be eligible for any dividends-received deduction that may be available to corporate U.S. Holders.

Interest and OID on the Exchange Debentures

         The tax treatment of the Exchange Debentures will turn on whether or not they are issued with original issue discount. Exchange Debentures issued on or before July 15, 2000 will be issued with OID. Exchange Debentures issued after July 15, 2000 will not be issued with OID unless their stated redemption price at maturity, as defined below, exceeds their issue price, as defined above. Exchange Debentures issued with OID will be referred to as "OID Debentures." Prospective investors are urged to consult their own tax advisors as to the consequences of owning Exchange Debentures.

         Stated Interest

         Payments of interest on a debt instrument generally will be includible in a U.S. Holder's income as ordinary income under the holder's method of accounting for U.S. federal income tax purposes. However, because Holdings has the option through July 15, 2000 to pay interest on the Exchange Debentures by issuing additional Exchange Debentures, Exchange Debentures issued prior to that date may be treated as issued with OID, and stated interest on such Exchange Debentures would not be treated as interest for U.S. federal income tax purposes, but instead will be subject to the OID rules described below. If the Exchange Debentures are not issued with OID, then interest on an Exchange Debenture generally will be includible in a U.S. Holder's income as ordinary income under the U.S. Holder's method of accounting. Exchange Debentures issued after July 15, 2000 may also be issued with OID.

         Original Issue Discount

         U.S. Holders of OID Debentures will be subject to special tax accounting rules, as described in greater detail below. U.S. Holders of such OID Debentures should be aware that they generally must include OID in gross income for U.S. federal income tax purposes on an annual basis under a constant yield accrual method. As a result, such U.S. Holders will include OID in income in advance of the receipt of cash attributable to that income. However, U.S. Holders of OID Debentures generally will not be required to include separately in income cash payments received on such OID Debentures, even if denominated as interest, to the extent such payments do not constitute qualified stated interest (as defined below). Holdings will report to U.S. Holders of any OID Debentures on a timely basis the reportable amount of OID and interest income based on its understanding of applicable law.

         The amount of OID, if any, on a debt instrument is the excess of its "stated redemption price at maturity" over its "issue price," subject to a statutorily defined de minimis exception. The "stated redemption price at maturity" of a debt instrument is the sum of its principal amount plus all other payments required thereunder, other than payments of "qualified stated interest." For this purpose, "qualified stated interest" means stated interest that is unconditionally payable in cash or in property (other than the debt instruments of the issuer), at least annually at a single fixed rate during the entire term of the debt instrument that appropriately takes into account the length of intervals between payments). The "issue price" of an Exchange Debenture will be determined as described under "-- Redemption, Sale or Exchange of New Preferred Stock" above.

         As noted above, because Holdings has the option through July 15, 2000 to pay interest on the Exchange Debentures by issuing additional Exchange Debentures, any Exchange Debentures issued prior to that date will be treated as OID Debentures, and none of the stated interest on such OID Debentures will be treated as qualified stated interest unless, under special rules for interest holidays, the amount of OID is treated as de minimis. Any OID Debentures so issued would be treated as having been issued with OID equal to the excess of their stated redemption price at maturity (which will be equal to the sum of the principal amount plus all payments of stated interest) over their issue price (which will be as described under "--Redemption, Sale or Exchange of New Preferred Stock" above). Any additional OID Debentures issued in lieu of cash would not be treated as debt instruments separate from the OID Debentures upon which they were issued, but instead are aggregated with such OID Debentures.

         The right to issue additional Exchange Debentures in lieu of paying cash interest through July 15, 2000 is treated for purposes of the OID provisions of the Code as an option to defer the interest payments on the Exchange Debentures until maturity. Treasury regulations provide that in the case of a debt instrument that provides the issuer with an unconditional option or options exercisable during the term of the debt instrument that, if exercised, require payments to be made on the debt instrument under an alternative payment schedule, the yield and maturity of such debt instrument for purposes of calculating OID are determined by assuming the issuer exercises or does not exercise the option in a manner that minimizes the yield on the debt instrument.

         If the issue price of the Exchange Debentures is at least equal to their principal amount, the yield to maturity of the Exchange Debentures if the option to pay interest with additional Exchange Debentures is exercised will be no less than the yield to maturity if the option is not exercised. Accordingly, for purposes of calculating OID, it would be assumed that Holdings will not exercise the option because exercise of the option will not minimize the yield. If the option was in fact subsequently exercised and additional Exchange
Debentures were issued by Holdings in lieu of cash, such additional Exchange Debentures would be aggregated with the Exchange Debentures upon which they were issued, and OID would be calculated for the remainder of the term of the Exchange Debentures based upon an adjusted issue price which includes the principal amount of the additional Exchange Debentures. As a result of such exercise, U.S. Holders of Exchange Debentures would include OID in income in advance of the receipt of cash, regardless of such U.S. Holders' regular methods of accounting.

         If the issue price of the Exchange Debentures is less than their principal amount, the yield to maturity of the Exchange Debentures, if the option to pay interest with additional Exchange Debentures is exercised, will be less than the yield to maturity if the option is not exercised. Accordingly, for purposes of calculating OID, it would be assumed that Holdings will exercise the option because to do so will minimize the yield. If Holdings does in fact exercise its option and issues additional Exchange Debentures in lieu of cash, U.S. Holders of Exchange Debentures will include OID in income in advance of the receipt of cash, regardless of such U.S. Holders' regular method of accounting. If Holdings subsequently makes a cash payment instead of exercising its option and issuing an additional Exchange Debenture, the cash payment made will be treated as a prepayment of the Exchange Debentures, partially retiring such Exchange Debentures on a pro rata basis on the date of such payment. Such retirement would be a taxable exchange to a U.S. Holder of the Exchange Debenture.

         If the Exchange Debentures are issued after July 15, 2000, Holdings will not have the option to pay interest with additional Exchange Debentures. In such event, (i) all interest payments on any Exchange Debenture issued will be qualified stated interest, (ii) the redemption price at maturity of any Exchange Debenture will be equal to its principal amount, and (iii) any Exchange Debenture will therefore be issued with OID only to the extent its principal amount exceeds its issue price (provided that such excess is not de minimis). As described under "--Redemption, Sale or Exchange of New Preferred

Stock" above, however, the issue price of the Exchange Debentures cannot be determined at the present time.

         The amount of OID includible in income by an initial U.S. Holder of an OID Debenture is the sum of the "daily portions" of OID with respect to the OID Debenture for each day during the taxable year or portion of the taxable year in which such U.S. Holder holds such Debenture ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an OID Debenture may be of any length and may vary in length over the term of the OID Debenture, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occur on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of (a) the product of the OID Debenture's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over
(b) the sum of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The "adjusted issue price" of an OID Debenture at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below) and reduced by any payments made on such Debenture (other than qualified stated interest) on or before the first day of the accrual period.

         The Exchange Debentures may be redeemed prior to their stated maturity at the option of Holdings. For purposes of computing the yield of such instruments, Holdings will be deemed to exercise or not exercise its option to redeem the OID Debentures in a manner that minimizes the yield on the OID Debentures. It is not anticipated that Holdings' ability to redeem prior to stated maturity would affect the yield of an OID Debenture.

         In the event of a change of control, Holdings will be required to offer to repurchase all of the Exchange Debentures. The right of holders to require repurchase upon a Change of Control will not affect the yield or maturity date of (i) the Exchange Debentures issued prior to August 13, 1996 unless, based on all the facts and circumstances as of the issue date, it is more likely than not that such an event giving rise to the repurchase will occur or (ii) the Exchange Debentures issued on or after August 13, 1996, provided that, based on all the facts and circumstances as of the issue date, the payment schedule on such Exchange Debentures that does not reflect a change of control is significantly more likely than not to occur. Holdings does not intend to treat the change of control provisions of the Exchange Debentures as affecting the computation of the yield to maturity of any Exchange Debentures.

         U.S. Holders may elect to treat all interest on any Exchange Debenture as OID and calculate the amount includible in gross income under the constant yield method described above. For the purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. The election is to be made for the taxable year in which the U.S. Holder acquired the Exchange Debenture, and may not be revoked without the consent of the Internal Revenue Service (the "IRS"). United States Holders should consult with their own tax advisors about this election.

Market Discount on Exchange Debentures

         If a U.S. Holder acquires an Exchange Debenture (other than an OID Debenture) for an amount less than its stated redemption price at maturity or, in the case of an OID Debenture for an amount that is less than its adjusted issue price, the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder will be required to treat any principal payment on an Exchange Debenture, or any gain on the sale, exchange, retirement or other disposition of, an Exchange Debenture as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Exchange
Debenture at the time of such payment or disposition. In addition, the U.S. Holder may be required to defer, until the maturity of the Exchange Debenture or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Exchange Debenture.

         Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Exchange Debenture, unless the U.S. Holder elects to accrue on a constant interest method. A U.S. Holder of an Exchange Debenture may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Acquisition Premium; Amortizable Bond Premium

         A U.S. Holder that acquires an Exchange Debenture with OID for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Exchange Debenture after the purchase date, other than qualified stated interest, will be considered to have purchased such Exchange Debenture at an "acquisition premium." Under the acquisition premium rules, the amount of OID, if any, which such U.S. Holder must include in its gross income with respect to such Exchange Debenture for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

         If at the time the New Preferred Stock is exchanged for Exchange Debentures or at the time a subsequent U.S. Holder acquires Exchange Debentures, the U.S. Holder's tax basis in any such Exchange Debenture exceeds the sum of all amounts payable on the Exchange Debenture after the exchange date or purchase date, other than qualified stated interest, such excess may constitute "premium" and such U.S. Holder will not be required to include any OID in income. A U.S. Holder generally may elect to amortize bond premium over the remaining term of the Exchange Debenture on a constant yield method. The amount amortized in any year will be treated as a reduction of the U.S. Holder's interest income, including OID, from the Exchange Debenture. Bond premium on an Exchange Debenture held by a U.S. Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Exchange Debenture. The election to amortize bond premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Redemption, Sale or Exchange of Exchange Debentures

         Upon the redemption, sale, exchange or retirement of an Exchange Debenture, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the redemption, sale, exchange or retirement (less any accrued qualified stated interest, not previously taken into account, which will be taxable as such) and the adjusted tax basis of the Exchange Debenture. The adjusted tax basis of a U.S. Holder who received Exchange Debentures in exchange for New Preferred Stock will, in general, be equal to the issue price of such Exchange Debentures, increased by OID and market discount previously included in income by the U.S. Holder and reduced by any amortized premium and any cash payments on the Exchange Debentures other than qualified stated interest. Such gain or loss will be either long-term or short-term capital gain depending on the U.S. Holder's holding period for the Exchange Debenture at the time of redemption, sale, exchange or retirement of the Exchange Debenture.

Applicable High Yield Discount Obligations

         If (x) the term of the OID Debentures is more than five years, (y) the yield-to-maturity of the OID Debentures, computed as of their issue date, equals or exceeds the sum of (A) the "applicable federal rate" (as determined under Section 1274(d) of the Code) in effect for the month in which the OID Debentures are issued (the "AFR") and (B) 5%, and (z) the OID on such OID Debentures is "significant," the OID Debentures will be considered AHYDOS under Section 163(i) of the Code. If the OID Debentures are AHYDOS, Holdings would not be allowed to take a deduction for interest (including OID) accrued on the OID Debentures for U.S. federal income tax purposes until such time as Holdings actually paid such interest (including OID) in cash or in other property (other than stock or debt of Holdings or a person deemed to be related to Holdings under Section 453(f)(1) of the Code).

         Moreover, if the yield-to-maturity on the OID Debenture were to exceed the sum of the AFR and 6% (such excess shall be referred to hereinafter as the "Disqualified Yield"), the deduction for interest (including OID) accrued on the OID Debentures would be permanently disallowed for U.S. federal income tax purposes (regardless of whether Holdings actually paid such interest or OID in cash or in other property) to the extent such interest or OID is attributable to such Disqualified Yield ("Dividend- Equivalent Interest"). For purposes of the dividends-received deduction, such Dividend-Equivalent Interest will be treated as a dividend to the extent it is deemed to have been paid out of Holdings' current or accumulated earnings and profits.

         Because the amount of OID, if any, attributable to the OID Debentures will be determined at such time such OID Debentures are issued and the AFR at the time such OID Debentures are issued in exchange for New Preferred Stock is not predictable, it is impossible to determine at the present time whether an OID Debenture will be treated as an AHYDO.

Information Reporting and Backup Withholding

         In general, information reporting requirements will apply to certain payments of dividends, principal, interest, OID, and premium and to the proceeds of sales of Exchange Debentures and New Preferred Stock made to U.S. Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the U.S. Holder fails to provide a correct taxpayer identification number or certification of exempt status or, with respect to certain payments, the U.S. Holder fails to report in full dividend and interest income and the IRS notifies the payor of such underreporting.

         Any amounts withheld under the backup withholding rules will be allowed as a credit against such U.S. Holder's U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS.


                              PLAN OF DISTRIBUTION

         The New Preferred Stock will be offered by Holdings to the holders of the Old Preferred Stock in exchange for the Old Preferred Stock pursuant to the Exchange Offer.

         Except as described below, a broker-dealer may not participate in the Exchange Offer in connection with a distribution of the New Preferred Stock. Each broker-dealer that receives New Preferred Stock for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Preferred Stock. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Preferred Stock received in exchange for Old Preferred Stock where such Old Preferred Stock was acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for
use in connection with any such resale. In addition, until                , 1996
all dealers effecting transactions in the New Preferred Stock may be required to deliver a prospectus.

         The Company will not receive any proceeds from any sale of New Preferred Stock by broker-dealers. New Preferred Stock received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the counter market, in negotiated transactions, through the writing of options on the New Preferred Stock or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Preferred Stock. Any broker or dealer that participates in a distribution of such New Preferred Stock may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Preferred Stock and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and expenses of counsel for the holders of the New Preferred Stock and will indemnify the holders of the New Preferred Stock (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


                                  LEGAL MATTERS

         The legality of the New Preferred Stock offered hereby will be passed upon for Holdings by Winthrop, Stimson, Putnam & Roberts, Financial Centre, 695 East Main Street, Stamford, Connecticut 06904-6760. G. William Sisley, a partner in Winthrop, Stimson, Putnam & Roberts, is Secretary of Holdings and Silgan. Winthrop, Stimson, Putnam & Roberts from time to time represents the Placement Agent in connection with certain legal matters unrelated to its representation of Holdings.

                                     EXPERTS

         The consolidated financial statements of Silgan Holdings Inc. at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The financial statements of American National Can Company's Food Metal & Specialty Division as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, incorporated by reference in this Prospectus and Registration Statement have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Auditors........................................    F-2

Consolidated Balance Sheets at December 31, 1995 and 1994.............    F-3

Consolidated Statements of Operations for the years ended
         December 31, 1995, 1994 and 1993.............................    F-4

Consolidated Statements of Deficiency in Stockholders' Equity
         for the years ended December 31, 1995, 1994 and 1993.........    F-5

Consolidated Statements of Cash Flows for the years
         ended December 31, 1995, 1994 and 1993.......................    F-6

Notes to Consolidated Financial Statements............................    F-8

Condensed Consolidated Balance Sheets (Unaudited) at
         March 31, 1996 and 1995......................................    F-39

Condensed Consolidated Statements of Operations (Unaudited) for the
         three months ended March 31, 1996 and 1995...................    F-40

Condensed Consolidated Statements of Cash Flows (Unaudited) for the
         three months ended March 31, 1996 and 1995...................    F-41

Notes to Condensed Consolidated Financial Statements (Unaudited)......    F-42

Unaudited Pro Forma Condensed Statements of Operations for the
         three months ended March 31, 1996 and for the year
         ended December 31, 1995......................................    F-45

Notes to Unaudited Pro Forma Condensed Statements of Operations.......    F-49

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Silgan Holdings Inc.



     We have audited the accompanying consolidated balance sheets of Silgan Holdings Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, deficiency in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Silgan Holdings Inc. at December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

     As discussed in Notes 2 and 12 to the consolidated financial statements, in 1993 the Company changed its method of accounting for income taxes, postemployment benefits and postretirement benefits other than pensions.



                                             Ernst & Young LLP

Stamford, Connecticut
March 8, 1996

                           SILGAN HOLDINGS INC.
                       CONSOLIDATED BALANCE SHEETS
                        December 31, 1995 and 1994
                          (Dollars in thousands)


                                                        1995      1994
Assets
Current assets:
  Cash and cash equivalents                          $  2,102  $  2,682
  Accounts receivable, less allowances for
   doubtful accounts of $4,832 and $1,557 for
   1995 and 1994, respectively                        109,929    64,700
  Inventories                                         210,471   122,429
  Prepaid expenses and other current assets             5,801     8,044
     Total current assets                             328,303   197,855

Property, plant and equipment, net                    487,301   251,810
Goodwill, net                                          53,562    30,009
Other assets                                           30,880    24,618
                                                     $900,046  $504,292

Liabilities and deficiency in stockholders' equity
Current liabilities:
  Trade accounts payable                             $138,195  $ 36,845
  Accrued payroll and related costs                    32,805    26,019
  Accrued interest payable                              4,358     1,713
  Other accrued expenses                               43,457    21,976
  Bank working capital loans                            7,100    12,600
  Current portion of long-term debt                    28,140    21,968
     Total current liabilities                        254,055   121,121

Long-term debt                                        750,873   510,763
Deferred income taxes                                   6,836     6,836
Other long-term liabilities                            68,086    23,570

Deficiency in stockholders' equity:
  Common stock ($0.01 par value per share;
    2,167,500 shares authorized, 1,135,000
    shares issued and outstanding)                         12        12
  Additional paid-in capital                           33,606    33,606
  Accumulated deficit                                (213,422) (191,616)
     Total deficiency in stockholders' equity        (179,804) (157,998)
                                                     $900,046  $504,292


                         See accompanying notes.

                           SILGAN HOLDINGS INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS
           For the years ended December 31, 1995, 1994 and 1993
                          (Dollars in thousands)


                                             1995      1994       1993

Net sales                                $1,101,905  $861,374  $645,468

Cost of goods sold                          970,491   748,290   571,174

  Gross profit                              131,414   113,084    74,294

Selling, general and
  administrative expenses                    46,848    37,997    32,495

Reduction in carrying value of assets        14,745    16,729       -

  Income from operations                     69,821    58,358    41,799

Interest expense and other
  related financing costs                    80,710    65,789    54,265

  Loss before income taxes                  (10,889)   (7,431)  (12,466)

Income tax provision                          5,100     5,600     1,900

  Loss before extraordinary
    charges and cumulative effect of
    changes in accounting principles        (15,989)  (13,031)  (14,366)

Extraordinary charges relating to early
  extinguishment of debt                     (5,817)      -      (1,341)

Cumulative effect of changes in accounting
  principles                                    -         -      (6,276)

  Net loss                                 $(21,806) $(13,031) $(21,983)





                         See accompanying notes.

                           SILGAN HOLDINGS INC.
      CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY
           For the years ended December 31, 1995, 1994 and 1993
                          (Dollars in thousands)


                                                                 Total
                                     Additional              deficiency in
                              Common   paid-in  Accumulated  stockholders'
                               stock   capital    deficit       equity

Balance at December 31, 1992  $    9    $18,609  $(156,602)  $(137,984)

Issuance of 250,000 shares of
  Class B Common Stock             3     14,997        -        15,000

Net loss                         -          -      (21,983)    (21,983)

Balance at December 31, 1993      12     33,606   (178,585)   (144,967)

Net loss                         -          -      (13,031)    (13,031)

Balance at December 31, 1994      12     33,606   (191,616)   (157,998)

Net loss                         -          -      (21,806)    (21,806)

Balance at December 31, 1995  $   12    $33,606  $(213,422)  $(179,804)







                         See accompanying notes.

                           SILGAN HOLDINGS INC.
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
           For the years ended December 31, 1995, 1994 and 1993
                          (Dollars in thousands)


                                               1995        1994      1993

Cash flows from operating activities:
  Net loss                                   $(21,806) $(13,031) $(21,983)
  Adjustments to reconcile net loss
   to net cash provided by operating
   activities:
     Depreciation                              42,217    35,392    31,607
     Amortization                               8,083     7,075     5,488
     Accretion of discount on discount
        debentures                             28,672    27,477    24,167
     Reduction in carrying value of assets     14,745    16,729       -
     Extraordinary charges relating
        to early extinguishment of debt         6,301       -       1,341
     Cumulative effect of changes in
        accounting principles                     -         -       6,276
     Changes in assets and liabilities,
        net of effect of acquisitions:
       (Increase) decrease in accounts
          receivable                           (1,011)  (21,267)      707
       Decrease (increase) in inventories      10,852   (16,741)   (4,316)
       Increase in trade accounts payable      43,108     4,478     3,757
       Working capital provided by AN Can
          since acquisition date               85,213       -         -
       Other, net (decrease) increase          (6,745)    7,221     1,091
       Total adjustments                      231,435    60,364    70,118
     Net cash provided by operating
          activities                          209,629    47,333    48,135

Cash flows from investing activities:
  Acquisition of ANC's Food Metal &
     Specialty business                      (348,762)      -         -
  Acquisition of Del Monte Can
     manufacturing assets                         -         519   (73,865)
  Capital expenditures                        (51,897)  (29,184)  (42,480)
  Proceeds from sale of assets                  3,541       765       262
     Net cash used in investing activities  $(397,118) $(27,900)$(116,083)



                       Continued on following page.

                           SILGAN HOLDINGS INC.
            CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
           For the years ended December 31, 1995, 1994 and 1993
                          (Dollars in thousands)


                                              1995        1994       1993

Cash flows from financing activities:
  Borrowings under working capital loans     $669,260  $393,250  $328,050
  Repayments under working capital loans     (674,760) (382,850) (366,250)
  Proceeds from issuance of long-term debt    450,000       -     140,000
  Proceeds from issuance of common stock          -         -      15,000
  Repayments of long-term debt               (234,506)  (20,464)  (42,580)
  Debt financing costs                        (19,290)      -      (8,935)
  Payments to former shareholders of Silgan    (3,795)   (6,911)     -
     Net cash provided (used) by financing
       activities                             186,909   (16,975)   65,285

Net increase (decrease) in cash and
  cash equivalents                               (580)    2,458    (2,663)

Cash and cash equivalents at
  beginning of year                             2,682       224     2,887

Cash and cash equivalents at
  end of year                                $  2,102  $  2,682   $   224


Supplementary data:
  Interest paid                              $ 45,293  $ 30,718   $25,733
  Income taxes paid, net of refunds             8,967     2,588       722





                         See accompanying notes.

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


1.     Basis of Presentation

Silgan Holdings Inc. ("Holdings", together with its wholly-owned subsidiary, the "Company") is a company controlled by Silgan management and The Morgan Stanley Leveraged Equity Fund II, L. P. ("MSLEF II"), an affiliate of Morgan Stanley & Co., Incorporated ("MS & Co"). Holdings owns all of the outstanding common stock of Silgan Corporation ("Silgan"). Since 1993, Silgan has made two significant acquisitions. Silgan acquired the U. S. metal container manufacturing business of Del Monte Corporation ("Del Monte") in 1993 and it acquired the Food Metal and Specialty business from American National Can Company ("ANC") in 1995. Both acquisitions were accounted for using the purchase method of accounting (see Note 3 - Acquisitions).

The Company, together with its wholly-owned operating subsidiaries Silgan Containers Corporation ("Containers") and Silgan Plastics Corporation ("Plastics"), is predominantly engaged in the manufacture and sale of steel and aluminum containers for human and pet food products and also manufactures custom designed plastic containers used for health and personal care products. Principally, all of the Company's businesses are based in the United States. Foreign subsidiaries are not significant to the consolidated results of operations or financial position of the Company.


2.     Summary of Significant Accounting Policies

Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly-owned. All significant intercompany transactions have been eliminated. Assets and liabilities of the Company's foreign subsidiary are translated at rates of exchange in effect at the balance sheet date. Income statement amounts are translated at the average of monthly exchange rates.

Certain  reclassifications  have  been  made  to  prior  year's   financial
statements to conform with current year presentation.

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


2.     Summary of Significant Accounting Policies  (continued)

Cash and cash equivalents

Cash equivalents represent short-term, highly liquid investments having original maturities of three months or less from the time of purchase. The carrying values of these assets approximate their fair values. As a result of the Company's cash management system, checks issued and presented to the banks for payment may create negative cash balances. Checks outstanding in excess of related cash balances totaling approximately $30.0 million at December 31, 1995 and $5.4 million at December 31, 1994 are included in trade accounts payable.

Inventories

Inventories are stated at the lower of cost or market (net realizable value) and are principally accounted for by the last-in, first-out method
(LIFO).

Property, Plant, and Equipment

Property, plant and equipment are stated at historical cost less accumulated depreciation. Major renewals and betterments that extend the life of an asset are capitalized and repairs and maintenance expenditures are charged to expense as incurred. Depreciation is computed using the straight-line method over their estimated useful lives. The principal estimated useful lives are 35 years for buildings and range between 3 to 18 years for machinery and equipment. Leasehold improvements are amortized over the shorter of the life of the related asset or the life of the lease.

Goodwill

The Company has classified as goodwill the cost in excess of fair value of net assets acquired in purchase transactions. Goodwill is stated at cost less accumulated amortization. Amortization is computed on a straight-line basis over periods ranging from 20 to 40 years. The Company periodically evaluates the existence of goodwill impairment to access whether goodwill is fully recoverable from projected, undiscounted net cash flows of the related business unit. Impairments would be recognized in operating results if a permanent reduction in values were to occur.

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


2.     Summary of Significant Accounting Policies  (continued)

Other Assets

Other assets consist principally of debt issuance costs which are being amortized on a straight-line basis over the terms of the related debt agreements (5 to 10 years). Other intangible assets are amortized over their expected useful lives using the straight-line method.

Income Taxes

Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standard ("SFAS") No. 109, "Accounting for Income Taxes". Under SFAS No. 109, the liability method is used to calculate deferred income taxes. The provision for income taxes includes federal, state and foreign income taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities. The Company had previously reported under SFAS No. 96, "Accounting for Income Taxes". There was no effect for the difference in methods at the date of adoption.

Postemployment Benefits

During 1993, the Company adopted SFAS No. 112, "Employers' Accounting for Postemployment Benefits". SFAS No. 112 requires accrual accounting for employee benefits that are paid between the termination of active employment but prior to retirement. Such benefits include salary continuation, disability, severance, and health care. The cumulative effect as of January 1, 1993 of this accounting change was to decrease net income by $1.3 million. There was no tax effect for this charge due to the net operating loss position of the Company.

Fair Values of Financial Instruments

The carrying amounts for cash, accounts receivable, accounts payable, and other accrued liabilities are reflected in the financial statements and reasonably approximate fair value due to the short maturity of these items. The carrying value for short and long-term debt also approximates fair value but may vary due to changing market conditions. Methods and assumptions used to estimate fair value and the fair value of the Company's debt instruments are disclosed in Note 9.

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


2.     Summary of Significant Accounting Policies  (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, revenues and expenses, as well as footnote disclosures in the financial statements. Actual results may differ from those estimates.


3.     Acquisitions

During the three years ended December 31, 1995, the Company made two acquisitions, as discussed below. Both were accounted for using the purchase method of accounting and the results of operations have been included with the Company's results from the respective acquisition dates. The excess of the purchase price over the fair value of net assets acquired was allocated to goodwill.

Fiscal year 1995 acquisition

On August 1, 1995, Containers acquired from ANC substantially all of the fixed assets and working capital, and assumed certain specified limited liabilities, of ANC's Food Metal & Specialty business ("AN Can"), which manufactures, markets and sells metal food containers and rigid plastic containers for a variety of food products and metal caps and closures for food and beverage products. The purchase price for the assets acquired and the assumption of certain specified liabilities, including related transaction costs, was $364.0 million (including $15.2 million for the operations of ANC's St. Louis, MO facility which the Company intends to purchase by mid-1996 upon completion of a rationalization project undertaken at that location).

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


3.     Acquisitions  (continued)

Fiscal year 1995 acquisition  (continued)

The purchase price was allocated to the tangible and identifiable assets acquired and liabilities assumed based upon their estimated fair values as determined from preliminary appraisals and valuations which management believes are reasonable. The purchase price allocation will be finalized within one year of the acquisition date. Differences between actual and preliminary valuations will cause adjustments to the AN Can purchase price allocation as shown below. Estimated items subject to change include employee benefit costs and termination costs associated with plant rationalization and administrative workforce reductions and other plant exit costs. The aggregate purchase price and its preliminary allocation to the assets and liabilities is as follows for AN Can (dollars in thousands):

  Net working capital acquired                  $155,967
  Property, plant and equipment                  240,079
  Goodwill                                        24,832
  Other liabilities assumed                      (56,916)
                                                $363,962

Set forth below are the Company's summary unaudited pro forma results of operations for the years ended December 31, 1995 and 1994. The pro forma results include the historical results of the Company and AN Can and reflect the effect of purchase accounting adjustments based on preliminary appraisals and valuations, the financing of the acquisition, the refinancing of the Company's debt obligations, and certain other adjustments as if these events occurred as of the beginning of the periods presented. The pro forma data does not purport to represent what the Company's results of operations actually would have been if the operations were combined as of January 1, 1995 or 1994, or to project the Company's results of operations for any future period.

                                                    1995       1994
                                                (Dollars in thousands)

  Net sales                                   $1,404,382    $1,457,968
  Income from operations                          97,415 (1)    62,893 (2)
  Income (loss) before income taxes                8,730       (26,629)
  Net income (loss)                                1,530       (29,329)

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


3.     Acquisitions  (continued)

Fiscal year 1995 acquisition  (continued)

(1)Included in pro forma income from operations for the year ended December 31, 1995 is a charge incurred by the Company of $14.7 million to adjust the carrying value of certain underutilized machinery and equipment at Silgan facilities (existing prior to the AN Can acquisition) to net realizable value.

(2)Included in pro forma income from operations for the year ended December 31, 1994 are charges incurred by AN Can of $10.1 million for shut down costs necessary to realign the assets of the business more closely with the existing customer base, $16.7 million related to Silgan and $7.1 million related to AN Can to adjust the carrying value of certain technologically obsolete and inoperable equipment to realizable value, and $26.7 million for the write-down of goodwill by AN Can.

Fiscal year 1993 acquisition

On December 21, 1993, Containers acquired from Del Monte substantially all of the fixed assets and certain working capital of Del Monte's container manufacturing business in the United States ("DM Can"). The final purchase price for the assets acquired and the assumption of certain specified liabilities, including related transaction costs, was $73.3 million. The detail of the assets acquired is as follows (dollars in thousands):

   Net working capital                          $ 21,944
   Property, plant and equipment                  47,167
   Goodwill                                       13,729
   Other liabilities assumed                      (9,494)
                                                $ 73,346

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


4.     Inventories

The components of inventories at December 31, 1995 and 1994 consist of the following:

                                                   1995        1994
                                               (Dollars in thousands)

     Raw materials                             $ 46,027    $ 38,575
     Work-in-process                             24,869      19,045
     Finished goods                             135,590      63,409
     Spare parts and other                        6,344       1,621
                                                212,830     122,650
     Adjustment to value inventory
        at cost on the LIFO method               (2,359)       (221)
                                               $210,471    $122,429

The amount  of  inventory recorded  on  the first-in  first-out  method  at
December  31,  1995  and   1994  was  $14.9   million  and  $6.5   million,
respectively.


5.     Property, Plant, and Equipment

Property, plant, and equipment consist of the following:

                                                   1995        1994
                                               (Dollars in thousands)

     Land                                      $  6,355    $  3,707
     Buildings and improvements                  68,860      51,665
     Machinery and equipment                    584,526     346,061
     Construction in progress                    33,764      18,124
                                                693,505     419,557
     Accumulated depreciation and amortization (206,204)   (167,747)
           Property, plant and equipment, net  $487,301    $251,810

For the years ended December 31, 1995, 1994, and 1993, depreciation expense was $42.2 million, $35.4 million, and $31.6 million respectively. The total amount of repairs and maintenance expense was $26.9 million in 1995, $19.9 million in 1994, and $17.1 million in 1993.

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


5.     Property, Plant, and Equipment  (continued)

Effective October 1, 1994, the Company extended the estimated useful lives of certain fixed assets to more properly reflect the true economic lives of the assets and to better align the Company's depreciable lives with the predominate practice in the industry. The change had the effect of decreasing depreciation expense and increasing net income in 1994 by approximately $1.3 million.

Based upon a review of its depreciable assets, the Company determined that certain adjustments were necessary to properly reflect net realizable values. In 1995, the Company recorded a write-down of $14.7 million for the excess of carrying value over estimated realizable value of machinery and equipment at existing facilities which have become underutilized due to excess capacity. In 1994, charges of $16.7 million were recorded which included $2.6 million to write-down the excess carrying value over estimated realizable value of various plant facilities held for sale and $14.1 million for technologically obsolete and inoperable machinery and equipment.

In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" which is effective for the 1996 fiscal year. As required by this standard, impairment losses will be recognized when events or changes in circumstances indicate that the fair value of identified assets is less than the carrying amount. In making such a determination, the Company will compare the undiscounted cash flows generated by specified assets to the carrying value of such assets. The Company will adopt SFAS No. 121 in 1996 and believes the effect of adoption will not be material.


6.     Goodwill

Goodwill amortization charged to operations was $1.3 million in 1995; $1.2 million in 1994; and $0.5 million in 1993. Accumulated amortization of goodwill at December 31, 1995, 1994, and 1993 was $5.0 million; $3.7 million; and $2.5 million, respectively.

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


7.     Other Assets

Other assets at December 31, 1995 and 1994 consist of the following:

                                                   1995       1994
                                               (Dollars in thousands)

     Debt issuance costs                        $30,148    $25,142
     Other                                        8,027      8,275
                                                 38,175     33,417
     Less:  accumulated amortization             (7,295)    (8,799)
                                                $30,880    $24,618

During 1995, as part of the acquisition of AN Can and the related refinancing of its secured debt facilities and its Discount Debentures, the Company wrote off $6.3 million of unamortized debt issuance costs and capitalized $19.3 million in new debt issuance costs. Amortization expense relating to debt issuance for the years ended December 31, 1995, 1994, and 1993 was $4.9 million, $5.3 million, and $3.3 million, respectively.


8.     Short-Term Borrowings and Long-Term Debt

The Company has a working capital revolving credit facility which it uses to finance its seasonal liquidity needs. As of December 31, 1995 and 1994, the Company had $7.1 million and $12.6 million of working capital loans outstanding, respectively.

Long-term debt consists of the following:
                                                  1995        1994
                                               (Dollars in thousands)

  Bank A Term Loans                             $220,000   $ 39,845
  Bank B Term Loans                              222,750     79,691
  Senior Secured Floating Rate Notes due
     June 30, 1997                                   -       50,000
  11 3/4% Senior Subordinated Notes due
     June 15, 2002                               135,000    135,000
  13 1/4% Senior Subordinated Debentures due
     December 15, 2002                           201,263    228,195
                                                 779,013    532,731
  Less: Amounts due within one year               28,140     21,968
                                                $750,873   $510,763

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


8.     Short-Term Borrowings and Long-Term Debt  (continued)

The aggregate annual maturities of long-term debt at December 31, 1995 are as follows (dollars in thousands):

                    1996                        $ 28,140
                    1997                          37,170
                    1998                          52,138
                    1999                          52,138
                    2000                         102,281
                    2001 and thereafter          507,146
                                                $779,013

1995 Bank Credit Agreement

Effective August 1, 1995, Silgan, Containers, and Plastics entered into a $675.0 million credit agreement (the "Credit Agreement") with various banks to finance the acquisition by Containers of AN Can, to refinance and repay in full all amounts owing under the previous bank credit agreement and the Senior Secured Notes and to repurchase up to $75.0 million of its 13 1/4% Senior Discount Debentures ("Discount Debentures"). In connection with the refinancing of the Credit Agreement, the Company incurred a charge of $5.8 million (net of taxes of $2.6 million) in 1995 for the early extinguishment of amounts owed under existing secured debt facilities and for the repurchase of a portion of its Discount Debentures.

The Credit Agreement provided the Company with (i) $225.0 million of A Term Loans, (ii) $225.0 million of B Term Loans, and (iii) a working capital revolving credit facility of up to $225.0 million ("Working Capital Loans"). The Company used proceeds from the Credit Agreement to repay $117.1 million of term loans under the previous bank credit agreement, repay in full $50.0 million of its Senior Secured Notes due 1997, acquire AN Can for $348.8 million (excluding $15.2 million for the St. Louis operations which the Company expects to purchase by mid-1996), repurchase $57.6 million of its Discount Debentures, and incur debt issuance costs of $19.3 million. The Company is currently permitted under the debt facilities to make additional repurchases of its Discount Debentures prior to June 30, 1996.

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


8.     Short-Term Borrowings and Long-Term Debt  (continued)

1995 Bank Credit Agreement  (continued)

The A Term Loans mature on December 31, 2000, and the B Term Loans mature on March 15, 2002. During 1995, principal repayments of $5.0 million were made on the A Term Loans and $2.3 million on the B Term Loans. Principal is to be repaid on each term loan in installments in accordance with the Credit Agreement until maturity.

As defined in the Credit Agreement, the Company is required to repay the term loans (ratably allocated between the A Term Loans and the B Term Loans) in an amount equal to 80% of the net sale proceeds from certain asset sales and up to 100% of the net equity proceeds from certain sales of equity. Effective for the year ended December 31, 1996 and each year thereafter during the term of the Credit Agreement, the Company is required to pre-pay the term loans (ratably allocated between the A Term Loans and the B Term Loans) in an amount equal to 50% of the Company's excess cash flow. Amounts repaid under the term loans cannot be reborrowed.

The Credit Agreement provides Containers and Plastics, together, a revolving credit facility of $225.0 million for working capital needs. The commitment under the Credit Agreement for Working Capital Loans was initially $150.0 million. This initial commitment will increase at the time and by the amount the Company repurchases its Discount Debentures (up to a maximum commitment of $225.0 million). As of December 31, 1995, Holdings had repurchased $57.6 million of Discount Debentures, thereby increasing the commitment under the revolving credit facility to $207.6 million. After taking into account outstanding letters of credit of $6.6 million and Working Capital Loans of $7.1 million, the borrowings available under the revolving credit facility were $193.9 million at December 31, 1995. In addition to borrowings of Working Capital Loans, the Company may utilize up to a maximum of $20.0 million in letters of credit as long as the aggregate amount of borrowings and letters of credit do not exceed the amount of the commitment. The aggregate amount of Working Capital Loans and letters of credit which may be outstanding at any time is also limited to the aggregate of 85% of eligible accounts receivable and 50% of eligible inventory. Working Capital Loans may be borrowed, repaid, and reborrowed over the life of the Credit Agreement until final maturity on December 31, 2000.

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


8.     Short-Term Borrowings and Long-Term Debt  (continued)

1995 Bank Credit Agreement  (continued)

The borrowings under the Credit Agreement may be designated by the respective Borrowers as Base Rate or Eurodollar Rate borrowings. The Base Rate is the higher of (i) 1/2 of 1% in excess of Adjusted Certificate of Deposit Rate, or (ii) Bankers Trust Company's prime lending rate. Base Rate borrowings bear interest at the Base Rate plus 1.50%, in the case of A Term Loans and Working Capital Loans; and 2.0%, in the case of B Term
Loans. Eurodollar Rate borrowings bear interest at the Eurodollar Rate plus 2.50% in the case of A Term Loans and Working Capital Loans; and 3.0%, in the case of B Term Loans. At December 31, 1995, the interest rate for Base Rate borrowings was 10.0 % and the interest rate for Eurodollar Rate borrowings ranged between 8.1875% and 8.9375%.

For 1995, 1994 and 1993, respectively, the average amount of borrowings of Working Capital Loans was $67.6 million, $14.4 million and $51.9 million; the average annual interest rate paid on such borrowings was 8.9%, 8.4%, and 6.0%; and the highest amount of such borrowings at any month-end was $184.0 million, $43.9 million, and $80.3 million.

The Credit Agreement provides for the payment of a commitment fee of 0.5% per annum on the daily average unused portion of commitments available under the working capital revolving credit facility as well as a 2.75% per annum fee on outstanding letters of credit.

The indebtedness under the Credit Agreement is guaranteed by Holdings and each of the Borrowers and secured by a security interest in substantially all of the real and personal property of the Borrowers. The stock of Silgan and the stock of principally all of its subsidiaries have been pledged to the lenders under the Credit Agreement.

The Credit Agreement contains various covenants which limit or restrict, among other things, investments, indebtedness, liens, dividends, leases, capital expenditures, and the use of proceeds from asset sales, as well as requiring the Company to meet certain specified financial covenants. The Company is currently in compliance with all covenants under the Credit Agreement.

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


8.     Short-Term Borrowings and Long-Term Debt  (continued)

1993 Bank Credit Agreement

Effective December 21, 1993, Silgan, Containers, and Plastics entered into a credit agreement with a group of banks for $140.0 million in term loans and $70.0 million in working capital loans to finance in part the acquisition of DM Can and repay $41.6 million of term loans owed under a previous bank credit agreement. In addition, Holdings issued and sold 250,000 shares of its Class B Common Stock for $15.0 million and, in turn, contributed such amount to Silgan. As a result of the early extinguishment of debt, the Company incurred a net charge of $1.3 million.

According to the terms of this bank credit agreement, 80% of amounts received from the sale or disposal of assets was to be used to repay term loans. Prior to the refinancing and repayment of this bank facility, an additional principal payment of $2.5 million was made early in 1995 from net proceeds received from asset sales.

Senior Secured Floating Rate Notes

The Company redeemed its Senior Secured Notes on August 30, 1995 for a premium of $0.1 million.

11 3/4% Senior Subordinated Notes

The Company's 11 3/4% Senior Subordinated Notes (the "11 3/4% Notes") which mature on June 15, 2002, represent unsecured general obligations, subordinate in right of payment to obligations of the Company under the Credit Agreement and effectively subordinate to all of the obligations of the subsidiaries of the Company. Interest is payable semi-annually on June 15 and December 15.

The 11 3/4% Notes are redeemable at the option of the Company, in whole or in part, at any time during the twelve months commencing June 15 of the following years at the indicated percentages of their principal amount, plus accrued interest:

                                    Redemption
          Year                      Percentage
          1997                       105.8750%
          1998                       102.9375%
          1999 and thereafter        100.0000%

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


8.     Short-Term Borrowings and Long-Term Debt  (continued)

11 3/4% Senior Subordinated Notes  (continued)

The 11 3/4% Notes Indenture contains covenants which are comparable to or less restrictive than those under the terms of the existing Credit Agreement.

13 1/4% Senior Discount Debentures

The 13 1/4% Senior Discount Debentures, which are due on December 15, 2002, represent unsecured general obligations of Holdings, subordinate in right of payment to the obligations of Silgan and its subsidiaries. The original issue discount is being amortized through June 15, 1996 with a yield to maturity of 13 1/4%. During the year ended December 31, 1995, the Company repurchased $61.7 million face amount of its Discount Debentures for $57.6 million, including a premium of $2.0 million. The carrying amount at December 31, 1995 of the Discount Debentures represents the face amount less an unamortized discount of $12.1 million. From and after June 15, 1996, interest on the Discount Debentures will accrue on the principal amount at the rate of 13 1/4% and be payable in cash semiannually. The Discount Debentures are redeemable at any time, at the option of Holdings, in whole or in part, at 100% of their principal amount plus accrued interest to the redemption date.

The Discount Debentures Indenture contains covenants which are comparable to or less restrictive than those under the Credit Agreement and the 11 3/4% Notes.


9.     Fair Value of Financial Instruments

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents: The carrying amount reported in the balance sheet for cash and cash equivalents approximates fair value due to the short duration of those investments.

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


9.     Fair Value of Financial Instruments  (continued)

Short and long-term debt: The carrying amounts of the Company's borrowings under its working capital loans and variable-rate borrowings approximate their fair value. The fair values of fixed-rate borrowings are based on quoted market prices.

Letters of Credit:    Fair values of  the Company's outstanding letters  of
credit are based on current contractual amounts outstanding.

The following table presents the carrying amounts and fair values of the Company's financial instruments recorded at December 31, 1995 and 1994, respectively (dollars in thousands):

                                           1995              1994
                                   Carrying     Fair    Carrying   Fair
                                    Amount      Value    Amount   Value

   Working Capital Facility        $  7,100  $  7,100  $ 12,600$ 12,600
   Current Portion of long-term
      debt                           28,140    28,140    21,968  21,968
   Bank A Term Loans                220,000   220,000    39,845  39,845
   Bank B Term Loans                222,750   222,750    79,691  79,691
   Senior Secured Floating Rate
      Notes due June 30, 1997           -         -      50,000  50,000
   11 3/4% Senior Subordinated
      Notes due June 15, 2002       135,000   144,500   135,000 140,400
   13 1/4% Senior Subordinated
      Debentures due
      December 15, 2002             201,263   205,873   228,195 235,100

The Company has had limited involvement with derivative financial instruments and does not use them for trading purposes. During 1995 and 1994, the Company was not party to any interest rate hedge agreements, nor did it use derivative instruments to hedge commodity or foreign exchange risks.

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


9.     Fair Value of Financial Instruments  (continued)

Subsequent to December  31, 1995, the  Company entered  into interest  rate swap agreements in order to manage its exposure to interest rate fluctuations. These agreements effectively convert interest rate exposure from variable rate to a fixed rate without the exchange of the underlying principal amounts. The Company has agreed to pay fixed rates of interest ranging from 8.1% to 8.6% on notional principal amounts totaling $100.0 million which mature in the year 1999. Net payments or receipts under these agreements will be recorded as adjustments to interest expense.

Concentration of Credit Risk

The Company derives a significant portion of its revenue from multi-year supply agreements with many of its customers. Revenues from its two largest customers accounted for approximately 36.0% of sales in 1995 and 47.3% in 1994. The receivable balances from these customers collectively represented 28.2% and 34.4% of accounts receivable before allowances at December 31, 1995 and 1994, respectively. As is common in the packaging industry, the Company provides extended payment terms for some of its customers due to the seasonality of the vegetable and fruit pack business. Exposure to losses is dependent on each customer's financial position. The Company performs ongoing credit evaluations of its customer's financial condition and its receivables are not collateralized. The Company maintains an allowance for doubtful accounts which management believes is adequate to cover potential credit losses based on customer credit evaluations, collection history, and other information.

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


10.     Commitments

The Company has a number of noncancelable operating leases for office and plant facilities, equipment and automobiles that expire at various dates through 2020. Certain operating leases have renewal options. Minimum future rental payments under these leases are (dollars in thousands):

                    1996                        $13,442
                    1997                         10,768
                    1998                          7,973
                    1999                          5,778
                    2000                          4,928
                    2001 and thereafter           7,159
                                                $50,048

Rent expense was approximately $10.8 million in 1995; $9.1 million in 1994; and $8.0 million in 1993.


11.     Retirement Plans

The Company sponsors pension and defined contribution plans which cover substantially all employees, other than union employees covered by multi-employer defined benefit pension plans under collective bargaining agreements. Pension benefits are provided based on either a career average, final pay or years of service formula. With respect to certain hourly employees, pension benefits are provided for based on stated amounts for each year of service. It is the Company's policy to fund accrued pension and defined contribution costs in compliance with ERISA requirements. Assets of the plans consist primarily of equity and bond funds.

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


11.     Retirement Plans  (continued)

The following table sets forth the funded status of the Company's retirement plans as of December 31:
                                        Plans in which     Plans in which
                                         Assets Exceed       Accumulated
                                          Accumulated          Benefits
                                           Benefits         Exceed Assets
                                        1995      1994      1995     1994
                                              (Dollars in thousands)
  Actuarial present value of
   benefit obligations:
     Vested benefit obligations       $12,135   $ 9,182   $31,465 $19,876
     Non-vested benefit obligations       547       871     3,158   1,889
  Accumulated benefit obligations      12,682    10,053    34,623  21,765
  Additional benefits due to
     future salary levels               5,667     5,358     7,132   3,557
  Projected benefit obligations        18,349    15,411    41,755  25,322
  Plan assets at fair value            12,988    11,612    23,535  17,249
  Projected benefit obligation
     in excess of plan assets           5,361     3,799    18,220   8,073
  Unrecognized actuarial gain (loss)     (165)      504     1,237   3,916
  Unrecognized prior service costs       (615)     (665)   (2,128) (2,461)
  Additional minimum liability            -         -       1,990   1,677
  Accrued pension liability
     recognized in the balance sheet  $ 4,581   $ 3,638   $19,319 $11,205

As of the AN Can acquisition date, the Company assumed an accrued pension liability of $6.8 million related to the active employee population transferred to the Company from AN Can. Under the terms of the acquisition, ANC retained the liability for the retired population as of August 1, 1995.

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


11.     Retirement Plans  (continued)

For certain pension plans with accumulated benefits in excess of plan assets at December 31, 1995 and December 31, 1994, the balance sheet reflects an additional minimum pension liability and related intangible asset of $2.0 million and $1.7 million, respectively,

 The components of net periodic pension costs for defined benefit plans are as follows:

                                           1995      1994      1993
                                             (Dollars in thousands)

  Service cost                           $ 3,067   $ 2,947    $ 1,809
  Interest cost                            3,887     3,334      2,144
  Actual loss (return) on assets          (7,284)      539     (1,784)
  Net amortization and deferrals           5,008    (2,698)       317
    Net periodic pension cost            $ 4,678   $ 4,122    $ 2,486

During 1995, the Company recognized settlement and curtailment losses of $0.4 million from the termination of participation in certain plans as a result of plant closings and changes in pension benefit provisions. The Company participates in several multi-employer pension plans which provide defined benefits to certain of its union employees. The composition of total pension cost for 1995, 1994, and 1993 in the Consolidated Statements of Operations is as follows:

                                           1995      1994      1993
                                             (Dollars in thousands)

  Net periodic pension cost              $ 4,678   $ 4,122    $ 2,486
  Settlement and curtailment losses, net     418       -          -
  Contributions to multi-employer
      union plans                          2,708     2,700      2,000
    Total pension costs                  $ 7,804   $ 6,822    $ 4,486

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


11.     Retirement Plans  (continued)

The assumptions used in determining the actuarial present value of plan benefit obligations as of December 31 are as follows:

                                           1995      1994       1993

  Discount rate                             7.5%      8.5%      7.5%
  Weighted average rate of
    compensation increase                   4.0%      4.5%      4.5%
  Expected long-term rate of
    return on plan assets                   8.5%      8.5%      8.5%

The Company also sponsors defined contribution pension and profit sharing plans covering substantially all employees. Company contributions to these plans are based upon employee contributions and operating profitability. Contributions charged to income for these plans were $1.7 million in 1995; $2.5 million in 1994; and $1.5 million in 1993. The decline in defined contributions in 1995 as compared to 1994 resulted from lower profit-sharing contributions made for Company employees since target financial objectives were not achieved. This decrease was partially offset by an increase in the contribution base attributable to additional employee participation as a result of the acquisition of AN Can.


12.     Postretirement Benefits Other than Pensions

Effective January 1, 1993, the Company changed its method of accounting for postretirement health care and other insurance benefits to conform to the provisions of SFAS No. 106 "Employers' Accounting for Post Retirement Benefits Other Than Pensions", which requires accrual of these benefits over the period during which active employees become eligible for such benefits. Previously, the Company recognized the cost of providing such benefits on the pay-as-you-go basis. The Company elected to immediately recognize a cumulative charge of $5.0 million for this change in accounting principle which represents the accumulated postretirement benefit obligation existing as of January 1, 1993.

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


12.     Postretirement Benefits Other than Pensions  (continued)

The Company has defined benefit health care and life insurance plans that provide postretirement benefits to certain employees. The plans are contributory, with retiree contributions adjusted annually, and contain cost sharing features including deductibles and coinsurance. Retiree health benefits are paid as covered expenses are incurred.

The following table presents the funded status of the postretirement plans and amounts recognized in the Company's balance sheet as of December 31:

                                                      1995       1994
                                                  (Dollars in thousands)

Accumulated postretirement benefit obligation:
     Retirees                                      $ 1,587    $ 1,183
     Fully eligible active plan participants        11,647      1,521
     Other active plan participants                 14,770      2,577
Total accumulated postretirement
   benefit obligation                               28,004      5,281
Unrecognized net gain                               (2,929)      (219)
Unrecognized prior service costs                      (298)       (79)
Accrued postretirement benefit liability           $24,777    $ 4,983

As of the AN Can acquisition date, the Company assumed a postretirement benefit liability in the amount of $19.6 million for the active population transferred to the Company from AN Can. Under the terms of the acquisition, ANC retained the liability for the retired population as of August 1, 1995.

Net periodic postretirement benefit cost include the following components:

                                                      1995       1994
                                                  (Dollars in thousands)

       Service cost                                 $  372     $  321
       Interest cost                                 1,097        412
       Net amortization and deferral                    42        (14)
         Net periodic postretirement benefit cost   $1,511     $  719

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


12.     Postretirement Benefits Other than Pensions  (continued)

The weighted average discount rates used to determine the accumulated postretirement benefit obligation as of December 31, 1995 and 1994 were 7.5% and 8.5%, respectively. The net periodic postretirement benefit costs were calculated using a discount rate ranging from 7.5% to 8.5% for 1995 and 8.5% for 1994. The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation ranged from 7.14% to 10.0% in 1995 and was 14% in 1994, declining to a rate ranging from 5.0% to 6.0% in the year 2003 and thereafter.

A 1% increase in the health care cost trend rate assumption would increase the accumulated postretirement benefit obligation as of December 31, 1995 by approximately $3.7 million and increase the aggregate of the service and interest cost components of the net periodic postretirement benefit cost for 1995 by approximately $0.2 million.


13.     Income Taxes

The components of income tax expense are as follows:

                                         1995       1994       1993
                                           (Dollars in thousands)
           Current
               Federal                 $  500     $2,500     $  300
               State                    1,900      3,200      1,900
               Foreign                    100       (100)      (400)
                                        2,500      5,600      1,800
           Deferred
               Federal                    -          -          -
               State                      -          -          100
               Foreign                    -          -          -
                                          -          -          100
                                       $2,500     $5,600     $1,900

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


13.     Income Taxes  (continued)

Income tax expense is included in the financial statements as follows:

                                         1995       1994       1993
                                           (Dollars in thousands)

           Income before
             extraordinary charges    $ 5,100    $ 5,600    $ 1,900
           Extraordinary charges       (2,600)       -          -
                                      $ 2,500    $ 5,600    $ 1,900

The income tax provision varied from that computed by using the U.S. statutory rate as a result of the following:

                                          1995       1994      1993
                                            (Dollars in thousands)
  Income tax benefit
     at the U.S. Federal
     income tax rate                   $(3,811)   $(2,601)  $(4,363)
  State and foreign tax expense
     net of Federal income benefit       1,820      2,015     1,235
  Amortization of goodwill                 471        576       154
  Losses with no benefit                 6,620      5,610     4,874
                                       $ 5,100    $ 5,600   $ 1,900

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


13.     Income Taxes  (continued)

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets at December 31 are as follows:

                                                     1995      1994
                                                (Dollars in thousands)
   Deferred tax liabilities:
     Tax over book depreciation                   $27,800     $21,900
     Book over tax basis of assets acquired        41,700      21,400
     Other                                          3,900       4,100
       Total deferred tax liabilities              73,400      47,400

   Deferred tax assets:
     Book reserves not yet deductible
       for tax purposes                            56,300      24,800
     Deferred interest on high yield obligations   25,100      21,300
     Net operating loss carryforwards              35,600      26,200
     Other                                          1,200       4,100
       Total deferred tax assets                  118,200      76,400
     Valuation allowance for deferred tax assets   51,636      35,836
        Net deferred tax assets                    66,564      40,564

   Net deferred tax liabilities                   $ 6,836     $ 6,836

The Company files a consolidated Federal income tax return. At December 31, 1995, the Company has net operating loss carryforwards of approximately $100.0 million which are available to offset future consolidated taxable income of the group and expire from 2001 through 2010. The Company had an alternative minimum tax liability of $0.5 million in 1995 and $1.5 million in 1994. At December 31, 1995, the Company had $3.9 million of alternative minimum tax credits which are available indefinitely to reduce future tax payments for regular federal income tax purposes.

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


14.     Acquisition Reserves

In connection with the acquisition of AN Can, the Company plans to improve operating efficiencies through production and facility consolidation and through workforce reductions. As part of its preliminary purchase price allocation, the Company established a reserve for $25.0 million which primarily consists of $20.5 million for severance and $4.5 million of facility exit costs. The provision for severance includes employee termination benefits, such as, salary continuation, pension, and medical. Plant exit costs include planned expenditures relating to facility shut down, equipment removal, and compliance with environmental regulations. During the year, $0.9 million of costs were expended for severance. As of December 31, 1995, $7.1 million remained in other accrued expenses for costs expected to be paid within one year and $17.0 million remained in long term liabilities. Management believes that the operating improvements will not be fully implemented until 1997 and the remaining reserve balance will be adequate to cover anticipated costs.


15.     Stock Option Plans

Holdings, Containers and Plastics have established stock option plans for their key employees pursuant to which options to purchase shares of common stock of Holdings and its subsidiaries and stock appreciation rights ("SARs") may be granted.

Options granted under the plans may be either incentive stock options or non-qualified stock options. To date, all stock options granted have been non-qualified stock options. Under the plans, Holdings has reserved 24,000 shares of its Class C Common Stock and Containers and Plastics have each reserved 1,200 shares of their common stock for issuance under their respective plans. Containers has 13,764 shares and Plastics has 13,800 shares of $0.01 par value common stock currently issued, and all such shares are owned by Silgan.

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


15.     Stock Option Plans  (continued)

The SARs extend to the shares covered by the options for the Containers and Plastics plans and provide for the payment to the holders of the options of an amount in cash equal to the excess of, in the case of Containers' plans, the pro forma book value, as defined, of a share of common stock (or in the event of a public offering or a change in control (as defined), the fair market value of a share of common stock) over the exercise price of the option, with certain adjustments for the portion of vested stock appreciation rights not paid at the time of the recapitalization in June 1989; or, in the case of the Plastics plan, in the event of a public offering or a change in control (as defined), the fair market value of a share of common stock over the exercise price of the option.

Prior to a public offering or change in control, should an employee leave Containers, Containers has the right to repurchase, and the employee has the right to require Containers to repurchase, the common stock at the then pro forma book value.

At December 31, 1995, there were outstanding options for 24,000 shares under the Holdings plan, 936 shares under the Containers plan and 1,200 shares under the Plastics plan. The exercise prices per share range from $35 to $61 for the Holdings options, range from $2,122 and $4,933 for the Containers options and $126 to $943 for the Plastics options. The stock options and SARs generally become exercisable ratably over a five-year period. At December 31, 1995, there were 16,800 options exercisable under the Holdings plans, 840 options/SARs exercisable under the Containers plan and 180 options/SARs exercisable under the Plastics plan. The Company incurred charges relating to the vesting and payment of benefits under the stock option plans of $0.8 million in 1995; $1.5 million in 1994; and $0.2 million in 1993.

In the event of a public offering of any of Holdings' capital stock or a change in control of Holdings, (i) the options granted by Containers and Plastics pursuant to the plans and (ii) any stock issued upon exercise of such options issued by Containers are convertible into either stock options or common stock of Holdings, as the case may be. The conversion of such options or shares will be based upon a valuation of Holdings and an allocation of such value among the subsidiaries after giving affect to, among other things, that portion of the outstanding indebtedness of Holdings allocable to each such subsidiary.

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


15.     Stock Option Plans  (continued)

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation", effective for the 1996 fiscal year. Under SFAS No. 123, compensation expense for all stock-based compensation plans would be recognized based on the fair value of the options at the date of grant using an option pricing model. As permitted under SFAS No. 123, the Company may either adopt the new pronouncement or may continue to follow the current accounting method as prescribed under APB. Opinion No. 25, "Accounting for Stock Issued to Employees". The Company does not intend to adopt SFAS No. 123 for expense recognition purposes in 1996.


16.     Deficiency in Stockholders' Equity

Deficiency in stockholders' equity includes the following classes of common stock ($.01 par value) and preferred stock:

                                                            Shares
                              Shares              Issued and Outstanding
          Class             Authorized            December 31, 1995 and 994

           A                  500,000                     417,500
           B                  667,500                     667,500
           C                1,000,000                      50,000
                            2,167,500                   1,135,000

          Preferred Stock   1,000,000                         -

The rights, privileges and powers of the Class A Common Stock and the Class B Common Stock are identical, with shares of each class being entitled to one vote on all matters to come before the stockholders of Holdings. The Class C common stockholders do not have voting rights except in certain circumstances.

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


17.     Related Party Transactions

Pursuant to various management services agreements entered into between Holdings, Silgan, Containers, Plastics, and S&H, Inc. ("S&H"), a company wholly-owned by Messr. Silver, the Chairman and Co-Chief Executive Officer and Messr. Horrigan, the President and Co-Chief Executive Officer, of Holdings and Silgan, S&H provides Holdings, Silgan and its subsidiaries with general management, supervision and administrative services. In consideration for its services, S&H receives a fee of 4.95% (of which 0.45% is payable to MS & Co.) of Holdings' consolidated earnings before depreciation, amortization, interest and taxes ("EBDIT") until EBDIT has reached the Scheduled Amount set forth in the Management Agreements and 3.3% (of which 0.3% is payable to MS & Co.) after EBDIT has exceeded the Scheduled Amount up to the Maximum Amount as set forth in the Management Agreements, plus reimbursement for all related out-of-pocket expenses. The total amount incurred under the Management Agreements was $5.4 million in 1995, $5.0 million in 1994, and $4.4 million in 1993 and was allocated, based upon EBDIT, as a charge to operating income of each business segment. Included in accounts payable at December 31, 1995 and 1994, was $0.1 million payable to S&H.

Under the terms of the Management Agreements, the Company has agreed, subject to certain exceptions, to indemnify S&H and any of its affiliates, officers, directors, employees, subcontractors, consultants or controlling persons against any loss or damage they may sustain arising in connection with the Management Agreements.

In connection with the refinancings and bank credit agreements entered into during 1995 and 1993, the banks thereunder (including Bankers Trust Company) received fees totaling $17.2 million in 1995 and $8.1 million in 1993.

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


18.     Litigation

In connection with the acquisition by Holdings of Silgan as of June 30, 1989 (the "Merger"), a decision was rendered in 1995 by the Delaware Court of Chancery with respect to appraisal proceedings filed by certain former stockholders of 400,000 shares of stock of Silgan. Pursuant to that decision, these former holders were awarded $5.94 per share, plus simple interest at a rate of 9.5%. This award was less than the amount, $6.50 per share, that these former holders would have received in the Merger. The right of these former holders to appeal the Chancery Court's decision has expired, and the Company has tendered payment of $3.8 million to these former holders. In 1994, prior to the trial for appraisal, the Company and the former holders of an additional 650,000 shares of stock of Silgan agreed to a settlement in respect of their appraisal rights, and the Company made a payment of $6.9 million, including interest, in respect of the settlement.

With respect to a complaint filed by limited partners of The Morgan Stanley Leveraged Equity Fund, L.P. against a number of defendants, including Silgan and Holdings, all claims against Silgan and Holdings related to this action were dismissed on January 14, 1993. The plaintiff's time to appeal the dismissal of the claims against Holdings and Silgan expired following the dismissal of the claims against certain other defendants in June 1995.

Other than the actions mentioned above, there are no other pending legal proceedings to which the Company is a party or to which any of its properties are subject which would have a material effect on the Company's financial position.

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


20.     Business Segment Information

The Company is engaged in the packaging industry and operates principally in two business segments. Both segments operate in North America. There are no intersegment sales. Presented below is a tabulation of business segment information for each of the past three years (in millions):

                            Net    Oper. Identifiable  Dep. &    Capital
                           Sales  Profit    Assets     Amort.    Expend.
1995
Metal container
  & specialty(1)        $  882.3   $72.9(2) $736.7     $31.6     $32.5
Plastic container          219.6    13.2     159.4      13.8      19.4
  Consolidated          $1,101.9   $86.1    $896.1     $45.4     $51.9

1994
Metal container
  & specialty(1)          $657.1   $67.0(3) $335.3     $23.1     $16.9
Plastic container          204.3     9.4(3)  162.8      14.1      12.3
  Consolidated          $  861.4   $76.4    $498.1     $37.2     $29.2

1993
Metal container
  & specialty(1)          $459.2   $42.3    $324.5     $17.3     $25.3
Plastic container          186.3     0.6     165.9      16.5      17.2
  Consolidated          $  645.5   $42.9    $490.4     $33.8     $42.5


(1)Specialty packaging sales include closures, plastic bowls, and paper containers used by processors and packagers in the food industry and are not significant enough to be reported as a separate segment.

(2)Excludes charge for reduction in carrying value of assets of $14.7 million for the metal container segment.

(3)Excludes charges for reduction in carrying value of assets of $7.2 million for the metal container segment and $9.5 million for the plastic container segment, respectively.

                           SILGAN HOLDINGS INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1994 AND 1993


20.     Business Segment Information  (continued)

Operating profit is reconciled to income before tax as follows (in millions):

                                        1995      1994      1993
     Operating profit                 $ 86.1    $ 76.4    $ 42.9
     Reduction in carrying
       value of assets                  14.7      16.7       -
     Interest expense                   80.7      65.8      54.3
     Corporate                           1.5       1.3       1.1
       Loss before income taxes       $(10.8)   $ (7.4)   $(12.5)

Identifiable  assets  are  reconciled  to  total  assets  as  follows   (in
millions):

                                        1995      1994      1993
     Identifiable assets              $896.1    $498.1    $490.4
     Corporate assets                    3.9       6.2       7.2
        Total assets                  $900.0    $504.3    $497.6

Metal container and other segment sales to Nestle Food Company accounted for 21.4%, 25.9% and 34.1%, of net sales of the Company during the years ended December 31, 1995, 1994 and 1993, respectively. Similarly, sales to Del Monte accounted for 14.5% and 21.4% of net sales of the Company during the years ended December 31, 1995 and 1994, respectively.

                           SILGAN HOLDINGS INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                               (Unaudited)
                          (Dollars in thousands)

                                                     March 31, March 31,
                                                       1996       1995

ASSETS
Current assets:
  Cash and cash equivalents                          $  5,991  $  1,352
  Accounts receivable, net                             98,177    75,205
  Inventories                                         254,092   148,501
  Prepaid expenses and other current
   assets                                              10,957     5,225
     Total current assets                             369,217   230,283


Property, plant and equipment, net                    491,177   251,832
Goodwill, net                                          53,204    29,699
Other assets                                           29,156    22,675
                                                     $942,754  $534,489


LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable                             $113,674  $ 50,416
  Accrued payroll and related costs                    40,613    28,207
  Accrued interest payable                              8,340     5,713
  Other accrued expenses                               38,903    25,136
  Bank working capital loans                           60,150    15,200
  Current portion of long-term debt                    27,192    19,514
     Total current liabilities                        288,872   144,186

Long-term debt                                        757,501   518,280
Deferred income taxes                                   6,836     7,060
Other long-term liabilities                            69,206    24,381


Deficiency in stockholders' equity:
  Common stock                                             12        12
  Additional paid-in capital                           33,606    33,606
  Accumulated deficit                                (213,279) (193,036)
    Total deficiency in stockholders'
     equity                                          (179,661) (159,418)
                                                      $942,754 $534,489


                         See accompanying notes.

                           SILGAN HOLDINGS INC.
             CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                               (Unaudited)
                          (Dollars in thousands)


                                                      Three Months Ended

                                                     March 31, March 31,
                                                       1996       1995

Net sales                                            $279,860  $203,264

Cost of goods sold                                    243,314   174,265

  Gross profit                                         36,546    28,999

Selling, general and administrative expenses           12,830    10,168

  Income from operations                               23,716    18,831

Interest expense and other related
    financing costs                                    22,573    17,251

  Income before income taxes                            1,143     1,580

Income tax provision                                    1,000     3,000

  Net income (loss)                                  $    143  $ (1,420)










                         See accompanying notes.

                           SILGAN HOLDINGS INC.
             CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (Unaudited)
                          (Dollars in thousands)
                                                       Three Months Ended

                                                       March 31, March 31,
                                                          1996      1995

Cash flows from operating activities:
  Net income (loss)                                     $   143   $(1,420)
  Adjustments to reconcile net income (loss) to
       net cash (used) provided by operating activities:
     Depreciation                                        14,589     8,333
     Amortization                                         1,958     1,766
     Accretion of discount on discount debentures         6,628     7,517
     Changes in assets and liabilities:
       Decrease (increase) in accounts receivable        11,713   (10,025)
       (Increase) in inventories                        (43,621)  (26,072)
       (Decrease) increase in trade accounts payable    (24,521)   13,571
       Other, net                                         1,961     9,995
          Total adjustments                             (31,293)    5,085
     Net cash (used) provided by operating activities   (31,150)    3,665

Cash flows from investing activities:
  Capital expenditures                                  (18,558)   (8,359)
  Proceeds from sale of assets                            1,495     3,218
     Net cash used in investing activities              (17,063)   (5,141)

Cash flows from financing activities:
  Borrowings under working capital loans                210,350    89,710
  Repayments under working capital loans               (157,300)  (87,110)
  Repayment of term loans                                  (948)   (2,454)
     Net cash provided by financing activities           52,102       146

Net increase in cash and cash equivalents                 3,889    (1,330)
Cash and cash equivalents at beginning of year            2,102     2,682
Cash and cash equivalents at end of period             $  5,991  $  1,352


Supplementary data:
  Interest paid                                        $ 10,864  $  4,304
  Income taxes paid                                         214     2,648



                         See accompanying notes.

                           SILGAN HOLDINGS INC.
           NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             (Information at March 31, 1996 and 1995 and for
                the three months then ended is unaudited)


1.  Basis of Presentation

The accompanying condensed unaudited consolidated financial statements of Silgan Holdings Inc. ("Holdings" or the "Company") have been prepared in accordance with Rule 10-01 of Regulation S-X and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles. All adjustments of a normal recurring nature have been made, including appropriate estimates for reserves and provisions which are normally determined or settled at year end. In the opinion of the Company, however, the accompanying financial statements contain all adjustments (consisting solely of a normal recurring nature) necessary to present fairly Holdings' financial position as of March 31, 1996 and 1995, the results of operations for the three months ended March 31, 1996 and 1995, and the statements of cash flows for the three months ended March 31, 1996 and 1995.

While the Company believes that the disclosures presented are adequate to make the information not misleading, it is suggested that these financial statements be read in conjunction with the financial statements and notes included in Holdings' Annual Report on Form 10-K for the year ended December 31, 1995.

The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long- lived Assets to be Disposed of" in the first quarter of 1996. Under SFAS No. 121, impairment losses will be recognized when events or changes in circumstances indicate that the undiscounted cash flows generated by the assets are less than the carrying value of such assets. Impairment losses are then measured by comparing the fair value of assets to their carrying amount. There were no impairment losses recognized during the first quarter of 1996 as a result of the adoption of SFAS NO. 121.

                           SILGAN HOLDINGS INC.
           NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           (Information at March 31, 1996 and 1995 and for the three months then ended is unaudited)


1.  Basis of Presentation (continued)

The Company also adopted SFAS No. 123, "Accounting for Stock-Based Compensation" for 1996. Under SFAS No. 123, compensation expense for all stock-based compensation plans would be recognized based on the fair value of the options at the date of grant using an option pricing model. As permitted under SFAS No. 123, the Company may either adopt the new pronouncement or follow the current accounting methods as prescribed under APB No. 25. The Company has not elected to adopt SFAS No. 123 and continues to recognize compensation expense in accordance with APB No. 25.



2.  Inventories

Inventories consisted of the following (dollars in thousands):

                                        March 31,  March 31,
                                           1996      1995

  Raw materials                         $ 44,771   $ 31,063
  Work-in-process                         21,638     24,890
  Finished goods                         178,863     96,462
  Spare parts and other                    7,823      1,383
                                         253,095    153,798
  Adjustment to value inventory
    at cost on the LIFO Method               997     (5,297)
                                        $254,092   $148,501

                           SILGAN HOLDINGS INC.
           NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           (Information at March 31, 1996 and 1995 and for the three months then ended is unaudited)


3.   Acquisitions

Set forth below is the Company's summary unaudited pro forma results of operations for the three months ended March 31, 1995. The unaudited pro forma results of operations of the Company for the three months ended March 31, 1995 include the historical results of the Company and the Food Metal & Specialty business of American National Can ("AN Can") for such period and give effect to certain pro forma adjustments. The pro forma adjustments made to the historical results of operations for March 31, 1995 reflect the effect of purchase accounting adjustments based upon preliminary appraisals and valuations, the financing of the acquisition by the Company, the refinancing of the Company's debt obligations, and certain other adjustments as if these events had occurred as of the beginning of 1995. The following unaudited pro forma results of operations do not purport to represent what the Company's results of operations would actually have been had the transactions in fact occurred on January 1, 1995, or to project the Company's results of operations for any future period (dollars in thousands):

                                                   Pro forma
                                                   March 31,
                                                      1995

          Net sales                                $311,868
          Income from operations                     27,308
          Income before income taxes                  4,728
          Net income                                  1,078


4.  Subsequent Events

On May 31, 1996, Silgan entered into an amendment to its Credit Agreement pursuant to which certain lenders have agreed to lend to Silgan an additional $125.0 million of B term loans. The Credit Agreement permits Silgan to fund such proceeds to Holdings in order for Holdings to redeem $125.0 million of its Senior Discount Debentures ("Discount Debentures") due 2002. The Company will redeem $125.0 million principal amount of Discount Debentures on July 5, 1996. In addition, the Company redeemed $17.4 million face value of its Discount Debentures on June 15, 1996.

                              SILGAN HOLDINGS INC.
             UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS


                                Introductory Note


         Set forth below is the Company's unaudited pro forma condensed statements of operations for the three months ended March 31, 1996 and the year ended December 31, 1995. The unaudited pro forma results of operations of the Company include the historical results of the Company for such periods and give effect to certain pro forma adjustments.

         The unaudited pro forma condensed statement of operations for the three months ended March 31, 1996 gives effect to (i) the sale of $50 million of Old Preferred Stock pursuant to the Private Offering and the use of such proceeds to purchase the Holdings Class B Stock held by Mellon and to redeem a portion of the Discount Debentures and (ii) the incurrence of $125 million of additional B term loans in July 1996 and $17.4 million of working capital loans in June 1996 under the Silgan Credit Agreement, as recently amended in May 1996, and the use of such proceeds to redeem a portion of the Discount Debentures (collectively, the "Refinancing"), as if such events had occurred as of January 1, 1996.

         The unaudited pro forma condensed statement of operations for the fiscal year ended December 31, 1995 gives effect to (i) the acquisition of AN Can, (ii) proceeds received under the Silgan Credit Agreement which were used to finance the acquisition of AN Can, repay in full amounts owing under the Company's previous credit agreement and the Secured Notes and repurchase $61.7 million principal amount at maturity of Discount Debentures, (iii) the sale of $50 million of Old Preferred Stock pursuant to the Private Offering and the use of such proceeds to purchase the Holdings Class B Stock held by Mellon and to redeem a portion of the Discount Debentures, and (iv) the incurrence of $125 million of additional B term loans in July 1996 and $17.4 million of working capital loans in June 1996 under the Silgan Credit Agreement and the use of such proceeds to redeem a portion of the Discount Debentures, as if such events had occurred as of January 1, 1995. Specifically, pro forma adjustments have been made to reflect manufacturing cost savings resulting from the combination of the Company's and AN Can's manufacturing operations, as well as reduced selling, general and administrative expenditures realized as a result of the integration of sales, administrative and research functions of the Company and AN Can. Depreciation, goodwill amortization, and interest expense (including debt amortization) have also been adjusted for the allocated cost of the acquisition of AN Can, its related financing, and the effects of the Refinancing. As required, the Company has not given pro forma effect to the anticipated benefits it will realize as a result of the planned rationalization of its plant operations. The Company will not begin to realize these benefits until late 1996.

         The unaudited pro forma condensed statements of operations for the three months ended March 31, 1996 and for the fiscal year ended December 31, 1995 assume the Refinancing occurred at the beginning of the periods presented. The amount necessary to purchase the Holdings Class B Stock held by Mellon increased over time. Because the Refinancing did not occur at the beginning of the periods presented and because the Discount Debentures accreted in value, the aggregate principal amount of the Discount Debentures outstanding after the Refinancing will be greater than the aggregate principal amount used to calculate interest expense in the pro forma condensed statements of operations. After the Refinancing is completed, there will be approximately $59.0 million aggregate principal amount of

Discount Debentures that remain outstanding. As a result, actual interest expense of the Company will be greater than the interest expense reflected in the pro forma condensed statements of operations.

         The pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable. The purchase price allocation will be finalized within one year of the closing of the acquisition of AN Can and may differ from that used for the pro forma data. Differences between the actual and preliminary valuations, actuarially computed employee benefit costs and costs associated with plant rationalizations and other matters may cause adjustments to the AN Can purchase price allocation. The pro forma financial data do not purport to represent what the Company's financial position or results of operations would actually have been had such transactions been completed at the beginning of the periods presented, or to project the Company's financial position or results of operations at any future date or for any future period.



                              SILGAN HOLDINGS INC.
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 1996

                             (Dollars in thousands)



                                                                                            Pro Forma
                                                                                           Adjustments
                                                                                             for the
                                                                           Historical      Refinancing         Pro Forma
                                                                           ----------      -----------         ---------
Net sales..........................................................         $279,860           --              $279,860

Cost of goods sold.................................................          243,314           --               243,314
                                                                            --------       ----------          --------

     Gross profit..................................................           36,546           --                36,546

Selling, general and administrative expenses.......................           12,830           --                12,830
                                                                            --------       ----------          --------

     Income from operations........................................           23,716           --                23,716

Interest expense and other related financing costs (a).............           22,573           (2,017)           20,556
                                                                            --------       ----------          --------

     Income before income taxes....................................            1,143            2,017             3,160

Income tax provision...............................................            1,000             (100)(b)           900
                                                                            --------       ----------          --------

     Income before extraordinary item (c)..........................         $    143          $ 2,117          $  2,260
                                                                            ========       ==========          ========






                              SILGAN HOLDINGS INC.
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995

                             (Dollars in thousands)


                                                  Historical                  Pro Forma Adjustments
                                         -----------------------------    -----------------------------
                                                           ANC Food
                                           Silgan           Metal &          AN Can
                                         Holdings Inc.     Specialty      Acquisition      Refinancing       Pro Forma
                                         -------------     ---------      -----------      -----------       ---------
Net sales.............................   $1,101,905        $302,477            --          $    --           $1,404,382

Cost of goods sold....................      970,491         266,156        ( 1,785)(d)          --            1,234,862
                                         ----------        --------       --------         -----------       ----------

     Gross profit.....................      131,414          36,321          1,785                              169,520

Selling, general and administrative
     expenses.........................       46,848          17,982        ( 7,470)(e)                           57,360

Reduction in asset carrying value.....       14,745            --              --               --               14,745
                                         ----------        --------       --------         -----------       ----------

     Income from operations...........       69,821          18,339          9,255              --               97,415

Interest expense and other related
     financing costs(a)...............       80,710           7,476            829             (11,090)          77,925
                                         ----------        --------       --------         -----------       ----------

     Income (loss) before income
         taxes........................      (10,889)         10,863          8,426              11,090           19,490

Income tax provision .................        5,100           4,023        ( 1,923)(b)           2,773(b)         9,973
                                         ----------        --------       --------         -----------       ----------

     Income (loss) before extraordinary
         item (c).....................   $  (15,989)       $  6,840       $ 10,349         $     8,317       $    9,517
                                         ==========        ========       ========         ===========       ==========




                              SILGAN HOLDINGS INC.
         NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1995


(a) Pro forma adjustments made to the historical data as of March 31, 1996 and December 31, 1995 consist of the following:


                                                                          For the three              For the
                                                                          months ended              year ended
                                                                        March 31, 1996<F1>      December 31, 1995<F2>
                                                                        -----------------      --------------------

Historical interest expense.........................................        $22,573                   $80,710

Increase in interest  expense  related to  additional  bank
   borrowings used to finance the acquisition of AN Can at current
   borrowing rates(3)...............................................           --                       9,127

Increase in interest  expense  related to additional  bank
   borrowings of B term loans and working capital loans used to fund the repurchase/redemption  of Discount Debentures at current
   borrowing rates<F3>..............................................          3,108                    17,147

Decrease in interest expense due to the repurchase/
   redemption of a portion of the Discount Debentures<F4>...........         (5,114)                  (28,089)

Net decrease in deferred financing costs related to amortization
   of new indebtedness less retired debt costs......................            (11)                     (970)
                                                                            -------                   -------

Pro forma interest expense..........................................        $20,556                   $77,925
                                                                            =======                   =======

- --------------

<F1>     Pro forma  interest  expense for the three  months ended March 31, 1996 gives effect to (i) the Private Offering and the use of the proceeds to purchase the Holdings Class B Stock held by Mellon and to redeem a portion of the Discount Debentures and (ii) the incurrence of $125.0 million of B term loans in July 1996 and $17.4 million of working capital loans in June 1996 under the Silgan Credit Agreement and the use of such proceeds to redeem a portion of the Discount Debentures, as if such events had occurred as of January 1, 1996.

<F2>     Pro forma interest  expense for the year ended December 31, 1995 gives effect to (i) proceeds received under the Silgan Credit Agreement which were used to finance the acquisition of AN Can, repay in full amounts owing under the Company's previous credit agreement and the Secured Notes, (ii) the Private Offering and the use of the proceeds to purchase the Holdings Class B Stock held by Mellon and to redeem a portion of the Discount Debentures and (iii) the incurrence of $125.0 million of additional B term loans in July 1996 and $75.0 million of working capital loans (including $17.4 million of working capital loans incurred in June 1996) under the Silgan Credit Agreement and the use of such amounts to repurchase or redeem Discount Debentures, as if such events had occurred as of January 1, 1995.

<F3>     For the  computations  above, the assumed interest rates for borrowings under the Silgan Credit Agreement is based upon the three month LIBOR of 5.688% per annum as of July 11, 1996 plus a fixed spread of 2-1/2% per annum for the A term loans and working capital loans and 3% per annum for the B term loans.

<F4>     The adjustment in interest  expense related to the Discount  Debentures has been calculated based upon the redemption of $212.0 million principal amount of Discount Debentures as if such redemption occurred at the beginning of the periods presented with proceeds as follows (in millions):

                  Proceeds from August 1, 1995 bank financing..........  $ 75.0
                  Additional B term loans..............................   125.0
                  Excess proceeds from the Private Offering............    12.0
                                                                         ------
                       Total...........................................  $212.0
                                                                         ======

                              SILGAN HOLDINGS INC.
         NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1995


(b) The income tax provision is comprised of federal, state and foreign income taxes currently payable. The income tax provision for the three months ended March 31, 1996 has been adjusted to reflect the federal income tax benefit realized from the current deduction of the accreted interest on the Discount Debentures redeemed in 1996, and the estimated effect of state income tax applied to the increase in pro forma income before tax. The increase in the income tax provision for the year ended December 31, 1995 results from the application of the federal alternative minimum tax rate and the estimated state tax rate to pro forma income before income taxes. The income tax provision for the year ended December 31, 1995 does not reflect the federal income tax benefit of the deduction of accreted interest on the Discount Debentures redeemed in 1996 since such redemption occurred in the subsequent tax period.

(c) The pro forma consolidated operating data for the three months ended March 31, 1996 and for the year ended December 31, 1995 do not include an extraordinary charge, net of tax, that the Company expects to incur in the third quarter of 1996 of $1.7 million for the write-off of unamortized deferred financing costs related to the early redemption of the Discount Debentures.

(d)       Pro forma  adjustments to cost of good sold reflects  adjustments  for
          (i) increased depreciation charges of $2.282 million from historical amounts based upon the estimated fair values of property, plant and equipment acquired, applying an estimated useful life of 25 years for buildings and 5 to 11 years for machinery and equipment, (ii) increased charge for amortization of goodwill of $0.361 million from the historical amount for the estimated excess of fair value of net assets acquired over a 40-year period, (iii) increased employee benefits costs for pension and post-retirement medical expense of $0.239 million to reflect change to Containers' employee benefit plans, and (iv) decreased manufacturing costs of $4.667 million resulting from the integration of AN Can with Containers' existing can manufacturing operations.

(e) Pro forma adjustments to selling, general and administrative expenses reflects adjustments for (i) increased depreciation charges of $0.074 million from historical amounts for the reasons described in footnote
          (d) above, (ii) increased employee benefits costs for pension and post-retirement medical expense of $0.039 million to reflect change to Containers' employee benefit plans, and (iii) decreased administrative support costs of $7.583 million realized as a result of the integration of Containers' and AN Can's sales, administrative and research functions.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Certificate of Incorporation (as amended) and By-laws of the Company provide for indemnification of officers and directors against costs and expenses incurred in connection with any action or suit to which such person is a party to the fullest extent permitted by the Delaware General Corporation Law.

         See item 22 of this Registration Statement regarding the position of the Securities and Exchange Commission on indemnification for liabilities arising under the Securities Act.

Item 21.  Exhibits and Financial Statement Schedules.

(a) Exhibits:
    --------


    Exhibit
    Number                            Description
    -------                           -----------

      3.1 Restated Certificate of Incorporation of Silgan, as amended (incorporated by reference to Exhibit 3.1 filed with Silgan's Annual Report on Form 10-K for the year ended December 31, 1993, Commission File No. 1-11200).

      3.2 By-laws of Silgan (incorporated by reference to Exhibit 3(ii) filed with Silgan's Registration Statement on Form S-1, dated January 11, 1988, Registration Statement No. 33-18719).

      3.3 Restated Certificate of Incorporation of Holdings (incorporated by reference to Exhibit 1 filed with Holdings' Current Report on Form 8-K, dated August 2, 1996, Commission File No. 33-28409).

      3.4 Certificate of Amendment to the Restated Certificate of Incorporation of Holdings, dated July 19, 1996 (incorporated by reference to Exhibit 2 filed with Holdings' Current Report on Form 8-K, dated August 2, 1996, Commission File No. 33-28409).

      3.5 By-laws of Holdings (incorporated by reference to Exhibit 3.4 filed with Silgan's Registration Statement on Form S-1, dated May 1, 1989, Registration Statement No. 33-28409).

      4.1 Indenture, dated as of June 29, 1992, between Holdings and The Connecticut National Bank, as trustee, with respect to the Discount Debentures (incorporated by reference to Exhibit 1 filed with Holdings' Current Report on Form 8-K dated July 15, 1992, Commission File No. 33-47632).

      4.2 Indenture dated as of June 29, 1992, between Silgan and Shawmut Bank, N.A., as Trustee, with respect to the 11-3/4% Notes (incorporated by reference to Exhibit 1 filed with Silgan's Current Report on Form 8-K dated July 15, 1992, Commission File No. 33-46499).

      4.3 Silgan Holdings Inc. Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 13-1/4% Cumulative Exchangeable Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof (incorporated by reference to Exhibit 3 filed with Holdings' Current Report on Form 8-K dated August 2, 1996, Commission File No. 33-28409).

     *4.4        Indenture dated as of July 22, 1996, between Holdings and Fleet
                 National  Bank,  as  Trustee,   with  respect  to  the  13-1/4%
                 Subordinated Debentures due July 15, 2006.

      4.5 Form of Holdings' 13-1/4% Senior Discount Debentures Due 2002 (incorporated by reference to Exhibit 4.4 filed with Holdings' Annual Report on Form 10-K for the year ended December 31, 1992, Commission File No. 33-28409).

      4.6 Form of Silgan's 11-3/4% Senior Subordinated Notes due 2002 (incorporated by reference to Exhibit 4.5 filed with Holdings' Annual Report on Form 10-K for the year ended December 31, 1992, Commission File No. 33-28409).

      4.7 Form of Holdings' 13-1/4% Cumulative Exchangeable Redeemable Preferred Stock Certificate (the Old Preferred Stock Certificate) (incorporated by reference to Exhibit 4 filed with Holdings's Current Report on Form 8-K dated August 2, 1996, Commission File No. 33-28409).

     *4.8        Form of Holdings' 13-1/4% Subordinated  Debentures due July 15,
                 2006.

      4.9 Registration Rights Agreement, dated July 22, 1996, between Holdings and Morgan Stanley & Co. Incorporated (incorporated by reference to Exhibit 5 filed with Holdings' Current Report on Form 8-K dated August 2, 1996, Commission File No. 33-28409).

     *4.10       Form of Holdings' 13-1/4%  Cumulative  Exchangeable  Redeemable
                 Preferred   Stock   Certificate   (the  New   Preferred   Stock
                 Certificate).

     *4.11       Form of Letter of  Transmittal  with  respect  to the  Exchange
                 Offer.

     *5 Opinion of Winthrop, Stimson, Putnam & Roberts as to the legality of the New Preferred Stock.

     *8 Opinion of Winthrop, Stimson, Putnam & Roberts as to tax matters.

     10.1 Agreement for Purchase and Sale of Assets, dated as of June 18, 1987, between Carnation Company and Canaco Corporation (Containers) (incorporated by reference to Exhibit 2(i) filed with Silgan's Registration Statement on Form S-1, dated January 11, 1988, Registration Statement No. 33-18719).

     10.2 First Amendment to Agreement for Purchase and Sale of Assets, dated as of July 15, 1987, between Carnation Company and Canaco Corporation (Containers) (incorporated by reference to Exhibit 2(ii) filed with Silgan's Registration Statement on Form S-1, dated January 11, 1988, Registration Statement No. 33-18719).

     10.3 Second Amendment to Agreement for Purchase and Sale of Assets, dated as of August 31, 1987, between Carnation Company and Canaco Corporation (Containers) (incorporated by reference to
                 Exhibit 2(iii) filed with Silgan's Registration Statement on Form S-1, dated January 11, 1988, Registration Statement No. 33-18719).

     10.4 Asset Purchase Agreement, dated as of July 29, 1987, between Plastics Corporation (Plastics) and Monsanto Company (incorporated by reference to Exhibit 2(iv) filed with Silgan's Registration Statement on Form S-1, dated January 11, 1988, Registration Statement No. 33-18719).

     10.5 First Amendment to the Asset Purchase Agreement, dated as of July 29, 1987, between Plastics Corporation (Plastics) and Monsanto Company (incorporated by reference to Exhibit 2(v) filed with Silgan's Registration Statement on Form S-1, dated January 11, 1988, Registration Statement No. 33-18719).

     10.6 Agreement for Purchase and Sale of Assets, dated as of September 27, 1988, between Carnation Company and Containers (incorporated by reference to Exhibit 1 filed with Silgan's Current Report on Form 8-K, dated October 17, 1988).

     10.7 Agreement for Sale and Purchase of Containers, dated as of December 3, 1988, between Containers and Dial (incorporated by reference to Exhibit 2 filed with Silgan's Current Report on Form 8-K, dated December 19, 1988).

     10.8 Asset Purchase Agreement, dated as of November 7, 1988, between Containers and Dial (incorporated by reference to Exhibit 1 filed with Silgan's Current Report on Form 8-K, dated December 19, 1988).

     10.9 Amended and Restated Stock Purchase Agreement, dated as of January 1, 1989, among Aim, certain shareholders of Aim, and Silgan (incorporated by reference to Exhibit 1 filed with Silgan's Current Report on Form 8-K, dated March 15, 1989).

     10.10 Assignment and Assumption, dated as of March 1, 1989, between Silgan and InnoPak Plastics Corporation (Plastics) (incorporated by reference to Exhibit 2 filed with Silgan's Current Report on Form 8-K, dated March 15, 1989).

     10.11 Agreement for Purchase and Sale of Assets between Fortune and InnoPak Plastics Corporation (Plastics) dated as of March 1, 1989 (incorporated by reference to Exhibit 1 filed with Silgan's Current Report on Form 8-K, dated April 14, 1989).

     10.12 Amendment to Agreement for Purchase and Sale of Assets, dated as of March 30, 1989, between Fortune and InnoPak Plastics Corporation (Plastics) (incorporated by reference to Exhibit 2 to Silgan's Current Report on Form 8-K, dated April 14, 1989).

     10.13 Assignment and Assumption Agreement, dated as of March 31, 1989, between InnoPak Plastics Corporation (Plastics) and Fortune Acquisition Corporation (incorporated by reference to
                 Exhibit 3 to Silgan's Current Report on Form 8-K, dated April 14, 1989).

     10.14 Agreement for Purchase and Sale of Shares between and among InnoPak Plastics Corporation (Plastics), Gordon Malloch and Jurgen Arnemann and Express, dated as of March 1, 1989 (incorporated by reference to Exhibit 5 to Silgan's Current Report on Form 8-K, dated April 14, 1989).

     10.15 Amendment to Agreement for Purchase and Sale of Shares, dated as of March 31, 1989, among InnoPak Plastics Corporation
                 (Plastics), Express, Gordon Malloch and Jurgen Arnemann (incorporated by reference to Exhibit 6 to Silgan's Current Report on Form 8-K, dated April 14, 1989).

     10.16 Assignment and Assumption Agreement dated as of March 31, 1989, between InnoPak Plastics Corporation (Plastics) and 827598 Ontario Inc. (incorporated by reference to Exhibit 7 to Silgan's Current Report on Form 8-K, dated April 14, 1989).

     10.17 Employment Agreement, dated as of September 14, 1987, between James Beam and Canaco Corporation (Containers) (incorporated by reference to Exhibit 10(vi) filed with Silgan's Registration Statement on Form S-1, dated January 11, 1988, Registration Statement No. 33-18719).

     10.18 Amended and Restated Employment Agreement, dated as of June 18, 1987, between Gerald Wojdon and Canaco Corporation (Containers) (incorporated by reference to Exhibit 10(vii) filed with Silgan's Registration Statement on Form S-1, dated January 11, 1988, Registration Statement No. 33-18719).

     10.19 Employment Agreement, dated as of September 1, 1989, between Silgan, InnoPak Plastics Corporation (Plastics), Russell F. Gervais and Aim (incorporated by reference to Exhibit 5 filed with Silgan's Report on Form 8-K, dated March 15, 1989).

     10.20 Supply Agreement for Gridley, California effective August 31, 1987 (incorporated by reference to Exhibit 10(ix) filed with Silgan's Registration Statement on Form S-1, dated January 11, 1988, Registration Statement No. 33-18719) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.21 Amendment to Supply Agreement for Gridley, California, dated July 1, 1990 (incorporated by reference to Exhibit 10.27 filed with Silgan's Registration Statement on Form S-1, dated March 18, 1992, Registration Statement No. 33-46499) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.22 Supply Agreement for Gustine, California effective August 31, 1987 (incorporated by reference to Exhibit 10(x) filed with Silgan's Registration Statement on Form S-1, dated January 11, 1988, Registration Statement No. 33-18719) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.23 Amendment to Supply Agreement for Gustine, California, dated March 1, 1990 (incorporated by reference to Exhibit 10.29 filed with Silgan's Registration Statement on

                 Form S-1, dated March 18, 1992, Registration Statement No. 33-46499) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.24 Supply Agreement for Hanford, California effective August 31, 1987 (incorporated by reference to Exhibit 10(xi) filed with Silgan's Registration Statement on Form S-1, dated January 11, 1988, Registration Statement No. 33-18719) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.25 Amendment to Supply Agreement for Hanford, California, dated July 1, 1990 (incorporated by reference to Exhibit 10.31 filed with Silgan's Registration Statement on Form S-1, dated March 18, 1992, Registration Statement No. 33-46499) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.26 Supply Agreement for Riverbank, California effective August 31, 1987 (incorporated by reference to Exhibit 10(xii) filed with Silgan's Registration Statement on Form S-1, dated January 11, 1988, Registration Statement No. 33-18719) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.27 Supply Agreement for Woodland, California effective August 31, 1987 (incorporated by reference to Exhibit 10(xiii) filed with Silgan's Registration Statement on Form S-1, dated January 11, 1988, Registration Statement No. 33-18719) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.28 Amendment to Supply Agreement for Woodland, California, dated July 1, 1990 (incorporated by reference to Exhibit 10.34 filed with Silgan's Registration Statement on Form S-1, dated March 18, 1992, Registration Statement No. 33-46499) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.29 Supply Agreement for Morton, Illinois, effective August 31, 1987 (incorporated by reference to Exhibit 10(vii) filed with Silgan's Registration Statement on Form S-1, dated January 11, 1988, Registration Statement No. 33-18719) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.30 Amendment to Supply Agreement for Morton, Illinois, dated July 1, 1990 (incorporated by reference to Exhibit 10.36 filed with Silgan's Registration Statement on Form S-1, dated March 18, 1992, Registration Statement No. 33-46499) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.31 Supply Agreement for Ft. Dodge, Iowa, effective August 31, 1987 (incorporated by reference to Exhibit 10(xiv) filed with Silgan's Registration Statement on Form S-1, dated January 11, 1988, Registration Statement No. 33-18719) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.32 Amendment to Supply Agreement for Ft. Dodge, Iowa, dated March 1, 1990 (incorporated by reference to Exhibit 10.38 filed with Silgan's Registration statement on Form S-1, dated March 18, 1992, Registration Statement No. 33-46499) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.33 Supply Agreement for Maysville, Kentucky, effective August 31, 1987 (incorporated by reference to Exhibit 10(xvi) filed with Silgan's Registration Statement on Form S-1, dated

                 January  11,  1988,   Registration   Statement  No.   33-18719)
                 (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.34 Amendment to Supply Agreement for Maysville, Kentucky, dated March 1, 1990 (incorporated by reference to Exhibit 10.40 filed with Silgan's Registration Statement on Form S-1, dated March 18, 1992, Registration Statement No. 33-46499) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.35 Supply Agreement for St. Joseph, Missouri, effective August 31, 1987 (incorporated by reference to Exhibit 10(xvii) filed with Silgan's Registration Statement on Form S-1, dated January 11, 1988, Registration Statement No. 33-18719) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.36 Amendment to Supply Agreement for St. Joseph, Missouri, dated March 1, 1990 (incorporated by reference to Exhibit 10.42 filed with Silgan's Registration Statement on Form S-1, dated March 18, 1992, Registration Statement No. 33-46499) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.37 Supply Agreement for Trenton, Missouri, effective August 31, 1987 (incorporated by reference to Exhibit 10(xviii) filed with Silgan's Registration Statement on Form S-1, dated January 11, 1988, Registration Statement No. 33-18719) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.38 Amendment to Supply Agreement for Trenton, Missouri, dated March 1, 1990 (incorporated by reference to Exhibit 10.44 filed with Silgan's Registration Statement on Form S-1, dated March 18, 1992, Registration Statement No. 33-46499) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.39 Supply Agreement for South Dayton, New York, effective August 31, 1987 (incorporated by reference to Exhibit 10(xix) filed with Silgan's Registration Statement on Form S-1, dated January 11, 1988, Registration Statement No. 33-18719) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.40 Amendment to Supply Agreement for South Dayton, New York, dated March 1, 1990 (incorporated by reference to Exhibit 10.46 filed with Silgan's Registration Statement on Form S-1, dated March 18, 1992, Registration Statement No. 33-46499) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.41 Supply Agreement for Statesville, North Carolina, effective August 31, 1987 (incorporated by reference to Exhibit 10(xx) filed with Silgan's Registration Statement on Form S-1, dated January 11, 1988, Registration Statement No. 33-18719) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.42 Supply Agreement for Hillsboro, Oregon, effective August 31, 1987 (incorporated by reference to Exhibit 10(xxi) filed with Silgan's Registration Statement on Form S-1, dated January 11, 1988, Registration Statement No. 33-18719) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.43 Amendment to Supply Agreement for Hillsboro, Oregon, dated March 1, 1990 (incorporated by reference to Exhibit 10.49 filed with Silgan's Registration Statement on

                 Form S-1, dated March 18, 1992, Registration Statement No. 33-46499) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.44 Supply Agreement for Moses Lake, Washington, effective August 31, 1987 (incorporated by reference to Exhibit 10(xxii) filed with Silgan's Registration Statement on Form S-1, dated January 11, 1988, Registration Statement No. 33-18719) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.45 Amendment to Supply Agreement for Moses Lake, Washington, dated March 1, 1990 (incorporated by reference to Exhibit 10.51 filed with Silgan's Registration Statement on Form S-1, dated March 18, 1992, Registration Statement No. 33-46499) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.46 Supply Agreement for Jefferson, Wisconsin, effective August 31, 1987 (incorporated by reference to Exhibit 10(xxiii) filed with Silgan's Registration Statement on Form S-1, dated January 11, 1988, Registration Statement No. 33-18719) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.47 Amendment to Supply Agreement for Jefferson, Wisconsin, dated March 1, 1990 (incorporated by reference to Exhibit 10.53 filed with Silgan's Registration Statement on Form S-1, dated March 18, 1992, Registration Statement No. 33-46499) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.48 Supply Agreement for Fort Madison, dated as of December 3, 1988 (incorporated by reference to Exhibit 2 filed with Silgan's Current Report on Form 8-K, dated December 19, 1988).

     10.49 Amendment to Supply Agreements dated November 17, 1989 for Ft. Dodge, Iowa; Hillsboro, Oregon; Jefferson, Wisconsin; St. Joseph, Missouri; and Trenton, Missouri (incorporated by reference to Exhibit 10.49 filed with Silgan's Annual Report on Form 10-K for the year ended December 31, 1989, Commission File No. 33-18719) (Portions of this Exhibit are subject to confidential treatment pursuant to order of the Commission).

     10.50 InnoPak Plastics Corporation (Plastics) Pension Plan for Salaried Employees (incorporated by reference to Exhibit 10.32 filed with Silgan's Annual Report on Form 10-K for the year ended December 31, 1988, Commission File No. 33-18719).

     10.51 Containers Pension Plan for Salaried Employees (incorporated by reference to Exhibit 10.34 filed with Silgan's Annual Report on Form 10-K for the year ended December 31, 1988, Commission File No. 33-18719).

     10.52 Express Guaranty dated as of March 31, 1989 (incorporated by reference to Exhibit 10.66 to Holdings' Registration Statement on Form S-1, dated May 1, 1989, Registration No. 33-28409).

     10.53       Express   Security   Agreement  dated  as  of  March  31,  1989
                 (incorporated  by  reference  to  Exhibit  10.67  to  Holdings'
                 Registration Statement on Form S-1, dated May 1, 1989, Registration No. 33-28409).

     10.54 Canadian Holdco Guaranty dated as of March 31, 1989 (incorporated by reference to Exhibit 10.68 to Holdings'
                 Registration Statement on Form S-1, dated May 1, 1989, Registration No. 33-28409).

     10.55 Canadian Holdco Pledge Agreement dated as of March 31, 1989 (incorporated by reference to Exhibit 10.69 to Holdings'
                 Registration Statement on Form S-1, dated May 1, 1989, Registration No. 33-28409).

     10.56 Canadian Acquisition Co. Guaranty dated as of March 31, 1989 (incorporated by reference to Exhibit 10.70 to Holdings'
                 Registration Statement on Form S-1, dated May 1, 1989, Registration No. 33-28409).

     10.57 Canadian Acquisition Co. Pledge Agreement dated as of March 31, 1989 (incorporated by reference to Exhibit 10.71 to Holdings' Registration Statement on Form S-1, dated May 1, 1989, Registration No. 33-28409).

     10.58 Agreement and Plan of Merger, dated as of April 28, 1989, among Holdings, Acquisition and Silgan (incorporated by reference to Exhibit 2.6 to Holdings' Registration Statement on Form S-1, dated May 1, 1989, Registration No. 33-28409).

     10.59 Lease between Containers and Riverbank Venture dated May 1, 1990 (incorporated by reference to Exhibit 10.99 filed with Silgan's Annual Report on Form 10-K for the year ended December 31, 1989, Commission File No. 33-18719).

     10.60 Loan Agreement between The Iowa Department of Economic Development, City of Iowa City and Iowa City Can Manufacturing Company, dated November 17, 1988 (incorporated by reference to
                 Exhibit 10.100 filed with Silgan's Annual Report on Form 10-K for the year ended December 31, 1989, Commission File No. 33-18719).

     10.61 Promissory Note and Promissory Note Agreement dated November 17, 1988 from Iowa City Can Manufacturing Company to the City of Iowa City (incorporated by reference to Exhibit 10.101 filed with Silgan's Annual Report on Form 10-K for the year ended December 31, 1989, Commission File No. 33-18719).

     10.62 Mortgage between City of Iowa City, Iowa City Can Manufacturing Company and Michael Development dated January 5, 1990 (incorporated by reference to Exhibit 10.102 filed with Silgan's Annual Report on Form 10-K for the year ended December 31, 1989, Commission File No. 33-18719).

     10.63 Containers Master Equipment Lease with Decimus Corporation, dated as of October 11, 1989 (incorporated by reference to Exhibit 10.103 filed with Silgan's Annual Report on Form 10-K for the year ended December 31, 1989, Commission File No. 33-18719).

     10.64 Amended and Restated Tax Allocation Agreement by and among Holdings, Silgan, Containers, InnoPak Plastics Corporation (Plastics), Aim, Fortune, SPHI and Silgan PET dated as of July 13, 1990 (incorporated by reference to Exhibit 10.107 filed with Post-Effective Amendment No. 6 to Silgan's Registration Statement on Form S-1, dated August 20, 1990, Registration Statement No. 33-18719).

     10.65 Sublease Agreement between Amoco and PET Acquisition Corp. (Silgan PET) dated July 24, 1989 (incorporated by reference to
                 Exhibit 10.111 filed with Post-Effective Amendment No. 6 to Silgan's Registration Statement on Form S-1, dated August 20, 1990, Registration Statement No. 33-18719).

     10.66 Lease Agreement between the Trustees of Cabot 95 Trust and Amoco Plastic Products Company dated August 16, 1978 (incorporated by reference to Exhibit 10.112 filed with Post-Effective Amendment No. 6 to Silgan's Registration Statement on Form S-1, dated August 20, 1990, Registration Statement No. 33-18719).

     10.67 Contribution Agreement by and among Messrs. Silver, Horrigan, Rankin and Rodriguez, MSLEF II and BTNY dated as of July 13, 1990 (incorporated by reference to Exhibit 2 filed with Silgan's Current Report on Form 8-K, dated July 1990).

     10.68 Asset Purchase Agreement, dated as of November 1, 1991 by and among Silgan PET, Holdings and Sewell Plastics Inc. (incorporated by reference to Exhibit 1 filed with Silgan's Current Report on Form 8-K, dated December 2, 1991).

     10.69 Inventory and Equipment Purchase Agreement, dated as of November 1, 1991 by and among Silgan PET, Holdings and Sewell Plastics, Inc. (incorporated by reference to Exhibit 2 filed with Silgan's Current Report on Form 8-K, dated December 2,
                 1991).

     10.70 Letter Agreement, dated November 15, 1991, amending the Asset Purchase Agreement dated as of November 1, 1991 by and among Silgan PET, Holdings and Sewell Plastics, Inc. (incorporated by reference to Exhibit 3 to Silgan's Current Report on Form 8-K, dated December 2, 1991).

     10.71 Letter Agreement, dated November 15, 1991, amending the Inventory and Equipment Purchase Agreement dated as of November 1, 1991 by and among Silgan PET, Holdings and Sewell Plastics, Inc. (incorporated by reference to Exhibit 4 filed with Silgan's Current Report on Form 8-K, dated December 2, 1991).

     10.72 Letter Agreement, dated November 31, 1991, amending the Inventory and Equipment Purchase Agreement dated as of November 1, 1991 by and among Silgan PET, Holdings and Sewell Plastics, Inc. (incorporated by reference to Exhibit 5 filed with Silgan's Current Report on Form 8-K, dated December 2, 1991).

     10.73 Containers Deferred Incentive Savings Plan (incorporated by reference to Exhibit 10.144 filed with Silgan's Registration Statement on Form S-1, dated March 18, 1992, Registration Statement No. 33-46499).

     10.74 Amended and Restated Pledge Agreement dated as of June 18, 1992, made by Silgan (incorporated by reference to Exhibit 5 filed with Silgan's Current Report on Form 8-K dated July 15, 1992, Commission File No. 33-46499).

     10.75 Amended and Restated Pledge Agreement dated as of June 18, 1992, made by Containers and Plastics (incorporated by reference to Exhibit 6 filed with Silgan's Current Report on Form 8-K dated July 15, 1992, Commission File No. 33-46499).

     10.76 Amended and Restated Pledge Agreement dated as of June 18, 1992, made by Holdings (incorporated by reference to Exhibit 7 filed with Silgan's Current Report on Form 8-K dated July 15, 1992, Commission File No. 33-46499).

     10.77 Amended and Restated Security Agreement dated as of June 18, 1992, among Plastics, Containers and Bankers Trust (incorporated by reference to Exhibit 8 filed with Silgan's Current Report on Form 8-K dated July 15, 1992, Commission File No. 33-46499).

     10.78 Underwriting Agreement, dated June 22, 1992, between Holdings and Morgan Stanley with respect to the Discount Debentures (incorporated by reference to Exhibit 2 filed with Holdings' Current Report on Form 8-K dated July 15, 1992, Commission File No. 33-47632).

     10.79 Underwriting Agreement, dated June 22, 1992, between Silgan and Morgan Stanley with respect to the 11-3/4% Notes (incorporated by reference to Exhibit 3 filed with Silgan's Current Report on Form 8-K dated July 15, 1992, Commission File No. 33-46499).

     10.80 Silgan Containers Corporation Second Amended and Restated 1989 Stock Option Plan (incorporated by reference to Exhibit 10.100 filed with Post-Effective Amendment No. 2 to the Company's Registration Statement on Form S-1, dated May 11, 1994, Commission File No. 33-46499).

     10.81 Form of Containers Nonstatutory Restricted Stock Option and Stock Appreciation Right Agreement (incorporated by reference to Exhibit 10.120 filed with Holdings' Annual Report on Form 10-K for the year ended December 31, 1992, Commission File No. 33-28409).

     10.82       Silgan   Plastics    Corporation   1994   Stock   Option   Plan
                 (incorporated by reference to Exhibit 10.102 filed with Post-Effective Amendment No. 2 to the Company's Registration Statement on Form S-1, dated May 11, 1994, Commission File No. 33-46499).

     10.83 Form of Plastics Nonstatutory Restricted Stock Option and Stock Appreciation Right Agreement (incorporated by reference to
                 Exhibit 10.103 filed with Post-Effective Amendment No. 2 to the Company's Registration Statement on Form S-1, dated May 11, 1994, Commission File No. 33-46499).

     10.84 Silgan Holdings Inc. Third Amended and Restated 1989 Stock Option Plan (incorporated by reference to Exhibit 10.84 filed with Holdings' Annual Report on Form 10-K for the year ended December 31, 1995, Commission File No. 33-28409).

     10.85 Form of Holdings Nonstatutory Restricted Stock Option and Stock Appreciation Right Agreement (incorporated by reference to
                 Exhibit 10.124 filed with Holdings' Annual Report on Form 10-K for the year ended December 31, 1992, Commission File No. 33-28409).

     10.86 Purchase Agreement, dated as of September 3, 1993, between Containers and Del Monte (incorporated by reference to Exhibit 1 filed with Holdings' Current Report on Form 8-K, dated January 5, 1994, Commission File No. 33-28409).

     10.87 Amendment to Purchase Agreement, dated as of December 10, 1993, between Containers and Del Monte (incorporated by reference to Exhibit 2 filed with Holdings' Current Report on Form 8-K, dated January 5, 1994, Commission File No. 33-28409).

     10.88 Amended and Restated Organization Agreement, dated as of December 21, 1993, among R. Philip Silver, D. Greg Horrigan, MSLEF II, BTNY, First Plaza and Holdings (incorporated by reference to Exhibit 2 filed with Holdings' Current Report on Form 8-K, dated March 25, 1994, Commission File No. 33-28409).

     10.89 Stockholders Agreement, dated as of December 21, 1993, among R. Philip Silver, D. Greg Horrigan, MSLEF II, BTNY, First Plaza and Holdings (incorporated by reference to Exhibit 3 filed with Holdings' Current Report on Form 8-K, dated March 25, 1994, Commission File No. 33-28409).

     10.90 Amended and Restated Management Services Agreement, dated as of December 21, 1993, between S&H and Holdings (incorporated by reference to Exhibit 4 filed with Holdings' Current Report on Form 8-K, dated March 25, 1994, Commission File No. 33-28409).

     10.91 Amended and Restated Management Services Agreement, dated as of December 21, 1993, between S&H and Silgan (incorporated by reference to Exhibit 5 filed with Holdings' Current Report on Form 8-K, dated March 25, 1994, Commission File No. 33-28409).

     10.92 Amended and Restated Management Services Agreement, dated as of December 21, 1993, between S&H and Containers (incorporated by reference to Exhibit 6 filed with Holdings' Current Report on Form 8-K, dated March 25, 1994, Commission File No. 33-28409).

     10.93 Amended and Restated Management Services Agreement, dated as of December 21, 1993, between S&H and Plastics (incorporated by reference to Exhibit 7 filed with Holdings' Current Report on Form 8-K, dated March 25, 1994, Commission File No. 33-28409).

     10.94 Stock Purchase Agreement, dated as of December 21, 1993, between Holdings and First Plaza (incorporated by reference to Exhibit 8 filed with Holdings' Current Report on Form 8-K, dated March 25, 1994, Commission File No. 33-28409).

     10.95 Supply Agreement, dated as of September 3, 1993, between Containers and Del Monte (incorporated by reference to Exhibit
                 10.118 filed with Silgan's Annual Report on Form 10-K for the year ended December 31, 1993, Commission File No. 1-11200). (Portions of this Exhibit are subject to an application for confidential treatment filed with the Commission.)

     10.96 Amendment to Supply Agreement, dated as of December 21, 1993, between Containers and Del Monte (incorporated by reference to Exhibit 10.119 filed with Silgan's Annual Report on Form 10-K for the year ended December 31, 1993, Commission File No. 1-11200). (Portions of this Exhibit are subject to an application for confidential treatment filed with the Commission.)

     10.97 Credit Agreement, dated as of August 1, 1995, among Silgan, Containers, Plastics, the lenders from time to time party thereto, Bankers Trust Company, as Administrative Agent and as a Co-Arranger, and Bank of America Illinois, as Documentation Agent and as a

                 Co-Arranger (incorporated by reference to Exhibit 2 filed with Holdings' Current Report on Form 8-K, dated August 14, 1995, Commission File No. 33-28409).

     10.98 Amended and Restated Holdings Guaranty, dated as of August 1, 1995, made by Holdings (incorporated by reference to Exhibit 4 filed with Holdings' Current Report on Form 8-K, dated August 14, 1995, Commission File No. 33-28409).

     10.99 Amended and Restated Borrowers Guaranty, dated as of August 1, 1995, made by Silgan, Containers, Plastics, California-
                 Washington Can Corporation and SCCW Can Corporation (incorporated by reference to Exhibit 3 filed with Holdings' Current Report on Form 8-K, dated August 14, 1995, Commission File No. 33-28409).

     10.100 Asset Purchase Agreement, dated as of June 2, 1995, between ANC and Containers (incorporated by reference to Exhibit 1 filed with Holdings' Current Report on Form 8-K, dated August 14, 1995, Commission File No. 33-28409).

     10.101 Placement Agreement between Holdings and Morgan Stanley & Co. Incorporated, dated July 17, 1996 (incorporated by reference to
                 Exhibit 6 filed with Holdings's Current Report on Form 8-K dated August 2, 1996, Commission File No. 33-28409).

     12.1 Computations of Holdings' Ratio of Earnings to Fixed Charges for the three months ended March 31, 1996 and 1995 (incorporated by reference to Exhibit 12.1 filed with Holdings' Post-Effective Amendment No. 7 to Registration Statement on Form S-1, dated May 29, 1996, Registration Statement No. 33-47632).

     12.2 Computations of Holdings' Ratio of Earnings to Fixed Charges for the years ended December 31, 1995, 1994, 1993, 1992 and
                 1991 (incorporated by reference to Exhibit 12.2 filed with Holdings' Post-Effective Amendment No. 7 to Registration
                 Statement on Form S-1, dated May 29, 1996, Registration Statement No. 33-47632).

     21          Subsidiaries  of the Registrant  (incorporated  by reference to
                 Exhibit 21 filed with Holdings' Annual Report on Form 10-K for the year ended December 31, 1995, Commission File No. 33-28409).

   **23.1        Consent of Ernst & Young LLP.

   **23.2        Consent of Price Waterhouse LLP.

    *23.3        Consent of  Winthrop,  Stimson,  Putnam & Roberts  (included in
                 Exhibit 5).

   **24          Power of Attorney (included on signature page).

    *25 Statement of Eligibility of Trustee with respect to the Exchange Debentures.


- -------------------------

      *          To be filed by amendment.
     **          Filed herewith.

(b) Financial Statement Schedules:
    -----------------------------


SILGAN HOLDINGS INC.
     Report of Independent Auditors......................................  S-1

      I.      Condensed Financial Information of Silgan Holdings Inc.:

                  Condensed Balance Sheet at December 31, 1995 and 1994..  S-2

                  Condensed Statement of Operations for the years ended
                       December 31, 1995, 1994 and 1993..................  S-3

                  Condensed Statement of Cash Flows for the years ended
                       December 31, 1995, 1994 and 1993..................  S-4

     II.      Schedules of Valuation and Qualifying Accounts for the
                  years ended December 31, 1995, 1994 and 1993...........  S-5

All other financial statement schedules not listed have been omitted because they are not applicable, or not required, or because the required information is included in the consolidated financial statements or notes thereto.

Item 22.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To  include  any  material   information   with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES



             Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on August 12, 1996.

                                       SILGAN HOLDINGS INC.



                                       By /s/ R. Philip Silver
                                          _________________________
                                          R. Philip Silver
                                          Chairman of the Board and
                                          Co-Chief Executive Officer



                                POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints R. Philip Silver, D. Greg Horrigan and Robert H. Niehaus, and each or any of them, his true and lawful attorney-in-fact and to act for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                            Title                           Date
- ---------                            -----                           ----


/s/ R. Philip Silver         Chairman of the Board and
________________________     Co-Chief Executive Officer
(R. Philip Silver)          (Principal Executive Officer)       August 12, 1996


/s/ D. Greg Horrigan        President, Co-Chief Executive
________________________        Officer and Director            August 12, 1996
(D. Greg Horrigan)

Signature                            Title                           Date
- ---------                            -----                           ----


/s/ James S. Hoch                   Director                    August 12, 1996
________________________
(James S. Hoch)


/s/ Robert H. Niehaus               Director                    August 12, 1996
________________________
(Robert H. Niehaus)


/s/ Harley Rankin, Jr.      Executive Vice President, Chief
________________________    Financial Officer and Treasurer
(Harley Rankin, Jr.)         (Principal Financial Officer)      August 12, 1996


/s/ Harold J. Rodriguez, Jr.  Vice President, Controller and
________________________          Assistant Treasurer
(Harold J. Rodriguez, Jr.)    (Principal Accounting Officer)    August 12, 1996

REPORT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
Silgan Holdings Inc.


     We have audited the accompanying consolidated financial statements of Silgan Holdings Inc. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, and have issued our report thereon dated March 8, 1996 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in Item 21(b) of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

     In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.




                                   Ernst & Young LLP

Stamford, Connecticut
March 8, 1996

                                                                 SCHEDULE I


          CONDENSED FINANCIAL INFORMATION OF SILGAN HOLDINGS INC.
                         CONDENSED BALANCE SHEETS
                        December 31, 1995 and 1994
                          (Dollars in thousands)


ASSETS
                                                   1995        1994
Current assets:
   Cash and cash equivalents                    $    10     $    17
   Other current assets                              70         -
     Total current assets                            80          17

Investment in and other amounts due
   from subsidiary                               76,636      69,526
Notes receivable-subsidiary                       1,489       1,489
Debt issuance costs                               3,418       5,372
                                                $81,623     $76,404

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY

Current liabilities:
   Accrued expenses                            $    393    $  4,963
   Amount payable to subsidiary                  59,771       1,244
      Total current liabilities                  60,164       6,207

Discount debentures                             201,263     228,195

Deficiency in stockholders' equity:
   Common stock                                      12          12
   Additional paid-in capital                    33,606      33,606
   Accumulated deficit                         (213,422)   (191,616)
      Total deficiency in stockholders'
      equity                                   (179,804)   (157,998)
                                               $ 81,623    $ 76,404



  See Notes to Consolidated Financial Statements for Silgan Holdings Inc.
                  appearing elsewhere in this Registration Statement.

                                                                 SCHEDULE I


          CONDENSED FINANCIAL INFORMATION OF SILGAN HOLDINGS INC.
                    CONDENSED STATEMENTS OF OPERATIONS
           For the years ended December 31, 1995, 1994 and 1993
                          (Dollars in thousands)


                                              1995      1994     1993

Net sales                                 $    -     $   -     $   -

Cost of goods sold                             -         -         -

  Gross profit                                 -         -         -

Selling, general and administrative
  expenses                                   1,113       837       674

  Loss from operations                      (1,113)     (837)     (674)

Equity in earnings of consolidated
  subsidiaries                               6,806    12,053    (2,547)

Interest expense and other related
  financing costs                          (28,248)  (29,647)  (26,339)

Interest income                                -         -           2

  Loss before income taxes                 (22,555)  (18,431)  (29,558)

Income tax benefit                           4,100     5,400     7,575

  Loss before extraordinary charges        (18,455)  (13,031)  (21,983)

Extraordinary charges relating to
  early extinguishment of debt              (3,351)      -         -

  Net loss                                $(21,806) $(13,031) $(21,983)



  See Notes to Consolidated Financial Statements for Silgan Holdings Inc.
                  appearing elsewhere in this Registration Statement.

                                                                 SCHEDULE I


          CONDENSED FINANCIAL INFORMATION OF SILGAN HOLDINGS INC.
                    CONDENSED STATEMENTS OF CASH FLOWS
           For the years ended December 31, 1995, 1994 and 1993
                          (Dollars in thousands)


                                              1995      1994      1993

Cash flows from operating activities:      $    (7)  $    (2)  $  (196)

Cash flows from investing activities:
   Investment in subsidiary                    -         -     (15,000)
Cash dividend received from subsidiary       3,795     6,911
      Net cash provided (used) by
        investing activities                 3,795     6,911   (15,000)

Cash flows from financing activities:
   Advance from subsidiary                  57,596       -         -
   Proceeds from issuance of common stock      -         -      15,000
   Repayment of long-term debt             (57,596)      -         -
Payments to former shareholders
      of Silgan                             (3,795)   (6,911)      -
      Net cash provided (used) by
        financing activities                (3,795)   (6,911)   15,000

Net decrease in cash and cash
   equivalents                                  (7)       (2)     (196)

Cash and cash equivalents at
   the beginning of year                        17        19       215

Cash and cash equivalents at
   end of year                             $    10   $    17    $   19



  See Notes to Consolidated Financial Statements for Silgan Holdings Inc.
                  appearing elsewhere in this Registration Statement.

                                                                SCHEDULE II


                            SILGAN HOLDINGS INC.
              SCHEDULES OF VALUATION AND QUALIFYING ACCOUNTS
           For the years ended December 31, 1995, 1994 and 1993
                           (Dollars in thousands)


Column A             Column B         Column C        Column D     Column E
                                      Additions
                                            Charged
                     Balance at Charged to  to other                Balance
                     beginning  costs and   accounts  Deductions   at end of
Description          of period   expenses   describe  describe (1)   period

For the year ended
  December 31, 1993:

  Allowance for
    doubtful accounts
    receivable       $1,643     $   91      $  -      $  650       $1,084


For the year ended
  December 31, 1994:

  Allowance for
    doubtful accounts
    receivable       $1,084     $  621      $   58    $  206      $1,557


For the year ended
  December 31, 1995:

  Allowance for
    doubtful accounts
    receivable       $1,557     $  295     $3,872 (2)  $  881     $4,843



(1) Uncollectible accounts written off, net of recoveries.

(2) Represents allowance for doubtful accounts receivable assumed upon the acquisition of AN Can.

                                INDEX TO EXHIBITS



Exhibit No.                    Exhibit
- -----------                    -------


   23.1           Consent of Ernst & Young LLP.

   23.2           Consent of Price Waterhouse LLP.

   24             Power of Attorney (included on signature page).